As filed with the Securities and Exchange Commission on October 10, 2007
Registration No. 333-146270

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1 TO
Form S-4

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

WesBanco, Inc.
(Exact name of registrant as specified in its charter)

West Virginia	6021	55-0571723
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

One Bank Plaza Wheeling, West Virginia 26003 (304) 234-9000 (Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)	Paul M. Limbert
President and Chief Executive Officer
WesBanco, Inc.
One Bank Plaza
Wheeling, West Virginia 26003
(304) 234-9000
(Name, address, including zip
code, and telephone number, including
area code, of agent for service)

With Copies to:

James C. Gardill, Esq. Phillips, Gardill, Kaiser & Altmeyer, PLLC 61 Fourteenth Street Wheeling, West Virginia 26003 (304) 232-6810	Kristen Larkin Stewart, Esq. Kirkpatrick & Lockhart Preston Gates Ellis LLP Henry W. Oliver Building 535 Smithfield Street Pittsburgh, PA 15222-2312 (412) 355-6500	H. Grant Stephenson, Esq. Porter Wright Morris & Arthur LLP Huntington Center 41 South High Street Columbus, OH 43215-6194 614-227-2000

Approximate date of commencement of the proposed sale of the securities to the public:  As soon as practicable after the effective date of this registration statement.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

MERGER PROPOSAL — YOUR VOTE IS VERY IMPORTANT

The board of directors of WesBanco, Inc., or WesBanco, and the board of directors of Oak Hill Financial, Inc., or Oak Hill, have agreed to a strategic combination of the two companies under the terms of the Agreement and Plan of Merger, dated July 19, 2007, and referred to in this document as the merger agreement by and between WesBanco, WesBanco Bank, Inc., Oak Hill and Oak Hill Banks. At the effective time of the merger, Oak Hill will merge with and into WesBanco and Oak Hill Banks will become a direct, wholly-owned subsidiary of WesBanco. If the merger is completed, we estimate that current WesBanco shareholders will own approximately 77.3% of the combined company on a fully diluted basis, and current Oak Hill shareholders will own approximately 22.7% of the combined company.

If you are a WesBanco shareholder:

•	Your WesBanco shares will be unaffected by the merger and the merger will be tax-free to you.

If you are an Oak Hill shareholder:

•	If the merger is completed, subject to the allocation procedures described in this document, you may elect to receive for each Oak Hill share that you own either (1) $38.00 in cash, without interest; or (2) 1.256 shares of WesBanco common stock. You may elect either of these options for all of your shares of Oak Hill common stock, or you may choose cash for some shares and WesBanco common stock for some shares. The exchange ratio is fixed and will not be adjusted to reflect stock price changes prior to closing of the merger. On July 19, 2007, which was the last full trading day prior to the public announcement of the merger, the closing price of WesBanco (NASDAQ: WSBC) common stock was $29.03, and on October 9, 2007, which was the last practicable trading day prior to the date of this joint proxy statement/prospectus, the closing price of WesBanco common stock was $25.72. Assuming you received only WesBanco common stock for each share of Oak Hill common stock you owned, you would have received an equivalent value of $36.46 on July 19, 2007 and $32.30 on October 9, 2007.

•	Although you may elect whether to receive cash, stock or a combination of cash and stock for your Oak Hill shares, elections will be limited by the requirement that 90% of the total merger consideration will be in the form of WesBanco common stock. As a result, the allocation of cash and WesBanco common stock that you will receive will depend upon the elections of other Oak Hill shareholders. Also, the 1.256 exchange ratio is subject to adjustment in certain situations where the average closing price of WesBanco common stock during a specified period before the effective time of the merger is less than $23.22 per share and WesBanco common stock underperforms an index of financial institution stocks by a specified amount.

•	The merger is intended to be tax-free with respect to WesBanco common shares you receive. If you receive cash in the merger you may have to recognize income or gain for tax purposes.

Whether you are a WesBanco or an Oak Hill shareholder, we need your vote to complete the merger. As of the record date, WesBanco officers and directors owned approximately 1,260,659 shares of WesBanco common stock, or approximately 6.1% of the outstanding shares of WesBanco common stock entitled to be voted at the WesBanco. In addition, certain officers and directors of Oak Hill have entered into voting agreements with WesBanco wherein the officer or director has agreed to vote their Oak Hill shares in favor of the merger. See “Other Material Agreements Relating to the Merger — Voting Agreements.” As of the record date, the shares included in these voting agreements constituted approximately 22.4% of the outstanding shares of Oak Hill. WesBanco will hold a special shareholders meeting on November 16, 2007 to vote on the merger and the related issuance of shares of WesBanco common stock in connection with the merger. Oak Hill will hold a special shareholders meeting to vote on the merger on November 16, 2007.

The WesBanco board of directors unanimously recommends that the WesBanco shareholders vote “FOR” the proposal to adopt the merger agreement and approve the merger and the related issuance of shares of WesBanco common stock in the merger.

The Oak Hill board of directors unanimously recommends that the Oak Hill shareholders vote “FOR” the proposal to adopt the merger agreement and approve the merger.

The obligations of WesBanco and Oak Hill to complete the merger are subject to the satisfaction or waiver of several conditions set forth in the merger agreement. More information about WesBanco, Oak Hill and the merger is contained in this joint proxy statement/prospectus. WesBanco and Oak Hill encourage you to read this entire joint proxy statement/prospectus carefully.

We look forward to the successful combination of WesBanco and Oak Hill.

Paul M. Limbert	John D. Kidd
President and Chief Executive Officer	Chairman
WesBanco, Inc.	Oak Hill Financial, Inc..

You are encouraged to carefully consider the risks described on pages 21 through 23 of this document.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this joint proxy statement/prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities WesBanco is offering through this joint proxy statement/prospectus are not savings or deposit accounts or other obligations of any bank or savings association, and they are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

This joint proxy statement/prospectus is dated October 10, 2007, and is first being mailed to the shareholders of WesBanco and Oak Hill on or about October 12, 2007.

One Bank Plaza, Wheeling, WV 26003

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
To Be Held on November 16, 2007

Notice is hereby given that a special meeting of shareholders of WesBanco, Inc. (“WesBanco”), a West Virginia corporation, will be held in the 7th Floor Board Room of WesBanco’s offices located at One Bank Plaza, Wheeling, West Virginia, 26003, on November 16, 2007, at 1:00 p.m., E.S.T., to consider and vote upon the following matters described in the accompanying joint proxy statement/prospectus:

1. Approval of the issuance of WesBanco common stock, par value $2.0833 per share, in connection with the merger contemplated by the Agreement and Plan of Merger, dated as of July 19, 2007, by and among WesBanco, WesBanco Bank, Inc., a West Virginia banking corporation and a wholly-owned subsidiary of WesBanco, Oak Hill Financial, Inc. (“Oak Hill”), an Ohio corporation and Oak Hill Banks, an Ohio state-chartered bank and a wholly-owned subsidiary of Oak Hill, and adoption of the merger agreement and approval of the related merger of Oak Hill with and into WesBanco as contemplated by the merger agreement.

2. To act on such other matters as may properly come before the special meeting or any adjournment or postponement of the special meeting.

The merger agreement is more completely described in the accompanying joint proxy statement/prospectus, and a copy of the merger agreement is attached as Annex A to the joint proxy statement/prospectus. Please review these materials carefully and consider fully the information set forth therein.

Only holders of record of WesBanco common stock at the close of business on October 8, 2007 will be entitled to notice of, and to vote at, the special meeting and any adjournment or postponement thereof. Approval of the issuance of WesBanco common stock, adoption of the merger agreement and approval of the merger requires the affirmative vote of the holders of at least a majority of the outstanding shares of WesBanco common stock.

The board of directors of WesBanco unanimously recommends that shareholders vote “FOR” the adoption of the merger agreement, and approval of the merger and the related issuance of shares of WesBanco common stock in connection with the merger.

Your vote is important. Whether or not you plan to attend the special meeting, please complete, date, sign and return the enclosed proxy card promptly. This will assure your representation at the special meeting and may avoid the cost of additional communications. This will not prevent you from voting in person at the special meeting. You may revoke your proxy at any time before it is voted by signing and returning a later dated proxy with respect to the same shares, by filing with the Secretary of WesBanco a written revocation bearing a later date, by executing a later dated proxy and delivering it to the Secretary of WesBanco, by submitting a later dated proxy by telephone or the Internet before the vote at the WesBanco special meeting, or by attending and voting in person at the special meeting.

By Order of the Board of Directors

Paul M. Limbert
President and Chief Executive Officer

Wheeling, West Virginia
October 10, 2007

YOUR VOTE IS VERY IMPORTANT

To Vote Your Shares, Please Complete, Date, Sign and Mail the Enclosed Proxy Card or Vote by Telephone or Internet Prior to the Special Meeting, Whether or Not You Plan to Attend the Special Meeting.

14621 State Route 93, Jackson, Ohio 45640

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
To Be Held On November 16, 2007

Notice is hereby given that a special meeting of shareholders of Oak Hill Financial, Inc. (“Oak Hill”), an Ohio corporation, will be held at the Ohio State University Extension South District Office, 17 Standpipe Road, Jackson, Ohio, 45640, on November 16, 2007 at 1:00 p.m., E.S.T., to consider and vote upon the following matters described in the accompanying joint proxy statement/prospectus:

1. Adoption of the Agreement and Plan of Merger, dated as of July 19, 2007, by and among WesBanco, Inc., (“WesBanco”) a West Virginia corporation, WesBanco Bank, Inc., a West Virginia banking corporation and a wholly-owned subsidiary of WesBanco, Oak Hill, and Oak Hill Banks., an Ohio state-chartered bank and a wholly-owned subsidiary of Oak Hill, and approval of the related merger of Oak Hill with and into WesBanco as contemplated by the merger agreement.

2. To act on such other matters as may properly come before the special meeting or any adjournment or postponement of the special meeting.

The merger agreement is more completely described in the accompanying joint proxy statement/prospectus, and a copy of the merger agreement is attached as Annex A to the joint proxy statement/prospectus. Please review these materials carefully and consider fully the information set forth therein.

Only holders of record of Oak Hill common stock at the close of business on October 8, 2007 will be entitled to notice of, and to vote at, the special meeting and any adjournment or postponement thereof. Adoption of the merger agreement and approval of the merger requires the affirmative vote of the holders of at least two-thirds of the outstanding shares of Oak Hill common stock.

The board of directors of Oak Hill unanimously recommends that shareholders vote “FOR” the adoption of the merger agreement and approval of the merger. In addition, certain officers and directors of Oak Hill have entered into voting agreements with WesBanco wherein the officer or director has agreed to vote their Oak Hill shares in favor of the merger. See “Other Material Agreements Relating to the Merger — Voting Agreements.”

Your vote is important. Whether or not you plan to attend the special meeting, please complete, date, sign and return the enclosed proxy card promptly. This will assure your representation at the special meeting and may avoid the cost of additional communications. This will not prevent you from voting in person at the special meeting. You may revoke your proxy at any time before it is voted by signing and returning a later dated proxy with respect to the same shares, by filing with the Secretary of Oak Hill a written revocation bearing a later date, by executing a later dated proxy and delivering it to the Secretary of Oak Hill, by submitting a later dated proxy by telephone or the Internet before the vote at the Oak Hill special meeting, or by attending and voting in person at the special meeting.

By Order of the Board of Directors,

John D. Kidd
Chairman

Jackson, Ohio
October 10, 2007

YOUR VOTE IS VERY IMPORTANT

To Vote Your Shares, Please Complete, Date, Sign and Mail the Enclosed Proxy Card or Vote by Telephone or Internet Prior to the Special Meeting, Whether or Not You Plan to Attend the Special Meeting.

ADDITIONAL INFORMATION

This joint proxy statement/prospectus serves two purposes: it is a proxy statement being used both by the WesBanco, Inc. board of directors and the Oak Hill Financial, Inc. board of directors to solicit proxies for use at their special meetings; it is also the prospectus of WesBanco regarding the issuance of WesBanco common stock to Oak Hill shareholders if the merger is completed. This joint proxy statement/prospectus provides you with detailed information about the proposed merger of Oak Hill into WesBanco. We encourage you to read this entire joint proxy statement/prospectus carefully. WesBanco has filed with the United States Securities and Exchange Commission a registration statement on Form S-4 under the Securities Act of 1933, as amended, and this joint proxy statement/prospectus is the prospectus filed as part of that registration statement. This joint proxy statement/prospectus does not contain all of the information in the registration statement nor does it include the exhibits to the registration statement. Please see “Where You Can Find More Information About WesBanco and Oak Hill” beginning on page 73.

When used in this joint proxy statement/prospectus, the terms “WesBanco” and “Oak Hill” refer to WesBanco, Inc. and Oak Hill Financial, Inc., respectively, and, when the context requires, to WesBanco, Inc. and Oak Hill Financial, Inc. and their respective predecessors and subsidiaries. “We” or “us,” unless the context requires otherwise, refers to both WesBanco and Oak Hill.

This joint proxy statement/prospectus incorporates by reference important business and financial information about WesBanco and Oak Hill that is not included in or delivered with this document. You should refer to “Where You Can Find More Information About WesBanco and Oak Hill” beginning on page 73 for a description of the documents incorporated by reference into this joint proxy statement/prospectus. You can obtain documents related to WesBanco and Oak Hill that are incorporated by reference into this document through the Securities and Exchange Commission’s web site at www.sec.gov, through WesBanco’s website at www.wesbanco.com and through Oak Hill’s website at www.oakf.com. You may also obtain copies of these documents, other than exhibits, unless such exhibits are specifically incorporated by reference into the information that this joint proxy statement/prospectus incorporates, without charge by requesting them in writing or by telephone from the appropriate company:

If you are a WesBanco shareholder:	If you are an Oak Hill shareholder:

WesBanco, Inc.	Oak Hill Financial, Inc.
Attn: Larry G. Johnson, Secretary One Bank Plaza Wheeling, West Virginia 26003 (304) 234-9000	Attn: Dale B. Shafer, Interim Chief Financial Officer, Secretary and Treasurer 14621 State Road 93 Jackson, Ohio 45640 (740) 286-3283

TO OBTAIN TIMELY DELIVERY OF WESBANCO DOCUMENTS, YOU MUST MAKE YOUR REQUEST ON OR BEFORE NOVEMBER 7, 2007	TO OBTAIN TIMELY DELIVERY OF OAK HILL DOCUMENTS, YOU MUST MAKE YOUR REQUEST ON OR BEFORE NOVEMBER 7, 2007

For further information about WesBanco and Oak Hill, please see “Where You Can Find More Information About WesBanco and Oak Hill” beginning on page 73.

You should rely only on the information incorporated by reference into or provided in or with this joint proxy statement/prospectus to vote at your special meeting. We have not authorized anyone to give you different information. You should not assume that the information in this joint proxy statement/prospectus, or in any documents delivered with this joint proxy statement/prospectus, or any supplement, is accurate as of any date other than the date on the front of such documents, and neither the mailing of the joint proxy statement/prospectus to you nor the issuance of WesBanco common stock in connection with the merger shall create any implication to the contrary.

This joint proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction in which or from any person to whom it is not lawful to make any such offer or solicitation in such jurisdiction. Information contained in this document regarding WesBanco has been provided by WesBanco and information contained in this document regarding Oak Hill has been provided by Oak Hill.

i

Annex A — Agreement and Plan of Merger
Annex B — Opinion of Keefe, Bruyette & Woods, Inc.
Annex C — Opinion of Stifel, Nicolaus & Company, Incorporated
Annex D — Section 1701.85 of the Ohio General Corporation Law
Annex E — Form of Voting Agreement

QUESTIONS AND ANSWERS

The following are some questions that you, as a shareholder of WesBanco or Oak Hill, may have regarding the merger and the other matters being considered at the shareholders’ meetings and the answers to those questions. WesBanco and Oak Hill recommend that you read carefully the remainder of this document because the information in this section does not provide all the information that might be important to you with respect to the merger and the other matters being considered at the shareholders’ meetings. Additional important information is also contained in the appendices to, and the documents incorporated by reference into, this document.

Q:	Why are you receiving this document?

A:	WesBanco and Oak Hill have agreed to the combination of Oak Hill with WesBanco under the terms of a merger agreement that is described in this document. A copy of the merger agreement is attached to this document as Annex A. In order to complete the merger, both WesBanco and Oak Hill shareholders must vote to approve these respective proposals:

• WesBanco shareholders must adopt the merger agreement and approve the merger and the related issuance of shares of WesBanco common stock in connection with the merger. Pursuant to the Marketplace Rules of the NASDAQ Stock Market, shareholder approval is required where the issuance may exceed 20% of the outstanding shares of WesBanco common stock prior to the merger.

• Oak Hill shareholders must adopt the merger agreement and approve the merger.

WesBanco and Oak Hill will hold separate shareholders’ meetings to obtain these approvals. This document contains important information about the merger and the meetings of the respective shareholders of WesBanco and Oak Hill, and you should read it carefully. The enclosed voting materials allow you to vote your shares without attending your respective shareholders’ meeting.

Your vote is important. We encourage you to vote as soon as possible.

Q:	Why is your vote important?

A:	First, both WesBanco and Oak Hill, in order to conduct a lawful meeting, must obtain a quorum — the presence in person or proxy of a majority of their outstanding shares. Also, under the West Virginia Business Corporation Act, which applies to WesBanco, the merger agreement and related issuance of shares of WesBanco common stock in connection with the merger must be approved by the holders of a majority of the outstanding shares of WesBanco common stock entitled to vote. Under the Ohio General Corporation Law, which applies to Oak Hill, the merger agreement must be approved by the holders of at least two-thirds of the outstanding shares of Oak Hill common stock entitled to vote. Accordingly, if a WesBanco or Oak Hill shareholder fails to vote, or if a WesBanco or Oak Hill shareholder abstains, that will make it more difficult for WesBanco and Oak Hill to obtain the approval of the merger agreement.

Because approval of the merger of WesBanco and Oak Hill requires the approval of a majority of the outstanding shares of WesBanco and the approval of two-thirds of the outstanding shares of Oak Hill, your failure to vote or your abstention on the merger will have the same effect as a vote against the approval of the merger.

Q:	When and where will the shareholders’ meetings be held?

A:	The WesBanco special meeting will be held in the 7th Floor Board Room of WesBanco’s offices located at One Bank Plaza, Wheeling, West Virginia, 26003, on November 16, 2007, at 1:00 p.m., E.S.T. The Oak Hill special meeting will be held at the Ohio State University Extension South District Office, 17 Standpipe Road, Jackson, Ohio, 45640, on November 16, 2007 at 1:00 p.m., E.S.T.

Q:	How do you vote?

A:	If you are a shareholder of record of WesBanco as of the record date for the WesBanco special meeting or a shareholder of record of Oak Hill as of the record date for the Oak Hill special meeting, you may vote in person by attending your shareholders’ meeting or, to ensure your shares are represented at the meeting, you may vote by:

• accessing the Internet website specified on your proxy card;

• calling the toll-free number specified on your proxy card; or

• signing and returning the enclosed proxy card in the postage-paid envelope provided.

If you hold either WesBanco or Oak Hill shares in the name of a bank or broker, please see the discussion below.

Q:	What happens if you fail to vote or you abstain from voting?

A:	If you are a WesBanco shareholder and fail to vote or vote to abstain with respect to the proposal to adopt the merger agreement and approve the merger and the related issuance of shares of WesBanco common stock in connection with the merger, it will have the same effect as a vote “Against” the proposal.

If you are an Oak Hill shareholder and fail to vote or vote to abstain with respect to the proposal for adoption of the merger agreement and approval of the merger, it will have the same effect as a vote “Against” the proposal.

Q:	Your shares are held in your broker’s name (also known as “street name”). How do you vote those shares?

A:	Copies of this joint proxy statement/prospectus were sent to you by your broker. The broker will request instructions from you as to how you want your shares to be voted, and the broker will vote your shares according to your instructions.

Q:	If your shares are held in “street name” by a broker, won’t your broker vote those shares for you?

A:	Not unless you provide your broker with instructions on how to vote your “street name” shares. Without instructions from you, your broker will not be permitted to vote them, in the case of Oak Hill shareholders, on the adoption of the merger agreement and approval of the merger by Oak Hill shareholders, or, in the case of WesBanco shareholders, on the adoption of the merger agreement and approval of the merger and the related issuance of WesBanco common stock in connection with the merger. You should therefore be sure to provide your broker with instructions on how to vote your shares.

Please check the voting form used by your broker to see if it offers telephone or Internet submission of proxies.

Q:	What if you fail to instruct your broker?

A:	If you hold your shares in “street name” and fail to instruct your broker to vote your shares and the broker submits an unvoted proxy, the resulting broker “non-vote” will be counted toward a quorum at the special meeting, but it will otherwise have the consequences of a vote “Against” adoption of the merger agreement and approval of the merger agreement, and, for WesBanco shareholders, it also will have the consequences of a vote “Against” the issuance of WesBanco common stock in connection with the merger. See “— What happens if you fail to vote or you abstain from voting?”

Q:	What happens if you return your proxy card without indicating how to vote?

A:	If you return your signed proxy card without indicating how to vote on any particular proposal, the WesBanco or Oak Hill stock represented by your proxy will be voted on each proposal presented at your shareholders’ meeting in accordance with the board’s recommendation on that proposal.

Q:	Can you change your vote after you have delivered your proxy card?

A:	Yes. You may change your vote at any time before your proxy is voted at your meeting. You can do this in any of the three following ways:

• by sending a written notice to the corporate secretary of WesBanco or Oak Hill, as appropriate, in time to be received before your shareholders’ meeting stating that you would like to revoke your proxy;

• by completing, signing and dating another proxy card bearing a later date and returning it by mail in time to be received before your special meeting or, if you submitted your proxy through the Internet or by telephone, you can change your vote by submitting a new, valid proxy by proxy card, Internet or telephone, with a later date, in which case your later submitted proxy will be recorded and your earlier proxy revoked; or

• if you are a holder of record, by attending the appropriate special meeting and voting in person.

If your shares are held in an account at a broker or bank, you should contact your broker or bank to change your vote.

Q:	What will Oak Hill shareholders receive as a result of the merger?

A:	At your election, for each share of Oak Hill common stock you own you will receive either:

• $38.00 in cash, without interest, or

• 1.256 shares of WesBanco common stock.

You may elect either of these options for all of your shares of Oak Hill common stock, or you may choose cash for some shares and WesBanco common stock for some shares. Your election is subject to certain limitations and possible adjustment in accordance with the terms of the merger agreement as discussed below. Although you will be able to elect to receive either cash, WesBanco common stock or the combination of cash and WesBanco common stock described above in exchange for your shares of Oak Hill common stock, elections will be limited by the requirement that of the total merger consideration, 90% must be in the form of WesBanco common stock and 10% must be cash. As a result, the form of consideration that you receive will depend in part on the elections of other Oak Hill shareholders. For example, if you elect cash for all or a portion of your Oak Hill shares and more than 10% of Oak Hill’s shareholders elect to receive cash, your election will be prorated and you will receive a combination of cash and stock. A similar result would occur if you elected to receive all WesBanco stock and more than 90% of Oak Hill’s shareholders elected WesBanco common stock — in that case, you also would receive a combination of cash and stock. Also, if you elect a combination of cash and stock, the elections of other Oak Hill shareholders could result in your receiving cash and stock in different proportions than you request. Also, the 1.256 exchange ratio is subject to adjustment in certain situations where the average closing price of WesBanco common stock during a specified period before the effective time of the merger is less than $23.22 per share and WesBanco common stock underperforms an index of financial institution stocks by a specified amount.

Oak Hill shareholders will not receive any fractional shares of WesBanco common stock. Instead, they will receive cash, without interest, for any fractional share of WesBanco common stock they might otherwise have been entitled to receive based on fractional share interest multiplied by $38.00.

Please see page 3 of this joint proxy statement/prospectus for a full description of the all cash, all stock and mixed consideration options and shareholder election procedures.

Q:	What must Oak Hill shareholders do to elect to receive cash, stock or a combination of both?

A:	A form for making an election will be sent to you separately at least thirty (30) calendar days prior to the anticipated effective time of the merger. For your election to be effective, your properly completed election form, along with your Oak Hill stock certificates or an appropriate guarantee of delivery, must be sent to and received by the exchange agent no later than the election deadline specified in the election form. Do not send your stock certificates to Oak Hill, WesBanco or WesBanco’s exchange agent until you receive the transmittal materials with instructions from the exchange agent. If you do not make a timely election you will be deemed to have made no election.

Q:	Will shareholders have dissenters’ or appraisal rights?

A:	WesBanco shareholders will not have any right to dissent from the merger and demand an appraisal of their shares. Oak Hill shareholders may dissent from the merger and demand an appraisal of their shares in accordance with Ohio law. See “The Merger — Dissenter’s Rights” beginning on page 49, and Annex D, which

v

is a copy of §1701.85 of the Ohio General Corporation Law that governs a dissenting shareholder’s demand for payment of the fair cash value of his or her shares.

Q:	What do you need to do now?

A:	After you carefully read and consider the information contained in and incorporated by reference into this document, please respond as soon as possible by completing, signing and dating your proxy card and returning it in the enclosed postage-paid return envelope, or, by submitting your proxy or voting instructions by telephone or through the Internet so that your shares will be represented and voted at your shareholders’ meeting. This will not prevent you from attending and voting in person; however in order to assist us in tabulating the votes at your shareholders’ meeting, we encourage you to vote by proxy even if you do plan to attend your meeting in person.

Q:	Should you send in your Oak Hill stock certificates now?

A:	No. You should not send in your Oak Hill stock certificates until you receive an election form. If you are a WesBanco shareholder, you are not required to take any action with respect to your WesBanco stock certificates.

Q:	Who can help answer any other questions that you might have?

A:	If you want additional copies of this document, or if you want to ask any questions about the merger, you should contact:

If you are a WesBanco shareholder:	If you are an Oak Hill shareholder:

WesBanco, Inc.	Oak Hill Financial, Inc.
Attn: Larry G. Johnson, Secretary	Attn: Dale B. Shafer, Interim Chief Financial Officer
One Bank Plaza	Secretary and Treasurer
Wheeling, West Virginia 26003	14621 State Road 93
(304) 234-9000	Jackson, Ohio 45640
(740) 286-3283

SUMMARY

This summary highlights selected information from this joint proxy statement/prospectus and may not contain all of the information that is important to you. The merger agreement is attached to this joint proxy statement/prospectus as Annex A. To fully understand the merger and for a more complete description of the terms of the merger, you should carefully read this entire document, including the exhibits, and the documents we refer you to under the caption “Where You Can Find More Information About WesBanco and Oak Hill” beginning on page 73.

The Merger (See page 28)

We propose a merger of Oak Hill with and into WesBanco. If the merger is consummated, WesBanco will continue as the surviving corporation. The Articles of Incorporation and Bylaws of WesBanco will continue as the Articles of Incorporation and Bylaws of the surviving corporation until amended or repealed in accordance with applicable law. The officers and directors of WesBanco will continue as the officers and directors of the surviving corporation, except that four of the current directors of Oak Hill will be appointed to the board of directors of WesBanco.

The Companies (See pages 64 and 65)

WesBanco, Inc.
One Bank Plaza
Wheeling, West Virginia 26003
(304) 234-9000

WesBanco, a bank holding company headquartered in Wheeling, West Virginia, offers through its various subsidiaries a full range of financial services including retail banking, corporate banking, personal and corporate trust services, brokerage services, mortgage banking and insurance. WesBanco’s banking subsidiary WesBanco Bank, Inc., operates 78 banking offices in West Virginia, Ohio and Pennsylvania. As of June 30, 2007, WesBanco had approximately $4.0 billion of consolidated total assets, $3.0 billion of deposits and $405.6 million of shareholders’ equity.

Oak Hill Financial, Inc.
14621 State Route 93
Jackson, Ohio 45640
(740) 286-3283

Oak Hill is a bank holding company headquartered in Jackson, Ohio. Oak Hill was incorporated in 1981 under Ohio law for the purpose of becoming the holding company for Oak Hill Banks, an Ohio state-chartered bank that was established in 1902. Oak Hill Banks operates 36 banking offices and one loan office in central and southern Ohio. Through Oak Hill Banks, Oak Hill is engaged in the business of commercial banking and other permissible activities closely related to banking. At June 30, 2007, Oak Hill had total assets of $1.3 billion, total deposits of $958.2 million and shareholders’ equity of $94.8 million.

What Oak Hill Shareholders Will Receive in the Merger (See page 28)

If the merger is completed, for each share of Oak Hill common stock that you own you will receive, at your election, either 1.256 shares of WesBanco common stock or $38.00 in cash, without interest, subject to certain limitations and possible adjustment in accordance with the terms of the merger agreement as discussed below, unless, in each case, you properly perfect your dissenter’s rights under Ohio law. You may elect to exchange your Oak Hill common stock for cash, WesBanco common stock or a combination of both. Instead of fractional shares of WesBanco, you will receive a check for any fractional shares based on a value of $38.00 per whole share of WesBanco common stock. You will not receive separate consideration for the preferred stock purchase rights associated with the Oak Hill common stock issued pursuant to the Oak Hill Rights Agreement dated as of January 23, 1998, as amended, as such purchase rights will expire immediately prior to the effective time of the merger.

The total amount of cash and WesBanco common stock that will be paid to all Oak Hill shareholders in the merger is fixed by a requirement that 90% of the total number of outstanding shares of Oak Hill common stock be exchanged for WesBanco common stock and that 10% of the total number of outstanding shares of Oak Hill common stock be exchanged for cash. Accordingly, your election may be subject to pro-ration, which means that you may not receive all of the consideration in the form that you select. See “The Merger — What Oak Hill Shareholders Will Receive in the Merger” beginning on page 28 for a detailed discussion of the pro-ration procedures that may be used.

The 1.256 exchange ratio is subject to adjustment if certain termination provisions, based on the market price of WesBanco’s common stock, have been triggered and the Oak Hill board of directors elects to terminate the merger agreement. Oak Hill will have a right to terminate the merger agreement if the average closing price of WesBanco common stock during a specified period before the effective time of the merger is less than $23.22 per share and WesBanco common stock underperforms an index of financial institution stocks by a specified amount. However, Oak Hill would not have the right to terminate the merger agreement if WesBanco were to elect to make a compensating adjustment in the exchange ratio. See “The Merger — Termination of the Merger Agreement” beginning on page 59. The exchange ratio is also subject to adjustment if WesBanco completes certain corporate transactions, such as a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other like changes in WesBanco’s capitalization.

Reasons for the Merger and Recommendation to Shareholders (See pages 33 and 40)

WesBanco.  The WesBanco board of directors believes that the terms of the merger agreement and the merger are fair to, and in the best interests of, WesBanco and its shareholders. In reaching its decision, the WesBanco board considered several factors, including the enhancement of shareholder value and the ability of WesBanco to compete in the future financial services industry. The WesBanco board of directors believes that the financial services industry is becoming increasingly competitive, and that the merger will provide WesBanco’s shareholders with substantial benefits. WesBanco’s board of directors believes that the merger is fair to you and in your best interest and unanimously recommends that you vote for the adoption of the merger agreement and approval of the merger and the related issuance of shares of WesBanco common stock in connection with the merger.

Oak Hill.  The Oak Hill board of directors believes that the terms of the merger agreement and the merger are fair to, and in the best interests of, Oak Hill and its shareholders. The Oak Hill board of directors believes that the financial services industry is becoming increasingly competitive, and that the merger will provide Oak Hill’s shareholders with substantial benefits. Oak Hill’s board of directors believes that the merger is fair to you and in your best interest and unanimously recommends that you vote for the adoption of the merger agreement and approval of the merger.

Opinions of Financial Advisors (See pages 34 and 41)

WesBanco.  WesBanco asked its financial advisor, Keefe, Bruyette & Woods, Inc. (“KBW”), for advice on the fairness to WesBanco of the consideration that WesBanco is offering in the merger. KBW rendered a written opinion to the WesBanco board of directors that, as of July 19, 2007, and based upon and subject to the factors and assumptions set forth therein, the merger consideration to be paid by WesBanco pursuant to the merger agreement was fair from a financial point of view to WesBanco. See “The Merger — Opinion of WesBanco’s Financial Advisor” beginning on page 41. This opinion, which is attached to this document as Annex B, sets forth the procedures followed, assumptions made and limitation on the review undertaken by KBW in providing its opinion. Please read this opinion carefully and in its entirety.

Oak Hill.  Stifel, Nicolaus & Company, Incorporated (“Stifel Nicolaus”) delivered its opinion to the Board of Directors (the “Board”) of Oak Hill on July 19, 2007 that, based upon and subject to the factors and assumptions set forth in the opinion, the Merger Consideration (as defined in Stifel Nicolaus’ opinion letter) to be received by the holders of shares of Oak Hill’s common stock (other than dissenting shares and certain other parties as set forth in Stifel Nicolaus’ opinion letter) in the merger pursuant to the merger agreement was fair to such holders, from a financial point of view as of that date.

The full text of the written opinion of Stifel Nicolaus dated July 19, 2007, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex C to this joint proxy statement/prospectus. Stifel Nicolaus has provided an updated opinion as of the date of this joint proxy statement/prospectus. Oak Hill’s shareholders should read the opinion in its entirety. Stifel Nicolaus provided its opinion for the information and assistance of the Board of Oak Hill in connection with the Board’s consideration of the merger. Stifel Nicolaus’ opinion is not a recommendation as to how any Oak Hill shareholder should vote with respect to the merger. See “The Merger — Opinion of Oak Hill’s Financial Advisor” beginning on page 34 for a description of Stifel Nicolaus’ fairness opinion and a summary of the analyses performed by Stifel in connection with its opinion.

How to Choose Stock or Cash for your Oak Hill Shares (See page 30)

If you are an Oak Hill shareholder, you will receive an election form from the exchange agent on which you may elect to receive cash, WesBanco common stock or a combination of stock and cash in exchange for your shares of Oak Hill common stock. You may also make “no election” as to whether you receive cash or WesBanco common stock as payment for your Oak Hill shares. Your choice will be honored to the extent possible, but because of the overall limitations on the number of Oak Hill shares that will be exchanged for cash and the number of Oak Hill shares that will be exchanged for WesBanco common stock, whether you receive the amount of cash and/or stock that you request will depend on what other Oak Hill shareholders elect to receive as consideration for their shares. Therefore, you may not receive exactly the form of consideration that you elect. We make no recommendation as to whether you should elect to receive cash or stock in the merger. You must make your own decision with respect to your election. See “The Merger — Consideration Election Procedures and Exchange of Oak Hill Certificates” beginning on page 30. YOU SHOULD SAVE THIS JOINT PROXY STATEMENT/PROSPECTUS SO YOU MAY CONSULT IT IN MAKING YOUR ELECTION WHEN YOU RECEIVE YOUR ELECTION FORM.

Treatment of Oak Hill Stock Options (See page 31)

Under the merger agreement, holders of options to purchase Oak Hill common stock may select how their options are treated in the merger. Option holders may choose to hold their stock options and have them converted into options to purchase shares of WesBanco common stock at the effective time of the merger or they may choose to have the options terminated and, in exchange, receive cash in an amount equal to the difference between $38.00 and the exercise price of the terminated stock options. See “The Merger — Treatment of Oak Hill Stock Options” beginning on page 31.

Special Meetings (See pages 24 and 26)

WesBanco.  A special meeting of WesBanco’s shareholders will be held in the 7th Floor Board Room of WesBanco’s offices located at One Bank Plaza, Wheeling, West Virginia, 26003, on November 16, 2007, at 1:00 p.m., E.S.T. At the special meeting, WesBanco shareholders will be asked to adopt the merger agreement and approve the merger and the related issuance of shares of WesBanco common stock in connection with the merger.

Oak Hill.  A special meeting of Oak Hill’s shareholders will be held at the Ohio State University Extension South District Office, 17 Standpipe Road, Jackson, Ohio, 45640, on November 16, 2007 at 1:00 p.m., E.S.T. At the special meeting, Oak Hill shareholders will be asked to adopt the merger agreement and approve the merger.

Record Dates; Voting Power (See pages 24 and 26)

WesBanco.  You may vote at the special meeting only if you owned shares of WesBanco common stock at the close of business on October 8, 2007, referred to as the record date. On the record date, there were 20,628,092 shares of WesBanco common stock outstanding. You may cast one vote for each share of WesBanco common stock owned by you on the record date. You can vote your shares by telephone, the Internet or by returning the enclosed proxy by mail, or you may vote in person by appearing at the special meeting. You can change your vote as late as the date of the special meeting either by submitting a later-dated proxy by telephone, the Internet or by mail, that is received prior to the special meeting or by attending the special meeting and voting in person.

Oak Hill.  You may vote at the special meeting only if you owned shares of Oak Hill common stock at the close of business on October 8, 2007, referred to as the record date. On the record date, there were 5,370,704 shares of Oak Hill common stock outstanding. You may cast one vote for each share of Oak Hill common stock owned by you on the record date. You can vote your shares by telephone, the Internet or by returning the enclosed proxy by mail, or you may vote in person by appearing at the special meeting. You can change your vote as late as the date of the special meeting either by submitting a later-dated proxy by telephone, the Internet or by mail, that is received prior to the special meeting or by attending the special meeting and voting in person.

Vote Required (See pages 24 and 26)

WesBanco.  The holders of at least a majority of the outstanding shares of WesBanco must vote in favor of the adoption of the merger agreement and approval of the merger and the related issuance of shares of WesBanco common stock in connection with the merger. As of the record date, the directors and executive officers of WesBanco controlled approximately 6.1% of the outstanding shares of WesBanco common stock entitled to vote at the special meeting.

Oak Hill.  The holders of at least two-thirds of the outstanding shares of Oak Hill must vote in favor of the adoption of the merger agreement and approval of the related merger. As of the record date, the directors and executive officers of Oak Hill controlled approximately 28.4% of the outstanding shares of Oak Hill common stock entitled to vote at the special meeting. In addition, certain officers and directors of Oak Hill have entered into voting agreements with WesBanco wherein the officer or director has agreed to vote their Oak Hill shares in favor of the merger. See “Other Material Agreements Relating to the Merger — Voting Agreements.”

Voting Agreements (See page 63)

In connection with the merger agreement, WesBanco entered into voting agreements with certain Oak Hill directors and officers, consisting of John D. Kidd, D. Bruce Knox, Neil S. Strawser, Donald P. Wood and Evan E. Davis, a director emeritus of Oak Hill. In the voting agreements, each of these shareholders has generally agreed to vote, and granted WesBanco an irrevocable proxy and power of attorney to vote, all of his shares of Oak Hill common stock in favor of the merger. See “Other Material Agreements Relating to the Merger — Voting Agreements.”

Quorum; Abstentions and Broker Non-Votes (See pages 24 and 26)

A quorum must be present to transact business at each of the special meetings. If you submit a properly executed proxy card, even if you abstain from voting, your shares will be counted for purposes of calculating whether a quorum is present at each of the special meetings. A quorum at each special meeting requires the presence, whether in person or by proxy, of a majority of the voting shares issued and outstanding as of the record date and entitled to vote at each special meeting.

Shares held in street name by brokers and other record holders but not voted at each special meeting because such brokers have not received voting instructions from the underlying owners are called broker non-votes. An abstention occurs when a shareholder attends a meeting, either in person or by proxy, but abstains from voting. If no instruction as to how to vote is given (including an instruction to abstain) in an executed, duly returned and not revoked proxy, the proxy will be voted for adoption of the merger agreement and approval of the merger, in the case of the Oak Hill special meeting, and for adoption of the merger agreement and approval of the merger and the related issuance of shares of WesBanco common stock in connection with the merger, in the case of the WesBanco special meeting.

At each special meeting, abstentions and broker non-votes will be counted in determining whether a quorum is present. In addition, abstentions, broker non-votes and a complete failure to vote will have the effect of a vote against adoption of the merger agreement and approval of the merger, in the case of the Oak Hill special meeting, and against adoption of the merger agreement and approval of the merger and the related issuance of shares of WesBanco common stock in connection with the merger, in the case of the WesBanco special meeting.

Oak Hill’s Dissenter’s Rights (See page 49)

Oak Hill shareholders have the right to demand “fair cash value” for their shares of Oak Hill common stock. This means that if they do not vote in favor of the adoption of the merger agreement and approval of the merger, make a written demand to Oak Hill for payment of the fair cash value of their shares and strictly comply with the applicable statutory procedures, they will be entitled to receive a judicial determination of the fair cash value of their Oak Hill shares and to receive payment of this fair cash value, together with an equitable rate of interest. See “The Merger — Dissenter’s Rights” beginning on page 49, and Annex D, which is a copy of § 1701.85 of the Ohio General Corporation Law that governs a dissenting shareholder’s demand for payment of the fair cash value of his or her shares.

Ownership of WesBanco after the Merger

WesBanco will issue a maximum of approximately 6,473,692 shares of its common stock to Oak Hill shareholders in connection with the merger, based on the number of shares of Oak Hill and options to purchase shares of Oak Hill outstanding on the record date, which, assuming that WesBanco issues that maximum number of shares, would constitute approximately 23.9% of the outstanding stock of WesBanco after the merger, based on the number of shares of WesBanco common stock outstanding on October 8, 2007. The shares will be listed for trading on the NASDAQ Global Select Market. WesBanco common stock is traded on the NASDAQ Global Select Market under the symbol “WSBC.”

Material U.S. Federal Income Tax Consequences (See page 51)

The merger is intended to qualify as a “reorganization” under Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Tax Code”). It is a condition to the completion of the merger, unless waived by the parties in writing, that each of WesBanco and Oak Hill receives a legal opinion from their respective tax counsel to the effect that the merger will be treated as a “reorganization” under the Tax Code. If the merger qualifies as a “reorganization,” the tax consequences to a holder of shares of Oak Hill common stock will generally depend on whether such shareholder receives only shares of WesBanco common stock, only cash, or a combination of WesBanco common stock and cash in exchange for its Oak Hill common stock. If the merger does not qualify as a “reorganization,” a holder of Oak Hill common stock generally will be required to recognize gain or loss measured by the difference between the fair market value of the WesBanco common stock plus cash received by such holder in the transaction and the adjusted tax basis in its Oak Hill common stock surrendered in the transaction.

The actual federal income tax consequences of the transaction to you will not be ascertainable at the time you make your election because we will not know to what extent the allocation and pro-ration procedures will apply to your election. You should read the summary under the caption “The Merger — Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 51 for a more complete discussion of the federal income tax consequences of the merger.

The United States federal income tax consequences described above may not apply to all holders of Oak Hill common stock. Your tax consequences will depend on your individual situation. Accordingly, we strongly urge you to consult your own tax advisor concerning all federal, state, local, gift, and foreign tax consequences of the merger that may apply to you.

Certain Differences in the Rights of Shareholders (See page 66)

Oak Hill is an Ohio corporation governed by Ohio law and WesBanco is a West Virginia corporation governed by West Virginia law. Once the merger occurs, Oak Hill shareholders who receive WesBanco common stock in the merger will become shareholders of WesBanco and their rights will be governed by West Virginia law and WesBanco’s corporate governing documents rather than Ohio law and Oak Hill’s governing documents. Because of the differences between the laws of the states of Ohio and West Virginia and the respective corporate governing documents of Oak Hill and WesBanco, Oak Hill’s shareholders’ rights as shareholders will change as a result of the merger. See “Comparative Rights of Shareholders” beginning on page 66.

Conditions to the Merger (See page 58)

Completion of the merger is subject to the satisfaction or waiver of the conditions specified in the merger agreement, including, among others, those listed below:

•	the adoption of the merger agreement and approval of the merger by the shareholders of Oak Hill;

•	the adoption of the merger agreement and the approval of the merger and related issuance of the shares of WesBanco common stock in connection with the merger by the shareholders of WesBanco;

•	the absence of a law or injunction prohibiting the merger;

•	receipt by Oak Hill and WesBanco of all necessary approvals of governmental and regulatory authorities; and

•	the receipt of an opinion from each party’s tax counsel, dated as of the closing date of the merger, to the effect that for federal income tax purposes the merger will be treated as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code.

Termination of the Merger Agreement (See page 59)

The parties can agree to terminate the merger agreement at any time prior to completion of the merger, and either Oak Hill or WesBanco can terminate the merger agreement if, among other reasons, any of the following occurs:

•	the merger agreement is not adopted by the Oak Hill shareholders;

•	the merger agreement is not adopted by the WesBanco shareholders;

•	the merger is not completed by March 31, 2008;

•	a court or other governmental authority permanently prohibits the merger; or

•	the other party breaches or materially fails to comply with any of its representations or warranties or obligations under the merger agreement.

Oak Hill will also have the right to terminate the merger agreement if the average closing price of WesBanco common stock during a specified period before the effective time of the merger is less than $23.22 and WesBanco common stock underperforms an index of financial institutions by fifteen percent, unless WesBanco were to elect to make a compensating adjustment to the exchange ratio. Subject to certain conditions, Oak Hill may also terminate the merger agreement in order to enter into an agreement with respect to an unsolicited proposal that if consummated would be reasonably likely to result in a transaction more favorable to Oak Hill’s shareholders from a financial point of view, provided that Oak Hill pays the termination fee described below.

Termination Fee (See page 62)

The merger agreement provides that in certain circumstances, described more fully beginning on page 62, Oak Hill will be required to pay a termination fee of $6 million to WesBanco.

We May Amend the Terms of the Merger and Waive Rights Under the Merger Agreement (See page 63)

We may jointly amend the terms of the merger agreement, and either party may waive its right to require the other party to adhere to any of those terms, to the extent legally permissible. However, after the approval of the merger agreement by the respective shareholders of WesBanco or Oak Hill, no amendment or waiver that reduces or changes the form of the consideration that will be received by Oak Hill shareholders may be accomplished without the further approval of such shareholders.

Effective Date of the Merger

We expect the merger to be completed as soon as practicable after all regulatory approvals and shareholder approval have been received. We expect this to occur on or about November 30, 2007.

Regulatory Approvals (See page 48)

In addition to your approval, the merger is subject to the approval of the Board of Governors of the Federal Reserve System, which we refer to as the Federal Reserve Board, and the Ohio Division of Financial Institutions. If the Federal Reserve Board approves the merger, the United States Department of Justice has 15 days in which to challenge the approval on antitrust grounds. We cannot complete the merger until after the 15-day waiting period. These governmental authorities may impose conditions for granting approval of the merger.

Oak Hill and WesBanco have filed all required applications for regulatory review and approval and notices in connection with the merger. Neither Oak Hill nor WesBanco can offer any assurance that all necessary approvals will be obtained or the date when any such approvals will be obtained.

Interests of Certain Persons in the Merger (See page 46)

Some of the directors and officers of Oak Hill have financial and other interests in the merger that differ from, or are in addition to, their interests as shareholders of Oak Hill. These interests include:

•	Certain officers of Oak Hill have entered into new employment agreements with WesBanco’s banking subsidiary, which become effective as of the closing of the merger. These agreements provide for the payment of additional payments and benefits to these officers and contain covenants not to compete;

•	Certain officers of Oak Hill participate in Oak Hill’s Key Executive Change in Control Plan. Under this plan and as a result of the merger, these officers will receive lump sum payments of, in aggregate, approximately $1.14 million; and

•	WesBanco has agreed that it will maintain a policy of directors’ and officers’ liability insurance coverage for the benefit of Oak Hill’s directors and officers serving at the effective time of the merger for six years following completion of the merger.

The Oak Hill and WesBanco boards of directors knew about these additional interests, and considered them, when each board adopted the merger agreement. See “The Merger — Interests of Certain Persons in the Merger” beginning on page 46.

Ownership of Common Stock by Directors, Executive Officers and Affiliates (See pages 24 and 26)

WesBanco.  As of the record date, the directors, executive officers and affiliates of WesBanco owned or controlled the vote of 3,033,644 shares of WesBanco common stock constituting approximately 14.7% of the outstanding shares of WesBanco common stock. The holders of at least a majority of the outstanding shares of WesBanco must vote in favor of the merger agreement in order to approve the merger agreement, assuming a quorum is present. See “The Special Meeting of WesBanco Shareholders — Beneficial Ownership of WesBanco Officers, Directors and Affiliates” beginning on page 24.

Oak Hill.  As of the record date, the directors, executive officers and affiliates of Oak Hill owned or controlled the vote of 1,522,849 shares of Oak Hill common stock constituting approximately 28.4% of the outstanding shares of Oak Hill common stock. In addition, certain officers and directors of Oak Hill have entered into voting agreements with WesBanco wherein the officer or director has agreed to vote their Oak Hill shares in favor of the merger. See “Other Material Agreements Relating to the Merger — Voting Agreements.” The holders of at least two-thirds of the outstanding shares of Oak Hill must vote in favor of the merger agreement in order to approve the merger agreement, assuming a quorum is present. See “The Special Meeting of Oak Hill Shareholders — Beneficial Ownership of Oak Hill Officers, Directors and Affiliates” beginning on page 26.

Our Recommendations (See pages 25 and 27)

WesBanco shareholders.  The WesBanco board of directors believes that the merger is fair to WesBanco shareholders and in their best interests. Accordingly, it has unanimously recommended that WesBanco shareholders vote “FOR” adoption of the merger agreement and approval of the merger of Oak Hill and WesBanco and the related issuance of WesBanco common stock pursuant to the merger at the WesBanco special meeting.

Oak Hill shareholders.  The Oak Hill board of directors determined that the merger is fair to Oak Hill shareholders and in their best interests. Accordingly, it has unanimously recommended that Oak Hill shareholders vote “FOR” the proposal to adopt the merger agreement and approve the merger with WesBanco. See “The Merger — Background of the Merger” at page 31. In addition, certain officers and directors of Oak Hill have entered into voting agreements with WesBanco wherein the officer or director has agreed to vote their Oak Hill shares in favor of the merger. See “Other Material Agreements Relating to the Merger — Voting Agreements.”

COMPARATIVE PER SHARE DATA
(Unaudited)

The following tables set forth the basic earnings, diluted earnings, cash dividends and book value per common share data for Oak Hill and WesBanco on a historical basis, on a pro forma combined basis, and on a per equivalent Oak Hill share basis, as of or for the six month period ending June 30, 2007, and as of or for the twelve months ended December 31, 2006.

The pro forma data was derived by combining the historical consolidated financial information of WesBanco and Oak Hill using the purchase method of accounting for business combinations and assumes the transaction is completed as contemplated.

The “Per Equivalent Oak Hill Share” information shows the effect of the merger from the perspective of an owner of Oak Hill common stock. The “Per Equivalent Oak Hill Share” information was computed by multiplying the pro forma information by an exchange ratio of 1.256 so that the per share amounts are equated to the respective amounts for one share of Oak Hill common stock. This represents the WesBanco common stock Oak Hill shareholders will receive for each share of Oak Hill common stock they exchange for WesBanco common stock. The “Per Equivalent Oak Hill Share” information is equated to the value for each share of Oak Hill common stock being acquired. However, under the merger agreement elections will be limited by a requirement that 90% of the total number of outstanding shares of Oak Hill common stock be exchanged for WesBanco common stock. Some shareholders may elect all cash for some or all of their shares equal to $38.00 per share. Oak Hill shareholders may also elect to exchange some of their shares for cash and some of their shares for WesBanco common stock. Therefore, the form of actual consideration Oak Hill shareholders receive will depend in part on the elections of other Oak Hill shareholders. For more information, see “The Merger — What Oak Hill Shareholders Will Receive in the Merger” beginning on page 28.

You should read the information below together with the historical financial statements and related notes and other information included and incorporated by reference in this joint proxy statement/prospectus. The unaudited pro forma combined data below is for illustrative purposes only. The companies may have performed differently had they always been combined. You should not rely on this information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience after the merger, nor should you rely on the six-month information as being indicative of results expected for the entire year or for any future interim period.

	WesBanco	Oak Hill	Pro Forma	Per Equivalent
	Historical	Historical	Combined	Oak Hill Share

Earnings per share for the six months ended June 30, 2007:
Basic	$1.15	$1.23	$1.12	$1.41
Diluted	1.15	1.22	1.12	1.41
Cash dividends per share declared for the six months ended June 30, 2007	0.55	0.42	0.51	0.64
Book value per share as of June 30, 2007	19.54	17.73	21.19	26.61

	WesBanco	Oak Hill	Pro Forma	Per Equivalent
	Historical	Historical	Combined	Oak Hill Share

Earnings per share for the year ended December 31, 2006:
Basic	$1.79	$1.76	$1.72	$2.16
Diluted	1.79	1.74	1.72	2.16
Cash dividends per share declared for the year ended December 31, 2006	1.06	0.79	0.98	1.23
Book value per share as of December 31, 2006	19.39	17.16	20.96	26.33

SHARE INFORMATION AND MARKET PRICES

The following table presents the closing market prices for WesBanco and Oak Hill common stock on July 19, 2007 and October 9, 2007, respectively. July 19, 2007 was the last full trading day prior to the public announcement of the signing of the merger agreement. October 9, 2007 was the last practicable trading day for which information was available prior to the date of this joint proxy statement/prospectus. The table also presents the equivalent price per share of Oak Hill common stock, giving effect to the merger, as of such dates. The equivalent per share price of Oak Hill common stock is determined by multiplying the closing market price per share of WesBanco common stock on each date by the exchange ratio of 1.256.

WesBanco common stock trades on the NASDAQ Global Select Market under the trading symbol “WSBC.” Oak Hill common stock trades on the NASDAQ Global Select Market under the trading symbol “OAKF.” The market prices of shares of WesBanco common stock and Oak Hill common stock fluctuate from day to day. As a result, you should obtain current market quotations to evaluate the merger. These quotations are available from stockbrokers, in major newspapers such as The Wall Street Journal, and on the Internet. The market price of the WesBanco common stock at the effective time of the merger or at the time shareholders of Oak Hill receive certificates evidencing shares of WesBanco common stock may be higher or lower than the market price at the time the merger agreement was executed, at the date of mailing of this joint proxy statement/prospectus or at the time of each special meeting.

			Oak Hill
			Equivalent per
	WesBanco	Oak Hill	Share Price

July 19, 2007	$29.03	$23.30	$36.46
October 9, 2007	$25.72	$32.08	$32.30

The following table shows, for the periods indicated, the high and low sales prices for WesBanco common stock and Oak Hill common stock as reported by the NASDAQ Global Select Market, and the cash dividends declared per share.

	WesBanco Common Stock			Oak Hill Common Stock
	High	Low	Dividend	High	Low	Dividend

2005
First Quarter	$33.33	$25.99	$0.26	$39.11	$33.28	$0.17
Second Quarter	31.50	24.80	0.26	34.00	25.00	0.17
Third Quarter	32.00	27.17	0.26	32.46	28.68	0.17
Fourth Quarter	32.50	25.59	0.26	33.59	28.78	0.19
2006
First Quarter	$32.81	$29.20	$0.265	$33.25	$30.23	$0.19
Second Quarter	32.92	28.03	0.265	30.97	25.00	0.19
Third Quarter	31.16	27.89	0.265	25.90	24.23	0.19
Fourth Quarter	34.00	28.41	0.265	30.05	24.50	0.21
2007
First Quarter	$34.25	$29.84	$0.275	$28.85	$23.38	$0.21
Second Quarter	31.97	29.07	0.275	25.00	21.00	0.21
Third Quarter	30.91	21.03	0.275	34.71	22.15	0.21
Fourth Quarter (through October 9, 2007)	26.43	25.01	—	32.59	30.51	—

As of October 8, 2007, WesBanco had approximately 4,748 shareholders of record and, additionally, approximately 5,028 beneficial owners.

Holders of WesBanco common stock are entitled to receive dividends when, as and if declared by the WesBanco’s board of directors out of funds legally available for dividends. Historically, WesBanco has paid quarterly cash dividends on its common stock, and its board of directors presently intends to continue to pay regular quarterly cash dividends. WesBanco’s ability to pay dividends to its shareholders in the future will depend on its earnings and financial condition, liquidity and capital requirements, the general economic and regulatory climate, its ability to service any equity or debt obligations senior to its common stock, including its outstanding trust preferred securities and accompanying junior subordinated debentures, and other factors deemed relevant by its board of directors. In order to pay dividends to shareholders, WesBanco must receive cash dividends from WesBanco Bank. As a result, WesBanco’s ability to pay future dividends will depend upon the earnings of WesBanco Bank, its financial condition and its need for funds. A discussion of the restrictions on WesBanco’s dividend payments is included in WesBanco’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006. See “Where You Can Find More Information About WesBanco and Oak Hill” beginning on page 73.

As of October 8, 2007, Oak Hill had approximately 650 shareholders of record and, additionally, approximately 1,900 beneficial owners. Holders of Oak Hill common stock are entitled to receive dividends when, as and if declared by the Oak Hill board of directors out of funds legally available for dividends. A discussion of the restrictions on Oak Hill’s dividend payments is included in Oak Hill’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006. See “Where You Can Find More Information About WesBanco and Oak Hill” beginning on page 73.

SELECTED HISTORICAL FINANCIAL DATA OF WESBANCO

The following table sets forth certain historical financial data concerning WesBanco as of or for the six months ended June 30, 2007 and 2006 and as of or for each of the five fiscal years ended December 31, 2006, which is derived from WesBanco’s consolidated financial statements. The following information is only a summary, and you should read this information in conjunction with WesBanco’s audited consolidated financial statements and related notes included in WesBanco’s Annual Report on Form 10-K for the year ended December 31, 2006, and unaudited interim consolidated financial statements included in WesBanco’s Quarterly Report on Form 10-Q for the quarterly periods ended June 30, 2007 and 2006, which have been filed with the SEC and are incorporated by reference into this document and from which this information is derived. See “Where You Can Find More Information About WesBanco and Oak Hill” beginning on page 73.

	As of or for the
	Six Months Ended
	June 30,		As of or for the Years Ended December 31,
	2007	2006	2006	2005	2004	2003	2002
	(Unaudited)
	(Dollars in thousands, except per share amounts)

Summary Statements of Income
Net interest income	$59,179	$61,847	$122,833	$132,311	$109,224	$103,004	$103,600
Provision for loan losses	3,236	4,903	8,739	8,045	7,735	9,612	9,359
Other income	26,688	17,804	40,408	39,133	35,541	33,230	27,852
Other expense	53,357	53,800	106,204	108,920	89,872	81,810	76,647
Income tax provision	5,032	4,103	9,263	11,722	8,976	8,682	10,620
Net income	24,242	16,845	39,035	42,757	38,182	36,130	34,826
Per Share Information
Earnings
Basic	1.15	0.77	1.79	1.90	1.91	1.80	1.70
Diluted	1.15	0.77	1.79	1.90	1.90	1.80	1.70
Dividends	0.55	0.53	1.06	1.04	1.00	0.96	0.94
Book value	19.54	19.13	19.39	18.91	17.77	16.13	15.89
Tangible book value	12.60	12.41	12.64	12.19	13.74	13.20	13.00
Selected Ratios
Return on average assets	1.22%	0.80%	0.94%	0.95%	1.07%	1.08%	1.13%
Return on average equity	11.94%	8.16%	9.35%	10.13%	11.37%	11.38%	10.95%
Allowance for loan losses to total loans	1.13%	1.05%	1.10%	1.05%	1.18%	1.36%	1.38%
Allowance for loan losses to total non-performing loans	330.83%	228.96%	197.96%	312.07%	359.81%	294.28%	247.68%
Non-performing assets to total assets	0.34%	0.41%	0.49%	0.27%	0.26%	0.34%	0.43%
Net loan charge-offs to total loans	0.19%	0.36%	0.23%	0.29%	0.31%	0.46%	0.50%
Shareholders’ equity to total assets	10.17%	10.19%	10.17%	9.39%	9.23%	9.24%	9.86%
Tangible equity to tangible assets	6.84%	6.57%	6.87%	6.26%	7.29%	7.69%	8.21%
Tier 1 leverage ratio	9.21%	9.06%	9.27%	8.46%	9.34%	8.76%	8.53%
Tier 1 capital to risk-weighted assets	11.98%	12.33%	12.35%	11.94%	13.43%	13.31%	12.95%
Total capital to risk-weighted assets	13.07%	13.37%	13.44%	12.97%	14.54%	14.50%	14.13%
Selected Balance Sheet Information
Assets	$3,987,187	$4,089,003	$4,098,143	$4,422,115	$4,011,399	$3,445,006	$3,297,231
Securities	726,393	719,945	736,707	992,564	1,133,100	1,176,273	1,163,631
Net loans	2,804,648	2,879,708	2,879,404	2,909,923	2,459,049	1,907,303	1,795,805
Deposits	2,993,343	2,969,164	2,955,547	3,028,324	2,725,934	2,482,082	2,399,956
Shareholders’ equity	405,551	416,631	416,875	415,230	370,181	318,436	325,171

SELECTED HISTORICAL FINANCIAL DATA OF OAK HILL

The following table sets forth certain historical financial data concerning Oak Hill as of or for the six months ended June 30, 2007 and 2006 and as of or for each of the five fiscal years ended December 31, 2006, which is derived from Oak Hill’s consolidated financial statements. The following information is only a summary, and you should read this information in conjunction with Oak Hill’s audited consolidated financial statements and related notes included in Oak Hill’s Annual Report on Form 10-K for the year ended December 31, 2006, and unaudited interim consolidated financial statements included in Oak Hill’s Quarterly Report on Form 10-Q for the quarterly periods ended June 30, 2007 and 2006, which have been filed with the SEC and are incorporated by reference into this document and from which this information is derived. See “Where You Can Find More Information About WesBanco and Oak Hill” beginning on page 73.

	As of or for the
	Six Months Ended
	June 30,		As of or for the Years Ended December 31,
	2007	2006	2006	2005	2004	2003	2002
	(Unaudited)
	(Dollars in thousands, except per share amounts)

Summary Statements of Income
Net interest income	$18,612	$19,211	$38,332	$40,284	$38,413	$34,702	$32,498
Provision for loan losses	825	1,273	5,691	6,341	3,136	3,347	2,757
Other income	7,251	6,794	13,131	11,638	6,670	11,538	8,113
Other expense	17,109	16,516	34,206	31,045	26,944	24,049	22,663
Income tax provision	1,355	1,728	1,984	3,157	4,341	6,266	4,851
Net income	6,574	6,488	9,582	11,379	10,662	12,578	10,340
Per Share Information
Earnings
Basic	1.23	1.18	1.76	2.01	1.92	2.29	1.94
Diluted	1.22	1.16	1.74	1.97	1.87	2.23	1.90
Dividends	0.42	0.38	0.79	0.70	0.62	0.54	0.49
Book value	17.73	16.77	17.16	16.79	15.30	14.34	12.46
Tangible book value	15.64	14.64	15.01	14.65	14.77	14.25	12.38
Selected Ratios
Return on average assets	1.03%	1.04%	0.76%	0.96%	1.07%	1.45%	1.26%
Return on average equity	14.17%	14.08%	10.28%	12.39%	12.89%	17.08%	16.76%
Allowance for loan losses to total loans	1.22%	1.32%	1.25%	1.33%	1.28%	1.32%	1.29%
Allowance for loan losses to total non-performing loans	89.88%	82.70%	96.35%	81.77%	213.84%	142.56%	151.63%
Non-performing assets to total assets	1.30%	1.55%	1.48%	1.45%	0.73%	0.93%	0.88%
Net loan charge-offs to total loans	0.19%	0.24%	0.62%	0.49%	0.24%	0.20%	0.28%
Shareholders’ equity to total assets	7.37%	7.15%	7.11%	7.58%	7.85%	8.52%	8.02%
Tangible equity to tangible assets	6.55%	6.29%	6.30%	6.68%	7.60%	8.48%	7.98%
Tier 1 leverage ratio	8.49%	8.41%	8.30%	8.70%	9.30%	9.10%	7.60%
Tier 1 capital to risk-weighted assets	10.44%	10.12%	9.90%	10.50%	10.90%	10.40%	9.60%
Total capital to risk-weighted assets	11.67%	11.38%	11.20%	11.70%	12.20%	11.70%	10.90%
Selected Balance Sheet Information
Assets	$1,286,611	$1,262,771	$1,275,635	$1,241,058	$1,083,040	$938,281	$833,629
Securities	160,385	143,124	155,569	134,812	92,023	79,545	83,789
Net loans	1,024,749	1,023,629	1,021,361	1,015,083	912,538	811,021	701,944
Deposits	958,200	978,038	942,960	978,396	862,096	717,821	663,813
Shareholders’ equity	94,788	90,246	90,757	94,081	85,043	79,928	66,881

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information is based on the historical financial statements of WesBanco and Oak Hill, and has been prepared to illustrate the financial effect of WesBanco’s merger with Oak Hill. The pro forma financial information should be read in conjunction with both WesBanco’s and Oak Hill’s Quarterly Report on Form 10-Q for the period ended June 30, 2007, and Annual Report on Form 10-K for the year ended December 31, 2006, which are incorporated by reference herein.

The unaudited pro forma condensed combined financial information set forth below assumes that the merger with Oak Hill was consummated on January 1, 2006 for purposes of the unaudited pro forma condensed combined statement of income and June 30, 2007 for purposes of the unaudited pro forma condensed combined balance sheet and gives effect to those mergers as if it had been effective during the entire period presented.

These unaudited pro forma condensed combined financial statements reflect the Oak Hill merger based upon estimated preliminary purchase accounting adjustments. Actual adjustments will be made as of the effective date of the merger and, therefore, may differ from those reflected in the unaudited pro forma condensed combined financial information.

Pursuant to the terms of the merger agreement, it is anticipated that Oak Hill will sell approximately, $55.1 million of loans and $2.4 million of real estate owned prior to the consummation of the merger. The impact of these transactions has been included in the unaudited pro forma condensed combined financial statements.

Total merger-related costs, which approximate $12.0 million, include direct acquisition costs of $10.0 million recorded on the unaudited pro forma condensed combined balance sheet. The remaining $2.0 million represents non-recurring merger-related expenses expected to occur after the date of the acquisition and are not included in the unaudited pro forma condensed combined financial statements.

Estimates of cost savings are not included in the pro forma analysis. Estimated cost savings associated with the merger are projected to approximate 22% of Oak Hill’s estimated pre-tax operating expenses and are expected to be realized beginning in 2008 and fully in 2009. These estimates may differ from the actual cost savings achieved in the merger.

WesBanco, Inc.

Unaudited Pro Forma Condensed Combined Balance Sheet
As of June 30, 2007

					Pro Forma
		Oak Hill	Pro Forma		Combined
	WesBanco, Inc.	Financial, Inc.	Adjustments		WesBanco, Inc.
	(Dollars in thousands, except per share amounts)

ASSETS
Cash and cash equivalents	$69,369	$22,128	$(7,000)	A	$84,497
Available for sale securities	726,393	158,866	46,029	B	931,288
Held to maturity securities	—	1,519	285	C	1,804
Net loans	2,804,648	1,024,749	(58,307)	B,C	3,771,090
Goodwill and other intangibles	143,956	11,205	115,976	C,E	271,137
Other assets	242,821	68,144	(1,792)	D	309,173

Total Assets	$3,987,187	$1,286,611	$95,191		$5,368,989

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits	$2,993,343	$958,200	$(138)	C	$3,951,405
Federal Home Loan Bank advances	265,119	147,914	(60)	C	412,973
Other borrowings	197,871	57,260	2,697	A,C	257,828
Junior subordinated debt	87,638	23,000	25,164	A,C	135,802
Other liabilities	37,665	5,449			43,114

Total Liabilities	3,581,636	1,191,823	27,663		4,801,122
Shareholders’ Equity	405,551	94,788	67,528	C	567,867

Total Liabilities and Shareholders’ Equity	$3,987,187	$1,286,611	$95,191		$5,368,989

Book value per share	$19.54	$17.73			$21.19
Shares outstanding	20,759,920	5,345,554	697,060		26,802,534

See notes to the unaudited pro forma condensed combined financial information

WesBanco, Inc.

Unaudited Pro Forma Condensed Combined Statement of Income
For the six months ended June 30, 2007

					Pro Forma
		Oak Hill	Pro Forma		Combined
	WesBanco, Inc.	Financial, Inc.	Adjustments		WesBanco, Inc.
	(Dollars in thousands, except per share amounts)

Interest Income
Loans, including fees	$96,624	$38,165	$(902)	B,C	$133,887
Securities and other	18,381	3,995	1,489	B,C	23,865

Total Interest Income	115,005	42,160	587		157,752
Interest Expense
Deposits	42,119	17,664			59,783
FHLB borrowings	6,639	3,824	51	C	10,514
Other borrowings	7,068	2,060	1,024	A,C	10,152

Total Interest Expense	55,826	23,548	1,075		80,449

Net Interest Income	59,179	18,612	(488)		77,303
Provision for loan losses	3,236	825			4,061

Net Interest Income After Provision for Loan Losses	55,943	17,787	(488)		73,242
Other Income	26,688	7,251			33,939
Other Expense	53,357	17,109	253	C	70,719

Income Before Income Taxes	29,274	7,929	(741)		36,462
Provision for income taxes	5,032	1,355	(259)		6,128

Net Income	$24,242	$6,574	$(482)		$30,334

Earnings Per Share
Basic	$1.15	$1.23			$1.12
Diluted	$1.15	$1.22			$1.12
Average Shares Outstanding
Basic	21,053,868	5,333,287	709,327		27,096,482
Diluted	21,103,429	5,395,478	647,136		27,146,043

See notes to the unaudited pro forma condensed combined financial information

WesBanco, Inc.

Unaudited Pro Forma Condensed Combined Statement of Income
For the year ended December 31, 2006

					Pro Forma
		Oak Hill	Pro Forma		Combined
	WesBanco, Inc.	Financial, Inc.	Adjustments		WesBanco, Inc.
	(Dollars in thousands, except per share amounts)

Interest Income
Loans, including fees	$190,081	$72,715	$(1,387)	B,C	$261,409
Securities and other	37,188	7,028	2,978	B,C	47,194

Total Interest Income	227,269	79,743	1,591		308,603
Interest Expense
Deposits	73,764	31,773	138	C	105,675
FHLB borrowings	17,130	6,276	101	C	23,507
Other borrowings	13,542	3,362	2,048	A,C	18,952

Total Interest Expense	104,436	41,411	2,287		148,134

Net Interest Income	122,833	38,332	(696)		160,469
Provision for loan losses	8,739	5,691			14,430

Net Interest Income After Provision for Loan Losses	114,094	32,641	(696)		146,039
Other Income	40,408	13,131			53,539
Other Expense	106,204	34,206	331	C	140,741

Income Before Income Taxes	48,298	11,566	(1,027)		58,837
Provision for income taxes	9,263	1,984	(359)		10,888

Net Income	$39,035	$9,582	$(668)		$47,949

Earnings Per Share
Basic	$1.79	$1.76			$1.72
Diluted	$1.79	$1.74			$1.72
Average Shares Outstanding
Basic	21,762,567	5,434,221	608,393		27,805,181
Diluted	21,816,573	5,520,423	522,191		27,859,187

See notes to the unaudited pro forma condensed combined financial information

Notes to the Unaudited Pro Forma Condensed Combined Financial Information

Note A —	Basis of Pro Forma Presentation

On July 19, 2007, WesBanco entered into a definitive Agreement and Plan of Merger (“Merger Agreement”) with Oak Hill. Pursuant to the Merger Agreement, WesBanco agreed to acquire Oak Hill for consideration consisting of a combination of its common stock and cash valued at approximately $195 million. Under the terms of the Merger Agreement, WesBanco will exchange a combination of its common stock and cash for Oak Hill common stock. Oak Hill shareholders will be entitled to receive either 1.256 shares of WesBanco common stock or cash in the amount of $38.00 per share for each share of Oak Hill common stock held subject to an overall allocation of 90% stock and 10% cash in the exchange. Outstanding stock options are not subject to this allocation requirement and are assumed to receive cash. Common stock received by Oak Hill shareholders is anticipated to qualify as a tax-free exchange.

The unaudited pro forma condensed combined financial information about WesBanco’s financial condition and results of operations, including per share data are presented after giving effect to the merger. The pro forma financial information assumes that the merger with Oak Hill was consummated on January 1, 2006 for purposes of the pro forma statements of income and on June 30, 2007 for purposes of the pro forma balance sheet and gives effect to the merger as if it had been effective during the entire period presented.

The merger will be accounted for using the purchase method of accounting; accordingly, WesBanco’s cost to acquire Oak Hill will be allocated to the assets acquired (including identifiable intangible assets) and liabilities assumed from Oak Hill at their respective fair values on the date the merger is completed.

The pro forma financial information includes estimated adjustments to record the assets and liabilities of Oak Hill at their respective fair values and represents management’s estimates based on available information. The pro forma adjustments included herein may be revised as additional information becomes available and as additional analyses are performed. The final allocation of the purchase price will be determined after the merger is completed and after completion of the final analyses to determine the fair values on the date the merger is completed.

Funding for the merger transaction is included in the pro forma adjustments as follows (in thousands):

Issuance of common stock	$162,316
Proceeds from junior subordinated debt	25,780
Cash on hand	7,000
Proceeds from revolving line of credit	3,000
Income tax receivable	(2,714)

Total purchase price	$195,382

Interest expense of $1.0 million and $2.0 million for the six months ended June 30, 2007, and for the year ended December 31, 2006, respectively, related to the additional borrowings are also included in the pro forma adjustments.

The ability of WesBanco to execute a junior subordinated offering and resulting interest expense from such offering will depend largely on the market conditions at the time of such offering and could differ materially from the assumptions included in these pro forma financial statements. After consideration of the above, other forms of financing, including the parent company line of credit, may be considered to complete the financing of the acquisition.

Note B —	Loan and Other Real Estate Owned Sale Transaction

Pursuant to the Merger Agreement, it is anticipated that approximately $55.1 million of loans and $2.4 million of real estate owned will be sold prior to the closing date. These transactions have been included in the pro forma adjustments and includes a reduction of the allowance for loan losses of $4.6 million, an increase in deferred tax

Notes to the Unaudited Pro Forma Condensed Combined Financial Information — (Continued)

assets of $2.4 million and an increase in available for sale investment securities for the estimated proceeds of $46.0 million.

The pro forma statements of income for the six months ended June 30, 2007 and for the year ended December 31, 2006 include pro forma adjustments reducing interest income from loans, as a result of the loan sales, by $2.2 million and $4.0 million respectively. Additionally, as a result of the investment of the proceeds from the loan sales and sales of other real estate owned, interest income from investments was increased by $1.3 million and $2.7 million respectively. Tax expense related to these adjustments is calculated at a 35% tax rate.

Due to recent changes in the collateralized loan obligation markets, the assumed marketability and price received for the loans and real estate owned planned to be sold in this transaction may result in a loss greater than that estimated for purposes of these pro forma financial statements. In addition, if some of these loans cannot be sold, the loans and related reserves may be accounted for under Statement of Position 03-3 “Accounting for Certain Loans or Debt Securities Acquired in a Transfer”, which results in recognition of lower anticipated cash flows than due under the loan agreement and a reduction in the reserve, or the loans may be classified as loans held for sale.

Note C —	Purchase Accounting Adjustments

The pro forma adjustments include the purchase accounting entries to record the merger transaction. The excess of the purchase price over the fair value of the net assets acquired, net of deferred taxes, is allocated to goodwill. Estimated fair value adjustments included in the pro forma financial statements are based upon available information, and certain assumptions considered reasonable, and may be revised as additional information becomes available. For purposes of this pro forma analysis, fair value adjustments, other than goodwill, are amortized/accreted on a straight-line basis over their estimated average remaining lives. When the actual amortization/accretion is recorded for periods following the merger closing, the effective yield method will be used where appropriate. Tax expense related to the net fair value adjustments is calculated at a 35% tax rate.

Included in the pro forma adjustments is an allocation of the purchase price to core deposit intangibles of $14.5 million. The core deposit intangible is separate from goodwill and amortized on a straight-line basis over its estimated average remaining life. When the actual amortization is recorded for periods following the merger closing, the sum of the years digits method will be used. Impairment testing of core deposit intangibles is done whenever events or circumstances indicate that their carrying amount may not be recoverable. Goodwill included in the pro forma adjustments totaling $112.7 million, which is not subject to amortization, will be evaluated annually for possible impairment, or if an event occurs or circumstances change which would require the goodwill to be tested for impairment at an interim date.

Notes to the Unaudited Pro Forma Condensed Combined Financial Information — (Continued)

The allocation of the purchase price, and resulting goodwill, follows (in thousands):

Purchase price:
Fair value of WesBanco shares to be issued	$162,316
Cash consideration for outstanding Oak Hill shares	20,313
Cash consideration for outstanding Oak Hill stock options	5,467
Direct acquisition costs	10,000
Income tax receivable from direct acquisition costs	(2,714)

Total purchase price	195,382
Net tangible assets acquired:
Oak Hill’s shareholders’ equity	94,788
Effect of loan and other real estate owned sale transaction, net of taxes	(4,525)
Oak Hill’s pre-merger goodwill	(8,485)
Oak Hill’s pre-merger other intangibles	(2,720)
Deferred tax liability on other intangibles	952

Total net tangible assets acquired	80,010

Excess of net purchase price over carrying value of net tangible assets acquired	115,372
Estimated adjustments to reflect fair values of acquired assets and liabilities:
Reduction on loans	7,771
Reduction of bank premises and equipment	4,000
Estimated core deposit intangible	(14,484)
Other adjustments	(1,402)
Deferred taxes related to fair value adjustments	1,440

Goodwill resulting from the merger	$112,697

Note D —	Other Assets

The pro forma adjustments to other assets are comprised as follows (in thousands):

Income tax receivable from direct acquisition costs	$2,714
Deferred taxes on other intangibles of Oak Hill	952
Deferred taxes related to fair value adjustments	(1,440)
Deferred taxes on loan and other real estate owned sale transaction	2,436
Fair value adjustment to bank premises and equipment	(4,000)
Sale of other real estate owned by Oak Hill	(2,454)

Total pro forma adjustments to other assets	$(1,792)

Note E —	Merger Related Costs

Direct acquisition costs of approximately $10.0 million are included in the pro forma adjustments. It is anticipated for pro forma purposes that the direct acquisition costs will be paid prior to the closing of the merger. Certain additional merger related expenses of approximately $2.0 million are not included in the pro forma statements of income since they will be recorded in the combined statements of income as they are incurred after completion of the merger. Inclusion of these expenses in the pro forma statements of income is not indicative of what the historical results of the combined company would have been had the companies been actually combined during the periods presented. Merger related cost estimates may differ from the actual costs incurred in the merger.

Notes to the Unaudited Pro Forma Condensed Combined Financial Information — (Continued)

Note F —	Projected Amortization/Accretion of Purchase Accounting Adjustments

The following table sets forth an estimate of the expected effects of the projected aggregate purchase accounting adjustments reflected in the pro forma financial statements on the future pre-tax net income of WesBanco after the merger with Oak Hill:

	Accretion (Amortization) for the
	Years Ended December 31,
	2007	2008	2009	2010	2011
	(Unaudited, dollars in thousands)

Securities	$281	$281	$281	$376	$376
Loans	2,590	2,590	2,590	—	—
Premises	160	160	160	160	160
Customer/deposit base(1)	(718)	(889)	(1,019)	(1,064)	(1,148)
Time deposits	(138)	—	—	—	—
Borrowings	(164)	(164)	(164)	(63)	(63)

Increase (decrease) in pre-tax net income	$2,011	$1,978	$1,848	$(591)	$(675)

The actual effect of purchase accounting adjustments on the future pre-tax income of WesBanco will differ from these estimates based on the closing date estimates of fair values and the use of different amortization methods than assumed above.

(1)	The amortization of customer/deposit base is net of the amortization that would have been recorded by Oak Hill.

RISK FACTORS

In addition to the other information included in and incorporated by reference into this joint proxy statement/prospectus, including the matters addressed in “Forward-Looking Statements,” WesBanco’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, and Oak Hill’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, you should carefully consider the risk factors in those 10-K filings and the following risk factors before deciding whether to vote to adopt the merger agreement and approve the merger and, in the case of the WesBanco shareholders, the related issuance of shares of WesBanco common stock in connection with the merger. For further discussion of these and other risk factors, please see WesBanco’s and Oak Hill’s periodic reports and other documents incorporated by reference into this joint proxy statement/prospectus. See “Where You Can Find More Information About WesBanco and Oak Hill” beginning on page 73.

Because the market price of WesBanco common stock may fluctuate, Oak Hill shareholders cannot be certain of the market value of the WesBanco common stock that they will receive in the merger.

The merger agreement requires that 90% of the total number of outstanding shares of Oak Hill common stock be exchanged for WesBanco common stock. Accordingly, upon completion of the merger, many Oak Hill shareholders will have the right to receive WesBanco common stock at an exchange ratio of 1.256 shares of WesBanco common stock for each share of Oak Hill common stock. The exchange ratio is fixed and will not be adjusted due to any increase or decrease in the price of WesBanco common stock or Oak Hill common stock. Any change in the price of WesBanco common stock prior to the merger will affect the market value of the stock that Oak Hill shareholders will receive on the date of the merger. If the price of WesBanco common stock declines, Oak Hill shareholders will receive less value for their shares upon completion of the merger than the value calculated pursuant to the exchange ratio on the date of this joint proxy statement/prospectus or on the date of the WesBanco and Oak Hill shareholder meetings. For example, based on the range of closing prices of WesBanco common stock during the period from July 19, 2007, the last trading day before public announcement of the merger, through October 9, 2007, the exchange ratio represented a value ranging from a high of $36.46 to a low of $26.49 for each share of Oak Hill common stock. Because the date the merger is completed will be later than the date of the special meeting, you will not know what the market value of WesBanco common stock will be upon completion of the merger when you vote on the merger at the Oak Hill or WesBanco special meeting or when you make your election to receive cash or stock.

Stock price changes may result from a variety of factors, including general market and economic conditions, changes in WesBanco’s businesses, operations and prospects, and regulatory considerations. Shareholders of WesBanco and Oak Hill are urged to obtain current market quotations for WesBanco and Oak Hill common stock when they consider whether to approve the proposals required to complete the merger at their respective shareholder meetings.

The combined company will incur significant transaction and merger-related costs in connection with the merger.

WesBanco and Oak Hill expect to incur costs associated with combining the operations of the two companies. WesBanco and Oak Hill have just recently begun collecting information in order to formulate detailed integration plans to deliver planned synergies. Additional unanticipated costs may be incurred in the integration of the businesses of WesBanco and Oak Hill. Whether or not the merger is consummated, WesBanco and Oak Hill will incur substantial expenses, such as legal, accounting, printing and financial advisory fees, in pursuing the merger. Although WesBanco and Oak Hill expect that the elimination of duplicative costs, as well as the realization of other efficiencies related to the integration of the businesses may offset incremental transaction and merger-related costs over time, this net benefit may not be achieved in the near term, or at all.

WesBanco may not be able to successfully integrate Oak Hill or to realize the anticipated benefits of the merger.

The merger involves the combination of two bank holding companies that previously have operated independently. A successful combination of the operations of the two entities will depend substantially on

WesBanco’s ability to consolidate operations, systems and procedures and to eliminate redundancies and costs. WesBanco may not be able to combine the operations of Oak Hill and WesBanco without encountering difficulties, such as:

•	the loss of key employees and customers;

•	the disruption of operations and business;

•	the inability to maintain and increase competitive presence;

•	deposit attrition, customer loss and revenue loss;

•	possible inconsistencies in standards, control procedures and policies;

•	unexpected problems with costs, operations, personnel, technology and credit; and/or

•	problems with the assimilation of new operations, sites or personnel, which could divert resources from regular banking operations.

Additionally, general market and economic conditions or governmental actions affecting the financial industry generally may inhibit the successful integration of Oak Hill and WesBanco.

Further, WesBanco and Oak Hill entered into the merger agreement with the expectation that the merger will result in various benefits including, among other things, benefits relating to enhanced revenues, a strengthened market position for the combined company, cross selling opportunities, technology, cost savings and operating efficiencies. Achieving the anticipated benefits of the merger is subject to a number of uncertainties, including whether WesBanco integrates Oak Hill in an efficient and effective manner, and general competitive factors in the marketplace. Failure to achieve these anticipated benefits could result in increased costs, decreases in the amount of expected revenues and diversion of management’s time and energy and could materially impact WesBanco’s business, financial condition and operating results. Finally, any cost savings that are realized may be offset by losses in revenues or other charges to earnings.

The mix of consideration — cash and stock — that Oak Hill shareholders actually receive may be different than the form of consideration that such shareholders elect to receive.

The total amount of cash and WesBanco common stock that will be paid to all Oak Hill shareholders in the merger is fixed by a requirement that 90% of the total number of outstanding shares of Oak Hill common stock be exchanged for WesBanco common stock and that 10% of the total number of outstanding shares of Oak Hill common stock be exchanged for cash. The amount of cash, stock or combination of cash and stock that an Oak Hill shareholder receives in the merger will depend on whether the shareholder has properly submitted an election form, whether the shareholder has elected to receive the consideration in all stock or all cash, and the elections made by all other shareholders. Accordingly, the mix of consideration that an Oak Hill shareholder receives may be different than the mix that the shareholder has elected to receive and will not be determined until after the merger is approved by Oak Hill shareholders.

Oak Hill shareholders that receive all cash in the merger will not participate in future growth of WesBanco.

Oak Hill shareholders who elect and receive all cash in the merger will not own any interest in WesBanco, which will not afford them the opportunity to participate in future growth, if any, in the value of WesBanco.

The tax consequences of the merger to you will depend on the form of merger consideration you actually receive, not elect.

If you receive a different form of consideration than you elected, the tax consequences to you may be different than they would have been had you received the form of consideration you elected, including the recognition of taxable gain to the extent cash is received. See the discussion under the caption “The Merger — Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 51.

Future results of the combined companies may materially differ from the pro forma financial information presented in this joint proxy statement/prospectus.

WesBanco and Oak Hill may not be able to integrate their operations without encountering difficulties including, without limitation, the loss of key employees and customers, the disruption of their respective ongoing businesses or possible inconsistencies in standards, controls, procedures and policies. Future results of the combined company may be materially different from those shown in the pro forma financial statements that only show a combination of the historical results of WesBanco and Oak Hill. We have estimated that the combined company will record approximately $12 million of merger-related costs. The costs may be higher or lower than we have estimated, depending upon how costly or difficult it is to integrate the two companies. Furthermore, these costs may decrease the capital of the combined company that could be used for profitable, income-earning investments in the future.

Additionally, in determining that the merger is in the best interests of WesBanco and Oak Hill, as the case may be, the board of directors of each of WesBanco and Oak Hill considered that enhanced earnings may result from the consummation of the merger, including from reduction of duplicate costs, improved efficiency and cross-marketing opportunities. However, there can be no assurance that any enhanced earnings will result from the merger.

Oak Hill shareholders will have less influence as a shareholder of WesBanco than as a shareholder of Oak Hill.

Oak Hill shareholders currently have the right to vote in the election of the board of directors of Oak Hill and on other matters affecting Oak Hill. Based upon the stock/cash mix to be received by Oak Hill shareholders in the merger, the current shareholders of Oak Hill as a group will own approximately 22.7% of the voting power of the combined organization immediately after the merger. When the merger occurs, each Oak Hill shareholder that receives WesBanco stock will become a shareholder of WesBanco with a percentage ownership of the combined organization much smaller than such shareholder’s percentage ownership of Oak Hill. Because of this, Oak Hill shareholders will have less influence on the management and policies of WesBanco than they now have on the management and policies of Oak Hill.

Failure to complete the merger could cause WesBanco’s or Oak Hill’s stock price to decline.

If the merger is not completed for any reason, WesBanco’s or Oak Hill’s stock price may decline because costs related to the merger, such as legal, accounting and financial advisory fees, must be paid even if the merger is not completed. In addition, if the merger is not completed, WesBanco’s or Oak Hill’s stock price may decline to the extent that the current market price reflects a market assumption that the merger will be completed.

Directors and officers of Oak Hill have interests in the merger that differ from the interests of non-management shareholders.

Some of the directors and officers of Oak Hill have interests in the merger that differ from, or are in addition to, their interests as shareholders of Oak Hill generally. These interests exist because of, among other things, employment agreements that the officers entered into with Oak Hill, rights that Oak Hill officers and directors have under Oak Hill’s benefit plans (including the receipt of certain change of control payments as a result of the merger) and rights to indemnification and directors and officers insurance following the merger. Although the members of each of WesBanco’s and Oak Hill’s board of directors knew about these additional interests and considered them when they approved the merger agreement and the merger, you should understand that some of the directors and officers of Oak Hill will receive benefits in connection with the merger that you will not receive. See “The Merger — Interests of Certain Persons in the Merger” beginning on page 46.

THE SPECIAL MEETING OF WESBANCO SHAREHOLDERS

General

This section contains information about the special shareholder meeting WesBanco has called to consider and vote on the adoption of the merger agreement and the approval of the merger and the related issuance of shares of WesBanco common stock in connection with the merger. WesBanco is mailing this joint proxy statement/prospectus to you on or about October 12, 2007. Together with this joint proxy statement/prospectus, WesBanco is also sending to its shareholders a notice of the WesBanco special meeting and a form of proxy that WesBanco’s board of directors is soliciting for use at the special meeting and at any adjournments or postponements of the meeting.

A copy of the merger agreement is attached to this joint proxy statement/prospectus as Annex A and is incorporated by reference into this document in its entirety. You should read the entire merger agreement carefully.

Date, Time and Place of the Special Meeting

The WesBanco special meeting will be held in the 7th Floor Board Room of WesBanco’s offices located at One Bank Plaza, Wheeling, West Virginia, 26003, on November 16, 2007, at 1:00 p.m., E.S.T.

Record Date; Stock Entitled to Vote; Quorum

Only holders of record of WesBanco common stock on October 8, 2007, which we refer to as the record date, will be entitled to notice of and to vote at the WesBanco special meeting and any adjournments or postponements of the WesBanco special meeting. On the record date, there were 20,628,092 shares of WesBanco common stock outstanding and entitled to vote at the WesBanco special meeting. Owners of record of WesBanco common stock on the record date are entitled to one vote per share at the special meeting.

A quorum of WesBanco shareholders is necessary to have a valid meeting of shareholders. The presence, in person or by proxy, of the holders of at least a majority of the voting shares of WesBanco common stock outstanding as of the record date and entitled to vote is necessary to constitute a quorum at the WesBanco special meeting. Both abstentions and broker non-votes count as present for establishing a quorum. An abstention occurs when a shareholder attends a meeting, either in person or by proxy, but abstains from voting. A broker non-vote occurs on an item when a broker is not permitted to vote on that item without instructions from the beneficial owner of the shares and no instructions are given.

Required Vote

To approve the merger agreement and the related issuance of shares of WesBanco common stock in connection with the merger, the holders of at least a majority of the outstanding shares of WesBanco common stock must vote in favor of adopting the merger agreement and approving the merger and such issuance of WesBanco common stock. Abstentions, broker non-votes and a complete failure to vote will have the effect of a vote against adoption of the merger agreement and approval of the merger and the related issuance of shares of WesBanco common stock in connection with the merger.

Beneficial Ownership of WesBanco Officers, Directors and Affiliates

On the record date, the directors, executive officers and affiliates of WesBanco owned or controlled the vote of 3,033,644 shares of WesBanco common stock, constituting approximately 14.7% of the outstanding shares of WesBanco common stock.

Voting of Proxies

You may submit the accompanying proxy by telephone, the Internet or by returning the proxy by mail if you are unable to attend the special meeting in person or wish to have your shares voted by proxy even if you attend the meeting. All shares of WesBanco common stock represented at the WesBanco special meeting by properly executed proxies received prior to or at the special meeting, and not revoked, will be voted at the special meeting in accordance with the instructions on the proxies. If you properly execute a proxy but include no voting instructions, your shares will be voted to adopt the merger agreement and approve the merger and the related issuance of shares of WesBanco common stock in connection with the merger.

If your shares are held in “street name” (i.e., in the name of a broker, bank or other record holder), you must direct the record holder how to vote your shares in connection with the merger. Your broker will send you directions explaining how you can direct your broker to vote.

The WesBanco board of directors does not know of any matters, other than as described in the notice of special meeting, which are to come before the special meeting. If any other matters are properly presented at the special meeting for action, the persons named in the enclosed form of proxy will have the authority to vote on those matters in their discretion.

Revocation of Proxies

If you give a proxy, you have the right to revoke it at any time before it is voted. You may revoke your proxy by (i) filing with the Secretary of WesBanco a written notice of revocation that is received prior to the vote at the WesBanco special meeting and that bears a later date than the proxy, (ii) duly executing a later dated proxy relating to the same shares and delivering it to the Secretary of WesBanco before the vote at the special meeting, (iii) submitting a later dated proxy by telephone or the Internet, before the vote at the special meeting, or (iv) attending the WesBanco special meeting and voting in person. Your attendance at the WesBanco special meeting will not, in and of itself, revoke your proxy. Any written notice of revocation or subsequent dated proxy should be sent so as to be delivered to WesBanco, Inc., One Bank Plaza, Wheeling, West Virginia 26003, Attention: Larry G. Johnson, Secretary, or hand delivered to the foregoing representative of WesBanco. For a notice of revocation or later proxy to be valid, it must actually be received by WesBanco prior to the vote of the shareholders.

If your shares are held by a broker in street name and you wish to change the instructions you have given your broker about how to vote your shares, you must follow the instructions provided by your broker.

Expenses of Solicitation of Proxies

WesBanco will bear the entire cost of soliciting proxies from WesBanco shareholders. In addition to solicitation by use of the mail, proxies may be solicited by directors, officers and employees of WesBanco in person or by telephone, telegram or other means of communication. These directors, officers and employees will not be additionally compensated but may be reimbursed for out-of-pocket expenses they incur in connection with the solicitation. Arrangements will also be made with brokerage houses, custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of WesBanco common stock held of record by such persons. WesBanco may reimburse these custodians, nominees and fiduciaries for reasonable out-of-pocket expenses they incur.

Recommendation of WesBanco Board of Directors

The WesBanco board of directors believes that the merger is in the best interests of WesBanco and its shareholders, and unanimously recommends that the shareholders of WesBanco vote “FOR” the adoption of the merger agreement and approval of the merger and the related issuance of shares of WesBanco common stock in connection with the merger.

In the course of reaching its decision to adopt the merger agreement and approve the merger and the related issuance of shares of WesBanco common stock in connection with the merger, the WesBanco board of directors, among other things, consulted with its legal advisors regarding the legal terms of the merger agreement and with its financial advisor as to the fairness, from a financial point of view, of the consideration to be paid to Oak Hill shareholders. For a discussion of the factors considered by the WesBanco board of directors in reaching its conclusion, see “The Merger — WesBanco’s Reasons for the Merger.”

THE SPECIAL MEETING OF OAK HILL SHAREHOLDERS

General

This section contains information about the special shareholder meeting Oak Hill has called to consider and vote on the adoption of the merger agreement and approval of the merger. Oak Hill is mailing this joint proxy statement/prospectus to you on or about October 12, 2007. Together with this joint proxy statement/prospectus, Oak Hill is also sending to its shareholders a notice of the Oak Hill special meeting and a form of proxy that Oak Hill’s board of directors is soliciting for use at the Oak Hill special meeting and at any adjournments or postponements of the meeting.

A copy of the merger agreement is attached to this joint proxy statement/prospectus as Annex A and is incorporated by reference into this document in its entirety. You should read the entire merger agreement carefully.

Date, Time and Place of the Special Meeting

The Oak Hill special meeting will be held at the Ohio State University Extension South District Office, 17 Standpipe Road, Jackson, Ohio, 45640, on November 16, 2007 at 1:00 p.m., E.S.T.

Record Date; Stock Entitled to Vote; Quorum

Only holders of record of Oak Hill common stock on October 8, 2007, which we refer to as the record date, will be entitled to notice of and to vote at the special meeting and any adjournments or postponements of the special meeting. On the record date, there were 5,370,704 shares of Oak Hill common stock outstanding and entitled to vote at the special meeting. Owners of record of Oak Hill common stock on the record date are entitled to one vote per share at the special meeting.

A quorum of Oak Hill shareholders is necessary to have a valid meeting of shareholders. The presence, in person or by proxy, of the holders of at least a majority of the voting shares of Oak Hill common stock outstanding as of the record date and entitled to vote is necessary to constitute a quorum at the special meeting. Both abstentions and broker non-votes count as present for establishing a quorum. An abstention occurs when a shareholder attends a meeting, either in person or by proxy, but abstains from voting. A broker non-vote occurs on an item when a broker is not permitted to vote on that item without instructions from the beneficial owner of the shares and no instructions are given.

Required Vote

To approve the merger, the holders of at least two-thirds of the outstanding shares of Oak Hill must vote in favor of the adoption of the merger agreement and approval of the merger. Abstentions, broker non-votes and a complete failure to vote will have the effect of a vote against adoption of the merger agreement and approval of the merger.

Beneficial Ownership of Oak Hill Officers, Directors and Affiliates

On the record date, the directors, executive officers and affiliates of Oak Hill owned or controlled the vote of 1,522,849 shares of Oak Hill common stock, constituting approximately 28.4% of the outstanding shares of Oak Hill common stock. In addition, certain officers and directors of Oak Hill have entered into voting agreements with WesBanco wherein the officer or director has agreed to vote their Oak Hill shares in favor of the merger. See “Other Material Agreements Relating to the Merger — Voting Agreements.”

Voting of Proxies

You may submit the accompanying proxy by telephone, the Internet or by returning the proxy by mail if you are unable to attend the special meeting in person or wish to have your shares voted by proxy even if you attend the meeting. All shares of Oak Hill common stock represented at the special meeting by properly executed proxies received prior to or at the special meeting, and not revoked, will be voted at the special meeting in accordance with the instructions on the proxies. If you properly execute a proxy but include no voting instructions, your shares will be voted to adopt the merger agreement and approve the merger.

If your shares are held in “street name” (i.e., in the name of a broker, bank or other record holder), you must direct the record holder how to vote your shares in connection with the merger. Your broker will send you directions explaining how you can direct your broker to vote.

The Oak Hill board of directors does not know of any matters, other than as described in the notice of special meeting, which are to come before the special meeting. If any other matters are properly presented at the special meeting for action, the persons named in the enclosed form of proxy will have the authority to vote on those matters in their discretion.

Revocation of Proxies

If you give a proxy, you have the right to revoke it at any time before it is voted. You may revoke your proxy by (i) filing with the Secretary of Oak Hill a written notice of revocation that is received prior to the vote at the special meeting and that bears a later date than the proxy, (ii) duly executing a later dated proxy relating to the same shares and delivering it to the Secretary of Oak Hill before the vote at the special meeting, (iii) submitting a later dated proxy by telephone or the Internet, before the vote at the special meeting, or (iv) attending the special meeting and voting in person. Your attendance at the special meeting will not, in and of itself, revoke your proxy. Any written notice of revocation or subsequent dated proxy should be sent so as to be delivered to Oak Hill Financial, Inc., 14621 State Route 93, Jackson, Ohio 45640, Attention: Corporate Secretary, or hand delivered to the foregoing representative of Oak Hill. For a notice of revocation or later proxy to be valid, it must actually be received by Oak Hill prior to the vote of the shareholders.

If your shares are held by a broker in street name and you wish to change the instructions you have given your broker about how to vote your shares, you must follow the instructions provided by your broker.

Expenses of Solicitation of Proxies

Oak Hill will bear the entire cost of soliciting proxies from Oak Hill shareholders. In addition to solicitation by use of the mail, proxies may be solicited by directors, officers and employees of Oak Hill in person or by telephone, telegram or other means of communication. These directors, officers and employees will not be additionally compensated but may be reimbursed for out-of-pocket expenses they incur in connection with the solicitation. Arrangements will also be made with brokerage houses, custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of Oak Hill common stock held of record by such persons. Oak Hill may reimburse these custodians, nominees and fiduciaries for reasonable out-of-pocket expenses they incur. Do not send your stock certificates with your proxy card.

Recommendation of Oak Hill Board of Directors

The Oak Hill board of directors believes that the merger is in the best interests of Oak Hill and its shareholders, and unanimously recommends that the shareholders of Oak Hill vote “FOR” the adoption of the merger agreement and approval of the merger. In addition, certain officers and directors of Oak Hill have entered into voting agreements with WesBanco wherein the officer or director has agreed to vote their Oak Hill shares in favor of the merger. See “Other Material Agreements Relating to the Merger — Voting Agreements.”

In the course of reaching its decision to adopt the merger agreement and the transactions contemplated thereby, the Oak Hill board of directors, among other things, consulted with its legal advisors regarding the legal terms of the merger agreement and with its financial advisor as to the fairness, from a financial point of view, of the consideration to be paid to Oak Hill shareholders. For a discussion of the factors considered by the Oak Hill board of directors in reaching its conclusion, see “The Merger — Oak Hill’s Reasons for the Merger.”

THE MERGER

The following summarizes material provisions of the merger agreement, a copy of which is attached to this joint proxy statement/prospectus as Annex A and which we incorporate by reference into this document. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. We encourage you to read carefully the merger agreement in its entirety, as the rights and obligations of the parties are governed by the express terms of the merger agreement and not by this summary or any other information contained in this proxy statement.

The description of the merger agreement in this proxy statement has been included to provide you with information regarding its terms. The merger agreement contains representations, warranties, covenants and agreements made by WesBanco and Oak Hill as of specific dates that were made for purposes of that contract between the parties and are subject to qualifications and limitations, including by information in disclosure schedules that the parties exchanged in connection with the execution of the merger agreement. In addition, certain representations and warranties may be subject to contractual standards of materiality different from those generally applicable to shareholders, or may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts. Shareholders are not third-party beneficiaries under the merger agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of WesBanco or Oak Hill.

General

At the effective time of the merger, Oak Hill will be merged with and into WesBanco, with WesBanco continuing as the surviving corporation. The Articles of Incorporation and Bylaws of WesBanco immediately prior to the merger will constitute the Articles of Incorporation and Bylaws of the surviving corporation.

What Oak Hill Shareholders Will Receive in the Merger

If the merger is completed, for each share of Oak Hill common stock that you own you will receive, at your election, either 1.256 shares of WesBanco common stock (a “stock election”), or $38.00 in cash, without interest (a “cash election”), subject to certain limitations and possible adjustment in accordance with the terms of the merger agreement as discussed below, unless, in each case, you properly perfect your dissenter’s rights under Ohio law. You may elect to exchange all of your shares of Oak Hill common stock for cash or WesBanco common stock, or you may elect to exchange some of your Oak Hill shares for cash and some for WesBanco common stock. Instead of fractional shares of WesBanco, you will receive a check for any fractional shares based on a value of $38.00 per whole share of WesBanco common stock. You will not receive separate consideration for the preferred stock purchase rights associated with the Oak Hill common stock issued pursuant to the Oak Hill Rights Agreement dated as of January 23, 1998, as amended, as such purchase rights will expire immediately prior to the effective time of the merger.

Pro-Ration and Allocation Procedures.  The total amount of cash and WesBanco common stock that will be paid to all Oak Hill shareholders in the merger is fixed by a requirement that 90% of the total number of outstanding shares of Oak Hill common stock be exchanged for WesBanco common stock and that 10% of the total number of outstanding shares of Oak Hill common stock be exchanged for cash. Accordingly, your election may be subject to allocation and pro-ration procedures, which means that you may not receive all of the consideration in the form that you selected.

If Oak Hill shareholders in the aggregate elect to receive a different amount of shares of WesBanco common stock than WesBanco has agreed to issue, the merger agreement specifies the allocation and pro-ration procedures to be used. These allocation and pro-ration procedures are summarized as follows:

•	If the number of shares for which cash elections have been made exceeds 10% of the product obtained by multiplying $38.00 by the number of shares of Oak Hill common stock outstanding on the third business day prior to the effective time of the merger (the “total cash amount”), then all shares for which stock elections were made and all shares for which no elections were made will receive stock, but the shares for which cash elections were made shall be prorated so that the cash paid in the merger equals the total cash amount as closely as practicable.

•	If the number of shares for which cash elections have been made is less than the total cash amount, then all shares for which cash elections were made will receive $38.00 cash per share. The exchange agent will then prorate the shares for which no election was made such that the cash paid in the merger equals the total cash amount as closely as practicable. If after such pro-ration of all shares for which no election was made, the aggregate of all shares for which cash elections and no election have been made is still less than the total cash amount, only then will the exchange agent prorate the shares for which stock elections have been made such that the cash paid in the merger equals the total cash amount as closely as practicable.

The pro rata selection process to be employed by the exchange agent will consist of such equitable pro-ration processes as Oak Hill and WesBanco shall mutually agree.

No guarantee can be made that you will receive the amounts of cash and/or stock you elect. As a result of the pro-ration and allocation procedures and other limitations outlined in this joint proxy statement/prospectus and in the merger agreement, you may receive WesBanco common stock or cash in amounts that vary from the amounts you elect to receive.

Possible Exchange Ratio Adjustments. The 1.256 exchange ratio is subject to adjustment in the event that certain termination provisions, based on the market price of WesBanco’s common stock and the value of the NASDAQ Bank Index, are triggered and the Oak Hill board of directors elects to terminate the merger agreement. Oak Hill’s right to terminate the merger agreement would arise if the average closing price of WesBanco common stock during the 20 consecutive trading days ending seven calendar days before the effective time of the merger is less than $23.22 per share and WesBanco common stock underperforms an index of financial institution stocks, the NASDAQ Bank Index, by 15%. However, Oak Hill would not have the right to terminate the merger agreement if WesBanco elects to make a compensating adjustment in the exchange ratio. See “The Merger — Termination of the Merger Agreement” beginning on page 59 for a description of the possible exchange ratio adjustments that may result from this termination provision. In addition, the merger agreement provides that the exchange ratio and the $38.00 cash consideration will be adjusted in the event WesBanco changes the number of shares of WesBanco common stock issued and outstanding prior to the effective time of the merger as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other like changes in WesBanco’s capitalization.

Effects of the Merger

The merger shall become effective as set forth in the articles of merger that shall be filed with the West Virginia Secretary of State and the certificate of merger that shall be filed with the Ohio Secretary of State. At that time, the separate existence of Oak Hill will cease and WesBanco will be the surviving corporation. The assets, liabilities and capital of Oak Hill will be merged with those of WesBanco and those assets, liabilities and capital will then constitute part of the assets, liabilities and capital of WesBanco. WesBanco will continue to operate under its Articles of Incorporation and Bylaws effective as of immediately prior to the merger, and the officers and directors of WesBanco will continue as the officers and directors of the surviving corporation, except that four of the directors of Oak Hill will be appointed to the board of directors of WesBanco after the merger. See “The Merger — Interests of Certain Persons in the Merger” beginning on page 46. The Articles of Incorporation and Bylaws of WesBanco will be unaffected by the merger. The tenure of the directors and officers of WesBanco immediately prior to the merger will be unaffected by the merger.

At the effective time of the merger, each share of Oak Hill common stock issued and outstanding immediately prior to the time the merger becomes effective will be converted automatically into the right to receive the merger consideration, unless you properly perfect your dissenter’s rights under Ohio law with respect to your Oak Hill shares. See “The Merger — Dissenter’s Rights” beginning on page 49. Shares of Oak Hill common stock held by Oak Hill in its treasury or beneficially owned by WesBanco (other than in a fiduciary capacity by them for others) will not be exchanged for the merger consideration in the merger. Instead, these shares will be canceled and retired. Shares of Oak Hill common stock as to which dissenter’s rights are properly exercised also will not be exchanged for the merger consideration. Oak Hill shareholders will not receive separate consideration for the preferred stock purchase rights associated with the Oak Hill common stock issued pursuant to the Oak Hill Rights Agreement dated as of January 23, 1998, as amended, as such purchase rights will expire immediately prior to the effective time of the merger.

After the merger becomes effective, each certificate evidencing shares of Oak Hill common stock as to which dissenter’s rights have not been perfected will be deemed to evidence only the right to receive the merger consideration. The holder of an unexchanged certificate will not receive any dividend or other distribution payable by WesBanco until the certificate has been exchanged.

Giving effect to the merger, as of June 30, 2007, on a pro forma consolidated basis, Oak Hill would have constituted approximately 24.2% of deposits, 24.0% of assets, and 16.7% of equity of WesBanco, and its shareholders would have held approximately 22.5% of the total outstanding shares of WesBanco. In addition, for the six months ended June 30, 2007, Oak Hill would have contributed approximately 24.1% of net interest income and 21.8% of net income to WesBanco on a pro forma consolidated basis. These percentages reflect the relative size of Oak Hill as of June 30, 2007 and may change with the normal variances in the rates of growth for deposits and loans for all WesBanco affiliates.

Consideration Election Procedures and Exchange of Oak Hill Certificates

At least thirty calendar days prior to the anticipated effective time of the merger or at such other time as Oak Hill and WesBanco mutually agree, Computershare Investor Services, LLC, the exchange agent, will mail transmittal materials, including an election form pursuant to which Oak Hill shareholders will be able to select the form of consideration they prefer to receive in the merger, to each holder of record of Oak Hill common stock as of the close of business on the fifth NASDAQ trading day prior to the date such transmittal materials are mailed.

Each election form will permit the holder of the Oak Hill common stock to elect to receive cash, WesBanco common stock, or a combination of cash and stock, or make no election with respect to the merger consideration the Oak Hill shareholder wishes to receive. An election will be properly made only if the exchange agent actually receives a properly completed election form on or before 5:00 pm Eastern Standard Time (EST) three business days prior to the closing date of the merger (or by such other time as Oak Hill and WesBanco mutually agree). An election form will be deemed properly completed only if it is accompanied by the certificates (or customary affidavits and, if required by WesBanco, indemnification regarding the loss or destruction of such certificates or the guaranteed delivery of such certificates) representing the Oak Hill common stock covered by the election form or an appropriate guarantee of delivery and all duly executed transmittal materials included in the election form. Risk of loss and title to the certificates theretofore representing shares of Oak Hill common stock shall pass only upon proper delivery of such certificates to the exchange agent. Oak Hill shareholders should not send in their certificates until they receive the election form and other transmittal materials. Please do not send any certificates with the enclosed proxy card.

You may revoke or change a previously submitted election form any time at or prior to the election deadline. If you properly revoke an election form and do not properly submit another election form prior to the election deadline, the shares of Oak Hill common stock covered by such revoked election form shall be deemed shares for which no election has been made and the exchange agent shall promptly return the share certificates to you at no charge upon your written request.

If you have a preference as to the form of consideration that you receive, you should make a timely election once you receive your election form. If you do not properly submit an election form or fail to return your election form by the specified deadline, you will be deemed to have made no election for purposes of determining the form of consideration you will receive. Neither Oak Hill nor the Oak Hill board of directors make any recommendation as to whether you should elect cash, WesBanco common stock, or a combination of stock and cash. You must make your own election decision.

The exchange agent will deliver the merger consideration in exchange for lost, stolen, mutilated, or destroyed certificates of shares of Oak Hill common stock only upon receipt of a lost stock affidavit and a bond indemnifying WesBanco against any claim arising out of the allegedly lost, stolen, mutilated, or destroyed certificate.

Treatment of Oak Hill Stock Options

Options issued by Oak Hill to employees and directors to purchase an aggregate of 356,200 shares of Oak Hill common stock were outstanding as of the record date. Holders of outstanding and unexercised stock options will be given the choice to either (1) terminate their stock options immediately prior to the completion of the merger and receive a cash amount equal to the excess, if any, of $38.00 over the exercise price of such shareholder’s options multiplied by the number of options held by such shareholder, or (2) amend and convert their Oak Hill options into options to purchase WesBanco shares (rounded to the nearest whole share) equal to the number of Oak Hill options held by the shareholder immediately prior to the completion of the merger multiplied by 1.256. The exercise price for the Oak Hill shareholder’s new WesBanco options will be calculated by taking each shareholder’s exercise price for the old Oak Hill options divided by 1.256.

For example, if an Oak Hill stock option holder holds options to purchase 100 shares of Oak Hill common stock with an exercise price of $30 per share and the option holder makes the cash election described above, the option holder will receive $800 in cash in exchange for such terminated stock options. If the same Oak Hill stock option holder elects to convert his stock options to WesBanco stock options, then he would receive options to purchase 126 shares of WesBanco common stock (the product of 100 and the exchange ratio of 1.256) that are exercisable at a price of $23.89 per share ($30 divided by the exchange ratio of 1.256).

Except as otherwise provided in the merger agreement and as may be required by Tax Code Section 409A, the Oak Hill stock options assumed by WesBanco at the effective time of the merger will be subject to the same terms and conditions as were applicable to such options immediately prior to the effective time of the merger. Any restrictions or limitations on transfer with respect to shares of Oak Hill common stock subject to Oak Hill options or any other plan, program, or arrangement of Oak Hill or of any subsidiary of Oak Hill, to the extent that such restrictions or limitations will not have already lapsed, and except as otherwise expressly provided under the terms of such stock options, will remain in full force and effect with respect to such options after the effective time of the merger and after assumption of the options by WesBanco.

WesBanco will file a registration statement on Form S-8 with the SEC within 20 days after the merger becomes effective to register the shares of WesBanco common stock issuable upon exercise of the stock options assumed in the merger. WesBanco will maintain the effectiveness of the registration statement covering these assumed stock options as long as they remain outstanding.

Background of the Merger

Representatives of WesBanco and Oak Hill initially became acquainted at a dinner meeting, in Columbus, Ohio, which was attended by John D. Kidd and R. E. Coffman, Jr., representing Oak Hill, and Paul M. Limbert and James C. Gardill, representing WesBanco and representatives of Oak Hill’s financial advisor, Stifel Nicolaus. This dinner meeting was held on October 27, 2006, and primarily served to introduce the parties and their respective financial institutions to each other. Informal communication developed among representatives of the parties and Stifel Nicolaus subsequent to this initial dinner meeting which finally culminated in a dinner meeting on April 3, 2007, in Wheeling, West Virginia At this meeting, exploratory discussions concerning a possible combination of the two institutions were initiated. The meeting was followed the next morning with a breakfast meeting with Mr. Kidd and Mr. Limbert where further discussions concerning a possible combination of the two organizations occurred.

Subsequently, on April 10, 2007, Stifel Nicolaus and Mr. Kidd submitted to Mr. Limbert a discussion outline identifying preliminary talking points for the development of a possible acquisition of Oak Hill by WesBanco. The WesBanco board addressed the financial parameters of a possible acquisition of Oak Hill at its meeting on April 26, 2007. These talking points were followed up by a conference call on May 3, 2007, among Messrs. Kidd, Limbert and Gardill during which a written non-binding expression of interest was delivered electronically to Mr. Kidd by Mr. Limbert. Pursuant to that conference call, and as a follow-up to the written expression of interest, representatives of the parties and a representative of Stifel Nicolaus subsequently met on May 10, 2007, when a Confidentiality Agreement was signed by the parties. During this discussion further details of a possible transaction were developed and a meeting was organized with representatives of Stifel Nicolaus and executive officers of both companies and members of their respective boards of directors for June 7, 2007.

The proposed transaction was considered, on a preliminary basis, by the board of directors of Oak Hill at its meeting held on May 15, 2007, which was attended by representatives of Stifel Nicolaus. A substantive presentation on the proposed transaction was made by such representatives. A representative of Oak Hill’s legal advisor, Porter, Wright, Morris & Arthur, LLP, discussed certain legal and fiduciary considerations applicable to the board’s consideration of the transaction. At the conclusion of the meeting the executive officers of Oak Hill were authorized by the board of directors to proceed with due diligence and to negotiate a merger agreement.

At its meeting on May 16, 2007, the WesBanco executive committee reviewed updated financial material on Oak Hill. Subsequently, on May 17, 2007, Mr. Limbert and Mr. Gardill met with Mr. Kidd and several executive officers of Oak Hill at the Oak Hill offices in Jackson, Ohio. Mr. Limbert and Mr. Gardill also toured the various facilities of Oak Hill located in Jackson, Ohio. During this meeting a due diligence schedule was discussed and agreed upon. Subsequently, WesBanco conducted onsite due diligence work from May 29 through May 31 and again from June 5 through June 7, 2007. Oak Hill hosted a dinner meeting on June 7, 2007, in Columbus, which included several executive officers from each company, together with representatives of the boards of directors of both companies. The due diligence process by WesBanco was followed by a due diligence process conducted by various officers and representatives of Oak Hill in Wheeling, West Virginia, on June 11 and June 12, 2007. On June 11, 2007, a dinner meeting was hosted in Wheeling by WesBanco with various executive officers of both companies attending. During the June 19, 2007 meeting of the board of directors of Oak Hill, the board was updated on the progress of the due diligence and the negotiation of the merger agreement.

The proposed transaction was considered by the board of directors of WesBanco at its meeting held on June 28, 2007, which was attended by representatives of WesBanco’s financial advisor, KBW, and its legal advisor, Kirkpatrick & Lockhart Preston Gates Ellis LLP. A substantive presentation on the proposed transaction was made by such representatives, the results of the due diligence process were presented and a review of a proposed definitive merger agreement was conducted by WesBanco’s counsel. The board authorized WesBanco’s management to proceed with negotiations and approved the execution of a definitive agreement.

Subsequent to the completion of a due diligence process by both entities, negotiations began concerning the specific terms and conditions of a definitive agreement and plan of merger whereby WesBanco would acquire Oak Hill. These discussions culminated in a meeting in Columbus on July 2, 2007, with Mr. Kidd and a representative of Oak Hill’s counsel, Porter, Wright, Morris & Arthur LLP, and Mr. Limbert and WesBanco’s counsel, Mr. Gardill, during which meeting substantive terms and conditions of the merger agreement were discussed.

The proposed transaction was considered by the board of directors of Oak Hill at a meeting of the board of Oak Hill Banks held on July, 17, 2007, at which all of the members of the board of Oak Hill were in attendance and which was attended by representatives of Stifel Nicolaus. In addition, a representative of Oak Hill’s legal advisor, Porter, Wright, Morris & Arthur, LLP, discussed the legal and fiduciary standards applicable to the board’s consideration of the transaction, the proposed terms of the transaction, and certain related considerations, including the potential payments that may be made to Oak Hill employees in light of the proposed transaction, the required shareholder and regulatory approvals for the proposed transaction, and the likely process and timetable for completing the merger. A substantive presentation by representatives of Stifel Nicolaus of the methodology and conclusions of its fairness opinion concerning the proposed transaction was made by such representatives.

Additional telephonic discussions were held subsequent to that meeting during which the final terms and conditions were discussed and agreed upon. The board of directors of Oak Hill conducted a special meeting on July 19, 2007 at which representatives of Stifel Nicolaus delivered the firm’s fairness opinion and a representative of Oak Hill’s legal advisor, Porter, Wright, Morris & Arthur, LLP, responded to questions concerning the legal aspects of the required shareholder and regulatory approvals for the proposed transaction and the likely process and timetable for completing the merger. The board then approved execution of the merger agreement. The signing of the definitive agreement occurred in the evening of July 19, 2007, and a press release was subsequently issued before the opening of business on July 20, 2007.

Oak Hill’s Reasons for the Merger

Oak Hill’s board of directors has approved the merger agreement and unanimously recommends that Oak Hill stockholders vote “FOR” the adoption of the merger agreement and approval of the merger.

Oak Hill’s board of directors has determined that the merger and the merger agreement are fair to, and in the best interests of, Oak Hill and its stockholders. In approving the merger agreement, Oak Hill’s board of directors consulted with legal counsel as to its legal duties and the terms of the merger agreement and with its financial advisor with respect to the financial aspects and fairness of the transaction from a financial point of view. In arriving at its determination, Oak Hill’s board of directors also considered a number of factors, including the following:

•	The expected results from continuing to operate as an independent community banking institution, and the likely benefits to shareholders, compared with the value of the merger consideration offered by WesBanco.

•	Information concerning the businesses, earnings, operations, financial condition and prospects of Oak Hill and WesBanco, both individually and as combined. The Oak Hill board of directors took into account the results of Oak Hill’s due diligence review of WesBanco.

•	The opinion rendered by Stifel Nicolaus as financial advisor to Oak Hill, that the merger consideration was fair, from a financial standpoint, to Oak Hill shareholders as of the date of the merger agreement.

•	The terms of the merger agreement and the structure of the merger, including the fact that Oak Hill shareholders will have the opportunity to elect to receive either cash, WesBanco common shares, or both, in exchange for their shares and that the merger is intended to qualify as a transaction of a type that is generally tax-free for U.S. federal income tax purposes and as a purchase for accounting purposes.

•	Various reviews made by Stifel Nicolaus and other financial advisors to Oak Hill over the last few years for the Oak Hill board of directors of various pricing and other data in an attempt to provide an indication of Oak Hill’s value in a merger or sales transaction.

•	Discussions conducted by the Oak Hill board of directors and its senior management of the strategic options available to Oak Hill and the assessment of the Oak Hill board of directors and its senior management that none of those options presented superior opportunities or were likely to create greater value for Oak Hill shareholders than the prospects presented by the proposed merger with WesBanco.

•	The Oak Hill board of directors’ belief, based in part on its consultation with Stifel Nicolaus, its financial advisor, that there was no potential merger partner with both a greater incentive to pursue a transaction with Oak Hill and a greater ability to pay a favorable merger price, than WesBanco.

•	The fact that the market for WesBanco common shares after the merger is expected to be substantially broader than the current market for Oak Hill common stock.

•	The fact that Oak Hill shareholders who receive WesBanco common shares will experience an increase in dividends, based on WesBanco’s current dividend rate and the proposed exchange ratio.

•	The current and prospective economic, competitive and regulatory environment facing Oak Hill and independent community banking institutions generally.

•	The Oak Hill board of directors’ assessment that Oak Hill would better serve the convenience and needs of its customers and the communities that it serves through affiliation with a financial institution such as WesBanco that has a larger infrastructure, wider selection of financial products and services and more prominent market position, including, particularly, the provision of trust services in communities currently served by Oak Hill.

•	The integration of the branch networks of Oak Hill and WesBanco which when combined provide an extensive branch network across southern Ohio, including wide coverage of Cincinnati, Ohio, from east to west.

•	WesBanco’s statement that it intends to retain as many Oak Hill employees as possible.

•	The Oak Hill board of directors’ belief that, while no assurances could be given, the probability of consummating the merger appeared to be high and the business and financial advantages contemplated in connection with the merger appeared achievable within a reasonable time frame.

•	The likelihood of WesBanco receiving regulatory approval of the merger.

•	The likelihood of WesBanco shareholders approving the merger.

•	The likelihood of Oak Hill shareholders approving the merger.

The foregoing discussion of the information and factors considered by the Oak Hill board of directors is not exhaustive, but includes all material factors considered by the board of directors. In reaching its determination to approve and recommend the merger, the Oak Hill board of directors did not quantify or otherwise attempt to assign any specific or relative weights to any of the foregoing factors, and individual directors may have weighed factors differently.

FOR THE REASONS SET FORTH ABOVE, THE OAK HILL BOARD OF DIRECTORS RECOMMENDS THAT THE OAK HILL SHAREHOLDERS VOTE “FOR” THE ADOPTION OF THE MERGER AGREEMENT AND APPROVAL OF THE MERGER. IN ADDITION, CERTAIN OFFICERS AND DIRECTORS OF OAK HILL HAVE ENTERED INTO VOTING AGREEMENTS WITH WESBANCO WHEREIN THE OFFICER OR DIRECTOR HAS AGREED TO VOTE THEIR OAK HILL SHARES IN FAVOR OF THE MERGER. SEE “OTHER MATERIAL AGREEMENTS RELATING TO THE MERGER — VOTING AGREEMENTS.”

Opinion of Oak Hill’s Financial Advisor

Stifel Nicolaus is acting as financial advisor to Oak Hill in connection with the merger. Stifel Nicolaus is a nationally recognized investment banking firm with substantial expertise in transactions similar to the merger. Stifel Nicolaus is an investment banking and securities firm with membership on all the principal United States securities exchanges. As part of its investment banking activities, Stifel Nicolaus is regularly engaged in the independent valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.

On July 19, 2007, Stifel Nicolaus rendered its oral opinion, which was subsequently confirmed in writing, to the board of directors of Oak Hill that, as of such date, the per share consideration to be paid by WesBanco to the holders of Oak Hill common stock (other than dissenting shareholders or shares held directly or indirectly by WesBanco or Oak Hill or any of their respective subsidiaries, except for Trust Account Shares and DPC Shares (each as defined in the Merger Agreement)) in connection with the merger pursuant to the merger agreement was fair to Oak Hill shareholders, from a financial point of view.

The full text of Stifel Nicolaus’ written opinion dated July 19, 2007, which sets forth the assumptions made, matters considered and limitations of the review undertaken, is attached as Annex C to this joint proxy statement/prospectus and is incorporated herein by reference. Stifel Nicolaus has provided an updated opinion as of the date of this joint proxy statement/prospectus. Holders of Oak Hill common stock are urged to, and should, read this opinion carefully and in its entirety in connection with this proxy statement/prospectus. The summary of the opinion of Stifel Nicolaus set forth in this proxy statement/prospectus is qualified in its entirety by reference to the full text of such opinion. The opinion of Stifel Nicolaus will not reflect any developments that may occur or may have occurred after the date of its opinion and prior to the completion of the merger. Stifel Nicolaus has no obligation to update, revise or reaffirm its opinion except as otherwise provided in Stifel Nicolaus’ engagement letter agreement with Oak Hill, and Oak Hill does currently expect that it will request an updated opinion from Stifel Nicolaus.

No limitations were imposed by Oak Hill on the scope of Stifel Nicolaus’ investigation or the procedures to be followed by Stifel Nicolaus in rendering its opinion. Stifel Nicolaus was not requested to and did not make any recommendation to Oak Hill’s board of directors as to the form or amount of the consideration to be paid to Oak Hill or its shareholders, which was determined through arm’s length negotiations between the parties. In arriving at its opinion, Stifel Nicolaus did not ascribe a specific range of values to Oak Hill. Its opinion is based on the financial and comparative analyses described below. Stifel Nicolaus’ opinion was directed solely to Oak Hill’s board of directors for its use in connection with its consideration of the financial terms of the merger and is not to be relied upon by any shareholder of Oak Hill or WesBanco or any other person or entity. Stifel Nicolaus’ opinion did not constitute a recommendation to Oak Hill’s board as to how Oak Hill’s board should vote on the merger or to any shareholder of Oak Hill or WesBanco as to how such shareholder should vote with respect to the merger, or whether or not any shareholder of Oak Hill or WesBanco should enter into a voting or shareholders’ agreement with respect to the merger, elect to receive the per share stock consideration or the per share cash consideration (or any combination thereof), or exercise any dissenters’ or appraisal rights that may be available to such shareholder. In addition, Stifel Nicolaus’ opinion does not compare the relative merits of the merger with any alternative transaction or business strategy that may have been available to Oak Hill or the Oak Hill board and does not address the underlying business decision of Oak Hill’s board to proceed with or effect the merger. Stifel Nicolaus was not requested to, and did not, explore alternatives to the merger or solicit the interest of any other parties in pursuing transactions with Oak Hill.

In connection with its opinion, Stifel Nicolaus, among other things:

•	reviewed and analyzed a draft copy of the Merger Agreement dated July 11, 2007;

•	reviewed and analyzed a draft copy of the form of Voting Agreement dated July 7, 2007, proposed to be entered into by WesBanco and certain shareholders of Oak Hill in connection with the Merger (the “Voting Agreement”);

•	reviewed and analyzed a draft copy of Amendment No. 3 to Rights Agreement dated July 7, 2007, between Oak Hill and Registrar and Transfer Company, as successor to The Fifth Third Bank, as Rights Agent (the “Rights Agent”);

•	reviewed and analyzed the audited consolidated financial statements of Oak Hill included in its Annual Reports on Form 10-K as of December 31, 2006 and 2005 and for the three years ended December 31, 2006, as well as unaudited consolidated financial statements of Oak Hill included in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2007, and Oak Hill’s earnings release for the quarter ended June 30, 2007;

•	reviewed and analyzed the audited consolidated financial statements of WesBanco included in its Annual Reports on Form 10-K as of December 31, 2006 and 2005 and for the three years ended December 31, 2006, and the unaudited consolidated financial statements of WesBanco included in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2007; as well as unaudited consolidated financial statements included in WesBanco’s earnings release for the quarter ending June 30, 2007 and WesBanco’s earnings release for the quarter ended June 30, 2007;

•	reviewed and analyzed certain other publicly available information concerning Oak Hill and WesBanco;

•	held discussions with Oak Hill’s senior management and WesBanco’s senior management, including estimates of certain cost savings, operating synergies, merger charges and the pro forma financial impact on Oak Hill;

•	reviewed certain non-publicly available information concerning Oak Hill and WesBanco, including internal financial analyses and forecasts prepared by their respective management and held discussions with Oak Hill’s senior management and WesBanco’s senior management regarding recent developments;

•	participated in certain discussions and negotiations between representatives of Oak Hill and WesBanco;

•	reviewed the reported prices and trading activity of the publicly traded equity securities of Oak Hill and WesBanco;

•	analyzed certain publicly available information concerning the terms of selected merger and acquisition transactions that it considered relevant to its analysis;

•	reviewed and analyzed certain publicly available financial and stock market data relating to selected public companies that it deemed relevant to its analysis;

•	conducted such other financial studies, analyses and investigations and considered such other information as it deemed necessary or appropriate for purposes of its opinion; and

•	took into account its assessment of general economic, market and financial conditions and its experience in other transactions, as well as its experience in securities valuations and its knowledge of the banking industry generally.

In rendering its opinion, Stifel Nicolaus relied upon and assumed, without independent verification, the accuracy and completeness of all of the financial and other information that was provided to Stifel Nicolaus, by or on behalf of Oak Hill and WesBanco, or that was otherwise reviewed by Stifel Nicolaus, and did not assume any responsibility for independently verifying any of such information. With respect to the financial forecasts supplied to Stifel Nicolaus by Oak Hill and WesBanco (including, without limitation, potential cost savings and operating synergies to be realized by WesBanco post-merger), Stifel Nicolaus assumed that they were reasonably prepared on the basis reflecting the best currently available estimates and judgments of the management of Oak Hill and WesBanco as to the future operating and financial performance of Oak Hill and WesBanco, that cost savings and operating synergies would be realized in the amounts and time periods estimated by WesBanco and that they provided a reasonable basis upon which Stifel Nicolaus could form its opinion. Such forecasts and projections were not prepared with the expectation of public disclosure. All such projected financial information is based on numerous variables and assumptions that are inherently uncertain, including, without limitation, factors related to general economic and competitive conditions. Accordingly, actual results could vary significantly from those set forth in such projected financial information. Stifel Nicolaus has relied on this projected information without independent verification or analyses and does not in any respect assume any responsibility for the accuracy or completeness thereof.

Stifel Nicolaus also assumed that there was no material change in the assets, liabilities, financial condition, results of operations, business or prospects of either Oak Hill or WesBanco since the date of the last financial statements made available to it. Stifel Nicolaus has also assumed, without independent verification and with Oak Hill’s consent, that the aggregate allowances for loan losses set forth in the financial statements of Oak Hill and WesBanco, respectively, are in the aggregate adequate to cover all such losses. Stifel Nicolaus did not make or obtain any independent evaluation, appraisal or physical inspection of Oak Hill’s or WesBanco’s assets or liabilities, the collateral securing any of such assets or liabilities, or the collectibility of any such assets nor did it review loan or credit files of Oak Hill or WesBanco. Stifel Nicolaus relied on advice of Oak Hill’s counsel as to certain legal and tax matters with respect to Oak Hill, the merger agreement and the merger and the other transactions and matters contained or contemplated therein. Stifel Nicolaus has assumed, with Oak Hill’s consent, that there are no factors that would delay or subject to any adverse conditions any necessary regulatory or governmental approval and that all conditions to the merger will be satisfied and not waived. In addition, Stifel Nicolaus assumed that the definitive merger agreement would not differ materially from the draft it reviewed. Stifel Nicolaus also assumed that the merger will be consummated substantially on the terms and conditions described in the merger agreement, without any waiver of material terms or conditions by Oak Hill and WesBanco and without Oak Hill’s exercise of its rights pursuant to Article 11 of the merger agreement, and that obtaining any necessary regulatory approvals or satisfying any other conditions for consummation of the merger would not have an adverse effect on Oak Hill or WesBanco.

Stifel Nicolaus’ opinion is necessarily based on economic, market, financial and other conditions as they exist on, and on the information made available to it as of, the date of the opinion. It is understood that subsequent developments may affect the conclusions reached in this opinion and that Stifel Nicolaus does not have any obligation to update, revise or reaffirm the opinion.

Stifel Nicolaus’ opinion is limited to whether the merger consideration is fair to shareholders of Oak Hill, from a financial point of view, as of the date of the opinion. Stifel Nicolaus’ opinion does not consider, include or address: (i) any other strategic alternatives currently (or which have been or may be) contemplated by Oak Hill’s board or Oak Hill; (ii) the legal, tax or accounting consequences of the merger on Oak Hill, WesBanco or their respective shareholders; (iii) any non-solicit, non-compete, employment, severance or similar agreements to which Oak Hill is subject or which are entered into in connection with the merger as contemplated by the merger agreement, or the fairness to Oak Hill or Oak Hill’s shareholders of any payments received in connection with such agreements; (iv) any advice or opinions provided by KBW or any other advisor to Oak Hill or WesBanco; (v) the election by holders of Oak Hill shares to receive the per share stock consideration or the per share cash consideration, or any combination thereof, or the actual allocation of the merger consideration between the per share stock consideration and the per share cash consideration among holders of Oak Hill shares (including, without limitation, any pro rata reduction or cutback of holders’ election to receive the Per Share Cash Consideration pursuant to the Merger Agreement); or (vi) the effect of the Rights Agreement dated as of January 23, 1998, between Oak Hill and the Rights Agent, or any proposed amendment to such Rights Agreement contemplated in connection with the Merger, on Oak Hill, WesBanco or their respective shareholders. Furthermore, Stifel Nicolaus expressed no opinion as to the prices, trading range or volume at which Oak Hill’s or WesBanco’s securities would trade following public announcement or consummation of the merger.

The financial forecasts furnished to Stifel Nicolaus for Oak Hill and WesBanco and estimates of potential cost savings and operating synergies to be realized by WesBanco were prepared by the management of Oak Hill and WesBanco and constitute forward-looking statements. As a matter of policy, Oak Hill and WesBanco do not publicly disclose internal management forecasts, projections or estimates of the type furnished to Stifel Nicolaus in connection with its analysis of the financial terms of the merger, and such forecasts and estimates were not prepared with a view towards public disclosure. These forecasts and estimates were based on numerous variables and assumptions which are inherently uncertain and which may not be within the control of the management of Oak Hill and WesBanco, including, without limitation, factors related to the integration of Oak Hill and general economic, regulatory and competitive conditions. Accordingly, actual results could vary materially from those set forth in such forecasts and estimates.

In connection with rendering its opinion, Stifel Nicolaus performed a variety of financial analyses that are summarized below. Such summary does not purport to be a complete description of such analyses. Stifel Nicolaus believes that its analyses and the summary set forth herein must be considered as a whole and that selecting portions of such analyses and the factors considered therein, without considering all factors and analyses, could create an incomplete view of the analyses and processes underlying its opinion. The preparation of a fairness opinion is a complex process involving subjective judgments and is not necessarily susceptible to partial analysis or summary description. In arriving at its opinion, Stifel Nicolaus considered the results of all of its analyses as a whole and did not attribute any particular weight to any analyses or factors considered by it. The range of valuations resulting from any particular analysis described below should not be taken to be Stifel Nicolaus’ view of the actual value of Oak Hill. In its analyses, Stifel Nicolaus made numerous assumptions with respect to industry performance, business and economic conditions, and other matters, many of which are beyond the control of Oak Hill or WesBanco. Any estimates contained in Stifel Nicolaus’ analyses are not necessarily indicative of actual future values or results, which may be significantly more or less favorable than suggested by such estimates. Estimates of values of companies do not purport to be appraisals or necessarily reflect the actual prices at which companies or their securities actually may be sold. No company or transaction utilized in Stifel Nicolaus’ analyses was identical to Oak Hill or WesBanco or the merger. Accordingly, an analysis of the results described below is not mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other facts that could affect the public trading value of the companies to which they are being compared. None of the analyses performed by Stifel Nicolaus was assigned a greater significance by Stifel Nicolaus than any other, nor does the order of analyses described represent relative importance or weight given to those analyses by Stifel Nicolaus. The analyses described below do not purport to be indicative of actual future results, or to reflect the prices at which Oak Hill common stock or WesBanco common stock may trade in the public markets, which may vary depending upon various factors, including changes in interest rates, dividend rates, market conditions, economic conditions and other factors that influence the price of securities.

In accordance with customary investment banking practice, Stifel Nicolaus employed generally accepted valuation methods in reaching its opinion. The following is a summary of the material financial analyses that Stifel Nicolaus used in providing its opinion on July 19, 2007. Some of the summaries of financial analyses are presented in tabular format. In order to understand the financial analyses used by Stifel Nicolaus more fully, you should read the tables together with the text of each summary. The tables alone do not constitute a complete description of Stifel Nicolaus’ financial analyses, including the methodologies and assumptions underlying the analyses, and if viewed in isolation could create a misleading or incomplete view of the financial analyses performed by Stifel Nicolaus.

The summary data set forth below do not represent and should not be viewed by anyone as constituting conclusions reached by Stifel Nicolaus with respect to any of the analyses performed by it in connection with its opinion. Rather, Stifel Nicolaus made its determination as to the fairness to the shareholders of Oak Hill of the per share merger consideration, from a financial point of view, on the basis of its experience and professional judgment after considering the results of all of the analyses performed. Accordingly, the data included in the summary tables and the corresponding imputed ranges of value for Oak Hill should be considered as a whole and in the context of the full narrative description of all of the financial analyses set forth in the following pages, including the assumptions underlying these analyses. Considering the data included in the summary table without considering the full narrative description of all of the financial analyses, including the assumptions underlying these analyses, could create a misleading or incomplete view of the financial analyses performed by Stifel Nicolaus.

In connection with rendering its opinion and based upon the terms of the draft merger agreement reviewed by it, Stifel Nicolaus assumed the aggregate consideration to be $199.2 million, and at the time of the opinion, the per share consideration to be $36.31.

Pro Forma Effect of the Merger.  Stifel Nicolaus reviewed certain estimated future operating and financial information developed by Oak Hill and certain estimated future operating and financial information for the pro forma combined entity resulting from the merger developed by Oak Hill and WesBanco for the twelve month periods ended December 31, 2007, December 31, 2008, and December 31, 2009. Based on this analysis, Stifel Nicolaus compared certain of Oak Hill’s estimated future per share results with such estimated figures for the pro forma combined entity. Based on this analysis on a pro forma basis, the merger is forecast to be accretive to both WesBanco’s and Oak Hill’s earnings per share for the twelve month period ended December 31, 2008. Stifel Nicolaus also reviewed certain financial information in order to determine the estimated effect of the merger on WesBanco’s book value, tangible book value and dividend. Based on this analysis on a pro forma basis, the merger is forecasted to be accretive to book value per share, but to be dilutive to WesBanco’s tangible book value per share. The merger is not expected to have an impact on WesBanco’s dividend levels, and it is forecasted to be significantly accretive to Oak Hill’s dividend levels.

Analysis of Bank Merger Transactions.  Stifel Nicolaus analyzed certain information relating to recent transactions in the banking industry, consisting of (1) 206 U.S. bank acquisitions announced since June 30, 2006, referred to below as Group A; (2) 32 selected Midwest bank acquisitions announced since June 30, 2006, with deal values greater than $20 million, referred to below as Group B; and (3) 20 nationwide bank acquisitions announced since June 30, 2004, involving targets with assets between $200 million and $5 billion with Nonperforming assets (NPAs)/Assets greater than 1.0%, referred to below as Group C. Stifel Nicolaus calculated the following ratios with respect to the merger and the selected transactions:

	Oak Hill/		Median Statistics for Selected Transactions
Ratios	WesBanco		Group A		Group B		Group C

Price/Book Value	209%		239%		240%		212%
Price/Tangible Book Value	236%		253%		244%		241%
Adjusted Price/6.50% Equity	224%		286%		281%		226%
Price/Last 12 Months EPS	22.7	x	22.4	x	25.1	x	26.2	x
Premium over Tangible Book
Value/Deposits	12.0%		14.9%		14.5%		10.1%
Premium over Tangible Book Value/Core Deposits	14.1%		19.7%		19.6%		12.6%

This analysis resulted in a range of imputed values for Oak Hill common stock of between $35.90 and $45.69 per share based on the median multiples for Group A, between $37.40 and $44.99 per share based on the median multiples for Group B, and between $33.04 and $41.83 per share based on the median multiples for Group C.

Present Value Analysis.  Applying present value analysis to the theoretical future earnings and dividends of Oak Hill, Stifel Nicolaus compared the purchase price offer for one share of Oak Hill common stock to the present value of one share of Oak Hill’s common stock on a stand-alone basis. The analysis was based upon Oak Hill management’s projected earnings growth, a range of assumed price/earnings ratios, and an 11.0%, 13.0% and

15.0% discount rate. Stifel Nicolaus selected the range of terminal price/earnings ratios on the basis of past and current trading multiples for other publicly-traded comparable banks. The present value of Oak Hill’s common stock calculated on a stand-alone basis ranged from $23.40 to $30.95 per share, compared to the purchase price offer of $36.31 per share.

Discounted Cash Flow Analysis.  Using a discounted cash flow analysis, Stifel Nicolaus estimated the net present value of the future streams of after-tax cash flow that Oak Hill could produce to benefit a potential acquiror, referred to below as dividendable net income. In this analysis, Stifel Nicolaus assumed that Oak Hill would perform in accordance with Oak Hill management’s estimates and calculated assumed after-tax distributions to a potential acquiror such that Oak Hill’s tangible common equity ratio would be maintained at 6.5% of assets. Stifel Nicolaus calculated the sum of the assumed perpetual dividendable net income streams per share beginning in the year 2007 discounted to present values at assumed discount rates ranging from 11.0% to 15.0% to approximate Oak Hill’s weighted average cost of capital, as determined by calculations using the capital asset pricing model and based upon Oak Hill’s estimated cost savings of 20% of Oak Hill’s non-interest expense. This discounted cash flow analysis indicated an implied equity value reference range of $20.87 to $43.40 per share of Oak Hill’s common stock. This analysis did not purport to be indicative of actual future results and did not purport to reflect the prices at which shares of Oak Hill’s common stock may trade in the public markets. A discounted cash flow analysis was included because it is a widely used valuation methodology, but the results of such methodology are highly dependent upon the numerous assumptions that must be made, including estimated cost savings and operating synergies, earnings growth rates, dividend payout rates and discount rates.

Comparison of Selected Companies.  Stifel Nicolaus reviewed and compared certain multiples and ratios for the merger with a peer group of 24 selected banks of similar size, profitability, geography and growth characteristics. In order to calculate a range of imputed values for a share of Oak Hill common stock, Stifel Nicolaus applied a 32.5% control premium (Group A) to the trading prices of the selected group of comparable companies and also considered the same peer group without the application of any control premium (Group B) and compared the resulting theoretical offer price to each of the following categories: book value, tangible book value, adjusted 6.5% equity, latest 12 months earnings, estimated 2007 earnings, estimated 2008 earnings, tangible book premium to core deposits and deposits. Stifel Nicolaus then applied the resulting range of multiples and ratios for the peer group specified above to the appropriate financial results of Oak Hill. This analysis resulted in a range of imputed values for Oak Hill common stock of between $31.90 and $39.92 per share based on the median multiples and ratios for Group A, and between $23.05 and $30.13 per share based on the median multiples and ratios for Group B.

Additionally, Stifel Nicolaus calculated the following ratios with respect to the 24 selected comparable companies with and without the application of the 32.5% control premium:

	Oak Hill/		Trading Multiples for Selected Peer Groups
Ratios(1)	WesBanco		Median(A)		Median(B)

Price/Book Value	209%		184%		139%
Price/Tangible Book Value	236%		242%		182%
Adjusted Price/6.50% Equity	224%		208%		147%
Price/Latest 12 Months Earnings	22.7	x	20.2	x	15.3	x
Price/Estimated 2007 Earnings(2)	17.3	x	19.0	x	14.4	x
Price/Estimated 2008 Earnings(2)	16.9	x	17.0	x	12.9	x
Premium over Tangible Book Value/Core Deposits	14.1%		14.9%		8.7%
Price/Deposits	20.8%		20.7%		15.6%

(1)	Based on prices as of market close on July 18, 2007.

(2)	Projected EPS based on Oak Hill and WesBanco management estimates.

As described above, Stifel Nicolaus’ opinion was among the many factors taken into consideration by the Oak Hill board of directors in making its determination to approve the merger.

Stifel Nicolaus acted as financial advisor to Oak Hill in connection with the merger and will receive a fee for its services, a substantial portion of which is contingent upon the completion of the merger (the “Advisory Fee”). The Advisory Fee is .90% of the total stock and cash consideration to be paid to Oak Hill shareholders in connection with the merger, or approximately $1.79 million. Stifel Nicolaus has also acted as financial advisor to the Oak Hill board and received a $100,000 fee in connection with the delivery of its opinion that is not contingent upon consummation of the merger and which is creditable against the Advisory Fee. Stifel Nicolaus also received a non-refundable retainer of $25,000 upon the execution of its engagement agreement with Oak Hill which is creditable against the Advisory Fee. In addition, Oak Hill has agreed to indemnify Stifel Nicolaus for certain liabilities arising out of its engagement and reimburse Stifel Nicolaus for certain out-of-pocket expenses. In the past, Ryan Beck & Co., Inc., an affiliate of Stifel Nicolaus (“Ryan Beck”), has provided investment banking services to both Oak Hill and WesBanco from time to time for which Ryan Beck has received customary fees, and Stifel Nicolaus may provide investment banking services to WesBanco in the future. In the ordinary course of business, Stifel Nicolaus and its affiliates trade in each of Oak Hill’s and WesBanco’s securities for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

WesBanco’s Reasons for the Merger

The board of directors of WesBanco considered a number of factors in voting to approve the merger agreement and the transactions contemplated by the merger agreement, including, without limitation, those factors discussed in this section. The board considered that the merger will provide WesBanco with the opportunity to significantly expand its existing franchise to include markets which it perceives offer significant growth opportunities. Oak Hill operates from its principal office in Jackson, Ohio, together with 36 other full service branch locations. Importantly, Oak Hill has offices located principally on the eastern side of Cincinnati and in the corridor along Interstate 75 between Dayton and Cincinnati. Additionally, it has an office in the suburbs of Columbus on the west side. These offices compliment offices which WesBanco currently operates on the west and north side of Cincinnati, the east and north side of Columbus and the east and north side of Dayton, Ohio, in conjunction with its operations in the Springfield, Ohio, region. These additional Oak Hill offices offer WesBanco a better geographic distribution in key metropolitan areas of Cincinnati, Dayton and Columbus.

The board also considered that Oak Hill enhances WesBanco’s franchise by expanding its reach in south central Ohio and in the Huntington, West Virginia, and Ashland, Kentucky, areas along the Ohio River and throughout central Ohio in regional markets, such as Athens, Lancaster and Chillicothe, Ohio. These offices offer WesBanco significant market share in well diversified markets throughout the region.

The board of directors of WesBanco also considered the geographic diversification that the Oak Hill markets offers to its own stockholders by shifting its asset base into areas other than West Virginia where it currently holds approximately 64% of its deposits. It is anticipated that the transaction will move WesBanco into the top 15 in deposit market share in the State of Ohio and it should re-balance its deposit composition by state so that West Virginia’s deposits will represent approximately 48% of its total deposits. The shifting of assets should permit greater economic and geographic diversification for its existing stockholders and should help insulate WesBanco from economic downturns in the specific geographic markets in which it currently operates.

The board also considered the integration risks of the transaction given its size relative to WesBanco. It determined that these integration risks were mitigated by several factors including the addition of four members of the board of directors of Oak Hill to the WesBanco board of directors, the quality of the management team at Oak Hill, WesBanco entering into employment agreements with certain key members of Oak Hill management, and the compatibility of the cultures of the two organizations in addressing customer service, small business lending and employee development. Additionally, Oak Hill has itself been an acquiror of financial institutions and its management is experienced in addressing integration issues which should help insure the success of an integration process through a merger.

Finally, the WesBanco board of directors considered the financial parameters of the transaction and determined that the transaction was attractive given comparable transactions reviewed by the board through its investment banker more thoroughly detailed in the section entitled “Opinion of WesBanco’s Financial Advisor.”

Included in these considerations is the expected sale by Oak Hill of approximately $55 million in classified loans in connection with the merger.

FOR THE REASONS SET FORTH ABOVE, THE WESBANCO BOARD OF DIRECTORS RECOMMENDS THAT THE WESBANCO SHAREHOLDERS VOTE “FOR” THE ADOPTION OF THE MERGER AGREEMENT AND APPROVAL OF THE MERGER AND THE RELATED ISSUANCE OF SHARES OF WESBANCO COMMON STOCK IN CONNECTION WITH THE MERGER.

Opinion of WesBanco’s Financial Advisor

On May 14, 2007, WesBanco executed an engagement agreement with KBW. KBW’s engagement encompassed assisting WesBanco in analyzing, structuring, negotiating and effecting a transaction with Oak Hill. WesBanco selected KBW because KBW is a nationally recognized investment-banking firm with substantial experience in transactions similar to the merger and is familiar with WesBanco and its business. As part of its investment banking business, KBW is continually engaged in the valuation of financial businesses and their securities in connection with mergers and acquisitions.

On June 28, 2007, the WesBanco board of directors held a meeting to evaluate the proposed merger of Oak Hill with and into WesBanco. At this meeting, KBW reviewed the financial aspects of the proposed merger. On July 19, 2007, KBW rendered a written opinion to WesBanco as to the fairness to WesBanco, from a financial point of view, of the consideration to be paid in the merger.

The text of KBW’s written opinion is attached as Annex B to this document and is incorporated herein by reference. WesBanco shareholders are urged to read the opinion in its entirety for a description of the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by KBW.

KBW’s opinion speaks only as of the date of the opinion. KBW’s opinion is directed to the WesBanco board of directors and addresses only the fairness, from a financial point of view, of the consideration to be paid in the merger. It does not address the underlying business decision to proceed with the merger and does not constitute a recommendation to any WesBanco shareholder as to how the shareholder should vote at the WesBanco special meeting on the merger or any related matter.

In rendering its opinion, KBW:

•	reviewed, among other things:

•	the merger agreement,

•	Annual Reports to shareholders and Annual Reports on Form 10-K of Oak Hill and WesBanco, and

•	Quarterly Reports on Form 10-Q of Oak Hill and WesBanco;

•	held discussions with members of senior management of Oak Hill and WesBanco regarding:

•	past and current business operations,

•	regulatory relationships,

•	financial condition, and

•	future prospects of the respective companies;

•	reviewed the market prices, valuation multiples, publicly reported financial conditions and results of operations for Oak Hill and WesBanco and compared them with those of certain publicly traded companies that KBW deemed to be relevant;

•	evaluated the potential pro forma impact of the merger on WesBanco, including cost savings, that management of WesBanco expects to result from a combination of the businesses of Oak Hill and WesBanco;

•	compared the proposed financial terms of the merger with the financial terms of certain other transactions that KBW deemed to be relevant; and

•	performed other studies and analyses that it considered appropriate.

In conducting its review and arriving at its opinion, KBW relied upon and assumed the accuracy and completeness of all of the financial and other information provided to or otherwise made available to KBW or that was discussed with, or reviewed by or for KBW, or that was publicly available. KBW did not attempt, or assume any responsibility, to verify such information independently. KBW relied upon the management of Oak Hill and WesBanco as to the reasonableness and achievability of the financial and operating forecasts and projections, and assumptions and bases for those projections, provided to KBW. KBW assumed, without independent verification, that the aggregate allowances for loan and lease losses for Oak Hill and WesBanco are adequate to cover those losses. KBW did not make or obtain any evaluations or appraisals of any assets or liabilities of Oak Hill or WesBanco, and KBW did not examine any books and records or review individual credit files.

For purposes of rendering its opinion, KBW assumed that, in all respects material to its analyses:

•	the merger will be completed substantially in accordance with the terms set forth in the merger agreement;

•	the representations and warranties of each party in the merger agreement and in all related documents and instruments referred to in the merger agreement are true and correct;

•	each party to the merger agreement and all related documents will perform all of the covenants and agreements required to be performed by such party under such documents;

•	all conditions to the completion of the merger will be satisfied without any material waivers; and

•	in the course of obtaining the necessary regulatory, contractual, or other consents or approvals for the merger, no restrictions, including any divestiture requirements, termination or other payments or amendments or modifications that may be imposed, will have a material adverse effect on the future results of operations or financial condition of the combined entity or the contemplated benefits of the merger, including the cost savings, revenue enhancements and related expenses expected to result from the merger.

KBW further assumed that the merger will be accounted for as a purchase transaction under generally accepted accounting principles, and that the merger will qualify as a tax-free reorganization for United States federal income tax purposes. KBW’s opinion is not an expression of an opinion as to the prices at which shares of WesBanco common stock or Oak Hill common stock will trade since the announcement of the proposed merger or the actual value of the WesBanco common shares when issued pursuant to the merger, or the prices at which the WesBanco common shares will trade following the completion of the merger.

In performing its analyses, KBW made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of KBW, WesBanco and Oak Hill. Any estimates contained in the analyses performed by KBW are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by these analyses. Additionally, estimates of the value of businesses or securities do not purport to be appraisals or to reflect the prices at which such businesses or securities might actually be sold. Accordingly, these analyses and estimates are inherently subject to substantial uncertainty. In addition, the KBW opinion was among several factors taken into consideration by the WesBanco board in making its determination to adopt the merger agreement and the merger. Consequently, the analyses described below should not be viewed as determinative of the decision of the WesBanco board or management of WesBanco with respect to the fairness of the consideration paid in the merger.

Summary of Analyses by KBW

The following is a summary of the material analyses undertaken by KBW in connection with its written opinion. The summary is not a complete description of the analyses underlying the KBW opinion or the presentation made by KBW to the WesBanco board, but summarizes the material analyses performed and presented in connection with such opinion. The preparation of a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, KBW did not attribute any particular weight to any analysis or factor that it considered, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. The financial analyses summarized below include information presented in tabular format. Accordingly, KBW believes that its analyses and the summary of its analyses must be considered as a whole and that selecting portions of its analyses and factors or focusing on the information presented below in tabular format, without considering all analyses and factors or the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the processes underlying its analyses and opinion. The tables alone do not provide a complete description of the financial analyses.

Selected Peer Group Analysis.  Using publicly available information, KBW compared the financial performance, financial condition, and market performance of Oak Hill to the following 18 depository institutions that KBW considered comparable to Oak Hill:

Companies included in Oak Hill’s peer group:

•	Farmers Capital Bank Corporation;

•	ESB Financial Corporation;

•	Pennsylvania Commerce Bancorp, Inc.;

•	Peoples Bancorp Inc.;

•	Parkvale Financial Corporation;

•	Lakeland Financial Corporation;

•	Omega Financial Corporation;

•	Summit Financial Corporation;

•	First Defiance Financial Corporation;

•	S.Y. Bancorp, Inc.;

•	Firstbank Corporation;

•	Citizens & Northern Corporation;

•	CFS Bancorp, Inc.;

•	Porter Bancorp, Inc.;

•	Horizon Bancorp;

•	Leesport Financial Corporation;

•	Camco Financial Corporation;

•	Republic First Bancorp, Inc.

To perform this analysis, KBW used financial information as of the three month period ended March 31, 2007 and for the three or twelve month period ended March 31, 2007 as indicated in the tables below. Market price information was as of June 26, 2007, and earnings estimates were taken from First Call, a nationally recognized earnings estimate consolidator. Certain financial data prepared by KBW, and as referenced in the tables presented below may not correspond to the data presented in Oak Hill’s and WesBanco’s historical financial statements, or to the data prepared by Stifel Nicolaus presented under the section “Opinion of Oak Hill’s Financial Advisor,” as a result of the different periods, assumptions and methods used by KBW to compute the financial data presented.

KBW’s analysis showed the following concerning Oak Hill’s financial performance:

		Oak Hill	Oak Hill	Oak Hill
		Peer	Peer	Peer
		Group	Group	Group
Financial Performance Measures:	Oak Hill	Median	Maximum	Minimum

Return on Average Tangible Equity(1)	11.27%	14.62%	18.38%	3.65%
Core Return on Average Assets(1)	0.68%	0.89%	1.70%	0.34%
Net Interest Margin(2)	3.24%	3.28%	4.17%	1.64%
Efficiency Ratio(1)	64%	64%	85%	45%

(1)	Calculated for the twelve month period ended March 31, 2007.

(2)	Calculated for the three month period ended March 31, 2007.

KBW’s analysis showed the following concerning Oak Hill’s financial condition:

		Oak Hill	Oak Hill	Oak Hill
		Peer	Peer	Peer
		Group	Group	Group
Financial Condition Measures(1):	Oak Hill	Median	Maximum	Minimum

Tangible Equity/Tangible Assets	6.41%	7.18%	10.57%	4.65%
Loans/Deposits	108%	97%	121%	68%
Non Performing Assets/Assets	1.23%	0.54%	2.28%	0.12%
Loan Loss Reserves/Loans	126%	105%	154%	85%

(1)	Calculated as of the three month period ended March 31, 2007.

KBW’s analysis showed the following concerning Oak Hill’s market performance:

			Oak Hill		Oak Hill		Oak Hill
			Peer		Peer		Peer
			Group		Group		Group
Market Performance Measures:	Oak Hill		Median		Maximum		Minimum

Price to earnings multiple, based on 2007 GAAP estimated earnings(1)	10.3	x	13.3	x	29.7	x	11.1	x
Price to earnings multiple, based on 2008 GAAP estimated earnings(1)	10.0	x	12.3	x	22.0	x	9.5	x
Price to tangible book multiple value(2)	140	x	174	x	247	x	110	x

(1)	Calculated based upon the closing price and earnings estimates as of June 26, 2007.

(2)	Calculated as of the three month period ended March 31, 2007.

Selected Transaction Analysis.  KBW reviewed publicly available information related to certain Pennsylvania, Ohio, Kentucky, and Indiana bank transactions announced since January 1, 2004 with announced transaction values between $100 million and $1 billion. The transactions included were:

Acquiror:	Acquired Company:

Susquehanna Bankshares, Inc.	Community Banks, Inc.
1st Source Corp.	Fina Bancorp, Inc.
BMO Financial Group	First National Bank & Trust Company
First Midwest Bancorp, Inc.	Bank Calumet, Inc.
Willow Grove Bancorp, Inc.	Chester Valley Bancorp, Inc.
Community Banks, Inc.	PennRock Financial Services Corp.
F.N.B. Corp.	NSD Bancorp, Inc.
BMO Financial Group	Mercantile Bancorp, Inc.
National City Corporation	Wayne Bancorp, Inc.
Omega Financial Corporation	Sun Bancorp, Inc.
Huntington Bancshares Incorporated	Unizan Financial Corporation
Sky Financial Group Inc.	Second Bancorp Incorporated

For each precedent transaction, KBW derived and compared, among other things, the implied ratio of price per common share paid for the acquired company to:

•	the earnings per share of the acquired company for the latest 12 months of results publicly available prior to the time the transaction was announced;

•	estimated earnings per share of the acquired company for the calendar year of the announcement of the transaction; and

•	tangible book value per share of the acquired company based on the latest publicly available financial statements of the company available prior to the announcement of the acquisition.

Additionally, for each precedent transaction, KBW derived and compared the premium paid in aggregate consideration over tangible book value to core deposits. Core deposits were defined as total deposits less jumbo CDs (CDs with balances greater than $100,000). Transaction multiples for the merger were derived from the $38.00 per share transaction value and financial data as of March 31, 2007 for Oak Hill. KBW compared these results with announced multiples. The results of the analysis are set forth in the following table.

			Comparable		Comparable		Comparable
	WesBanco/		Transactions		Transactions		Transactions
	Oak Hill		Median		Maximum		Minimum

Price/Trailing 12 months earnings per share	23.9	x	24.3	x	46.7	x	14.2	x
Price/Estimated earnings per share	17.7	x	21.0	x	27.9	x	15.4	x
Price/Tangible Book value	2.48	x	2.72	x	3.82	x	1.93	x
Core Deposit Premium	14.6%		22.7%		33.5%		11.6%

No company or transaction used as a comparison in the above analysis is identical to WesBanco, Oak Hill or the proposed merger. Accordingly, an analysis of these results is not mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies.

Discounted Cash Flow Analysis.  KBW performed a discounted cash flow analysis to estimate a range for the implied equity value per share of Oak Hill common stock. In this analysis, KBW assumed discount rates ranging from 11.0% to 13.0% to derive (i) the present value of the estimated free cash flows that Oak Hill could generate over the period beginning January 2007 and ending in December 2011, including certain expenses and cost savings forecasted as a result of the merger, and (ii) the present value of Oak Hill’s terminal value at the end of 2012. Terminal values for Oak Hill were calculated based on a range of 13.5x to 14.5x estimated 2012 earnings per share. In performing this analysis, KBW used Oak Hill’s 2007 and 2008 First Call earnings estimates, including certain adjustments. Based on management’s estimates KBW assumed 8% earnings per share growth thereafter. Certain data was adjusted to account for certain restructuring charges anticipated by management to result from the merger and management’s assumptions of cost savings resulting from the merger. In determining cash flows available to shareholders, KBW used forecasted dividend payout ratios (percentages of adjusted earnings per share payable to shareholders), which assume the maintenance of a minimum ratio of tangible common equity to tangible assets of 6.0%.

Based on these assumptions, KBW derived a range of implied equity values per share of Oak Hill common stock of $36.63 to $41.85.

The discounted cash flow analysis is a widely used valuation methodology, but the results of such methodology are highly dependent on the assumptions that must be made, including asset and earnings growth rates, terminal values, dividend payout rates, and discount rates. The analysis did not purport to be indicative of the actual values or expected values of Oak Hill common stock.

Forecasted Pro Forma Financial Analysis.  KBW analyzed the estimated financial impact of the merger on WesBanco’s 2008 and 2009 estimated earnings per share. For both WesBanco and Oak Hill, KBW used First Call estimates of earnings per share for 2008 and grew those earnings by 8% for 2009. In addition, KBW assumed that the merger will result in cost savings equal to management’s estimates. Based on its analysis, KBW determined that the merger would be accretive to WesBanco’s earnings per share in 2009.

Furthermore, the analysis indicated that WesBanco’s Leverage Ratio, Tier 1 Risk-Based Capital Ratio and Total Risk Based Capital Ratio would all remain above regulatory minimums for well capitalized institutions. This analysis was based on internal projections provided by WesBanco’s and Oak Hill’s senior management teams. For all of the above analysis, the actual results achieved by WesBanco following the merger may vary from the projected results, and the variations may be material.

Other Analyses.  KBW reviewed the relative financial and market performance of WesBanco and Oak Hill to a variety of relevant industry peer groups and indices. KBW also reviewed earnings estimates, balance sheet composition, historical stock performance and other financial data for Oak Hill.

The WesBanco board of directors has retained KBW as an independent contractor to act as financial advisor to WesBanco regarding the merger. As part of its investment banking business, KBW is continually engaged in the valuation of banking businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. As specialists in the securities of banking companies, KBW has experience in, and knowledge of, the valuation of banking enterprises. In the ordinary course of its business as a broker-dealer, KBW may, from time to time, purchase securities from, and sell securities to, WesBanco and Oak Hill. As a market maker in securities KBW may from time to time have a long or short position in, and buy or sell, debt or equity securities of WesBanco and Oak Hill for KBW’s own account and for the accounts of its customers.

WesBanco and KBW have entered into an agreement relating to the services to be provided by KBW in connection with the merger. WesBanco has agreed to pay to KBW at the time of closing a cash fee of $1,000,000. Pursuant to the KBW engagement agreement, WesBanco also agreed to reimburse KBW for reasonable out-of-pocket expenses and disbursements incurred in connection with its retention and to indemnify it against certain liabilities, including liabilities under the federal securities laws.

Interests of Certain Persons in the Merger

In considering the recommendation of the Oak Hill board of directors with respect to the merger agreement, Oak Hill shareholders should be aware that certain persons, including some of the directors and executive officers of Oak Hill, have interests in the merger that are in addition to their interests as shareholders of Oak Hill generally. The Oak Hill board of directors was aware of these interests and considered them in adopting the merger agreement and the transactions contemplated thereby.

Change in Control Provisions.  Oak Hill has created the Key Executive Change in Control Plan (the “Plan”) which includes, until its termination as of the effective date of the merger, the following participants of Oak Hill: D. Bruce Knox, Executive Vice President and Chief Information Officer, David G. Ratz, Executive Vice President

and Chief Administrative Officer, Scott J. Hinsch, Jr., Vice President and Miles R. Armentrout, Executive Vice President and Chief Lending Officer. Oak Hill has also entered into certain employment agreements with R. E. Coffman, Jr., President and Chief Executive Officer, which contain certain provisions concerning a change in control. As a result of the merger and under the Plan and the employment agreements, WesBanco will make a lump sum payment of $510,000 to R. E. Coffman, Jr., $182,000 to Scott J. Hinsch, Jr., $160,000 to both David G. Ratz and Miles R. Armentrout, and $153,000 to D. Bruce Knox. To the extent any of these lump sum payments or any other payments received or benefits provided, including post-termination coverage as discussed below, which are contingent on the merger constitutes an “excess parachute payment” under Section 280G of the Tax Code and are non-deductible for federal income tax purposes, such lump sum payments will be reduced to the maximum amount for which a deduction is permitted under Section 280G when taking into consideration all such payments or benefits. Each of R. E. Coffman, Jr., D. Bruce Knox, David G. Ratz, Scott J. Hinsch, Jr. and Miles R. Armentrout will also be entitled to continued coverage under health, life and disability plans until the earliest to occur of the expiration of the employment agreement or the date on which he becomes employed full-time by another employer.

Execution of New Employment Agreements.  In connection with the proposed merger, R. E. Coffman, Jr., D. Bruce Knox, David G. Ratz, Scott J. Hinsch, Jr. and Miles R. Armentrout have each entered into employment agreements with WesBanco and Oak Hill Banks, which are contingent upon the consummation of the merger. Each of these employment agreements, except for that of D. Bruce Knox, is for a term of one year and will be automatically extended for one year on each anniversary of the agreement unless otherwise terminated with proper notice. The term of D. Bruce Knox’s employment will expire thirty days after the conversion of the Oak Hill Banks’ data processing system to the WesBanco system. The employment agreements include provisions such that each employee will receive an annual base salary in an amount to be determined by the board of directors of WesBanco, but in no event shall such amount be less than $225,000, in the case of R. E. Coffman, Jr., $160,000, in the cases of David G. Ratz, Scott J. Hinsch, Jr. and Miles R. Armentrout, and $153,000, in the case of D. Bruce Knox. In addition, each executive will be entitled to receive such other benefits and perquisites as WesBanco provides to its other executives. If WesBanco terminates the employment of R. E. Coffman, Jr., D. Bruce Knox, David G. Ratz, Scott J. Hinsch, Jr. or Miles R. Armentrout without cause (as defined in the employment agreements), or other than due to death of the executive or by mutual agreement, WesBanco will be obligated to pay such person an amount equal to the greater of (i) six months of base salary at his then current base rate or (ii) the base salary such person would have received had he continued to be employed through the end of the existing term of the employment agreement. However, if an employee voluntarily terminates his employment or is discharged by WesBanco for cause (as defined in the Plan) during the first year of this employment agreement, then that employee will be required to reimburse WesBanco for all change in control payments that such employee received as a result of the merger.

Employee Severance Benefits.  Pursuant to the merger agreement, WesBanco has agreed to use commercially reasonable efforts to continue the employment of at least a majority of the employees of Oak Hill and its subsidiaries after the merger. Any employees who are not offered the opportunity to continue as employees after the merger or who are terminated without cause within six months after the effective time of the merger will be entitled to receive:

•	severance payments based on the number of years worked and the employee’s weekly rate of pay;

•	certain outplacement consultation services at a cost not to exceed $1,000 per employee; and

•	accrued benefits, including vacation pay, through the date of termination of employment.

Board of Directors Appointments.  Pursuant to the merger agreement, four current Oak Hill directors will be appointed to the board of directors of WesBanco. These directors have been identified in the merger agreement as John D. Kidd, D. Bruce Knox, Neil S. Strawser and Donald P. Wood. The Oak Hill directors appointed to the board of directors of WesBanco will serve until the next meeting of WesBanco’s shareholders and will be nominated for election to the WesBanco board at that shareholder meeting and subsequent shareholder meetings until the Oak Hill director has served a three year term. In addition, each member of the Oak Hill board of directors at the effective time of the merger, will be appointed to a newly created advisory board for WesBanco Bank for the Jackson, Ohio market. Each advisory board member will serve for at least one year and, except for Oak Hill directors appointed to the WesBanco board of directors, will receive the same annual compensation they received for service on the Oak Hill board of directors for the fiscal year ended December 31, 2006.

Indemnification.  WesBanco has agreed that it will, following the effective time of the merger for a period of six years, indemnify, defend, and hold harmless the current and former directors and officers of Oak Hill against all costs, expenses, claims, damages, or liabilities arising out of actions or omissions occurring at or prior to the effective time of the merger to the fullest extent permitted by applicable law, including provisions relating to advances of expenses. The merger agreement further provides that WesBanco will obtain six years of extended liability insurance to provide for continued coverage of Oak Hill’s directors and officers with respect to matters occurring prior to the effective time of the merger, subject to a cap that limits the amount that WesBanco must expend for such liability insurance to no more than an aggregate of $150,000.

Ownership by Oak Hill Officers and Directors.  As of the record date, directors and officers of Oak Hill beneficially owned, in the aggregate, 1,354,406 shares of Oak Hill common stock, representing approximately 25.2% of the outstanding shares of Oak Hill common stock. All of Oak Hill’s directors and officers who own Oak Hill common stock will, as a result of the merger, be entitled to elect to receive the same merger consideration for each share of Oak Hill common stock owned by him or her as every other Oak Hill shareholder. Directors and officers of Oak Hill will be treated the same as other Oak Hill shareholders, except that they may be subject to certain restrictions on any resale of WesBanco common stock received by them pursuant to the merger.

Regulatory Approvals

WesBanco and Oak Hill have agreed to use their best efforts to obtain all regulatory approvals required to consummate the transactions contemplated by the merger agreement. These approvals include approval from the Board of Governors of the Federal Reserve System, which we refer to as the Federal Reserve Board. WesBanco and Oak Hill have completed, or will complete, the filing of applications and notifications to obtain the required regulatory approvals.

Federal Reserve Board.  The merger is subject to approval by the Federal Reserve Board pursuant to Section 3 of the Bank Holding Company Act of 1956, as amended. We filed the required application with the Federal Reserve Board on September 10, 2007.

The Federal Reserve Board is prohibited from approving any transaction under the applicable statutes that (1) would result in a monopoly, (2) would be in furtherance of any combination or conspiracy to monopolize or to attempt to monopolize the business of banking in any part of the United States, or (3) may have the effect in any section of the United States of substantially lessening competition, tending to create a monopoly or resulting in a restraint of trade, unless the Federal Reserve Board finds that the anti-competitive effects of the transaction are clearly outweighed in the public interest by the probable effect of the transaction in meeting the convenience and needs of the communities to be served.

In addition, in reviewing a transaction under the applicable statutes, the Federal Reserve Board will consider the financial and managerial resources of the companies and their subsidiary banks and the convenience and needs of the communities to be served as well as the companies’ effectiveness in combating money-laundering activities. In connection with its review, the Federal Reserve Board will provide an opportunity for public comment on the application for the merger.

Under the Community Reinvestment Act of 1977 (“CRA”), the Federal Reserve Board must take into account the record of performance of each of WesBanco and Oak Hill in meeting the credit needs of the entire community, including low- and moderate-income neighborhoods, served by each company and their subsidiaries. WesBanco’s and Oak Hill’s subsidiary depository institutions that are subject to the CRA have “outstanding” and “satisfactory” CRA ratings, respectively, with the applicable federal regulator.

Other Requisite Approvals, Notices and Consents.  Because Oak Hill Banks is an Ohio state-chartered bank, WesBanco is required under Ohio law to give sixty (60) days’ prior written notice to the Ohio Superintendent of Financial Institutions of the acquisition of Oak Hill and Oak Hill Banks as a result of the merger and to request the Superintendent’s consent to the transaction. Such notice is provided by filing with the Superintendent an originally executed copy of the application that WesBanco filed with the Federal Reserve Board pursuant to Section 3 of the

Bank Holding Company Act. WesBanco filed the required copy with the Ohio Superintendent of Financial Institutions on September 10, 2007.

Under applicable Ohio law and rules of the Ohio Superintendent of Financial Institutions, the Superintendent may deny consent to the acquisition of an Ohio state-chartered bank if (1) the transaction would result in a monopoly, (2) the transaction would be in furtherance of any combination or conspiracy to monopolize or to attempt to monopolize the business of banking in any part of the State of Ohio, (3) the transaction may have the effect in any part of the State of Ohio of substantially lessening competition, tending to create a monopoly or resulting in a restraint of trade, unless the Superintendent finds that the anti-competitive effects of the transaction are clearly outweighed in the public interest by the probable effect of the transaction in meeting the convenience and needs of the communities to be served, (4) the financial condition of any acquiring person might jeopardize the financial stability of the bank or prejudice the interests of the bank’s depositors, (5) the competence, experience and integrity of any acquiring person or of any of the proposed management indicates that it would not be in the interest of the bank’s depositors or the public to permit the transaction, (6) any acquiring person neglects, fails or refuses to furnish the Superintendent all information required, or (7) the Superintendent determines that the transaction would have an adverse effect on the bank insurance fund administered by the Federal Deposit Insurance Corporation.

The merger is also subject to providing prior notification of the acquisition of non-banking entities to the West Virginia Board of Banking and Financial Institutions. We have filed the requisite notification with the West Virginia Board of Banking and Financial Institutions.

Timing.  There can be no assurance that the requisite regulatory approvals will be obtained, and if obtained, there can be no assurance as to the date of any approval. There can also be no assurance that any regulatory approvals will not contain a condition or requirement that causes the approvals to fail to satisfy the condition set forth in the merger agreement and described under “The Merger — Conditions to the Merger” beginning on page 58.

Pursuant to the Bank Holding Company Act, a transaction approved by the Federal Reserve Board may not be completed until 30 days after approval is received, during which time the Department of Justice may challenge the transaction on antitrust grounds. The commencement of an antitrust action would stay the effectiveness of an approval unless a court specifically ordered otherwise. With the approval of the Federal Reserve Board and the concurrence of the Department of Justice, the waiting period may be reduced to no less than 15 days.

Neither WesBanco nor Oak Hill is aware of any material governmental approvals or actions that are required for completion of the merger other than those described above. It is presently contemplated that if any such additional governmental approvals or actions are required, those approvals or actions will be sought. There can be no assurance, however, that any additional approvals or actions will be obtained.

The approval of any application merely implies the satisfaction of regulatory criteria for approval, which does not include review of the merger from the standpoint of the adequacy of the cash consideration or the exchange ratio for converting Oak Hill common stock to WesBanco common stock. Furthermore, regulatory approvals do not constitute an endorsement or recommendation of the merger by the regulators.

Dissenter’s Rights

Dissenter’s rights are statutory rights that enable shareholders to dissent from an extraordinary transaction, such as a merger, and to demand that the corporation pay the fair value for their shares as determined by a court in a judicial proceeding instead of receiving the consideration offered to shareholders in connection with the extraordinary transaction. An Oak Hill shareholder is entitled to relief as a dissenting shareholder under Section 1701.85 of the Ohio General Corporation Law only if he or she complies strictly with all of the procedural and other requirements of Section 1701.85, a copy of which is attached hereto as Annex D. The following is a description of the material terms of Section 1701.85.

The following summary does not purport to be a complete statement of the law relating to dissenter’s rights and is qualified in its entirety by Section 1701.85. This summary and Section 1701.85 should be reviewed carefully by any Oak Hill shareholder who wishes to exercise dissenter’s rights or who wishes to preserve his or her right to do so, since failure to comply with the procedures provided in Section 1701.85 will result in the loss of those rights. Any Oak Hill shareholder who is considering dissenting should consult his or her legal advisor.

In order to preserve dissenter’s rights in connection with the merger, an Oak Hill shareholder must deliver to Oak Hill a written demand for the payment of the fair cash value of his or her dissenting shares. To be effective, a demand must be made by the record holder of the dissenting shares, must be delivered to Oak Hill no later than ten days after the vote on the approval and adoption of the merger agreement at the special meeting of Oak Hill shareholders, the shares must not have been voted in favor of the merger and the demand must contain the following information: (a) the identity and address of the dissenting shareholder; (b) the number and class of his or her dissenting shares; and (c) the amount claimed by the dissenting shareholder as the fair cash value of his or her dissenting shares. Any written demand for payment should be mailed or delivered to Dale B. Shafer, Secretary of Oak Hill, 14621 State Road 93, Jackson, Ohio 45640. As the written demand must be delivered to Oak Hill within the 10-day period following the special meeting, it is recommended that a dissenting shareholder use certified or registered mail, return receipt requested, to confirm that he or she has made a timely delivery.

If Oak Hill sends the dissenting shareholder, at the address specified in his or her demand, a request for the certificate(s) representing his or her shares, the dissenting shareholder must deliver the certificate(s) to Oak Hill within 15 days of the date Oak Hill sent the request. Oak Hill will endorse the certificate(s) with a legend to the effect that the shareholder has demanded the fair cash value of the shares represented by the certificate(s). Oak Hill will then return such shares to the dissenting shareholder. If the shareholder fails to deliver the certificate(s) within 15 days of the request, Oak Hill may terminate his or her right to dissent. Oak Hill must notify the shareholder of its election to terminate his or her rights as a dissenting shareholder within 20 days after the lapse of the 15-day period.

An Oak Hill shareholder cannot vote in favor of the merger agreement and the transactions contemplated thereby if he or she intends to seek dissenters’ rights. An Oak Hill shareholder who wishes to exercise dissenters’ rights must either: (1) not sign and return the proxy card, or (2) sign and return the proxy card, and vote against or abstain from voting on the adoption of the merger agreement. Neither a vote against the merger agreement, nor any proxy directing such vote, nor an abstention from the vote, will satisfy the requirement that a demand be filed with Oak Hill.

If a dissenting shareholder and Oak Hill do not agree on the fair cash value of the dissenting shares, then the dissenting shareholder must file a complaint (a “dissenter’s complaint”) in the Common Pleas Court of Hamilton County, Ohio within three months after the service of the demand in order to preserve his or her rights under Section 1701.85. Oak Hill would also be permitted to file a dissenter’s complaint within that three-month period.

In the event of the filing of a dissenter’s complaint, the court will determine whether or not a dissenting shareholder has complied with the requirements of Section 1701.85 and is entitled to dissenter’s rights. If so, the court will appraise (or appoint persons to appraise) the dissenting shares, determining the fair cash value to which, together with a fair rate of interest, if any, the dissenting shareholder is entitled.

For purposes of dissenter’s rights, “fair cash value” means the amount a willing seller, under no compulsion to sell, would be willing to accept, and that a willing buyer, under no compulsion to purchase, would be willing to pay, but in no event will fair cash value be more than that demanded by the particular dissenting shareholder in his or her appraisal demand. Ohio law requires that fair cash value be determined exclusive of any appreciation or depreciation of value arising from the completion of the merger. The Common Pleas Court may determine the costs of an appraisal proceeding and require the parties to pay those costs as it deems equitable under the circumstances.

A dissenting shareholder’s right to receive fair cash value for his or her dissenting shares terminates if a shareholder: (a) does not comply with Section 1701.85; (b) withdraws his or her demand with Oak Hill board consent; or (c) fails to file a dissenter’s complaint with the Court of Common Pleas within the prescribed time limits. After a termination of dissenter’s rights, unless Oak Hill purchases the dissenting shares, the dissenting shareholder would receive the distributions he or she would have received in the merger had he or she not exercised rights of appraisal.

Restrictions on Resales by Affiliates of Oak Hill

The shares of WesBanco common stock that you will receive in the merger will be registered under the Securities Act of 1933. Such shares may be traded freely and without restriction by those shareholders not deemed to be “affiliates” of Oak Hill or WesBanco as that term is defined under the Securities Act of 1933.

If you are an affiliate of Oak Hill before the merger or an affiliate of WesBanco after the merger, you may resell the shares of WesBanco common stock issued to you in the merger only:

•	pursuant to an effective registration statement;

•	pursuant to Rule 145 under the Securities Act of 1933; or

•	in transactions exempt from registration.

An “affiliate” of Oak Hill is a person who directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with Oak Hill. Stop transfer instructions will be given by WesBanco to its transfer agent with respect to WesBanco common stock received by an Oak Hill affiliate. Oak Hill has agreed to use its best efforts to obtain from each of its affiliates an agreement in the form as the agreement attached as Exhibit A to the merger agreement, that each such individual will not make any sales of shares of WesBanco common stock received in the merger, except in compliance with the restrictions described in this paragraph. WesBanco is not obligated and does not intend to register for resale the shares issued to affiliates of Oak Hill.

Accounting Treatment

WesBanco will account for the merger using the purchase method of accounting. Under this method of accounting, WesBanco will record the estimated fair value of Oak Hill’s assets and liabilities on its financial statements. The difference between the purchase price paid by WesBanco and the estimated fair value of Oak Hill’s tangible and identifiable intangible assets net of its liabilities will be recorded on WesBanco’s books as goodwill. The application of this accounting treatment is shown in the unaudited pro forma condensed combined financial information included on pages 13 through 20 of this joint proxy statement/prospectus. The operations of Oak Hill will be included in WesBanco’s results of operations subsequent to the effective time of the merger.

Material U.S. Federal Income Tax Consequences of the Merger

The following discussion addresses the material United States federal income tax consequences of the merger to holders of Oak Hill common stock. The discussion is based on the Tax Code, Treasury regulations promulgated thereunder, administrative rulings and practice, and judicial decisions, all as in effect as of the date of this registration statement and all of which are subject to change (possibly with retroactive effect) and to differing interpretations. This discussion applies only to Oak Hill shareholders that hold their Oak Hill common stock as a capital asset within the meaning of Section 1221 of the Tax Code. This discussion does not address all aspects of United States federal taxation that may be relevant to a particular shareholder in light of its personal circumstances or to shareholders subject to special treatment under the United States federal income tax laws, including:

•	banks, financial institutions, thrifts, or trusts,

•	tax-exempt organizations,

•	insurance companies,

•	dealers in securities or foreign currency,

•	traders, brokers, and dealers in securities who elect to apply a mark-to-market method of accounting,

•	partnerships and other pass-through entities and investors in such entities,

•	foreign persons,

•	shareholders who received their Oak Hill common stock through the exercise of employee stock options or holders of options to acquire Oak Hill common stock who receive such options, in each case, through a tax-qualified retirement plan or otherwise as compensation,

•	shareholders who hold Oak Hill common stock as part of a hedge, straddle, constructive sale, conversion transaction or other integrated investment,

•	shareholders with a functional currency other than the U.S. dollar, and

•	real estate investment trusts, personal holding companies, and regulated investment companies.

In addition, the discussion does not address any alternative minimum tax or any state, local, gift, or foreign tax consequences of the merger.

Each Holder of Oak Hill Common Stock Is Strongly Urged to Consult its Tax Advisor with Respect to the Particular Tax Consequences of the Merger to Such Holder.

The merger is conditioned upon receipt at closing by Oak Hill of a legal opinion from Porter Wright Morris & Arthur LLP, tax counsel to Oak Hill, and upon receipt at closing by WesBanco of a legal opinion from Kirkpatrick & Lockhart Preston Gates Ellis LLP, tax counsel to WesBanco, in each case, to the effect that the merger will be treated as a “reorganization” within the meaning of Section 368(a) of the Tax Code. Neither of these opinions is binding on the Internal Revenue Service or the courts, and neither Oak Hill nor WesBanco intends to request a ruling from the Internal Revenue Service regarding the United States federal income tax consequences of the merger. Consequently, no assurance can be given that the Internal Revenue Service will not assert, or that a court would not sustain, a position contrary to any of those set forth below.

The opinions of Kirkpatrick & Lockhart Preston Gates Ellis LLP and Porter Wright Morris & Arthur LLP will rely on certain assumptions that customarily are made with respect to transactions of this kind. The opinions also will rely on certain factual representations contained in officers’ certificates of Oak Hill and WesBanco. Kirkpatrick & Lockhart Preston Gates Ellis LLP and Porter Wright Morris & Arthur LLP will assume such representations to be true, correct and complete. If any such representation cannot be made on the effective time of the merger, or any fact, representation, or assumption is incorrect, then Kirkpatrick & Lockhart Preston Gates Ellis LLP and Porter Wright Morris & Arthur LLP may be unable to render the opinions upon which the closing is conditioned or the United States federal income tax consequences of the merger could be adversely affected.

The remainder of this discussion assumes that the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Tax Code, in which case neither WesBanco nor Oak Hill will recognize any gain or loss as a result of the merger and the following United States federal income tax consequences will result.

The United States federal income tax consequences of the merger to an Oak Hill shareholder generally will depend on whether the shareholder exchanges its Oak Hill common stock for only cash, only WesBanco common stock, or a combination of cash and WesBanco common stock.

Receipt of Cash Only

Gain or Loss.   In general, an Oak Hill shareholder who, pursuant to the merger, receives only cash (for example, as a result of such shareholder’s election to receive the cash consideration for all such shareholder’s Oak Hill common stock) in exchange for Oak Hill common stock will recognize capital gain or loss equal to the difference between the amount of cash received and such Oak Hill shareholder’s adjusted tax basis in the Oak Hill common stock surrendered (unless the receipt of cash has the effect of the distribution of a dividend for U.S. federal income tax purposes as discussed below under “— Receipt of WesBanco Common Stock and Cash”). Such gain or loss generally will be long-term capital gain or loss if, as of the effective date of the merger, the holding period for such shareholder’s Oak Hill common stock is more than one year. The deductibility of capital losses is subject to certain limitations.

Receipt of WesBanco Common Stock Only

No Gain or Loss.   An Oak Hill shareholder who, pursuant to the merger, receives only WesBanco common stock in exchange for Oak Hill common stock will not recognize any gain or loss upon the receipt of such WesBanco common stock, except in respect of cash, if any, received in lieu of a fractional share of WesBanco common stock (as discussed below under “— Cash Received in Lieu of a Fractional Share of WesBanco Common Stock”).

Tax Basis.   The aggregate adjusted tax basis of WesBanco common stock received in the merger generally will be equal to the aggregate adjusted tax basis of the Oak Hill common stock surrendered therefor.

Holding Period.  The holding period of WesBanco common stock received in the merger will include the period during which the shares of Oak Hill common stock were held.

Receipt of WesBanco Common Stock and Cash

Gain But No Loss.   An Oak Hill shareholder who, pursuant to the merger, receives a combination of cash and WesBanco common stock in exchange for Oak Hill common stock will recognize gain, but not loss, in an amount equal to the lesser of:

(1) the amount of gain realized with respect to the Oak Hill common stock surrendered in the exchange; and

(2) the amount of cash received (other than cash received in lieu of a fractional share of WesBanco common stock, which will be taxed as discussed below under “— Cash Received in Lieu of a Fractional Share of WesBanco Common Stock”).

For purposes of (1) above, the amount of gain realized with respect to the Oak Hill common stock exchanged will equal the excess, if any, of:

•	the sum of the cash received plus the fair market value of WesBanco common stock received over

•	the Oak Hill shareholder’s adjusted tax basis in such Oak Hill common stock.

For this purpose, gain or loss must be calculated separately for each identifiable block of shares of Oak Hill common stock surrendered in the merger, and a loss realized on one block of shares may not be used to offset a gain realized on another block of shares. Holders should consult their tax advisors regarding the manner in which cash and shares of WesBanco common stock should be allocated among different blocks of their Oak Hill common stock surrendered in the merger.

For purposes of determining the character of this gain, such Oak Hill shareholder will be treated as having received only WesBanco common stock in exchange for such shareholder’s Oak Hill common stock, and as having immediately redeemed a portion of such WesBanco common stock for the cash received. Unless this deemed redemption is treated as a dividend (as described below in “— Possible Treatment of Cash as a Dividend”) to the extent of such shareholder’s ratable share of accumulated earnings and profits of Oak Hill, the gain will be capital gain if the Oak Hill common stock is held by such shareholder as a capital asset at the time of the merger. Any capital gain will be long-term capital gain if, as of the date of the exchange, the holding period for such Oak Hill common stock is more than one year.

Tax Basis.  The aggregate adjusted tax basis of WesBanco common stock received in the merger generally will be equal to the aggregate adjusted tax basis of the shares of Oak Hill common stock surrendered in the merger, reduced by the amount of cash received by the holder in the merger (excluding any cash received instead of a fractional share), and increased by the amount of gain recognized by the holder in the merger (including any portion of the gain that is treated as a dividend, as described below under “— Possible Treatment of Cash as a Dividend,” but excluding any gain or loss resulting from the deemed issuance and redemption of fractional shares as described below under “— Cash Received in Lieu of a Fractional Share of WesBanco Common Stock”).

Holding Period.  The holding period of WesBanco common stock received in the merger will include the holding period of the Oak Hill common stock exchanged therefor.

Possible Treatment of Cash as a Dividend.  In some situations, cash received in the merger could be treated as having the effect of the distribution of a dividend, under the tests set forth in Section 302 of the Tax Code, in which case such gain would be treated as dividend income. In general, the appropriate tax treatment will depend upon whether and to what extent the exchange reduces an Oak Hill shareholder’s deemed percentage ownership of WesBanco, which is determined by treating the Oak Hill shareholder as if it first exchanged all of its shares of Oak Hill common stock solely for shares of WesBanco common stock and then WesBanco immediately redeemed all or a portion of those shares in exchange for the cash actually received by the shareholder. Whether an exchange would result in a meaningful reduction depends on the particular Oak Hill shareholder’s facts and circumstances. In determining an Oak Hill shareholder’s interest in WesBanco common stock, the Oak Hill shareholder may be deemed to own any shares of WesBanco common stock owned, or constructively owned, by certain persons related to such Oak Hill shareholder or that are subject to an option held by the Oak Hill shareholder or a related person.

These rules are complex and dependent upon the specific factual circumstances particular to each Oak Hill shareholder. Additionally, if pro-ration of the merger consideration occurs, the risk of unintended dividend characterization may be increased. Consequently, each holder should consult its tax advisor as to the application of these rules to the particular facts relevant to such holder. Oak Hill shareholders that are corporations should consult their tax advisors regarding their eligibility for a dividends received deduction and the treatment of the dividend as an “extraordinary dividend” under section 1059 of the Tax Code.

Cash Received in Lieu of a Fractional Share of WesBanco Common Stock

An Oak Hill shareholder who receives cash instead of a fractional share of WesBanco common stock will generally be treated as having received such fractional share and then as having received such cash in redemption of that fractional share by WesBanco. Unless the receipt of such cash is treated as a dividend under the principles discussed above under “— Possible Treatment of Cash as a Dividend,” an Oak Hill shareholder generally will recognize gain or loss equal to the difference between the amount of cash received and the Oak Hill shareholder’s portion of such shareholder’s aggregate adjusted tax basis of the shares of Oak Hill common stock exchanged in the merger which is allocable to the fractional share. Such gain or loss will be long-term capital gain or loss if, as of the effective date of the merger, the holding period for such shares is more than one year.

Reporting Requirements

A holder of Oak Hill common stock receiving WesBanco common stock as a result of the merger will be required to retain records related to such holder’s Oak Hill common stock and file with its United States federal income tax return a statement setting forth certain facts relating to the merger.

Information Reporting and Backup Withholding

Cash payments received in the merger may, under certain circumstances, be subject to information reporting and backup withholding (currently at the rate of 28%) of the cash payable to the shareholder, unless the shareholder provides proof of an applicable exemption or furnishes its taxpayer identification number, and otherwise complies with all applicable requirements of the backup withholding rules. Any amounts withheld from payments to Oak Hill shareholders under the backup withholding rules are not an additional tax and will be allowed as a refund or credit against such holder’s federal income tax liability provided that the required information is timely furnished to the Internal Revenue Service.

The foregoing discussion is intended only as a summary and does not purport to be a complete analysis or listing of all potential United States federal income tax consequences of the merger.

You Are Strongly Urged to Consult Your Tax Advisors Concerning the United States Federal, State, Local, Gift, and Foreign Tax Consequences of the Merger to You.

Conduct of Business Prior to the Merger

Pursuant to the merger agreement, Oak Hill and WesBanco have agreed that, until the merger becomes effective or the merger agreement is terminated, whichever occurs first, each will, with some exceptions:

•	use its best efforts to take, or cause to be taken, all necessary actions required to consummate the transactions contemplated by the merger agreement;

•	take all necessary steps to exempt the merger agreement and the merger from applicable anti-takeover laws and assist the other party in any challenge of the validity, or applicability to the merger, of any such law;

•	cooperate in furnishing information for the preparation and filing of the joint proxy statement/prospectus;

•	cooperate and use its best efforts to prepare all documentation, to timely effect all filings and to obtain all permits, consents, approvals and authorizations of all third parties and governmental and regulatory authorities which are necessary to consummate the transactions contemplated in the merger agreement;

•	to the extent practicable, each will consult with the other, in each case subject to applicable laws relating to the exchange of information, with respect to, and shall be provided in advance so as to reasonably exercise its right to review in advance, all material written information submitted to any third party or any governmental or regulatory authority in connection with the transactions contemplated by the merger agreement;

•	consult with the other party with respect to the obtaining of all material permits, consents, approvals and authorizations of all third parties and governmental and regulatory authorities necessary or advisable to consummate the transactions contemplated by the merger agreement and each party will keep the other apprised of the status of material matters relating to completion of the transactions contemplated by the merger agreement;

•	upon request, furnish the other party with all information concerning itself, its subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with any filing, notice or application made by or on behalf of such other party or of its subsidiaries to any third party or governmental or regulatory authority;

•	not (1) knowingly take any action that would, or would be reasonably likely to, prevent or impede the merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986; or (2) knowingly take any action that is intended or is reasonably likely to result in (x) any of its representations and warranties set forth in the merger agreement being or becoming untrue in any material respect, (y) any of the conditions of the merger, as set forth in the merger agreement, being satisfied, or (z) a material violation of any provision of the merger agreement, except, in each case, as may be required by applicable law; and

•	promptly shall notify the other party in writing if the party becomes aware of any fact or condition that (i) causes or constitutes a breach in any material respect of any of such party’s representations and warranties or (ii) would (except as expressly contemplated by the merger agreement) cause or constitute a breach in any material respect of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the breaching party’s disclosure schedule, that party shall promptly deliver to the other party a supplement to its disclosure schedule specifying such change. During the same period, each party shall promptly notify the other party of (i) the occurrence of any breach in any material respect of any of the party’s or its subsidiaries’ covenants contained in the merger agreement, (ii) the occurrence of any event that may make the satisfaction of the conditions in the merger agreement impossible or unlikely in any material respect, or (iii) the occurrence of any event that is reasonably likely, individually or taken with all other facts, events or circumstances known to the disclosing party, to result in a material adverse effect with respect to disclosing party.

In addition, except as otherwise approved in writing by WesBanco, Oak Hill has agreed that:

•	it will conduct and cause each of its subsidiaries to conduct their respective businesses only in the ordinary and usual course consistent with past practice and not in a manner inconsistent with any representation or warranty contained in the merger agreement;

•	it will not sell, transfer, mortgage, pledge, or subject any of its material assets to a lien or other encumbrance except for (A) internal reorganizations or consolidations involving existing subsidiaries that would not be likely to present a material risk of any material delay in the receipt of any required regulatory approval, (B) securitization activities in the ordinary course of business and (C) other dispositions of assets, including subsidiaries, if the fair market value of the total consideration received therefrom does not exceed in the aggregate, $250,000;

•	it will not make any capital expenditures, additions or betterments which individually exceed $150,000 or exceed $500,000 in the aggregate and which otherwise are in any manner inconsistent in any material respect with Oak Hill’s 2007 capital budget;

•	it will not enter into any material contract that would be reasonably likely to (A) have a material adverse effect on Oak Hill, (B) materially impair Oak Hill’s ability to perform its obligations under the merger agreement, or (C) prevent or materially delay the consummation of the transactions contemplated by the merger agreement;

•	it will not declare or pay any dividends or other distributions on any shares of Oak Hill common stock other than Oak Hill’s regular quarterly dividend for fiscal quarter ending on or after September 30, 2007 in an amount not to exceed $.21 per share;

•	it will not purchase, redeem or otherwise acquire any Oak Hill capital stock other than pursuant to repurchase rights of Oak Hill or certain put rights granted to employees or former employees of Oak Hill pursuant to Oak Hill stock option plans;

•	it will not issue or grant any options or other rights to acquire shares of Oak Hill capital stock other than the issuance of Oak Hill common stock pursuant to the existing warrants or options;

•	it will not effect, directly or indirectly, any share split or share dividend, recapitalization, combination, exchange of shares, readjustment or other reclassification;

•	it will not amend its Articles of Incorporation, Code of Regulations or other government documents except as expressly contemplated by the merger agreement;

•	it will not merge or consolidate with any other person or otherwise reorganize except as permitted under the merger agreement;

•	it will not acquire any portion of the assets, business, deposits or properties of any other entity other than (A) by way of foreclosures, (B) acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary and usual course of business consistent with past practice, and (C) internal reorganizations or consolidations involving existing subsidiaries that would not be likely to present a material risk of any material delay in the receipt of any required regulatory approval;

•	other than in the ordinary course of business consistent with past practice and except as required by law or certain existing contractual obligations, it will not enter into, establish, adopt or amend any pension, retirement, stock option, stock purchase, savings, profit-sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement (or similar arrangement) related thereto, in respect of any director, officer or employee of Oak Hill;

•	with certain exception, it will not announce or pay any general wage or salary increase or bonus, other than normal pay increases and bonuses consistent with past practices, or enter into or amend or renew any employment, consulting, severance or similar agreements or arrangements with any officer, director or employee;

•	it will not incur or guarantee certain long-term indebtedness or issue long-term debt securities other than (i) in replacement of existing or maturing debt, (ii) certain inter-company indebtedness of its subsidiaries, or (iii) in the ordinary course of business consistent with past practice;

•	except as previously publicly disclosed, it will not change its accounting principles, practices or methods, other than as may be required by GAAP, or the rules and regulations of the SEC or NASDAQ;

•	it will not change its existing deposit policy, incur deposit liabilities, other than deposit liabilities incurred in the ordinary course of business consistent with past practice, or accept any brokered deposit having a maturity longer than 365 days, other than in the ordinary course of business;

•	other than in accordance with existing business plans, it will not sell, purchase, enter into a lease, relocate, open or close any banking or other office, or file any application pertaining to such action with any regulatory authority;

•	it will not change any of its commercial or consumer loan policies in any material respect, including credit underwriting criteria, or make any material exceptions thereto, unless so required by applicable law or governmental authority;

•	it will not purchase or sell any mortgage loan servicing rights;

•	it will not commence or settle any material claim, action or proceeding except settlements involving only monetary remedies in amounts, in the aggregate, that are not material;

•	it will not adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such a liquidation or dissolution, restructuring, recapitalization or reorganization;

•	it will not make any tax election, file any amended tax return, fail to timely file any tax return, enter into any closing agreement, settle or compromise any liability with respect to taxes, agree to any adjustment of any tax attribute, file any claim for a refund of taxes, or consent to any extension or waiver of the limitation period applicable to any tax claim or assessment;

•	it will, and will cause its subsidiaries to, use their commercially reasonable efforts to maintain and keep their respective properties and facilities in their present condition and working order, ordinary wear and tear excepted, except with respect to such properties and facilities, the loss of which would not reasonably be expected to have a material adverse effect on Oak Hill;

•	it will, and will cause its subsidiaries to, perform all of their obligations under all agreements relating to or affecting their respective properties, rights and businesses, except where nonperformance would not have a material adverse effect on Oak Hill;

•	it will, and will cause its subsidiaries to, use their commercially reasonable efforts to maintain and preserve their respective business organizations intact, to retain present key employees and to maintain the respective relationships of customers, suppliers and others having business relationships with them;

•	it will maintain its insurance at existing levels with reputable insurers and upon renewal or termination of such insurance, Oak Hill and its subsidiaries will use commercially reasonable efforts to renew or replace such insurance coverage with reputable insurers, in respect of the amounts, premiums, types and risks insured or maintained on March 31, 2007;

•	it will, and it will cause each of its subsidiaries to, afford to WesBanco and to WesBanco’s officers, employees, investment bankers, attorneys, accountants and other advisors reasonable and prompt access during normal business hours, until the merger becomes effective or the merger agreement is terminated, whichever comes first, to all their respective properties, assets, books, contracts, commitments, directors, officers, employees, attorneys, accountants, auditors, other advisors and representatives and records;

•	except as excluded in the merger agreement, it will, and it will cause each of its subsidiaries to, make available to WesBanco on a prompt basis (i) a copy of each report, schedule, form, statement and other document filed or received by it, until the merger becomes effective or the merger agreement is terminated, whichever comes first, pursuant to the requirements of domestic or foreign laws and (ii) all other information concerning its business, properties and personnel as WesBanco may reasonably request; provided, however, that WesBanco shall not unreasonably interfere with Oak Hill’s business operations;

•	it will provide WesBanco with a schedule of all persons Oak Hill believes to be affiliates of Oak Hill under Rule 145 of the Securities Act of 1933 no later than the 15th day prior to the mailing of this joint proxy statement/prospectus, and will use its diligent efforts to cause each of those persons to execute and deliver an affiliate letter to WesBanco;

•	it will not, and will not permit any person acting on its behalf to, solicit, initiate or knowingly encourage or participate in any discussions or furnish any information with respect to any proposal that is reasonably likely to lead to the acquisition of (A) assets or businesses constituting 20% or more of the total consolidated revenues or assets of Oak Hill and its subsidiaries or (B) 20% or more of Oak Hill’s common stock; provided that the Oak Hill board of directors does not determine in good faith, after consulting with legal counsel, that the failure to take any such action will result in a breach of its fiduciary duties; and

•	it will use commercially reasonable efforts to enter into contracts for the sale of certain loans, identified by WesBanco and Oak Hill in the schedules to the merger agreement, conditioned on the consummation of the merger in accordance with the merger agreement.

In addition, WesBanco has further agreed that:

•	it will use commercially reasonable efforts to continue the employment of at least a majority of the employees of Oak Hill and its subsidiaries and, for those employees whose employment is not continued, WesBanco will provide those individuals with certain benefits;

•	it will use commercially reasonable efforts to cause the shares of WesBanco common stock to be issued in the merger to be approved for listing on NASDAQ;

•	it will provide certain indemnification to the directors and officers of Oak Hill and its subsidiaries for a period of six years after the effective time of the merger;

•	it will cause four directors of Oak Hill to be appointed to the board of directors of WesBanco until the next meeting of WesBanco shareholders and shall nominate the appointed directors for election at such meeting and until such directors have served a full three year term on the WesBanco board of directors;

•	it will create an advisory board for the Jackson market to which each director of Oak Hill will be appointed for at least one year; and

•	it will conduct, and cause its subsidiaries to conduct, its business in the ordinary and usual course consistent with past practice and will not take any action that would have a materially adverse effect on the surviving corporation without Oak Hill’s written consent.

Conditions to the Merger

The respective obligations of Oak Hill and WesBanco to effect the merger are subject to the following conditions, among others:

•	the approval of the merger agreement by the shareholders of Oak Hill;

•	the approval of the merger agreement and the related issuance of the shares of WesBanco common stock in connection with the merger by the shareholders of WesBanco;

•	the absence of any order to restrain, enjoin, or otherwise prevent the consummation of the merger entered by any court or administrative body which remains in effect on the date the merger closes;

•	the effective status of the Registration Statement on the date the merger closes;

•	the absence of a pending or threatened stop order or proceedings seeking a stop order suspending the effectiveness of the Registration Statement or any amendments thereto;

•	the receipt of all material governmental or other consents, approvals, and permissions;

•	the merger will not violate any non-appealable final order, decree or judgment of any court or governmental body having competent jurisdiction;

•	the receipt of all consents required by the merger agreement to be obtained by Oak Hill;

•	on or before the date the merger closes, the receipt of an opinion from each party’s tax counsel to the effect that for federal income tax purposes the merger will be treated as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code, and regarding certain other tax matters;

•	the accuracy in all material respects of the representations and warranties of the parties and the performance by the parties in all material respects of all of their obligations set forth in the merger agreement, and the receipt of a certificate from an appropriate officer certifying the foregoing;

•	the receipt of legal opinions from the parties’ counsel;

•	the shares of WesBanco common stock to be issued in the merger shall have been approved for listing on NASDAQ;

•	WesBanco shall be satisfied with the deductibility of certain payments to be made to R. E. Coffman, Jr., D. Bruce Knox, David G. Ratz, Scott J. Hinsch, Jr. and Miles R. Armentrout in connection with the merger; and

•	WesBanco or WesBanco Bank shall have entered into employment agreements with R. E. Coffman, Jr., D. Bruce Knox, David G. Ratz, Scott J. Hinsch, Jr. and Miles R. Armentrout.

In addition to the conditions discussed above, WesBanco’s obligation to consummate the merger is conditioned upon in the aggregate, a total of less than 10% of the WesBanco common stock to be issued in the merger being (i) subject to purchase as fractional shares, and (ii) proposed to be issued to Oak Hill shareholders who have perfected their dissenter’s rights.

Termination of the Merger Agreement

The merger agreement may be terminated at any time prior to the closing of the merger, either before or after the separately scheduled special meetings of the Oak Hill and WesBanco shareholders:

•	by mutual consent of Oak Hill and WesBanco;

•	by either Oak Hill or WesBanco if the other party shall have breached any of its representations or warranties or if the other party shall have materially failed to comply with any of its covenants or agreements under the merger agreement and which breach or non-compliance is not cured within thirty calendar days of notice thereof; or

•	by either Oak Hill or WesBanco if the merger has not closed by March 31, 2008, and such failure to close is not caused by a breach of the merger agreement by the terminating party.

WesBanco may terminate the merger agreement:

•	if Oak Hill’s board of directors (A) modifies, qualifies, withholds or withdraws its recommendation, to its shareholders, that they should approve the merger agreement, or makes any statement, filing or release, in connection with the special meeting of the Oak Hill shareholders which is inconsistent with the Seller Recommendation, (B) breaches its obligations to call, give notice of and commence the special meeting of Oak Hill shareholders, (C) approves or recommends an Acquisition Proposal, (D) fails to publicly recommend against a publicly announced Acquisition Proposal within ten (10) business days of being requested to do so by WesBanco, (E) fails to publicly reconfirm its recommendation, to the Oak Hill shareholders, that they approve the merger, within ten (10) business days of being requested to do so by WesBanco, or (F) resolves or otherwise determines to take, or announces an intention to take, any of the foregoing actions; or

•	if there shall have been a material breach of Oak Hill’s covenant not to solicit competing offers.

In addition, Oak Hill may terminate the merger agreement:

•	in order to enter into an agreement with respect to an unsolicited proposal that if consummated would be reasonably likely to result in a transaction more favorable to Oak Hill’s shareholders from a financial point of view, provided that certain other terms and conditions contained in the merger agreement are also complied with, and Oak Hill pays the termination fee described below; or

•	if there is a substantial decline in WesBanco’s stock price that is not generally experienced by comparable banks, as described in detail below.

The operation of the conditions permitting Oak Hill to terminate the merger agreement based on a decrease in the market price of the WesBanco common stock reflects the parties’ agreement that Oak Hill shareholders will assume the risk of a decline in value of the WesBanco common stock to $23.22 per share under any circumstances and that Oak Hill shareholders will assume the risk of a more significant decline in value of WesBanco common stock unless the percentage decline from $29.03 to the average value of WesBanco common stock during the twenty day period ending on the Determination Date (as defined below) is more than 15% greater than the percentage decrease, if any, in the closing value of the NASDAQ Bank Index from July 19, 2007 to the Determination Date. The purpose of this agreement is that a decline in the value of WesBanco’s common stock which is comparable to the decline in the value of an index of comparable publicly-traded stocks is indicative of a broad-based change in market and economic conditions affecting the financial services industry generally rather than factors which affect the value of the WesBanco common stock in particular.

Specifically, Oak Hill may terminate the merger agreement during the five-day period (“Election Period”) ending two days prior to the effective time of the merger, if each of the following conditions is satisfied:

(i) the average daily closing price of a share of WesBanco common stock during the twenty trading days ending seven calendar days prior to the effective time of the merger (the “WesBanco Ending Price”) is less than $23.22;

(ii) the quotient obtained by dividing the WesBanco Ending Price by $29.03 (the “WesBanco Starting Price”) is less than the difference obtained by subtracting 0.15 from the quotient obtained by dividing the closing value of the NASDAQ Bank Index on the date that is seven calendar days prior to the effective time of the merger (the “Determination Date”) by 3,091.90, which was the closing value of the NASDAQ Bank Index on July 19, 2007;

(iii) Oak Hill notifies WesBanco of Oak Hill’s intention to terminate the merger agreement during the Election Period; and

(iv) WesBanco elects not to increase the exchange ratio in accordance with the formula described below within the five-day period following its receipt of notice that Oak Hill intends to so terminate the merger agreement.

Even if the first two conditions described above are met, the Oak Hill board of directors may elect not to terminate the merger agreement. Any decision to terminate the merger agreement will be made by the Oak Hill board of directors in light of all of the circumstances existing at the time. Prior to making any decision to terminate the merger agreement, the Oak Hill board of directors would consult with its financial and other advisors and would consider all financial and other information it deemed relevant to its decision, including whether the then current consideration to be received in the merger would deliver more value to Oak Hill shareholders than the value that could be expected in the event Oak Hill were to continue as an independent company (which would occur if the Oak Hill board of directors were to elect to abandon the merger and WesBanco determined not to increase the exchange ratio). In addition, the Oak Hill board of directors would consider whether, in light of market and other industry conditions at the time of such decision, the exchange ratio continued to be fair from a financial point of view to Oak Hill’s shareholders. If Oak Hill elected not to terminate the merger agreement, which it could do without any action on the part of Oak Hill shareholders, the exchange ratio of WesBanco common stock would remain 1.256.

If each of the first two conditions set forth above were satisfied and the Oak Hill board of directors elected to terminate the merger agreement, WesBanco would have the option of increasing the consideration payable to Oak Hill shareholders by adjusting the exchange ratio as described below. WesBanco is under no obligation to adjust the exchange ratio and there can be no assurance that WesBanco would elect to adjust the exchange ratio to prevent the termination of the merger agreement. Any decision would be made by WesBanco in light of the circumstances existing at the time. If WesBanco elected to adjust the exchange ratio, Oak Hill could not terminate the merger agreement as a result of the above-described circumstances.

The operation and effect of the provisions of the merger agreement dealing with a decline in the market price of WesBanco’s common stock may be illustrated by the following three scenarios:

(1) One scenario is that the WesBanco Ending Price is above $23.22. In this event, Oak Hill would not have the right to terminate the merger agreement.

(2) A second scenario is that the WesBanco Ending Price is less than $23.22 but that the percentage decline in the price of the WesBanco common stock from the initial measurement price of $29.03 is not more than 15% greater than the percentage decline, if any, in the closing value of the NASDAQ Bank Index. Under this scenario, Oak Hill would not have the right to terminate the merger agreement.

(3) A third scenario is that the WesBanco Ending Price is less than $23.22 and the percentage decline in the price of WesBanco common stock from the initial measurement price is more than 15% greater than the decline in the closing value of the NASDAQ Bank Index. Under this scenario, Oak Hill would have the right, but not the obligation, to terminate the merger agreement unless WesBanco elected to increase the exchange ratio to the lesser of:

•	the number obtained by dividing (A) $29.17 (the product of $29.03, 0.80 and the exchange ratio of 1.256) by (B) the WesBanco Ending Price; and

•	the number equal to the product of 1.256 multiplied by a fraction, the numerator of which is the number obtained by subtracting 0.15 from the quotient obtained by dividing the closing value of the NASDAQ Bank Index on the Determination Date by 3,091.90, which was the closing value of the NASDAQ Bank Index on July 19, 2007, and the denominator of which is the price determined in the immediately preceding bullet divided by the $29.03.

For example, if the WesBanco Ending Price was $21.00 and the closing value of the NASDAQ Bank Index was 2,900 on the Determination Date, Oak Hill would have the right to elect to terminate the merger agreement because (i) the WesBanco Ending Price would be less than $23.22 and (ii) the WesBanco Ending Price divided by the WesBanco Starting Price ($21.00/$29.03 = .723) would be less than the difference obtained by subtracting 0.15 from the quotient obtained by dividing the closing value of the NASDAQ Bank Index on the Determination Date by the closing value of the NASDAQ Bank Index on July 19, 2007 ((2,900/3,091.90) — 0.15 = 0.788). If Oak Hill were to exercise its right to terminate the merger agreement, WesBanco would have the option to increase the exchange ratio to the lesser of (i) 1.389 (the number determined by dividing $29.17 by the $21.00 WesBanco Ending Price), and (ii) 1.369 (the number determined by multiplying 1.256 (the exchange ratio) by a fraction, the numerator of which is 0.788 (the closing value of the NASDAQ Bank Index on the Determination Date (2,900) divided by the closing value of the NASDAQ Bank Index on July 19, 2007 (3091.90) less 0.15) and the denominator of which is .723 (the WesBanco Ending Price ($21.00) divided by the WesBanco Starting Price ($29.03))). If WesBanco exercised its option to adjust the exchange ratio, the exchange ratio would be 1.369 and Oak Hill would be obligated to complete the merger (assuming all other conditions to Oak Hill’s obligation to close the merger were satisfied or waived).

If, between July 19, 2007 and the Determination Date, WesBanco declares or effects a stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or similar transaction, the prices for the common stock of WesBanco shall be appropriately adjusted for purposes of the above-discussed termination provision.

In the event of any termination of the merger agreement by either Oak Hill or WesBanco as provided above, all further obligations of Oak Hill and WesBanco under the merger agreement, except with respect to specified matters, will terminate without further liability of the parties.

Expenses

Whether or not the merger is completed, all legal and accounting fees, and other costs and expenses incurred in connection with the merger agreement and the transactions contemplated in the merger agreement, will be paid by the party incurring such expenses. WesBanco will pay all governmental and regulatory authority fees incurred in connection with the transactions contemplated by the merger agreement.

Termination Fee

The merger agreement provides that Oak Hill may be required to pay a termination fee to WesBanco of $6.0 million in the following circumstances:

•	If (A)WesBanco terminated the merger agreement because Oak Hill’s board of directors (1) has modified, qualified, withheld or withdrawn its recommendation to the Oak Hill shareholders that they vote to approve the merger, or made any statement, filing or release, in connection with the special meeting of Oak Hill shareholders or otherwise, that was inconsistent with such recommendation, (2) breached its obligations to call, give notice of and commence the special meeting of Oak Hill shareholders, (3) approved or recommended an Acquisition Proposal, (4) failed to publicly recommend against a publicly announced Acquisition Proposal within ten business days of being requested to do so by WesBanco, (5) failed to publicly reconfirm its recommendation to the Oak Hill shareholders that they vote to approve the merger within ten business days of being requested to do so by WesBanco, or (6) resolved or otherwise determined to take, or announced an intention to take, any of the foregoing actions, and (B) Oak Hill consummates an Acquisition Transaction or enters into any definitive agreement with respect to an Acquisition Transaction;

•	If (1) the merger agreement is terminated by Oak Hill because the Oak Hill board of directors has approved or recommended to the Oak Hill shareholders an Acquisition Transaction between Oak Hill and a third party and (2) within 12 months of such termination, Oak Hill consummates an Acquisition Transaction or enters into any definitive agreement with respect to an Acquisition Transaction;

•	If (1) the merger agreement is terminated by either party because the merger has not been completed by March 31, 2008 or because the Oak Hill shareholders failed to adopt the merger agreement at the special meeting of Oak Hill’s shareholders, (2) an Acquisition Proposal with respect to Oak Hill was publicly announced, disclosed or communicated to Oak Hill’s board of directors prior to March 31, 2008 or the special meeting of Oak Hill shareholders, and (3) within 12 months of such termination, Oak Hill consummates an Acquisition Transaction or enters into any definitive agreement with respect to an Acquisition Transaction; or

•	If (1) prior to the effective date of the merger Oak Hill had committed a material breach of any of its representations, warranties, covenants or agreements, (2) an Acquisition Proposal with respect to Oak Hill was publicly announced, disclosed or communicated to Oak Hill’s board of directors prior to such breach by Oak Hill resulting in termination of the merger agreement by WesBanco, and (3) within 12 months of such termination, Oak Hill consummates an Acquisition Transaction or enters into any definitive agreement with respect to an Acquisition Transaction.

As defined in the merger agreement, “Acquisition Proposal” means any inquiry, offer or proposal (other than an inquiry offer or proposal from WesBanco), whether or not in writing, contemplating, relating to, or that could reasonably be expected to lead to, an Acquisition Transaction. An “Acquisition Transaction” means:

•	any transaction or series of transactions involving any merger, consolidation, recapitalization, share exchange, liquidation, dissolution or similar transaction involving Oak Hill or any of its subsidiaries;

•	any transaction pursuant to which any third party or group acquires or would acquire (whether through sale, lease or other disposition), directly or indirectly, any assets of Oak Hill or any of its subsidiaries representing, in the aggregate, twenty percent (20%) or more of the assets of Oak Hill and its subsidiaries on a consolidated basis;

•	any issuance, sale or other disposition of (including by way of merger, consolidation, share exchange or any similar transaction) securities (or options, rights or warrants to purchase or securities convertible into, such securities) representing twenty percent (20%) or more of the votes attached to the outstanding securities of Oak Hill or any of its subsidiaries;

•	any tender offer or exchange offer that, if consummated, would result in any third party or group beneficially owning twenty percent (20%) or more of any class of equity securities of Oak Hill or any of its subsidiaries; or

•	any transaction which is similar in form, substance or purpose to any of the foregoing transactions, or any combination of the foregoing.

Amendment or Waiver

The provisions of the merger agreement may be waived at any time by the party that is entitled to the benefit of those provisions, by action taken by the board of directors of that party. Any of the terms of the merger agreement may be amended or modified in writing before the separately scheduled special meetings of the Oak Hill and WesBanco shareholders. The merger agreement may be amended after the special meetings and prior to the closing of the merger only to the extent permitted by applicable laws.

OTHER MATERIAL AGREEMENTS RELATING TO THE MERGER

Voting Agreements

The following summary of the voting agreements is qualified by reference to the complete text of the form of voting agreement, which is attached to this document as Annex E and incorporated into this document by reference.

In connection with the merger agreement, WesBanco entered into voting agreements with certain Oak Hill directors and officers, consisting of John D. Kidd, D. Bruce Knox, Neil S. Strawser, Donald P. Wood and Evan E. Davis, as director emeritus of Oak Hill. In the voting agreements, each of these shareholders has agreed to vote, and granted WesBanco an irrevocable proxy and power of attorney to vote, all of his shares of Oak Hill common stock:

•	in favor of approval of the merger agreement and the transactions described in the merger agreement, including the merger;

•	against any action or agreement that would result in a breach of any covenant, representation or warranty, or any other obligation or agreement of Oak Hill contained in the merger agreement or of the shareholder contained in the voting agreement, or that would preclude fulfillment of a condition under the merger agreement to Oak Hill’s and WesBanco’s respective obligations to consummate the merger; and

•	against any acquisition proposal, or any agreement or transaction that is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, discourage or adversely affect the consummation of the merger or any of the other transactions described in the merger agreement.

Under the voting agreements, each of the shareholders also agreed not to, and not to permit any of his affiliates, to:

•	initiate, solicit, induce or knowingly encourage, or take any action to facilitate the making of, any inquiry, offer or proposal which constitutes, or could reasonably be expected to lead to, another acquisition proposal;

•	participate in any discussions or negotiations regarding another acquisition proposal;

•	enter into any agreement with respect to another acquisition proposal;

•	solicit proxies or take any action to facilitate a solicitation with respect to another acquisition proposal;

•	initiate a shareholders’ vote or action by consent of Oak Hill shareholders with respect to another acquisition proposal; or

•	except by reason of the voting agreement, become a member of a group with respect to any Oak Hill voting securities that takes any action in support of another acquisition proposal.

In addition, except under limited circumstances, these shareholders also agreed not to dispose of or encumber their shares of Oak Hill common stock while the voting agreements are in effect. The voting agreements terminate immediately upon the earlier of the effective time of the merger or the termination of the merger agreement in accordance with its terms.

As of the record date, there were 1,205,363 shares of Oak Hill common stock subject to the voting agreements, which represent approximately 22.4% of the outstanding shares of Oak Hill common stock as of that date.

INFORMATION ABOUT WESBANCO

WesBanco is a bank holding company headquartered in Wheeling, West Virginia. WesBanco provides a full range of financial services including retail banking, corporate banking, personal and corporate trust services, brokerage services, mortgage banking and insurance. WesBanco offers these services through two reportable segments, community banking and trust and investment services. As of June 30, 2007, WesBanco had approximately $4.0 billion in consolidated total assets, $3.0 billion in deposits and $406 million of shareholder’s equity. WesBanco operates through 78 banking offices and 110 ATM machines in West Virginia, Ohio and Pennsylvania. WesBanco’s main office is located at One Bank Plaza, Wheeling, West Virginia, 26003 and its telephone number is (304) 234-9000.

WesBanco’s community banking segment offers services traditionally offered by full-service commercial banks, including commercial demand, individual demand and time deposit accounts as well as commercial, mortgage and individual installment loans. The trust and investment services segment offers trust services as well as various alternative investment products including mutual funds and annuities. The market value of assets under management of the trust and investment services segment was approximately $3.0 billion at June 30, 2007. These assets are held by WesBanco’s affiliate, WesBanco Bank, Inc. in fiduciary or agency capacities for its customers.

As of June 30, 2007, WesBanco’s commercial banking subsidiary, WesBanco Bank, was operated through 78 offices and 110 ATM machines located in West Virginia, Ohio, and Western Pennsylvania.

WesBanco offers additional services through its non-banking affiliates, WesBanco Insurance Services, Inc., a multi-line insurance agency specializing in property, casualty and life insurance for personal and commercial clients and WesBanco Securities, Inc., a full service broker-dealer, which also offers discount brokerage services. WesBanco Asset Management, Inc. and WesBanco Services, Inc., which were incorporated in November 2002, collectively hold certain investment securities and real estate loans of WesBanco Bank, Inc. and assist in managing these assets. There were approximately 1,191 full-time equivalent employees employed by all WesBanco affiliates as of June 30, 2007.

The lending philosophy of WesBanco is to minimize credit losses by underwriting loans to uniform credit standards (which includes independent analysis of the repayment capacity of each borrower; adequacy of collateral, if any, to secure each loan; and other factors unique to each loan that may increase or mitigate their risk), diversifying its loan portfolio to avoid concentrations of credit to any single borrower, group of related borrowers, industry, or collateral type, and conducting ongoing reviews and monitoring of the loan portfolio. WesBanco makes commercial, commercial real estate, residential real estate (including home equity), and direct and indirect consumer loans to individuals and businesses that are primarily located within its market areas.

No material portion of the deposits of WesBanco Bank has been obtained from a single or small group of customers, and the loss of any customer’s deposits or a small group of customers’ deposits would not have a material adverse effect on the business of WesBanco.

WesBanco also serves as investment adviser to a family of mutual funds under the name “WesMark Funds” which includes the WesMark Growth Fund, the WesMark Balanced Fund, the WesMark Bond Fund, the WesMark West Virginia Municipal Bond Fund, the WesMark Small Company Growth Fund and the Automated Cash Management Trust.

As part of its operations, WesBanco regularly evaluates the potential acquisition of, and holds discussions with, various financial institutions and other businesses of a type eligible for financial holding company investment. In addition, WesBanco regularly analyzes the values of, and submits bids for, the acquisition of customer-based funds and other liabilities and assets of such financial institutions and other businesses. As a general rule, WesBanco publicly announces such material acquisitions when a definitive agreement has been reached.

For further information about WesBanco, please see “Where You Can Find More Information About WesBanco and Oak Hill.”

INFORMATION ABOUT OAK HILL

Oak Hill Financial, Inc., an Ohio corporation, formed in 1981, is a financial holding company registered under the Bank Holding Company Act of 1956, as amended (the “Act”), and is subject to regulation by the Federal Reserve Board. Oak Hill engages indirectly in the business of commercial banking and other permissible activities closely related to banking and consumer finance lending through six wholly owned subsidiaries, Oak Hill Banks, Oak Hill Financial Insurance Agency, Inc. and Oak Hill Capital Trusts 1, 2, 3 and 4 (the “Trusts”). Oak Hill also owns forty-nine percent of Oak Hill Title Agency which provides title services for commercial and residential real estate transactions. Oak Hill provides management and similar services for its subsidiaries. The range of services provided by Oak Hill’s subsidiaries to their customers includes commercial lending, real estate lending, consumer credit, credit card, other personal loan financing, deposits, group health insurance and other employee benefits, and title services for commercial and residential real estate transactions. Each of the subsidiaries operates under the direction of a Board of Directors and officers.

Oak Hill Banks is a state-chartered commercial bank regulated by the State of Ohio and insured by the Federal Deposit Insurance Corporation (FDIC) that provides depository, lending, and other financial services to individuals and businesses. Oak Hill Banks operates 36 banking offices and one loan production office in 16 counties across southern and central Ohio.

Oak Hill Financial Insurance Agency offers group health insurance, other employee benefits, benefits administration, and property and casualty insurance. Oak Hill Title Agency is a limited liability company that provides title services for commercial and residential real estate transactions. Oak Hill Banks Community Development Corp. provides special financing and financial counseling targeted to stimulating economic development and job creation in 12 low-income counties in southern Ohio.

For further information about Oak Hill, please see “Where You Can Find More Information About WesBanco and Oak Hill.”

DESCRIPTION OF WESBANCO CAPITAL STOCK

The authorized capital stock of WesBanco consists of 50,000,000 shares of common stock, par value $2.0833 per share, and 1,000,000 shares of preferred stock without par value. As of October 8, 2007, there were approximately 20,628,092 shares of WesBanco common stock outstanding, held of record by approximately 4,748 holders.

As of the date of this joint proxy statement/prospectus, there were no shares of preferred stock outstanding. Shares of preferred stock may be issued in one or more classes or series with such preferences, voting rights, full or limited, but not to exceed one vote per share, conversion rights and other special rights as the WesBanco board of directors may fix in the resolution providing for the issuance of the shares. The issuance of shares of preferred stock could affect the relative rights of the WesBanco common stock.

Depending upon the exact terms, limitations and relative rights and preferences, if any, of the shares of preferred stock as determined by the board of directors at the time of issuance, the holders of preferred stock may be entitled to a higher dividend rate than that paid on the WesBanco common stock, a prior claim on funds available for the payment of dividends, a fixed preferential payment in the event of liquidation and dissolution of WesBanco, redemption rights, rights to convert their preferred stock into shares of WesBanco common stock, and voting rights which would tend to dilute the voting control of WesBanco by the holders of WesBanco common stock.

Subject to the above limitations, in the event of any liquidation, dissolution or winding up of WesBanco, and subject to the application of state and federal laws, holders of WesBanco common stock are entitled to share ratably in the assets available for distribution to shareholders remaining after payment of WesBanco’s obligations.

Each share of WesBanco common stock is entitled to one vote, and to cumulate votes in the election of directors. No holder of shares of WesBanco common stock has any preemptive right to subscribe for or purchase any other securities of WesBanco, and there are no conversion rights or redemption or sinking fund provisions applicable to WesBanco common stock. However, WesBanco elects directors on a staggered basis by class with terms of 3 years. This provision of its Articles of Incorporation requires a super majority vote of its shareholders to change.

COMPARATIVE RIGHTS OF SHAREHOLDERS

The following is a summary of the material differences between the current rights of Oak Hill shareholders and the rights of WesBanco shareholders. The summary is not a complete statement of the provisions affecting, and the differences between, the current rights of Oak Hill shareholders and those of WesBanco shareholders, and is qualified in its entirety by reference to the Ohio General Corporation Law and the West Virginia Business Corporations Act, Oak Hill’s articles of incorporation and code of regulations, and WesBanco’s articles of incorporation and bylaws. An indication that some of the differences in the rights are material does not mean that there are not other equally important differences. For information on how to get the full text of each document, see “Where You Can Find More Information About WesBanco and Oak Hill.”

Oak Hill is organized under the laws of the State of Ohio. The rights of Oak Hill shareholders are currently governed by the Ohio General Corporation Law, which we refer to as the OGCL, and Oak Hill’s articles of incorporation and code of regulations. WesBanco is organized under the laws of the State of West Virginia. At the effective time of the merger, shareholders of Oak Hill that receive WesBanco common stock in the merger will become shareholders of WesBanco and their rights will be governed by WesBanco’s articles of incorporation, WesBanco’s bylaws and the West Virginia Business Corporations Act, which we refer to as the WVBCA.

Capital Stock

Oak Hill is authorized to issue 15,000,000 shares of common stock, without par value, of which 5,874,634 shares are issued and 5,345,554 shares are outstanding as of June 30, 2007, 1,500,000 voting shares of preferred stock, without par value, of which there are no shares issued and outstanding, and 1,500,000 non-voting shares of preferred stock, without par value, of which there are no shares issued and outstanding. The common stock of Oak Hill is traded on the NASDAQ Global Select Market.

WesBanco is authorized to issue 50,000,000 shares of common stock, $2.0833 par value per share, of which 23,615,859 shares are issued and 20,759,920 shares are outstanding as of June 30, 2007, and 1,000,000 shares of preferred stock, without par value, of which there are no shares issued and outstanding. The common stock of WesBanco is traded on the NASDAQ Global Select Market.

Notice and Adjournment of Shareholder Meetings

Oak Hill’s code of regulations provides that written notice of the time, place and purposes of all meetings of the shareholders, shall be given, not less than seven nor more than 60 days before the date on which the meeting is to be held, to each shareholder of record entitled to notice of the meeting. Oak Hill’s code of regulations provides that the holders of a majority of the voting shares represented at a meeting, whether or not a quorum is present, may adjourn such meeting from time to time.

WesBanco’s bylaws provide that notice of every meeting of shareholders shall be given either (i) by an advertisement in a Wheeling, West Virginia newspaper once a week for at least two weeks preceding the date of the meeting or (ii) by written notice mailed to each shareholder at least five days before the date of the meeting. WesBanco’s bylaws provide that shareholders may adjourn a meeting at which quorum is not present without notice other than announcement at the meeting.

Call of Special Meetings of Shareholders

Oak Hill’s code of regulations provides that, meetings of the shareholders may be called only by the chairman of the board, the president, or, in case of the president’s absence, death, or disability, any officer who is a member of the Oak Hill board of directors who is authorized to exercise the authority of the chairman of the board or the president; the board of directors by action at a meeting, or a majority of the directors acting without a meeting; or the holders of at least a majority of the voting power of the then-outstanding shares entitled to vote in an election of directors.

WesBanco’s bylaws provide that special meetings of the shareholders may be called by the board of directors, the president or by the holders of at least 10% of the outstanding shares of WesBanco.

Dissenter’s Rights

Under the OGCL, dissenting shareholders are entitled to appraisal rights in connection with the lease, sale, exchange, transfer or other disposition of all or substantially all of the assets of a corporation and in connection with certain amendments to a corporation’s articles of incorporation. Shareholders of an Ohio corporation being merged into or consolidated with another corporation are also entitled to appraisal rights. In addition, shareholders of an acquiring corporation are entitled to appraisal rights in any merger, combination or majority share acquisition in which such shareholders are entitled to voting rights.

The OGCL provides that a shareholder’s written demand must be delivered to a corporation not later than 10 days after the taking of the vote on the matter giving rise to appraisal rights. See “The Merger — Dissenter’s Rights” beginning on page 49 for additional information regarding dissenter’s rights under Ohio law.

Under West Virginia law, shareholders are entitled to rights of appraisal with regard to corporate actions involving certain mergers, share exchanges, asset dispositions and certain article amendments that reduce the shares of a shareholder to a fraction of a share where the corporation has an obligation to repurchase the share fraction. No appraisal rights exist in the case of a merger, however, if the stock of the acquiring corporation is listed on a national securities exchange or designated as a national market system security by the NASD.

Director Number and Term

Oak Hill has a classified board of directors that are elected for two-year terms, and can only be removed for cause. The number of directors may be increased or decreased from time to time in accordance with the code of regulations, but the board of directors shall not have less than six (6) or more than fifteen (15) directors.

The WesBanco bylaws provide that the board of directors of WesBanco shall consist not less than fifteen (15) nor more than thirty-five (35) members, with the number to be set by the board at its January meeting each year. The WesBanco bylaws further provide that the WesBanco board of directors shall be divided into three classes, as equal in number as possible, with each director having a staggered, three-year term. Currently, the WesBanco board of directors has 19 members.

Nomination of Directors

Oak Hill’s code of regulations provides that any shareholder who is entitled to vote for the election of directors may nominate a person for election as a director if certain notice procedures are followed. A shareholder’s notice must be received by Oak Hill at least 30 days, and no more than 60 days, prior to the meeting called for the election of directors. The notice must state the name, age, business address, residence address, and principal occupation of the proposed nominee, the class and number of shares of Oak Hill that he or she owns, and any other information relating to the proposed nominee required by law to be disclosed in solicitations for proxies for the election of directors. The notice must be accompanied by the written consent of the proposed nominee to serve as a director, and Oak Hill may require additional information to determine the qualifications of the proposed nominee.

WesBanco’s bylaws provide that any shareholder who intends to nominate or cause to be nominated any candidate to the WesBanco board, other than a candidate proposed by the WesBanco board, must notify the Secretary of WesBanco in writing not less than thirty (30) days prior to the date of the meeting called for the election of directors, or five days after the giving of notice of the meeting, whichever is later.

Removal of Directors; Filling Vacancies on the Board of Directors

Oak Hill’s code of regulations provides that a director or the entire board of directors of Oak Hill may be removed only for cause and only by the affirmative vote of the holders of at least a majority of the voting power of Oak Hill entitled to vote in the election of directors. Oak Hill’s code of regulations provides that vacancies on the board of directors of Oak Hill, including vacancies resulting from an increase in the number of directors, may be filled by a majority vote of the remaining directors, except where the vacancy is the result of the removal of a director as provided by law or by cause under Oak Hill’s code of regulations and his or her successor is elected by the shareholders.

Under the WVBCA, directors may be removed by a corporation’s shareholders with or without cause if the votes cast to remove such director exceed the number of votes cast not to remove such director; provided that, if a director is elected by a voting group, only the shareholders of that voting group may participate in the vote to remove him. Article III of WesBanco’s bylaws provides that its shareholders may remove any director for cause and fill the vacancy thus created. WesBanco’s bylaws further provide that any vacancies not created by such removal, including vacancies resulting from an increase in the number of directors, may be filled by the remaining directors. Any director so elected to fill a vacancy by the other directors shall hold office for a term that expires at the first meeting of shareholders thereafter or until his or her successor is elected and has qualified.

Cumulative Voting

Cumulative voting entitles each shareholder to cast an aggregate number of votes equal to the number of voting shares held, multiplied by the number of directors to be elected. Each shareholder may cast all of his or her votes for one nominee or distribute them among two or more nominees. The candidates (up to the number of directors to be elected) receiving the highest number of votes are elected.

Pursuant to Oak Hill’s articles of incorporation, Oak Hill shareholders are not entitled to cumulative voting.

Under West Virginia law and WesBanco’s articles of incorporation, WesBanco shareholders are entitled to cumulative voting in the election of directors.

Indemnification of Officers and Directors

The OGCL provides that an Ohio corporation may indemnify directors, officers, employees and agents of a corporation within prescribed limits, and must indemnify them under certain circumstances. The OGCL does not authorize payment by a corporation of judgments against a director, officer, employee or agent of a corporation after a finding of negligence or misconduct in a derivative suit absent a court order. Indemnification is required, however, to the extent the individual succeeds on the merits. In all other cases, if it is determined that a director, officer, employee or agent of the corporation acted in good faith and in a manner the individual reasonably believed to be in or not opposed to the best interests of the corporation, or, with respect to a criminal proceeding, he or she had no reasonable cause to believe that his or her conduct was unlawful, indemnification is discretionary, except as otherwise provided by a corporation’s charter, or code of regulations, or by contract, and except with respect to the advancement of expenses to directors (as discussed in the next paragraph). In the case of an action by or on behalf of a corporation, indemnification may not be made (1) if the person seeking indemnification is adjudged liable for negligence or misconduct, unless the court in which such action was brought determines such person is fairly and reasonably entitled to indemnification, or (2) if the liability asserted against such person concerns certain unlawful distributions. The statutory right to indemnification is not exclusive, and Ohio corporations may, among other things, purchase insurance to indemnify these individuals.

The OGCL provides that a director (but not an officer, employee or agent) of an Ohio corporation is entitled to mandatory advancement of expenses, including attorneys’ fees, incurred in defending any action, including derivative actions, brought against the director, provided that the director agrees to cooperate with the corporation concerning the matter and to repay the amount advanced if it is proven by clear and convincing evidence that the director’s act or failure to act was done with deliberate intent to cause injury to the corporation or with reckless disregard for the corporation’s best interests.

Oak Hill’s code of regulations provides generally that it shall indemnify to the fullest extent permitted by law any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, that he or she in good faith believes might lead to the institution of any such action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of Oak Hill) by reason of the fact that he or she is or was a director of Oak Hill, or while a director of Oak Hill is or was serving at the request of Oak Hill as a director, trustee, fiduciary, officer, employee, partner, joint venturer or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust, employee benefit plan or other enterprise, and may indemnify or agree to indemnify any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of Oak Hill) by reason of the fact that he or she is or was an officer, employee or agent of Oak Hill, or while an officer, employee or agent of Oak Hill is or was serving at the request of Oak Hill as a director, trustee, fiduciary, officer, employee, partner, joint venturer or agent of another business enterprise of any type or kind, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust, employee benefit plan or other enterprise, or by reason of anything done or not done by such person in such capacity, against expenses, provided that he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of Oak Hill, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of Oak Hill, and with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

Under its code of regulations, Oak Hill may indemnify or agree to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of Oak Hill to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of Oak Hill, or is or was serving at the request of Oak Hill as a director, trustee, fiduciary, officer, employee, partner, joint venturer, or agent of another business enterprise, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust, employee benefit plan or other enterprise, or by reason of anything done or not done by such person in such capacity, against expenses, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of Oak Hill. No such indemnification shall be made in respect of any claim, issue or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of his or her duty to Oak Hill unless and only to the extent that the court of common pleas or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court shall deem proper, or any action or suit in which the only liability asserted against a director is pursuant to Section 1701.95 of the OGCL.

To the extent that a director, trustee, fiduciary, officer, employee, partner, joint venturer or agent has satisfied the standard of care set forth in, and is deemed proper under, Oak Hill’s code of regulations, or has been successful on the merits or otherwise in a court of competent jurisdiction in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, such person shall be indemnified against all expenses actually and reasonably incurred by him or her in connection with the threatened, pending or completed action, suit, proceeding, inquiry or investigation, including without limitation attorneys’ fees and all other costs and obligations paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness in or participate in, any action, suit or proceeding, together with interest, computed at Oak Hill’s average cost of funds for short-term borrowings, accrued from the date of incurrence of such expense to the date such person receives reimbursement therefore. Any indemnification under Oak Hill’s code of regulations (unless ordered by a court) shall be made by Oak Hill only as authorized in the specific case upon a determination that the indemnification of the director, trustee, fiduciary, officer, employee, partner, joint venturer or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth above. Such determination shall be made (1) by the Oak Hill’s Board of Directors by a majority vote of a quorum consisting of directors who were not and are not parties to, or threatened with, such action, suit or proceeding; (2) if such a quorum is not obtainable or if a majority of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for Oak Hill or any person to be indemnified within the past five years; (3) by the shareholders; or (4) by the court of common pleas or the court in which the action, suit or proceeding was brought. Upon a request for indemnification from any person for which indemnity is contemplated under this the Code of Regulations, Oak Hill shall promptly call a meeting of the Board of Directors and agrees to use its best efforts to facilitate a prompt determination with respect to such request for indemnification. Any determination made by the disinterested directors or by independent legal counsel shall be promptly communicated to the person who threatened or brought the action or suit by or in the right of Oak Hill, and such person shall have the right, within ten days after receipt of such notification, to petition the court of common pleas or the court in which action or suit was brought to review the reasonableness of such determination.

Under the code of regulations, the expenses incurred by a director, trustee, fiduciary, officer, employee, partner, joint venturer or agent in defending any action, suit, or proceeding, except where the only liability asserted against a director is pursuant to Section 1701.95 of the Ohio Revised Code, shall be paid by Oak Hill as they are incurred, in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the officer or director in which he or she agrees to (1) repay such amount if it is proved by clear and convincing evidence in a court of competent jurisdiction that his or her action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to Oak Hill or undertaken with reckless disregard for the best interests of Oak Hill; and (2) reasonably cooperate with Oak Hill concerning the action, suit, or proceeding. The expenses incurred by a director, trustee, fiduciary, officer, employee, partner, joint venturer or agent in defending any action, suit, or proceeding, including any action or suit brought against a director pursuant to Section 1701.95 of the Revised Code, may be paid by Oak Hill as they are incurred in advance of the final disposition of the action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, trustee, fiduciary, officer, employee, partner, joint venturer or agent to repay such amount, if it is ultimately determined that he or she is not entitled to be indemnified by Oak Hill.

Under the WVBCA, a corporation is generally permitted to indemnify a director if the director conducted himself or herself in good faith, he or she reasonably believed the conduct to be in the best interests of the corporation (or at least not opposed to the best interests of the corporation for all conduct that was not in his or her official capacity) and, in the case of any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. In addition, the WVBCA permits a corporation to include broader indemnification in its articles of indemnification so long as the provision does not limit the liability for (i) receipt of a financial benefit to which he or she is not entitled, (ii) an intentional infliction of harm on the corporation or its shareholders, (iii) certain unlawful distributions, or (iv) an intentional violation of criminal law. The articles of incorporation may also contain a provision (an “elimination provision”) eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director so long as the provision does not eliminate or limit the liability of a director for (i) any breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) certain unlawful distributions, or (iv) any transaction from which the director derived an improper personal benefit. This articles of incorporation provision may not apply to conduct occurring prior to the provision’s adoption. The WVBCA requires a corporation to indemnify a director was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party because he or she was a director of the corporation against reasonable expenses incurred by him or her in connection with the proceeding.

The WVBCA permits a corporation, before final disposition of a proceeding, to advance funds to pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding because he or she is a director if he or she delivers to the corporation:

•	a written affirmation of his or her good faith belief that he or she has met the relevant standard of conduct described in the first sentence of the preceding paragraph or that the proceeding involves conduct for which liability has been eliminated under an elimination provision; and

•	a written undertaking to repay any funds advanced if he or she is not entitled to mandatory indemnification and it is ultimately determined that he or she has not met the relevant standard of conduct.

The WVBCA provides that a corporation may indemnify its officers to the same extent as a director and, if the officer is not a director or if the officer is a party to the proceeding solely in his capacity as an officer, to a further extent as may be provided by the articles of incorporation, the bylaws, a resolution of the board of directors or contract, except that such additional indemnification may not be provided for liability in connection with a proceeding by or in the right of the corporation other than for reasonable expenses incurred in connection with the proceeding or liability arising out of conduct that constitutes (i) receipt by him or her of a financial benefit to which he or she is not entitled, (ii) an intentional infliction of harm on the corporation or the shareholders or (iii) an intentional violation of criminal law. The WVBCA requires mandatory indemnification of officers that are not directors to the same extent as directors.

Under the WesBanco bylaws, WesBanco will indemnify each of its directors and officers, whether or not then in office, against all costs and expenses reasonably incurred in connection with any suit to which he is a party by reason of having been an officer or director of WesBanco or another company which he served at the request of WesBanco unless he is adjudged derelict in the performance of his duties as director or officer. In addition, the WesBanco bylaws provide that an “institution-affiliated party” (as defined in 12 U.S.C. Section 1813(u)) may not receive a “prohibited indemnification payment,” which is defined as any payment by WesBanco to an institution-affiliated party to pay or agreement to reimburse such person for any liability or legal expenses in any administrative proceeding brought by the appropriate federal banking agency that results in a final order or settlement in which the institution-affiliated party is assessed a civil money penalty, is removed or prohibited from banking, or is required to cease an action or take any affirmative action, including making restitution, with respect to WesBanco. Further, WesBanco may make or agree to make a reasonable indemnification payment only if all of the following conditions are met: (i) WesBanco’s board of directors determines in writing that the institution-affiliated party acted in good faith and the best interests of WesBanco; (ii) the board determines that the payment will not materially affect WesBanco’s safety and soundness; (iii) the payment does not fall within the definition of a prohibited indemnification payment; and (iv) the institution-affiliated party agrees in writing to reimburse WesBanco, to the extent not covered by permissible insurance, for payments made in the event that the administrative action results in a final order or settlement in which the institution-affiliated party is assessed a civil money penalty, is removed or prohibited from banking, or is required, under a final order, to cease an action or take any affirmative action.

Amendment of Articles of Incorporation and Bylaws and Code of Regulations

Oak Hill’s articles of incorporation may be amended by the affirmative vote of the shareholders holding two-thirds (2/3) of the voting power of the corporation. Its code of regulations may be altered, changed or amended in any respect or superseded by new regulations, in whole or in part, by the affirmative vote of a majority of shareholders on the proposal; some provisions require two-thirds (2/3) approval.

Under West Virginia law, the WesBanco articles of incorporation or bylaws generally may be amended by the affirmative vote of a majority of all votes of shareholders entitled to be cast on the matter amendment and a majority of the outstanding stock of each class entitled to vote on the amendment, unless a greater number is specified in the articles of incorporation. The WesBanco articles of incorporation provide that the affirmative vote of the holders of not less than 75% of the outstanding shares of the voting stock shall be required to amend the article provision dealing with the classes of directors. The WesBanco bylaws require that the affirmative vote of the holders of not less than 75% of the outstanding shares of the voting stock of the corporation will be required to amend or repeal the bylaw provisions dealing with the composition of the board of directors. The other bylaw provisions may be amended by a majority of the board of directors of WesBanco.

Vote Required for Extraordinary Corporate Transactions

Under the OGCL, the vote required to adopt an agreement of merger or consolidation at a meeting of the shareholders is the affirmative vote of the holders of shares of that corporation entitling them to exercise at least two-thirds of the voting power of the corporation on such proposal or such different proportion as the articles may provide, but not less than a majority, and such affirmative vote of the holders of shares of any particular class as is required by the articles of that corporation. Neither Oak Hill’s articles of incorporation nor its code of regulations proscribe a specific voting threshold for extraordinary corporate transactions.

Under the WVBCA, a merger, consolidation, sale of all or substantially all of a corporation’s assets other than in the regular course of business or dissolution of a corporation must be approved by holders of a majority of the outstanding shares entitled to vote. The WesBanco Articles of Incorporation and Bylaws do not provide for a greater vote. In addition, under the WVBCA no shareholder approval of a merger or share exchange is required if (i) the corporation will survive the merger or is the acquiring corporation in a share exchange, (ii) the articles of incorporation of the surviving corporation will not be amended, (iii) each shareholder of the corporation whose shares were outstanding immediately before the effective date of the merger or share exchange will hold the same number of shares, with identical preferences, limitations and relative rights, immediately after the effective date, and (iv) the issuance in the merger or share exchange of shares or other securities convertible into or rights exercisable for shares does not otherwise require shareholder approval under the WVBCA.

Shareholder Rights Agreement

The Oak Hill board of directors is authorized to fix the rights, preferences, privileges and restrictions of Oak Hill’s preferred stock and has established a class of preferred stock known as Series A Junior Participating Preferred Stock, in connection with the adoption of a shareholder Rights Agreement. On December 9, 1997, the Oak Hill board of directors declared a dividend of one preferred stock purchase right for each outstanding share of common stock. Each preferred stock purchase right entitles the holder to purchase from Oak Hill, upon the occurrence of specified events involving a change in control of Oak Hill, one 1/100th of a share of the Series A Junior Participating Preferred Stock. The issuance of such Preferred Stock could have the effect of delaying, deferring or preventing a change in control of Oak Hill without further action of its shareholders. On July 19, 2007, Oak Hill and Registrar and Transfer Company as rights agent entered into Amendment No. 3 to the Rights Agreement, in order to prevent the issuance of such Preferred Stock upon execution of the merger agreement with WesBanco or the public announcement thereof. The preferred stock purchase rights will expire immediately prior to the effective time of the merger.

WesBanco has not adopted a shareholder rights agreement.

Provisions Affecting Control Share Acquisitions and Business Combinations

Chapter 1704 of the OGCL provides generally that any person who acquires 10% or more of a corporation’s voting stock (thereby becoming an “interested shareholder”) may not engage in a wide range of “business combinations” with the corporation for a period of three years following the date the person became an interested shareholder, unless the directors of the corporation have approved the transactions or the interested shareholder’s acquisition of shares of the corporation prior to the date the interested shareholder became a shareholder of the corporation. If the transaction was not previously approved, the interested shareholder may effect such a transaction after the three-year period only if the transaction is approved by the affirmative vote of two-thirds of the voting power of the corporation and by the affirmative vote of the shareholders of at least a majority of the disinterested shares or if the offer meets certain fair price criteria. These restrictions on interested shareholders do not apply under certain circumstances, including, but not limited to, the following:

•	if the corporation’s original articles of incorporation contain a provision expressly electing not to be governed by Chapter 1704 of the OGCL;

•	if the corporation, by action of its shareholders, adopts an amendment to its articles of incorporation expressly electing not to be governed by Chapter 1704 of the OGCL; or

•	if, on the date the interested shareholder became a shareholder of the corporation, the corporation did not have a class of voting shares registered or traded on a national securities exchange.

The Oak Hill articles of incorporation do not contain a provision electing not to be governed by Chapter 1704.

Under Section 1701.831 of the OGCL, unless the articles of incorporation or regulations of a corporation otherwise provide, any “control share acquisition” of an “issuing public corporation” can be made only with the prior approval of the corporation’s shareholders. A “control share acquisition” is defined as any acquisition of shares of a corporation that, when added to all other shares of that corporation owned by the acquiring person, would enable that person to exercise levels of voting power in any of the following ranges: at least 20% but less than 33 1/3%, at least 33 1/3% but less than 50%, or 50% or more. Oak Hill falls within the definition of issuing public corporation and neither Oak Hill’s articles of incorporation nor its code of regulations provide that the provisions of Section 1701.831 of the OGCL do not apply to Oak Hill.

Neither the WVBCA or WesBanco’s Articles of Incorporation or Bylaws contain any provisions addressing interested shareholder transactions.

WHERE YOU CAN FIND MORE INFORMATION ABOUT WESBANCO AND OAK HILL

WesBanco and Oak Hill each file annual, quarterly and special reports, proxy statements and other information with the SEC. These filings are available over the Internet from the SEC’s web site at www.sec.gov. You may read and copy any reports, statements or other information filed by WesBanco or Oak Hill at the SEC’s public reference room at 100 F Street, NE, Room 1850, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the operation of its public reference room.

The common stock of WesBanco is listed on the NASDAQ Global Select Market under the symbol “WSBC” and the common stock of Oak Hill is listed on the NASDAQ Global Select Market under the symbol “OAKF.” You may inspect reports and other information concerning WesBanco and Oak Hill at the offices of the NASDAQ Stock Market at 33 Whitehall Street, New York, NY 10004.

WesBanco maintains an Internet site that contains information about WesBanco and its subsidiaries at www.wesbanco.com. Oak Hill also maintains an Internet site that contains information about Oak Hill and its subsidiaries at www.oakf.com. The reports and other information filed by WesBanco and Oak Hill with the SEC are available through their respective internet websites.

This joint proxy statement/prospectus is part of a Registration Statement on Form S-4 that WesBanco has filed with the SEC with respect to the WesBanco common stock to be issued in the merger. This joint proxy statement/prospectus constitutes a prospectus of WesBanco, a proxy statement of WesBanco for its special meeting and a proxy statement of Oak Hill for its special meeting. As permitted by the SEC, this joint proxy statement/prospectus does not contain all of the information contained in the Registration Statement. You may obtain copies of the Registration Statement on Form S-4 and any amendments thereto, in the manner described above.

The SEC allows the “incorporation by reference” of information into this joint proxy statement/prospectus, which means that WesBanco and Oak Hill can disclose important information to you by referring you to another document filed separately with the SEC by WesBanco or Oak Hill. The information incorporated by reference is deemed to be part of this joint proxy statement/prospectus, except for any information that is superseded by information in this joint proxy statement/prospectus. This joint proxy statement/prospectus incorporates by reference the documents set forth below that WesBanco or Oak Hill has previously filed with the SEC. These documents contain important information about WesBanco and Oak Hill.

The following documents, which have been filed with the SEC by WesBanco, are hereby incorporated by reference into this joint proxy statement/prospectus:

•	WesBanco’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006;

•	WesBanco’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2007 and June 30, 2007;

•	WesBanco’s Current Reports on Form 8-K filed on January 23, 2007, February 26, 2007, March 22, 2007, April 27, 2007, May 21, 2007, June 26, 2007, July 20, 2007, July 25, 2007, July 31, 2007, August 1, 2007, August 8, 2007 and August 9, 2007 (other than the portions of those documents not deemed to be filed);

•	the description of WesBanco common stock contained in WesBanco’s registration statement on Form 8-A filed by WesBanco pursuant to Section 12 of the Exchange Act, including any amendment or report filed for purpose of updating the description, as filed on May 2, 1977.

The following documents, which have been filed with the SEC by Oak Hill, are hereby incorporated by reference into this joint proxy statement/prospectus:

•	Oak Hill’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006,;

•	Oak Hill’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2007 and June 30, 2007;

•	Oak Hill’s Current Report on Form 8-K filed on July 23, 2007 (other than the portions of that document not deemed to be filed).

All documents filed by WesBanco and Oak Hill pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this document and before the date of the special meeting of WesBanco’s shareholders and the date of the special meeting of Oak Hill’s shareholders are incorporated by reference into and are deemed to be a part of this document from the date of filing of those documents.

You should rely only on the information contained in this joint proxy statement/prospectus or on information to which we have referred you. We have not authorized any person to give any information or to make any representations that are different from those in this document.

If you would like to receive a copy of any of the documents incorporated by reference, please contact WesBanco or Oak Hill at the address or telephone number listed under the heading “Additional Information.”

FORWARD-LOOKING STATEMENTS

Matters set forth in this joint proxy statement/prospectus contain certain forward-looking statements, including certain plans, expectations, goals, and projections, and including statements about the benefits of the merger between WesBanco and Oak Hill, which are subject to numerous assumptions, risks, and uncertainties. Actual results could differ materially from those contained or implied by such statements for a variety of factors including: the businesses of WesBanco and Oak Hill may not be integrated successfully or such integration may take longer to accomplish than expected; the expected cost savings and any revenue synergies from the merger may not be fully realized within the expected timeframes; disruption from the merger may make it more difficult to maintain relationships with clients, associates, or suppliers; the required governmental approvals of the merger may not be obtained on the proposed terms and schedule; WesBanco’s or Oak Hill’s stockholders may not approve the merger; changes in economic conditions; movements in interest rates; competitive pressures on product pricing and services; success and timing of other business strategies; the nature, extent, and timing of governmental actions and reforms; and extended disruption of vital infrastructure; and other factors described in WesBanco’s 2006 Annual Report on Form 10-K, Oak Hill’s 2006 Annual Report on Form 10-K, and documents subsequently filed by WesBanco and Oak Hill with the Securities and Exchange Commission, including both companies’ Form 10-Qs as of June 30, 2007 and March 31, 2007. All forward-looking statements included in this filing are based on information available at the time of the release. Neither WesBanco nor Oak Hill assumes any obligation to update any forward-looking statement.

LEGAL MATTERS

Certain matters relating to the validity of the WesBanco common stock issuable in connection with the merger will be passed upon for WesBanco by its counsel, Phillips, Gardill, Kaiser & Altmeyer, PLLC, 61 Fourteenth Street, Wheeling, West Virginia 26003. As of June 30, 2007, the members of Phillips, Gardill, Kaiser & Altmeyer, PLLC participating in the preparation of this joint proxy statement/prospectus owned an aggregate of 46,121 shares of WesBanco common stock. Kirkpatrick & Lockhart Preston Gates Ellis LLP, as tax counsel to WesBanco, and Porter Wright Morris & Arthur LLP, as tax counsel to Oak Hill, each will pass upon certain tax consequences related to the merger.

EXPERTS

The consolidated financial statements of WesBanco, Inc. incorporated by reference in WesBanco’s Annual Report on Form 10-K for the year ended December 31, 2006 and WesBanco management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006, incorporated by reference therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein and incorporated herein by reference. Such consolidated financial statements and management’s assessment are incorporated herein by reference in reliance upon such report, given on the authority of such firm as experts in auditing and accounting.

The consolidated financial statements of Oak Hill Financial, Inc. incorporated by reference in Oak Hill’s Annual Report on Form 10-K and management’s assessment of the effectiveness of internal control over financial reporting included in Oak Hill’s Annual Report on Form 10-K for the year ended December 31, 2006, have been audited by Grant Thornton LLP, independent registered public accounting firm, as indicated in their reports thereon, included therein and incorporated herein by reference in reliance upon the authority of said firm as experts in auditing and accounting in giving said reports.

Annex A

AGREEMENT AND PLAN OF MERGER
dated as of
July 19, 2007
by and between
WESBANCO, INC.,
WESBANCO BANK, INC.,
OAK HILL FINANCIAL, INC.
and
OAK HILL BANKS

A-i

Exhibit A — Form of Affiliate’s Letter Addressed to Buyer

A-ii

GLOSSARY OF DEFINED TERMS

The following terms, when used in this Agreement, have the meanings ascribed to them in the corresponding Sections of this Agreement listed below:

“Acquisition Proposal”	—	Section 5.03(a)
“Acquisition Transaction”	—	Section 5.03(a)
“Adjusted Option”	—	Section 2.02(a)
“Age Discrimination in Employment Act”	—	Section 3.01(t)
“Agreement”	—	Preamble
“Average Closing Price”	—	Section 11.01(d)
“Bank Secrecy Act”	—	Section 3.01(gg)
“BHC Act”	—	Section 3.01(a)
“business day”	—	Section 2.03(e)
“Buyer”	—	Preamble
“Buyer Balance Sheet Date”	—	Section 4.01(g)
“Buyer Compensation and Benefit Plans”	—	Section 4.01(s)
“Buyer Consultants”	—	Section 4.01(s)
“Buyer Directors”	—	Section 4.01(s)
“Buyer Disclosure Schedule”	—	Preamble
“Buyer Employees”	—	Section 4.01(s)
“Buyer ERISA Affiliate”	—	Section 4.01(s)
“Buyer ERISA Affiliate Plan”	—	Section 4.01(s)
“Buyer Filed SEC Documents”	—	Section 4.01(l)
“Buyer Financial Statements”	—	Section 4.01(g)
“Buyer Meeting”	—	Section 7.06(g)
“Buyer Officers”	—	Section 4.01(s)
“Buyer Pension Plan”	—	Section 4.01(s)
“Buyer Ratio”	—	Section 11.01(d)
“Buyer SEC Documents”	—	Section 4.01(f)
“Buyer Shares” and “Buyer Share”	—	Preamble
“Buyer Stock Option Plans”	—	Section 4.01(c)
“Buyer Subsidiary” or “Buyer Subsidiaries”	—	Section 4.01(l)
“Buyer Subsidiary Real Estate Collateral”	—	Section 4.01(v)
“Buyer Top-up Notice”	—	Section 11.01(d)
“Buyer’s Financial Advisor”	—	Section 4.01(i)
“Cash Designated Shares”	—	Section 2.03(e)
“Cash Election Amount”	—	Section 2.03(e)
“Cash Election Shares”	—	Section 2.03(b)
“CERCLA”	—	Section 3.01(y)
“Classified Loans”	—	Section 3.01(k)
“Closing”	—	Section 9.01
“Closing Date”	—	Section 9.01
“Code”	—	Preamble
“Compensation and Benefit Plans”	—	Section 3.01(t)
“Constituent Corporations”	—	Preamble
“Continuing Employees”	—	Section 6.02(a)

A-iii

“Contracts”	—	Section 3.01(x)
“Costs”	—	Section 6.06(a)
“CRA”	—	Section 3.01(dd)
“Defined Benefit Pension Plan”	—	Section 6.02(a)
“Determination Date”	—	Section 2.01(b)
“DOL”	—	Section 3.01(t)
“DPC Shares”	—	Section 2.01(c)
“Effective Time”	—	Section 1.02
“Election Deadline”	—	Section 2.03(b)
“Election Form”	—	Section 2.03(a)
“Election Form Record Date”	—	Section 2.03(a)
“Employee Stock Ownership Plan”	—	Section 6.02(a)
“Environmental Law”	—	Section 3.01(y)
“ERISA”	—	Section 3.01(t)
“Exchange Act”	—	Section 3.01(g)
“Exchange Agent”	—	Section 2.03(c)
“Exchange Fund”	—	Section 2.03(f)
“Exchange Ratio”	—	Section 2.01(b)
“fair cash value”	—	Section 2.04
“Fair Credit Reporting Act”	—	Section 3.01(ff)
“FDIC”	—	Section 3.01(l)
“Federal Reserve”	—	Section 3.01(k)
“GAAP”	—	Section 3.01(f)
“Governmental Authority”	—	Section 3.01(q)
“Graham-Leach-Bliley Act”	—	Section 3.01(ff)
“Hazardous Substances”	—	Section 3.01(y)
“HSR Act”	—	Section 3.01(w)
“IIPI”	—	Section 3.01(ff)
“Indemnified Party”	—	Section 6.06(a)
“Index Price”	—	Section 11.01(d)
“Information”	—	Section 7.01
“Insider Transactions”	—	Section 3.01(k)
“Insurance Amount”	—	Section 6.06(c)
“IRS”	—	Section 3.01(m)
“Seller Sub”	—	Preamble
“Oak Hill Title”	—	Section 3.01(a)
“Joint Proxy Statement/Prospectus”	—	Section 7.06(a)
“Junior Subordinated Debt”	—	Section 4.01(c)
“K&L”	—	Section 8.01(d)
“Letter of Confidentiality”	—	Section 12.03
“Loans”	—	Section 3.01(k)
“Loan Assets”	—	Section 3.01(j)
“Loan Documentation”	—	Section 3.01(j)
“Mailing Date”	—	Section 2.03(a)
“material”	—	Section 3.01(a)

A-iv

“material adverse effect” or “material adverse change”	—	Section 3.01(a)
“Merger”	—	Preamble
“Merger Consideration”	—	Section 2.01(a)
“Nasdaq”	—	Section 2.01(b)
“No Election Shares”	—	Section 2.03(b)
“Notice of Superior Proposal”	—	Section 5.03(e)
“OGCL”	—	Section 1.01
“Ohio Division”	—	Section 3.01(a)
“Ohio Secretary of State”	—	Section 1.02
“Patriot Act”	—	Section 3.01(gg)
“PBGC”	—	Section 3.01(t)
“PCBs”	—	Section 3.01(y)
“Per Share Cash Consideration”	—	Section 2.01(b)
“Per Share Consideration”	—	Section 11.01(d)
“Per Share Stock Consideration”	—	Section 2.01(b)
“Porter Wright”	—	Section 8.02(c)
“Registration Statement”	—	Section 7.06(a)
“Regulatory Authorities”	—	Section 3.01(p)
“Required Buyer Vote”	—	Section 4.01(bb)
“Required Seller Vote”	—	Section 3.01(jj)
“Representatives”	—	Section 7.01
“Rights”	—	Section 3.01(b)
“Rule 145 Affiliates”	—	Section 5.05(a)
“Sarbanes-Oxley Act”	—	Section 3.01(g)
“SEC”	—	Section 3.01(c)
“Securities Act”	—	Section 5.05(a)
“Seller”	—	Preamble
“Seller Appointees”	—	Section 6.07(a)
“Seller Balance Sheet Date”	—	Section 3.01(h)
“Seller Board”	—	Section 5.03(b)
“Seller Board Recommendation”	—	Section 7.06(f)
“Seller Certificate”	—	Section 2.03(g)
“Seller Consultants”	—	Section 3.01(t)
“Seller Directors”	—	Section 3.01(t)
“Seller Disclosure Schedule”	—	Preamble
“Seller Dissenting Share”	—	Section 2.04
“Seller Employees”	—	Section 3.01(t)
“Seller ERISA Affiliate”	—	Section 3.01(t)
“Seller ERISA Affiliate Plan”	—	Section 3.01(t)
“Seller Filed SEC Documents”	—	Section 3.01(h)
“Seller Financial Statements”	—	Section 3.01(f)
“Seller Meeting”	—	Section 7.06(e)
“Seller Officers”	—	Section 3.01(t)
“Seller Pension Plan”	—	Section 3.01(t)
“Seller Real Properties”	—	Section 3.01(n)

A-v

“Seller Representatives”	—	Section 5.03(a)
“Seller Rights Agreement”	—	Section 3.01(b)
“Seller SEC Documents”	—	Section 3.01(g)
“Seller Shares” and “Seller Share”	—	Preamble
“Seller Stock Options”	—	Section 3.01(b)
“Seller Stock Option Plans”	—	Section 3.01(b)
“Seller Subsequent Determination”	—	Section 5.03(e)
“Seller Subsidiary” and “Seller Subsidiaries”	—	Section 3.01(a)
“Seller Subsidiary Real Estate Collateral”	—	Section 3.01(y)
“Seller Walkaway Right”	—	Section 11.01(d)
“Seller’s Financial Advisor”	—	Section 3.01(r)
“Starting Date”	—	Section 11.01(d)
“Starting Price”	—	Section 11.01(d)
“Stock Designated Shares”	—	Section 2.03(e)
“Stock Election Shares”	—	Section 2.03(b)
“Subsidiary”	—	Section 3.01(c)
“Superior Proposal”	—	Section 5.03(b)
“Surviving Corporation”	—	Section 1.01
“Takeover Laws”	—	Section 3.01(z)
“Tax” or “Taxes”	—	Section 3.01(m)
“Tax Returns”	—	Section 3.01(m)
“Termination Fee”	—	Section 11.02(b)
“Total Cash Amount	—	Section 2.01(b)
“Trust Account Shares”	—	Section 2.01(c)
“Updated Buyer Disclosure Schedule”	—	Section 6.04
“Updated Seller Disclosure Schedule”	—	Section 5.02
“Voting Agreement”	—	Preamble
“Voting Agreement Shareholders”	—	Preamble
“Walkaway Determination Date”	—	Section 11.01(d)
“WB Sub”	—	Preamble
“West Virginia Secretary of State”	—	Section 1.02
“WVBCA”	—	Section 1.01

A-vi

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of July 19, 2007, is made and entered into by and between WesBanco, Inc., a West Virginia corporation (“Buyer”), WesBanco Bank, Inc., a West Virginia banking corporation and a wholly owned subsidiary of Buyer (“WB Sub”), Oak Hill Financial, Inc., an Ohio corporation (“Seller”), and Oak Hill Banks, an Ohio state-chartered bank and a wholly owned subsidiary of Seller (“Seller Sub”). Buyer and Seller are sometimes hereinafter collectively referred to as the “Constituent Corporations.”

W I T N E S S E T H:

WHEREAS, the Boards of Directors of Seller, Seller Sub, Buyer and WB Sub have each determined that it is in the best interests of their respective corporations and shareholders for Buyer to acquire Seller pursuant to a merger of Seller with and into Buyer (the “Merger”) upon the terms and subject to the conditions set forth in this Agreement; and

WHEREAS, the Boards of Directors of Seller, Seller Sub, Buyer and WB Sub have each approved this Agreement and the consummation of the transactions contemplated hereby; and

WHEREAS, as a result of the Merger, in accordance with the terms of this Agreement, Seller will cease to have a separate corporate existence and the shareholders of Seller will receive from Buyer in exchange for each share of common stock, without par value, of Seller (individually “Seller Share” and collectively “Seller Shares”), (a) $38.00 in cash, or (b) 1.256 shares of common stock, $2.0833 par value per share, of Buyer (individually “Buyer Share” and collectively “Buyer Shares”), as may be adjusted as provided herein, all as determined in accordance with the terms of this Agreement; and

WHEREAS, as a condition to the willingness of Buyer to enter into this Agreement, the directors of Seller who will be continuing directors of Buyer and Evan E. Davis, a director emeritus of Seller (the “Voting Agreement Shareholders”), have each entered into a Voting Agreement, dated as of the date hereof, with Buyer (each a “Voting Agreement”), pursuant to which each Voting Agreement Shareholder has agreed, among other things, to vote such Voting Agreement Shareholder’s Seller Shares in favor of the approval of this Agreement and the transactions contemplated hereby, upon the terms and subject to the conditions set forth in the Voting Agreement; and

WHEREAS, after the Merger, the parties intend that Seller Sub shall continue as an Ohio-chartered financial institution for so long as Buyer deems appropriate in light of current business conditions but nothing herein shall prevent Buyer from making changes to the charter of Seller Sub, merging or dissolving Seller Sub, or undertaking any similar type of corporate reorganization in the future in light of then-current business conditions; and

WHEREAS, for Federal income tax purposes, it is intended that the Merger contemplated by this Agreement qualify as a “reorganization” under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”) and that this Agreement is intended to be and is adopted as a “plan of reorganization” for purposes of the Code and the Treasury Regulations promulgated thereunder; and

WHEREAS, Seller has previously provided to Buyer a schedule disclosing additional information about Seller (the “Seller Disclosure Schedule”), and Buyer has previously provided to Seller a schedule disclosing additional information about Buyer (the “Buyer Disclosure Schedule”); and

WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe certain conditions to the Merger.

NOW, THEREFORE, in consideration of the premises and the respective representations, warranties, covenants, agreements and conditions hereinafter set forth, the parties, intending to be legally bound hereby, agree as follows:

ARTICLE ONE

THE MERGER

1.01.  Merger; Surviving Corporation

Upon the terms and subject to the conditions of this Agreement, at the Effective Time (as defined in Section 1.02), Seller shall merge with and into Buyer in accordance with the West Virginia Business Corporation Act (the “WVBCA”) and the Ohio General Corporation Law (the “OGCL”). Buyer shall be the continuing and surviving corporation in the Merger, shall continue to exist under the laws of the State of West Virginia and shall be the only one of the Constituent Corporations to continue its separate corporate existence after the Effective Time. As used in this Agreement, the term “Surviving Corporation” refers to Buyer at and after the Effective Time. As a result of the Merger, the outstanding shares of capital stock and the treasury shares of the Constituent Corporations shall be converted in the manner provided in Article Two.

1.02.  Effective Time

The Merger shall become effective as set forth in the articles of merger that shall be filed with the Secretary of State of the State of West Virginia (the “West Virginia Secretary of State”) and the certificate of merger that shall be filed with the Secretary of State of the State of Ohio (the “Ohio Secretary of State”) on or before the Closing Date. The date and time at which the Merger shall become effective is referred to in this Agreement as the “Effective Time.”

1.03.  Effects of the Merger

At the Effective Time:

(a) the articles of incorporation of Buyer as in effect immediately prior to the Effective Time shall be the articles of incorporation of the Surviving Corporation;

(b) the bylaws of Buyer as in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation;

(c) subject to Section 6.07(a), the directors of Buyer immediately prior to the Effective Time shall become the directors of the Surviving Corporation, each of whom shall serve in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation;

(d) the officers of Buyer immediately prior to the Effective Time shall become the officers of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation;

(e) each Buyer Share that is issued and outstanding immediately prior to the Effective Time shall remain outstanding following the Effective Time and shall be unchanged by the Merger;

(f) the Merger shall have the effects prescribed in Section 31D-11-1107 of the WVBCA and Section 1701.82 of the OGCL; and

(g) the location of the principal office of the Surviving Corporation shall be One Bank Plaza, Wheeling, WV 26003.

1.04.  Tax Consequences

It is intended that the Merger shall constitute a “reorganization” within the meaning of Section 368(a) of the Code and that this Agreement shall constitute a “plan of reorganization” for purposes of the Code and the Treasury Regulations promulgated thereunder.

ARTICLE TWO

CONVERSION OF SHARES AND OPTIONS; SURRENDER OF CERTIFICATES

2.01.  Conversion of Seller Shares

At the Effective Time, by virtue of the Merger and without any action on the part of Buyer, WB Sub, Seller, Seller Sub or the holder of any of the following securities:

(a) Subject to the other provisions of this Article Two, each Seller Share issued and outstanding immediately prior to the Effective Time (other than (i) Seller Shares held directly or indirectly by Buyer or Seller or any of their respective Subsidiaries (as defined below) (except for Trust Account Shares and DPC Shares, as such terms are defined in Section 2.01(c) hereof), and (ii) Seller Dissenting Shares (as defined in Section 2.04)) shall, by virtue of this Agreement and without any action on the part of the holder thereof, be converted into and exchangeable for the right to receive, at the election of the holder thereof as provided in and subject to the provisions set forth in this Agreement, either (i) the Per Share Stock Consideration (as defined below) or (ii) the Per Share Cash Consideration (as defined below). The Per Share Stock Consideration and the Per Share Cash Consideration are referred to herein collectively as the “Merger Consideration.”

(b) For purposes of this Agreement, the following terms shall have the following meanings:

i. “Per Share Stock Consideration” shall mean a number of Buyer Shares equal to the Exchange Ratio;

ii. “Per Share Cash Consideration” shall mean $38.00;

iii. “Exchange Ratio” shall mean 1.256;

iv. “Total Cash Amount” shall mean 10% of the product obtained by multiplying (x) the Per Share Cash Consideration and (y) the total number of Seller Shares outstanding as of the close of business on the Determination Date; and

v. “Determination Date” shall mean the fifth calendar day immediately prior to the Effective Time, or if such calendar day is not a trading day on The Nasdaq Stock Market, Inc.’s Global Select Market (“Nasdaq”), then the trading day immediately preceding such calendar day.

(c) At the Effective Time, all Seller Shares that are owned directly or indirectly by Buyer or Seller or any of their respective Subsidiaries (other than Seller Shares (x) held directly or indirectly in trust accounts, managed accounts and the like or otherwise held in a fiduciary or agency capacity for the benefit of third parties (any such shares, and shares of Buyer Common Stock which are similarly held, whether held directly or indirectly by Buyer or Seller, as the case may be, being referred to herein as “Trust Account Shares”) or (y) held by Buyer or Seller or any of their respective Subsidiaries, directly or indirectly, in respect of a debt previously contracted (any such Seller Shares, and Buyer Shares which are similarly held, being referred to herein as “DPC Shares”)) shall be cancelled and shall cease to exist and no Buyer Shares, cash or other consideration shall be delivered in exchange therefore. At the Effective Time, all Buyer Shares that are owned by Seller or any of its Subsidiaries (other than Trust Account Shares and DPC Shares) shall become treasury stock of Buyer without any consideration therefore.

(d) The calculations required by this Section 2.01 shall be prepared jointly by Buyer and Seller prior to the Closing Date.

2.02.  Conversion of Seller Stock Options

(a) At or before the Effective Time and in connection with the Merger, the following shall occur:

(i) Each Seller Stock Option (as defined below) which is outstanding and unexercised immediately prior to the Effective Time shall, upon the election of the holder thereof, be terminated immediately prior to the Effective Time and each holder thereof shall be entitled to receive, in lieu of each Seller Share that would otherwise have been issuable upon exercise thereof, an amount in cash equal to the excess, if any, of $38.00 over the exercise price of such Seller Stock Option. Such amount shall be subject to any required tax withholding. Cash amounts paid pursuant to this Section 2.02(a)(i) shall be excluded from determining the Total Cash Amount.

(ii) Each Seller Stock Option outstanding immediately prior to the Effective Time that is not terminated pursuant to Section 2.02(a)(i) above shall be amended and converted into an option (an “Adjusted Option”) to purchase a number of Buyer Shares (rounded to the nearest whole share) equal to (A) the number of Seller Shares subject to such Seller Stock Option immediately prior to the Effective Time multiplied by (B) the Exchange Ratio; and the per share exercise price for the Buyer Shares issuable upon the exercise of such Adjusted Option shall be equal to (Y) the exercise price per share of the Seller Shares at which such Seller Stock Option was exercisable immediately prior to the Effective Time divided by (Z) the Exchange Ratio (rounded to the nearest whole cent); provided, however, that in the case of any Seller Stock Option to which Section 421 of the Code applies by reason of its qualification under Section 422 of the Code, the conversion formula shall be adjusted, if necessary, to comply with Section 424(a) of the Code. Except as otherwise provided herein, the Adjusted Options shall be subject to the same terms and conditions as provided in the Seller Stock Option Plans.

(b) The adjustments provided herein with respect to any Seller Stock Options that are “incentive stock options” as defined in Section 422 of the Code shall be and are intended to be effected in a manner which is consistent with Sections 422 and 424(a) of the Code and all regulations promulgated thereunder. The adjustments provided herein with respect to all other Seller Stock Options shall be and are intended to be effected in a manner which is consistent with Section 409A of the Code and all regulations promulgated thereunder, including Treasury Regulation Section 1, 409A — 1(b)(5)(v) and in order to prevent any penalty pursuant to Section 409A of the Code.

(c) At the Effective Time, Buyer shall assume the Seller Stock Option Plans, with the result that all obligations of Seller under the Seller Stock Option Plans (as that term is defined in Section 3.01(b)) with respect to the Adjusted Options shall be obligations of Buyer following the Effective Time.

(d) On or prior to the date that is twenty (20) days after the Effective Time, Buyer shall prepare and file with the SEC a registration statement on Form S-8 (or another appropriate form) registering a number of shares of Buyer Shares equal to at least the number of shares subject to the Adjusted Options. Such registration statement shall be kept effective (and the current status of the prospectus or prospectuses required thereby shall be maintained) as long as any Adjusted Options may remain outstanding.

(e) Except as otherwise specifically provided by this Section 2.02 and except to the extent required under the respective terms of Seller Stock Options as in effect on the date of this Agreement, all restrictions or limitations on transfer with respect to Seller Stock Options awarded under Seller Stock Option Plans or any other plan, program or arrangement of Seller or any of its subsidiaries, to the extent that such restrictions or limitations shall not have already lapsed, and all other terms thereof, shall remain in full force and effect with respect to such options after giving effect to the Merger and the assumption by Buyer as set forth above; provided, however, that so long as compliant with Section 409A of the Code the options held by those individuals listed on Seller Disclosure Schedule 2.02(e) shall not lapse prematurely, notwithstanding anything to the contrary in the terms of the Seller Stock Option Plans or the individual option agreements, as a result of the termination of the service of those individuals as directors of Seller after the Merger, and after the Merger the terms of the Seller Stock Option Plans shall be deemed to have been so modified. Notwithstanding this Section 2.02(e), Seller shall cause all Seller Stock Options to fully vest at the Effective Time to the extent not previously vested.

(f) In addition to any method of exercise permitted under the applicable Seller Stock Option, a holder of an Adjusted Option may exercise such Adjusted Option in whole or in part in accordance with its terms by delivering a properly executed notice of exercise to Buyer, together with the consideration therefor and the federal withholding tax information, if any, required in accordance with the related Seller Stock Option Plan.

2.03.  Election and Exchange and Payment Procedures

(a) Election Procedure.  An election form and other appropriate and customary transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to the certificates theretofore representing the Seller Shares shall pass, only upon proper delivery of such certificates to the Exchange Agent (as defined below)) in such form as Buyer and Seller shall mutually agree (the “Election Form”) shall be mailed at least 30 calendar days prior to the anticipated Effective Time or on such other date as Seller and Buyer shall mutually agree (the “Mailing Date”) to each holder of record of Seller Shares as of the close of business on the fifth Nasdaq trading day prior to the Mailing Date (the “Election Form Record Date”).

(b) Election.  Each Election Form shall permit the holder (or the beneficial owner through appropriate and customary documentation and instructions) to specify (i) the number of such holder’s Seller Shares with respect to which such holder elects to receive the Per Share Stock Consideration (“Stock Election Shares”), (ii) the number of such holder’s Seller Shares with respect to which such holder elects to receive the Per Share Cash Consideration (“Cash Election Shares”), or (iii) the number of such holder’s Seller Shares with respect to which such holder makes no election (“No Election Shares”). All Seller Shares with respect to which the Exchange Agent has not received an effective, properly completed Election Form on or before 5:00 p.m., three business days prior to the Closing Date (or such other time and date as Buyer and Seller may mutually agree) (the “Election Deadline”) shall also be deemed to be No Election Shares.

(c) Exchange Agent; Election Forms.  Buyer will designate Computershare Investor Services, LLC or such other entity as reasonably shall be approved by Seller in writing to act as agent (the “Exchange Agent”) for purposes of conducting the election procedure and the exchange and payment procedures as described in this Section 2.03. Buyer shall make available one or more Election Forms as may reasonably be requested from time to time by all persons who become holders (or beneficial owners) of Seller Shares between the Election Form Record Date and the close of business on the business day prior to the Election Deadline, and Seller shall provide to the Exchange Agent all information reasonably necessary for it to perform as specified herein.

(d) Proper Election.  Any such election shall have been properly made only if the Exchange Agent shall have actually received a properly completed Election Form by the Election Deadline. An Election Form shall be deemed properly completed only if accompanied by one or more certificates (or customary affidavits and, if required by Buyer, indemnification regarding the loss or destruction of such certificates or the guaranteed delivery of such certificates) (provided that such certificates are in fact delivered to the Exchange Agent by the time required in such guarantee of delivery; and provided further, that failure to deliver Seller Shares covered by such guarantee of delivery within the time set forth on such guarantee shall be deemed to invalidate any otherwise properly made election, unless otherwise determined by Buyer, in its sole discretion) representing all Seller Shares covered by such Election Form, together with duly executed transmittal materials included in the Election Form.

For Seller Shares held in book entry form, Buyer shall establish procedures for delivery of such shares, which procedures shall be reasonably acceptable to the Seller. Any Election Form may be revoked or changed by the person submitting such Election Form at or prior to the Election Deadline. If an Election Form is revoked prior to the Election Deadline and a new Election Form is not submitted prior to the Election Deadline, the Seller Shares represented by such Election Form shall become No Election Shares and Buyer shall cause the certificates representing such Seller Shares to be returned without charge to the person submitting the Election Form upon written request to that effect from the holder who submitted the Election Form. Subject to the terms of this Agreement and of the Election Form, the Exchange Agent shall have reasonable discretion to determine whether any election, revocation or change has been properly or timely made and to disregard immaterial defects in the Election Forms, and any good faith decisions of the Exchange Agent regarding such matters shall be binding and conclusive. Neither Buyer nor the Exchange Agent shall be under any obligation to notify any person of any defect in the Election Form. In the event of the termination of this Agreement before the Effective Time, all Election Forms shall be null, void and of no force or effect and all certificates shall be returned to holders of Seller shares.

(e) Pro Rata Allocation.  As soon as practicable, but in any event no later than ten (10) business days after the Election Deadline, Buyer shall cause the Exchange Agent to effect the allocation among the holders of Seller Shares of rights to receive the Per Share Stock Consideration or the Per Share Cash Consideration in the Merger in accordance with the Election Forms as follows:

(1) Cash Election Amount More Than Total Cash Amount.  If the aggregate cash amount that would be paid upon the conversion in the Merger of the Cash Election Shares (the “Cash Election Amount”) is greater than the Total Cash Amount, then:

(A) all Stock Election Shares and No Election Shares shall be converted into the right to receive the Per Share Stock Consideration,

(B) the Exchange Agent shall then select from among the Cash Election Shares, by a pro rata selection process, a sufficient number of shares (“Stock Designated Shares”) such that the aggregate cash amount that will be paid in the Merger (excluding, however, any cash paid in lieu of fractional shares pursuant to 2.03(j) hereof, any cash paid to dissenting shareholders pursuant to Section 2.04 hereof and any cash paid in respect of options to purchase Seller Shares under Section 2.02 or any other provision of this Agreement) equals as closely as practicable the Total Cash Amount, and all Stock Designated Shares shall be converted into the right to receive the Per Share Stock Consideration; and

(C) the Cash Election Shares that are not Stock Designated Shares will be converted into the right to receive the Per Share Cash Consideration.

(2) Cash Election Amount Less Than Total Cash Amount.  If the Cash Election Amount is less than the Total Cash Amount, then:

(A) all Cash Election Shares shall be converted into the right to receive the Per Share Cash Consideration;

(B) the Exchange Agent shall then select first from among the No Election Shares and then (if necessary) from among the Stock Election Shares, by a pro rata selection process (excluding, to the extent possible, Seller Shares acquired through the exercise of any incentive stock option at any time within twelve months prior to the Effective Time, which shares are identified in Section 2.01(e)(2)(B) of the Seller Disclosure Schedule), a sufficient number of shares (“Cash Designated Shares”) such that the aggregate cash amount that will be paid in the Merger (excluding, however, without limitation, any cash paid in respect of options to purchase Seller Shares under Section 2.02 or any other provision of this Agreement) equals as closely as practicable the Total Cash Amount, and all Cash Designated Shares shall be converted into the right to receive the Per Share Cash Consideration; and

(C) the Stock Election Shares and the No Election Shares that are not Cash Designated Shares shall be converted into the right to receive the Per Share Stock Consideration.

(3) Cash Election Amount Equal to Total Cash Amount.  If the Cash Election Amount is equal or nearly equal (as determined by the Exchange Agent) to the Total Cash Amount, then subparagraphs (1) and (2) above shall not apply, all Cash Election Shares shall be converted into the right to receive the Per Share Cash Consideration and all Stock Election Shares and No Election Shares shall be converted into the right to receive the Per Share Stock Consideration.

The pro rata selection process to be used by the Exchange Agent shall consist of such equitable pro ration processes as shall be mutually agreeable to Buyer and Seller. For purposes of this Agreement, “business day” means Monday through Friday of each week, except any legal holiday recognized as such by the U.S. Government or any day on which banking institutions in the State of Ohio or the State of West Virginia are authorized or obligated to close.

(f) Deposit with Exchange Agent; Exchange Fund.  At or prior to the Effective Time, Buyer shall provide to the Exchange Agent the number of Buyer Shares issuable pursuant to Sections 2.01(a) and 2.03, the Total Cash Amount, the cash in respect of fractional Buyer Shares payable pursuant to Section 2.03(j), and the amount of all other cash payable in the Merger, if any, all of which shall be held by the Exchange Agent in trust for the holders of Seller Shares (collectively, the “Exchange Fund”). The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to the Buyer Shares held by it from time to time hereunder, except that it shall receive and hold in trust for the recipients of the Buyer Shares until distributed thereto pursuant to the provisions of this Agreement any dividends or other distributions paid or distributed with respect to such Buyer Shares for the account of the persons entitled thereto. The Exchange Fund shall not be used for any purpose other than as set forth in this paragraph. The Exchange Agent shall invest cash in the Exchange Fund, as directed by Buyer, on a daily basis; provided, however, that all such investments shall be in (1) obligations of, or guaranteed by, the United States of America, (2) commercial paper obligations receiving the highest rating from either Moody’s Investors Services, Inc. or Standard and Poor’s Corporation, or (3) certificates of deposit of commercial banks (not including any Subsidiary or affiliate of Buyer) with capital exceeding $1.0 billion. All interest and other income resulting from such investments shall be paid to Buyer.

(g) Surrender of Seller Certificates.  As promptly as practicable after the Effective Time, Buyer shall send or cause to be sent to each former holder of record of Seller Shares who has not previously properly surrendered all such Seller Shares with an Election Form and transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to the certificates theretofore representing the Seller Shares shall pass only upon proper delivery of such certificates to the Exchange Agent). Each holder of an outstanding certificate or certificates which prior to the Effective Time represented Seller Shares (“Seller Certificate”), who surrenders such Seller Certificate to the Exchange Agent shall, upon acceptance thereof by the Exchange Agent, be entitled to receive (a) the Merger Consideration, (b) if such holder’s Seller Shares have been converted into Buyer Shares, any cash in lieu of fractional shares which the Seller Shares represented by the Seller Certificate have been converted pursuant to Sections 2.01 and Section 2.03(j) hereof, (c) any other dividend or distribution with a record date after the Effective Time theretofore paid with respect to Buyer Shares issuable in the Merger in accordance with this Section 2.03(g) and (d) any dividend or distribution with respect to Seller’s Shares with a record date prior to the Effective Time that had not been paid at the Effective Time in accordance with Section 2.03(i), in each case without interest. The Exchange Agent shall accept such Seller Certificate upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to affect an orderly exchange thereof in accordance with normal exchange practices and shall as promptly as practicable issue the certificates representing Buyer Shares and/or cash in accordance with this Agreement. Each Seller Certificate that is not surrendered to the Exchange Agent in accordance with the procedures provided for herein shall, except as otherwise herein provided, be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the (a) the Merger Consideration, (b) if such holder’s Seller Shares have been converted into Buyer Shares, any cash in lieu of fractional shares which the Seller Shares represented by the Seller Certificate have been converted pursuant to Section 2.01 and Section 2.03(j) hereof, (c) any other dividend or distribution with a record date after the Effective Time theretofore paid with respect to Buyer Shares issuable in the merger in accordance with this Section 2.03(g) and (d) any dividend or distribution with respect to Seller’s Shares with a record date prior to the Effective Time that had not been paid at the Effective Time in accordance with Section 2.03(i), in each case without interest. No dividends or other distributions with a record date after the Effective Time with respect to Buyer Shares shall be paid to the holder of any unsurrendered Seller Certificate until the holder thereof shall surrender such Seller Certificate in accordance with this Section 2.03(g). After the surrender of a Seller Certificate in accordance with this Section 2.03(g), the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to Buyer Shares represented by such Seller Certificates. After the Effective Time, there shall be no further transfer on the records of Seller of a Seller Certificate representing Seller Shares and, if any such Seller Certificate is presented to Seller for transfer, it shall be canceled against delivery of the Merger Consideration as provided in Article Two.

(h) Lost, Stolen or Destroyed Certificates.  If there shall be delivered to the Exchange Agent by any person who is unable to produce any Seller Certificate for Seller Shares for surrender to the Exchange Agent in accordance with this Section 2.03:

(i) evidence to the reasonable satisfaction of the Surviving Corporation that such Seller Certificate has been lost, wrongfully taken, or destroyed;

(ii) such security or indemnity as reasonably may be requested by the Surviving Corporation to save it harmless (which may include the requirement to obtain a third party bond or surety); and

(iii) evidence to the reasonable satisfaction of the Surviving Corporation that such person was the owner of the Seller Shares theretofore represented by each such Seller Certificate claimed by him to be lost, wrongfully taken or destroyed and that he is the person who would be entitled to present such Seller Certificate for exchange pursuant to this Agreement;

then the Exchange Agent, in the absence of actual notice to it that any Seller Shares theretofore represented by any such Seller Certificate have been acquired by a bona fide purchaser, shall deliver to such person (a) the Merger Consideration, (b) if such holder’s Seller Shares have been converted into Buyer Shares, any cash in lieu of fractional shares which the Seller Shares represented by the Seller Certificate have been converted pursuant to Section 2.01 and Section 2.03(j) hereof, (c) any other dividend or distribution with a record date after the Effective Time theretofore paid with respect to Buyer Shares issuable in the Merger in accordance with this Section 2.03(g) and (d) any dividend or distribution with respect to Seller’s Shares with a record date prior to the Effective Time that had not been paid at the Effective Time in accordance with Section 2.03(i), in each case without interest, that such person would have been entitled to receive upon surrender of each such lost, wrongfully taken or destroyed Seller Certificate.

(i) No Further Ownership Rights in Seller Shares.  All cash and Buyer Shares issued upon conversion of Seller Shares in accordance with the terms hereof (including any cash paid pursuant to Section 2.03(g) or 2.03(j)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such Seller Shares, subject, however, to the Surviving Corporation’s obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by Seller on such Seller Shares in accordance with the terms of this Agreement prior to the Effective Time and which remain unpaid at the Effective Time.

(j) No Fractional Buyer Shares.

(i) No certificates or scrip representing fractional Buyer Shares shall be issued upon the surrender for exchange of Seller Certificates evidencing Seller Shares, and such fractional Buyer Share interests will not entitle the owner thereof to vote or to any rights of a shareholder of the Surviving Corporation.

(ii) Each holder of Seller Shares who would otherwise be entitled to receive a fractional Buyer Share shall receive from the Exchange Agent an amount of cash equal to the product obtained by multiplying (a) the fractional Buyer Share interest to which such holder (after taking into account all Seller Shares held at the Effective Time by such holder) would otherwise be entitled by (b) $38.00.

(k) Termination of Exchange Fund.  Any portion of the Exchange Fund delivered to the Exchange Agent by Buyer pursuant to Section 2.03(f) which remains undistributed to the shareholders of Seller for 12 months after the Effective Time may be delivered to the Surviving Corporation, upon Buyer’s demand, and any shareholders of Seller who have not theretofore complied with this Article Two shall thereafter look only to the Surviving Corporation for payment of the Per Share Stock Consideration, the Per Share Cash Consideration, any cash in lieu of fractional Buyer Share interest and any dividends or distributions with respect to Buyer Shares, in each case without interest.

(l) No Liability.  None of Buyer, Seller, the Exchange Agent or the Surviving Corporation shall be liable to any former holder of Seller Shares for any payment of the Per Share Stock Consideration, the Per Share Cash Consideration, any cash in lieu of fractional Buyer Share interest or any dividends or distributions with respect to Buyer Shares delivered to a public official if required by any applicable abandoned property, escheat or similar law.

(m) Withholding Rights.  Buyer or the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Seller Certificates such amounts as Buyer or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code, or any other provision of domestic or foreign (whether national, federal, state, provincial, local or otherwise) tax law. To the extent that amounts are so withheld and paid over to the appropriate taxing authority by Buyer or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Seller Certificates in respect of which such deduction and withholding was made by Buyer, the Surviving Corporation or the Exchange Agent.

(n) Waiver.  The Surviving Corporation may from time to time, in the case of one or more persons, waive one or more of the rights provided to it in this Article Two to withhold certain payments, deliveries and distributions; and no such waiver shall constitute a waiver of its rights thereafter to withhold any such payment, delivery or distribution in the case of any person.

(o) Section 16 Exemption.  Prior to the Effective Time, Buyer and Seller shall take all such steps as may be required to cause any acquisitions of Buyer equity securities (including derivative securities with respect to any Buyer equity securities) and dispositions of Seller equity securities (including derivative securities with respect to any Seller equity securities) resulting from the transactions contemplated by this Agreement by each individual who is anticipated to be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Buyer or who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Seller, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

2.04.  Seller Shareholders’ Dissenters’ Rights

Anything contained in this Agreement or elsewhere to the contrary notwithstanding, if any holder of an outstanding Seller Share who is entitled to demand and properly demands payment of the “fair cash value” of such Seller Share in accordance with Section 1701.85 of the OGCL (a “Seller Dissenting Share”), then such Seller Dissenting Share shall not be converted into the right to receive the Merger Consideration, and instead:

(a) Each such Seller Dissenting Share shall nevertheless be deemed to be extinguished at the Effective Time as provided elsewhere in this Agreement;

(b) Each holder perfecting such dissenters’ rights shall thereafter have only such rights (and shall have such obligations) as are provided in Section 1701.85 of the OGCL, and the Surviving Corporation shall not be required to deliver any cash payments to such person in substitution for each such Seller Dissenting Share in accordance with this Agreement; provided, however, that if any such person shall have failed to perfect or shall withdraw or lose such holder’s rights under Section 1701.85 of the OGCL, each such holder’s Seller Dissenting Share shall thereupon be deemed to have been converted as of the Effective Time into the right to receive the Per Share Stock Consideration or the Per Share Cash Consideration, as shall have been designated on the Election Form submitted by such holder prior to the Election Deadline, or if no such designation shall have been made, the Per Share Cash Consideration, without any interest thereon, pursuant to Section 2.01 and subject to Section 2.03.

No holder of a Seller Dissenting Share shall be entitled to submit a letter of transmittal, and any letter of transmittal submitted by a holder of a Seller Dissenting Share shall be invalid, unless and until the demand for the payment of the fair cash value made in respect of such Seller Dissenting Share shall have been or is deemed to have been withdrawn.

2.05.  Anti-Dilution Provisions

In the event that, subsequent to the date of this Agreement but prior to the Effective Time, the outstanding Buyer Shares are increased, decreased, changed into or exchanged for a different number or kind of shares or securities (or Buyer establishes a record date for effecting any such change to the outstanding Buyer Shares) as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other like changes in Buyer’s capitalization, an appropriate and proportionate adjustment shall be made to the Merger Consideration. Nothing contained herein shall be deemed to permit any action which may be proscribed by this Agreement.

ARTICLE THREE

REPRESENTATIONS AND WARRANTIES OF SELLER

3.01.  Representations and Warranties of Seller

Except as set forth on the Seller Disclosure Schedule (with specific reference to the Section or Subsection of this Agreement to which the information stated in such disclosure relates, provided that any fact, item, contract, agreement, document or instrument listed or described, and any information disclosed, in any Section or Subsection thereof shall be deemed listed, described, and disclosed in all other applicable Sections and Subsections even though not expressly set forth in such other Section(s) or subsections(s)), Seller and Seller Sub hereby jointly and severally represent and warrant to Buyer and WB Sub as follows:

(a) Corporate Status.

(i) Seller is an Ohio corporation and a bank holding company registered under the Bank Holding Company Act of 1956, as amended (the “BHC Act”). Seller is duly organized, validly existing and in good standing under the laws of the State of Ohio, has the full corporate power and authority to own its property, to carry on its business as presently conducted, and is in good standing in the State of Ohio, but is not qualified to do business in any other jurisdiction or required to be so qualified to do business in any other jurisdiction except where the failure to be so qualified would not have a material adverse effect on Seller. Seller has made available to Buyer true and complete copies of the Articles of Incorporation and Code of Regulations of Seller, in each case as amended to the date of this Agreement.

(ii) Seller Sub, Oak Hill Financial Insurance Agency, Inc., Oak Hill Capital Trust 1, a Delaware statutory trust, Oak Hill Capital Trust 2, a Delaware statutory trust, Oak Hill Capital Trust 3, a Delaware statutory trust, and Oak Hill Capital Trust 4, a Delaware statutory trust (individually, each a “Seller Subsidiary” and collectively the “Seller Subsidiaries”), are the only Subsidiaries (as that term is defined in Section 3.01(c)) of Seller. Seller owns 49% of the outstanding equity interests in Oak Hill Title Agency LLC (“Oak Hill Title”). Seller Sub is an Ohio state-charted bank, is a member of the Federal Home Loan Bank of Cincinnati and is regulated by the Ohio Division of Financial Institutions (“Ohio Division”). The deposit accounts of Seller Sub are insured by the FDIC to the fullest extent permitted by applicable law, and all premiums and assessments due the FDIC in connection therewith have been paid by Seller Sub. Each of Seller Sub and Oak Hill Financial Insurance Agency, Inc. is duly organized, validly existing and in good standing under the laws of the State of Ohio and each has full power and authority, corporate or otherwise, to own their property and to carry on its business as presently conducted, but are not qualified to do business in any other jurisdiction or required to be qualified to do business in any other jurisdiction except where the failure to be so qualified would not have a material adverse effect on Seller. Seller has made available to Buyer true and complete copies of the governing instruments of each of the Seller Subsidiaries, in each case as amended to the date of this Agreement.

(iii) As used in this Agreement, (A) any reference to any event, change or effect being “material” with respect to any entity means an event, change or effect which is material in relation to the financial condition, properties, assets, liabilities, businesses or results of operations of such entity and its Subsidiaries taken as a whole and (B) the terms “material adverse effect” or “material adverse change” means, with respect to an entity, a material adverse effect on the financial condition, properties, assets, liabilities, businesses or results of operations of such entity and its Subsidiaries taken as a whole or on the ability of such entity to perform its obligations under this Agreement or consummate the Merger and the other material transactions contemplated by this Agreement other than, in any case, any state of facts, change, development, event, effect, condition or occurrence (i) resulting from changes in the United States economy or the United States securities markets in general; (ii) resulting from changes in the industries in which Seller or Buyer, as the case may be, operates and not specifically relating to the Seller or Buyer, as the case may be; (iii) resulting from any litigation or loss of current or prospective customers, employees or revenues arising from the execution of this Agreement, (iv) resulting from any transaction costs of the Merger generally, (v) resulting from any changes to the Loan Loss Reserve of Seller Sub made at the request of Buyer; (vi) resulting from payments made in the nature of severance payments or payments made pursuant to the change in control provisions of employment agreements or change in control or severance plans of Seller or Seller Sub or payments made pursuant to Sections 6.02(b) or losses charges or expenses resulting from loan sales contemplated by Section 5.10; provided, however, that in no event shall a decrease in the trading price of Seller Shares or Buyer Shares, absent any other event, change or effect which has had or would reasonably be expected to have a material adverse effect, or litigation relating thereto, be considered a material adverse effect or material adverse change.

(b) Capitalization of Seller.

(i) The authorized capital of Seller consists solely of 15,000,000 Seller Shares, of which 5,345,554 Seller Shares were issued and outstanding as of June 30, 2007, 1,500,000 shares of Voting Preferred Stock, $.01 par value per share, none of which has been issued or is outstanding and 1,500,000 shares of Non-Voting Preferred Stock, $.01 par value per share, none of which has been issued or is outstanding. As of June 30, 2007, 529,080 Seller Shares were held in its treasury. All outstanding Seller Shares have been duly authorized and are validly issued, fully paid and non-assessable, and were not issued in violation of the preemptive rights of any person. All Seller Shares issued have been issued in compliance in all material respects with all applicable federal and state securities laws. As of June 30, 2007, 384,233 Seller Shares were reserved for issuance upon the exercise of outstanding stock options (the “Seller Stock Options”) granted under the Oak Hill Financial, Inc. 2004 Stock Incentive Plan, and the Oak Hill Financial, Inc. Fourth Amended and Restated 1995 Stock Option Plan (collectively, the “Seller Stock Option Plans”). Seller has furnished to Buyer a true, complete and correct copy of the Seller Stock Option Plans, and a list of all participants in the Seller Stock Option Plans as of the date hereof is set forth in Section 3.01(b)(i) of the Seller Disclosure Schedule, which list identifies the number of Seller Shares subject to Seller Stock Options held by each such participant, the exercise price or prices of such Seller Stock Options and the dates each of the Seller Stock Options was granted, becomes exercisable and expires.

(ii) As of the date hereof, except for this Agreement, the Seller Stock Options and for the rights (the “Rights”) issued pursuant to the Rights Agreement, dated as of January 23, 1998, as amended by the Substitution of Successor Rights Agreement and Amendment No. 1 to Rights Agreement, dated as of December 26, 2000, and Amendment No. 2 to Rights Agreement, dated as of September 19, 2006 (the “Seller Rights Agreement”), between Seller and Registrar and Transfer Company, as successor rights agent, in respect of which no Distribution Date (as defined in the Seller Rights Agreement) has occurred, there are no options, warrants, calls, rights, commitments or agreements of any character to which Seller is a party or by which it is bound obligating Seller to issue, deliver or sell, or cause to be issued, delivered or sold, any additional Seller Shares or obligating Seller to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. As of the date of this Agreement, there are no outstanding contractual obligations of Seller to repurchase, redeem or otherwise acquire any Seller Shares except for such obligations arising under the Seller Stock Option Plans.

(iii) Except as disclosed in Section 3.01(b) of the Seller Disclosure Schedule, since June 30, 2007, Seller has not (A) issued or permitted to be issued any Seller Shares, or securities exercisable for or convertible into Seller Shares, other than upon exercise of the Seller Stock Options granted prior to the date hereof under the Seller Stock Option Plans; (B) repurchased, redeemed or otherwise acquired, directly or indirectly through any Seller Subsidiary or otherwise, any Seller Shares; or (C) declared, set aside, made or paid to the shareholders of Seller dividends or other distributions on the outstanding Seller Shares.

(iv) No bonds, debentures, notes or other indebtedness of Seller having the right to vote on any matters on which Seller’s shareholders may vote are issued or outstanding.

(c) Subsidiaries.  Seller owns of record and beneficially all of the issued and outstanding equity securities of Seller Sub and Oak Hill Financial Insurance Agency, Inc. and Seller owns of record and beneficially 49% of the issued and outstanding equity securities of Oak Hill Title. There are no options, warrants, calls, rights, commitments or agreements of any character to which Seller or any Seller Subsidiary is a party or by which any of them is bound obligating any Seller Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional equity securities of any Seller Subsidiary (other than to Seller, with respect to the Seller Subsidiaries) or obligating Seller or any Seller Subsidiary to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. There are no contracts, commitments, understandings or arrangements relating to Seller’s rights to vote or to dispose of the equity securities of the Seller Subsidiaries, and all of the equity securities of the Seller Subsidiaries held by Seller are fully paid and non-assessable and are owned by Seller free and clear of any charge, mortgage, pledge, security interest, hypothecation, restriction, claim, option, lien, encumbrance or interest of any persons whatsoever. Except as disclosed in Section 3.01(c) of the Seller Disclosure Schedule and except for Oak Hill Title, Seller does not own beneficially, directly or indirectly, any equity securities or similar interests of any person, or any interest in a partnership or joint venture of any kind, other than the Seller Subsidiaries.

For purposes of this Agreement, “Subsidiary” has the meaning ascribed to it in Rule 1-02 of Regulation S-X promulgated by the Securities and Exchange Commission (the “SEC”).

(d) Corporate Authority.  Assuming the accuracy of the representations and warranties of Buyer and WB Sub set forth in Section 4.01(y), all corporate actions of Seller and Seller Sub necessary to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, in each case by Seller and Seller Sub, have been duly and validly taken, except for the adoption of this Agreement by the Required Seller Vote and subject, in the case of the consummation of the Merger, to the filing and recordation of a certificate of merger as required by the OGCL and the filing and recordation of the articles of merger as required by the WVBCA. The Seller Board has, by unanimous vote of the directors, duly adopted resolutions (i) approving this Agreement, the Merger and the other transactions contemplated hereby and thereby, (ii) declaring that it is in the best interests of Seller’s shareholders that Seller enter into this Agreement and consummate the Merger on the terms and subject to the conditions set forth in this Agreement, (iii) declaring that this Agreement is fair to Seller and Seller’s shareholders, (iv) directing that this Agreement be submitted to a vote at a meeting of Seller’s shareholders to be held as promptly as practicable and (v) recommending that Seller’s shareholders adopt this Agreement. The Board of Directors of Seller Sub has, by unanimous vote of the directors, duly adopted resolutions (i) approving this Agreement and (ii) declaring that it is in the best interests of Seller Sub’s sole shareholder that Seller Sub enter into this Agreement.

(e) Authorized and Effective Agreement.  This Agreement has been duly executed and delivered by Seller and Seller Sub, and assuming the due authorization, execution and delivery by Buyer and WB Sub, constitutes a valid and binding obligation of Seller and Seller Sub, enforceable against Seller and Seller Sub in accordance with its terms, except as such enforceability may be limited by laws related to safety and soundness of insured depository institutions as set forth in 12 U.S.C. § 1818(b), the appointment of a conservator by the FDIC, bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws relating to or affecting the enforcement of creditors’ rights generally, by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law) and by an implied covenant of good faith and fair dealing. Each of Seller and Seller Sub has the right, power, authority and capacity to execute and deliver this Agreement and, subject to obtaining the Required Seller Vote, the obtaining of appropriate approvals by Regulatory Authorities and Governmental Authorities and the expiration of applicable regulatory waiting periods, to perform its obligations under this Agreement.

(f) Financial Statements of Seller.  The consolidated statements of financial condition of Seller as of December 31, 2006 and 2005, and the related consolidated statements of earnings, stockholders’ equity, comprehensive income and cash flows for each of the three years in the period ended December 31, 2006, including accompanying notes and the report thereon of Grant Thornton LLP dated March 15, 2007, as reported in Seller’s Annual Report on Form 10-K for the year ended December 31, 2006, and the unaudited consolidated statement of financial condition as of March 31, 2007, and the related unaudited consolidated statements of earnings, comprehensive income, stockholders’ equity and cash flows for the three months then ended as reported in Seller’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2007 (collectively, all of such consolidated financial statements are referred to as the “Seller Financial Statements”) comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of Seller and its consolidated subsidiaries as of the dates thereof and their respective consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, recurring year-end audit adjustments).

(g) SEC Filings; Sarbanes-Oxley.

(i) Seller and the Seller Subsidiaries have filed all reports, registration statements, proxy statements and information statements required to be filed by Seller or any of the Seller Subsidiaries subsequent to December 31, 2003 under the Securities Act (as defined in Section 5.05(a)), or under Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) with the SEC (together with all information incorporated therein by reference, the “Seller SEC Documents”), except for any reports, registration statements, proxy statements or information statements the failure to file which would not have a material adverse effect upon Seller. All such filings, at the time of filing, complied in all material respects as to form and included all exhibits required to be filed under the applicable rules of the SEC applicable to such Seller SEC Documents. None of such documents, as subsequently supplemented or amended prior to the date hereof, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(ii) The records, systems, controls, data and information of Seller and the Seller Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of Seller or the Seller Subsidiaries or accountants (including all means of access thereto and therefrom), except for any non-exclusive ownership and non-direct control that would not reasonably be expected to have a material adverse effect on Seller. Seller (x) has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) under the Exchange Act) to ensure that material information relating to Seller, including its consolidated Subsidiaries, is made known to the chief executive officer and the chief financial officer of Seller by others within those entities, and (y) has disclosed, based on its most recent evaluation prior to the date hereof, to Seller’s outside auditors and the audit committee of the Seller Board (i) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) which are reasonably likely to adversely affect Seller’s ability to record, process, summarize and report financial information, and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in Seller’s internal controls over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act). These disclosures were made in writing by management to Seller’s auditors and audit committee and a copy has previously been made available to Buyer. As of the date hereof, there is no reason to believe that Seller’s outside auditors and its chief executive officer and chief financial officer will not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), without qualification, when next due.

(iii) Since December 31, 2004, (i) through the date hereof, neither Seller nor any of the Seller Subsidiaries has received or otherwise had or obtained actual knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of Seller or any of the Seller Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that Seller or any of the Seller Subsidiaries has engaged in questionable accounting or auditing practices, and (ii) no attorney representing Seller or any of the Seller Subsidiaries, whether or not employed by Seller or any of the Seller Subsidiaries, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by Seller or any of its officers, directors, employees or agents to the Seller Board or any committee thereof or to any director or officer of Seller.

(iv) The independent registered public accounting firm engaged to express its opinion with respect to the financial statements included in the Seller SEC Documents is, and has been throughout the periods covered thereby “independent” within the meaning of Rule 2-01 of Regulation S-X. Grant Thornton LLP has not resigned or been dismissed as an independent public accountant of the Seller as a result of or in connection with any disagreement with the Seller on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

(v) Since the date of the Seller’s last definitive proxy statement for its annual meeting of its shareholders and except as disclosed in Section 3.01(g) of the Seller Disclosure Schedule, no event has occurred that would be required to be reported by the Seller pursuant to Item 404 of Regulation S-K promulgated by the SEC.

(h) Absence of Undisclosed Liabilities.  Except as set forth in Seller SEC Documents filed and publicly available prior to the date of this Agreement (the “Seller Filed SEC Documents”) (including the financial statements included therein) or in Section 3.01(h) of the Seller Disclosure Schedule and except as arising hereunder, Seller and the Seller Subsidiaries have no liabilities or obligations (whether accrued, absolute, contingent or otherwise) at March 31, 2007 (the “Seller Balance Sheet Date”), other than liabilities and obligations that individually or in the aggregate would not reasonably be expected have a material adverse effect on Seller. Except as set forth in the Seller Filed SEC Documents or otherwise disclosed in Section 3.01(h) of the Seller Disclosure Schedule, all debts, liabilities, guarantees and obligations of Seller and the Seller Subsidiaries incurred since the Seller Balance Sheet Date have been incurred in the ordinary course of business and are usual and normal in amount both individually and in the aggregate.

(i) Absence of Changes.  Except (i) as set forth in the Seller Filed SEC Documents, (ii) as set forth in Section 3.01(i) of the Seller Disclosure Schedule, or (iii) in the ordinary course of business consistent with Seller’s past practice, since the Seller Balance Sheet Date: (a) there has not been any material adverse change in the business, operations, assets or financial condition of Seller and the Seller Subsidiaries taken as a whole, and, to the actual knowledge of Seller, no fact or condition exists which Seller believes will cause such a material adverse change in the future; and (b) Seller has not taken or permitted any of the actions described in Section 5.01(b) of this Agreement (except as set forth on Section 5.01(b) of the Seller Disclosure Schedule).

(j) Loan Documentation.  To Seller’s knowledge the documentation (“Loan Documentation”) governing or relating to the material loan and credit-related assets (“Loan Assets”) included in the loan portfolio of Seller Sub is legally sufficient for the purposes intended thereby and creates enforceable rights of Seller Sub in accordance in all material respects with the terms of such Loan Documentation, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws relating to or affecting the enforcement of creditors’ rights generally, by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law) and by an implied covenant of good faith and fair dealing, except for such insufficiencies as would not have a material adverse effect on Seller. Except as set forth in the Seller Filed SEC Documents or in Section 3.01(j) of the Seller Disclosure Schedule, no debtor under any of the Loan Documentation has asserted as of the date hereof any claim or defense with respect to the subject matter thereof, which claim or defense, if determined adversely to Seller, would have a material adverse effect on Seller. All loans and extensions of credit that have been made by Seller Sub comply in all material respects with applicable regulatory limitations and procedures except for such failures to comply as would not have a material adverse effect on Seller.

(k) Loans; Nonperforming and Classified Assets.

(i) To Seller’s knowledge each loan agreement, note or borrowing arrangement, including, without limitation, portions of outstanding lines of credit, loan commitments and loan guaranties (collectively, “Loans”), on Seller’s or Seller Sub’s books and records, was made and has been serviced in accordance with Seller’s lending standards in the ordinary course of business; is evidenced by appropriate and sufficient documentation; to the extent secured, has been secured by valid liens and security interests which have been perfected; and constitutes the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditor’s rights and to general equity principles. Seller has previously made available to Buyer complete and correct copies of its and Seller Sub’s lending policies. The deposit and loan agreements of Seller and Seller Sub comply in all material respects with all applicable laws, rules and regulations. The allowance for loan losses reflected in the Seller SEC Documents and financial statements filed therewith, as of their respective dates, is adequate under GAAP and all regulatory requirements applicable to Seller and Seller Sub.

(ii) Section 3.01(k) of the Seller Disclosure Schedule discloses as of June 30, 2007: (A) any Loan under the terms of which the obligor is sixty (60) or more days delinquent in payment of principal or interest, or to the actual knowledge of Seller, in default of any other provision thereof; (B) each Loan which has been classified as “other loans specially maintained,” “classified,” “criticized,” “substandard,” “doubtful,” “credit risk assets,” “watch list assets,” “loss” or “special mention” (or words of similar import) by Seller, the Seller Subsidiaries or a Governmental Authority (the “Classified Loans”); (C) a listing of the real estate owned, acquired by foreclosure or by deed in-lieu thereof, including the book value thereof; and (D) each Loan with any director, executive officer or five percent (5%) or greater shareholder of Seller, or to the actual knowledge of Seller, any person controlling, controlled by or under common control with any of the foregoing. All Loans which are classified as “Insider Transactions” by Regulation O of the Board of Governors of the Federal Reserve System (“Federal Reserve”) have been made by Seller or any of the Seller Subsidiaries in an arms-length manner made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than normal risk of collectibility or present other unfavorable features.

(iii) Seller shall promptly after the end of each quarter after the date hereof and upon Closing (as defined in Section 9.01) inform Buyer of the amount of Loans subject to each type of classification of the Classified Loans.

(l) Reports and Records.  Seller and the Seller Subsidiaries have filed all reports and maintained all records required to be filed or maintained by them under the rules and regulations of the Federal Reserve, the Ohio Division and the Federal Deposit Insurance Corporation (“FDIC”), except for such reports and records the failure to file or maintain would not have a material adverse effect on Seller. All such documents and reports complied in all material respects with applicable requirements of law and rules and regulations in effect at the time such documents and reports were filed and contained in all material respects the information required to be stated therein, except for such documents and records the failure to file or contain such information would not have a material adverse effect on Seller. None of such documents or reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, other than such reports and documents which the failure to file in such fashion would not have a material adverse effect on Seller. There is no material unresolved violation, criticism or exception by any governmental entity with respect to any report or letter relating to any examinations of Seller or any of the Seller Subsidiaries.

(m) Taxes.  Except as set forth in Section 3.01(m) of the Seller Disclosure Schedule, Seller and the Seller Subsidiaries have timely filed (including all applicable extensions) all material returns, statements, reports and forms (including elections, declarations, disclosures, schedules, estimates and information returns) (collectively, the “Tax Returns”) with respect to all material federal, state, local and foreign income, gross income, gross receipts, gains, premium, sales, use, ad valorem, transfer, franchise, profits, withholding, payroll, employment, excise, severance, stamp, occupancy, license, lease, environmental, customs, duties, property, windfall profits and all other material taxes (including any interest, penalties or additions to tax with respect thereto, individually, a “Tax” and, collectively, “Taxes”) required to be filed with the appropriate tax authority through the date of this Agreement. Such Tax Returns are or will be true, correct and complete in all material respects. Seller and the Seller Subsidiaries have paid and discharged all Taxes shown as due on such Tax Returns, other than such Taxes that are adequately reserved as shown on the Seller Financial Statements or have arisen in the ordinary course of business since the Seller Balance Sheet Date. Except as set forth in Section 3.01(m) of the Seller Disclosure Schedule, neither the Internal Revenue Service (the “IRS”) nor any other taxing agency or authority, domestic or foreign, has asserted, is now asserting or, to the actual knowledge of Seller, is threatening to assert against Seller or any of the Seller Subsidiaries any deficiency or claim for additional Taxes. There are no unexpired waivers by Seller or any of the Seller Subsidiaries of any statute of limitations with respect to Taxes. The accruals and reserves for Taxes reflected in the Seller Financial Statements are adequate in all material respects for the periods covered. Seller and the Seller Subsidiaries have withheld or collected and paid over to the appropriate Governmental Authorities or are properly holding for such payment all Taxes required by law to be withheld or collected, except for such failures to withhold or collect as would not have a material adverse effect on Seller. There are no liens for Taxes upon the assets of Seller or any Seller Subsidiary, other than liens for current Taxes not yet due and payable and liens that individually or in the aggregate would not reasonably be expected to have a material adverse effect on Seller. Neither Seller nor any of the Seller Subsidiaries has agreed to make, or is required to make, any adjustment under Section 481(a) of the Code. Except as set forth in the Seller SEC Documents or in Section 3.01(m) of the Seller Disclosure Schedule, neither Seller nor any Seller Subsidiary is a party to any agreement, contract, arrangement or plan that has resulted, or could result, individually or in the aggregate, in the payment of “excess parachute payments” within the meaning of Section 280G of the Code. Except as set forth in Section 3.01(m) of the Seller Disclosure Schedule, neither Seller nor any of the Seller Subsidiaries has ever been a member of an affiliated group of corporations, within the meaning of Section 1504 of the Code, other than an affiliated group of which Seller is or was the common buyer corporation. No Tax is required to be withheld pursuant to Section 1445 of the Code as a result of the transactions contemplated by this Agreement.

(n) Property and Title.  Section 3.01(n) of the Seller Disclosure Schedule lists and describes all real property, and any leasehold interest in real property, owned or held by Seller or any of the Seller Subsidiaries and used in the business of Seller or any of the Seller Subsidiaries (collectively, the “Seller Real Properties”). The Seller Real Properties constitute all of the material real property and interests in real property used in the businesses of Seller and the Seller Subsidiaries. Copies of all leases of Seller Real Properties to which Seller or any of the Seller Subsidiaries is a party have been provided to Buyer. Such leasehold interests have not been assigned or subleased. All Seller Real Properties which are owned by Seller or any of the Seller Subsidiaries are free and clear of all mortgages, liens, security interests, defects, encumbrances, easements, restrictions, reservations, conditions, covenants, agreements, encroachments, rights of way and zoning laws, except (i) those set forth in the Seller SEC Documents or Section 3.01(n) of the Seller Disclosure Schedule; (ii) easements, restrictions, reservations, conditions, covenants, rights of way, zoning laws and other defects and irregularities in title and encumbrances which do not materially impair the use thereof for the purposes for which they are held; (iii) the lien of current taxes not yet due and payable and (iv) other defects in title, easements, restrictive covenants and similar encumbrances that individually or in the aggregate would not have a material adverse effect on Seller. Seller and the Seller Subsidiaries own, and are in rightful possession of, and have good title to, all of the other assets indicated in the Seller SEC Documents as being owned by Seller or the Seller Subsidiaries, free and clear of any charge, mortgage, pledge, security interest, hypothecation, restriction, claim, option, lien, encumbrance or interest of any persons whatsoever except for (i) those described in the Seller SEC Documents or Section 3.01(n) of the Seller Disclosure Schedule, (ii) those assets disposed of in the ordinary course of business consistent with past practices, (iii) such as are no longer used or useful in the conduct of its businesses and (iv) defects in title, easements, restrictive covenants and similar encumbrances that individually or in the aggregate would not have a material adverse effect on Seller. The assets of Seller and the Seller Subsidiaries, taken as a whole, are adequate to continue to conduct the businesses of Seller and the Seller Subsidiaries as such businesses are presently being conducted. To Seller’s actual knowledge, there are no applicable laws, conditions of record, or other impediments that materially interfere with the intended use by Seller or any of the Seller Subsidiaries of any of the Seller Real Properties

(o) Legal Proceedings.  Except as set forth in the Seller Filed SEC Documents or Section 3.01(o) of the Seller Disclosure Schedule, there are no actions, suits, proceedings, claims or investigations pending or, to the actual knowledge of Seller and the Seller Subsidiaries, threatened in any court, before any governmental agency or instrumentality or in any arbitration proceeding (i) against Seller or any of the Seller Subsidiaries which, if adversely determined against Seller or any of the Seller Subsidiaries, would have a material adverse effect on Seller; or (ii) against or by Seller or any of the Seller Subsidiaries which, if adversely determined against Seller or any of the Seller Subsidiaries, would prevent the consummation of this Agreement or any of the transactions contemplated hereby or declare the same to be unlawful or cause the rescission thereof.

(p) Regulatory Matters.  None of Seller, the Seller Subsidiaries and the respective properties of Seller and the Seller Subsidiaries is a party to or subject to any order, judgment, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, or extraordinary supervisory letter from, any court or federal or state governmental agency or authority, including any such agency or authority charged with the supervision or regulation of financial institutions (or their holding companies) or issuers of securities or engaged in the insurance of deposits (including, without limitation, the Ohio Division, the FDIC and the SEC) or the supervision or regulation of Seller or any of the Seller Subsidiaries (collectively, the “Regulatory Authorities”) that individually or in the aggregate would reasonably be expected to have a material adverse effect on Seller. Neither Seller nor any of the Seller Subsidiaries has been advised by any of the Regulatory Authorities that any of such Regulatory Authorities are contemplating issuing or requesting (or are considering the appropriateness of issuing or requesting) any such order, judgment, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission that individually or in the aggregate would reasonably be expected to have a material adverse effect on Seller.

(q) No Conflict.  Except as disclosed in Section 3.01(q) of the Seller Disclosure Schedule and subject to the required adoption of this Agreement by Required Seller Vote, the receipt of the required approvals of Regulatory Authorities and Governmental Authorities, the expiration of applicable regulatory waiting periods and the required filings under federal and state securities laws, the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, by Seller and Seller Sub do not and will not (i) conflict with, or result in a violation of, or result in the breach of or a default (or which with notice or lapse of time would result in a default) under, any provision of: (A) any federal, state or local law, regulation, ordinance, order, rule or administrative ruling of any administrative agency or commission or other federal, state or local governmental authority or instrumentality (each, a “Governmental Authority”) applicable to Seller or any of the Seller Subsidiaries or any of their respective properties; (B) the Articles of Incorporation or Code of Regulations of Seller, or the governing instruments of any of the Seller Subsidiaries; (C) any material agreement, indenture or instrument to which Seller or any of the Seller Subsidiaries is a party or by which it or its properties or assets may be bound; or (D) any order, judgment, writ, injunction or decree of any court, arbitration panel or any Governmental Authority applicable to Seller or any of the Seller Subsidiaries, other than, in the case of clauses (A), (C) and (D), any such conflicts, violations, breaches or defaults that individually or in the aggregate would not have a material adverse effect on Seller; (ii) result in the creation or acceleration of any security interest, mortgage, option, claim, lien, charge or encumbrance upon or interest in any property of Seller or any of the Seller Subsidiaries, other than such security interests, mortgages, options, claims, liens, charges or encumbrances that individually or in the aggregate would not have a material adverse effect on Seller; or (iii) violate the terms or conditions of, or result in the cancellation, modification, revocation or suspension of, any material license, approval, certificate, permit or authorization held by Seller or any of the Seller Subsidiaries, other than such violations, cancellations, modifications, revocations or suspensions that individually or in the aggregate would not have a material adverse effect on Seller.

(r) Brokers, Finders and Others.  Except for the fees paid or payable to Stifel, Nicolaus & Company, Incorporated, Seller’s financial advisor (“Seller’s Financial Advisor”), there are no fees or commissions of any sort whatsoever claimed by, or payable by Seller or any of the Seller Subsidiaries to, any broker, finder, intermediary, or any other similar person in connection with effecting this Agreement or the transactions contemplated hereby, except for ordinary and customary legal and accounting fees.

(s) Employment Agreements.  Except as disclosed in Section 3.01(s) of the Seller Disclosure Schedule, neither Seller nor any of the Seller Subsidiaries is a party to any employment, change in control, severance or consulting agreement not terminable at will. Neither Seller nor any of the Seller Subsidiaries is a party to, bound by or negotiating, any collective bargaining agreement, nor are any of their respective employees represented by any labor union or similar organization. Seller and the Seller Subsidiaries are in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours other than with respect to any noncompliance that individually or in the aggregate would not have a material adverse effect on Seller, and neither Seller nor any of the Seller Subsidiaries has engaged in any unfair labor practice that would have a material adverse effect on Seller.

(t) Employee Benefit Plans.

(i) Section 3.01(t)(i) of the Seller Disclosure Schedule contains a complete and accurate list of all bonus, incentive, deferred compensation, pension (including, without limitation, Seller Pension Plans defined below), retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, severance, welfare (including, without limitation, “welfare plans” within the meaning of Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), fringe benefit plans, employment, change in control, retention or severance agreements, consulting agreements or arrangements and all similar practices, policies and arrangements maintained or contributed to (currently or within the last six years) by (A) Seller or any of the Seller Subsidiaries and in which any employee or former employee (the “Seller Employees”), consultant or former consultant (the “Seller Consultants”), officer or former officer (the “Seller Officers”), or director or former director (the “Seller Directors”) of Seller or any of the Seller Subsidiaries participates or to which any such Seller Employees, Seller Consultants, Seller Officers or Seller Directors either participate or are parties or (B) any Seller ERISA Affiliate (as defined below) (collectively, the “Compensation and Benefit Plans”). However, Compensation and Benefit Plans does not include plans, funds, programs, policies, practices or procedures that are maintained or funded (A) by Seller Employees, Seller Consultants, Seller Officers or Seller Directors for their own benefit or for the benefit of their employees, such as individual retirement arrangements or plans described in Code § 401(a) benefiting (or intended to benefit) themselves or persons who are not Seller Employees or (B) by persons or entities who are not ERISA Affiliates (as defined below). Neither Seller nor any of the Seller Subsidiaries has any commitment to create any additional Compensation and Benefit Plan or to modify or change any existing

Compensation and Benefit Plan, except to the extent required by law and as otherwise contemplated by Sections 6.02 and 7.01 of this Agreement.

(ii) Except in a manner that would not have a material adverse effect, each Compensation and Benefit Plan has been operated and administered in accordance with its terms and with applicable law, including, but not limited to, ERISA, the Code, the Securities Act (as defined in Section 5.05(a)) the Exchange Act (as defined in Section 3.01(g)), the Age Discrimination in Employment Act of 1967 (the “Age Discrimination in Employment Act”), or any regulations or rules promulgated thereunder, and all filings, disclosures and notices required by ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act and any other applicable law have been timely made. Each Compensation and Benefit Plan which is an “employee pension benefit plan” within the meaning of Section 3(2) of ERISA (a “Seller Pension Plan”) and which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS and Seller is not aware of any circumstances likely to result in revocation of any such favorable determination letter. There is no material pending or, to the actual knowledge of Seller, threatened legal action, suit or claim relating to the Compensation and Benefit Plans other than routine claims for benefits thereunder. Neither Seller nor any of the Seller Subsidiaries has engaged in a transaction, or omitted to take any action, with respect to any Compensation and Benefit Plan that would reasonably be expected to subject Seller or any of the Seller Subsidiaries to a tax or penalty imposed by either Section 4975 of the Code or Section 502 of ERISA, assuming for purposes of Section 4975 of the Code that the taxable period of any such transaction expired as of the date hereof.

(iii) No liability (other than for payment of premiums to the Pension Benefit Guaranty Corporation (“PBGC”) which have been made or will be made on a timely basis) under Title IV of ERISA has been or is expected to be incurred by Seller or any of the Seller Subsidiaries with respect to any ongoing, frozen or terminated “single-employer plan,” within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or any single-employer plan of any entity (a “Seller ERISA Affiliate Plan”) which is considered one employer with Seller under Section 4001(a)(14) of ERISA or Section 414(b), (c) or (m) of the Code (a “Seller ERISA Affiliate”). During the six years prior to the Effective Time, none of Seller, the Seller Subsidiaries nor any Seller ERISA Affiliate has contributed, or has been obligated to contribute, to a multiemployer plan under Subtitle E of Title IV of ERISA (as defined in ERISA Sections 3(37)(A) and 4001(a)(3)). No notice of a “reportable event”, within the meaning of Section 4043 of ERISA, for which the 30-day reporting requirement has not been waived, has been required to be filed for any Compensation and Benefit Plan or by any Seller ERISA Affiliate Plan within the 12-month period ending on the date hereof, and no such notice will be required to be filed as a result of the transactions contemplated by this Agreement. The PBGC has not instituted proceedings to terminate any Seller Pension Plan or Seller ERISA Affiliate Plan and, to Seller’s actual knowledge, no condition exists that presents a material risk that such proceedings will be instituted. There is no pending investigation or enforcement action by the PBGC, the Department of Labor (“DOL”), the IRS or any other Governmental Authority with respect to any Compensation and Benefit Plan and, to Seller’s actual knowledge, no such investigation or action is threatened or anticipated. Under each Seller Pension Plan and Seller ERISA Affiliate Plan, as of the date of the most recent actuarial valuation performed prior to the date of this Agreement, the actuarially determined present value of all “benefit liabilities”, within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in such actuarial valuation of such Seller Pension Plan or Seller ERISA Affiliate Plan), did not exceed the then current value of the assets of such Seller Pension Plan or Seller ERISA Affiliate Plan and since such date there has been neither an adverse change in the financial condition of such Seller Pension Plan or Seller ERISA Affiliate Plan nor any amendment or other change to such Seller Pension Plan or Seller ERISA Affiliate Plan that would increase the amount of benefits thereunder which reasonably could be expected to change such result and that individually or in the aggregate would have a material adverse effect on Seller.

(iv) All contributions required to be made under the terms of any Compensation and Benefit Plan or Seller ERISA Affiliate Plan or any employee benefit arrangements under any collective bargaining agreement to which Seller or any of the Seller Subsidiaries is a party have been timely made or have been reflected on the Seller Financial Statements. Neither any Seller Pension Plan nor any Seller ERISA Affiliate Plan has an

“accumulated funding deficiency” (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA and all required payments to the PBGC with respect to each Seller Pension Plan or Seller ERISA Affiliate Plan have been made on or before their due dates. None of Seller, the Seller Subsidiaries nor any Seller ERISA Affiliate (x) has provided, or would reasonably be expected to be required to provide, security to any Seller Pension Plan or to any Seller ERISA Affiliate Plan pursuant to Section 401(a)(29) of the Code, and (y) has taken any action, or omitted to take any action, that has resulted, or would reasonably be expected to result, in the imposition of a lien under Section 412(n) of the Code or pursuant to ERISA that individually or in the aggregate would have a material adverse effect on Seller.

(v) Except as disclosed in Section 3.01(t)(v) of the Seller Disclosure Schedule, neither Seller nor any of the Seller Subsidiaries has any obligations to provide retiree health and life insurance or other retiree death benefits under any Compensation and Benefit Plan, other than benefits mandated by Section 4980B of the Code or those derived from a Seller’s Pension Plan.

(vi) Seller and the Seller Subsidiaries do not maintain any foreign Compensation and Benefit Plans.

(vii) With respect to each Seller Compensation and Benefit Plan, if applicable, Seller has provided or made available to Buyer, true and complete copies of existing: (A) Seller Compensation and Benefit Plan documents and amendments thereto; (B) trust instruments and insurance contracts; (C) most recent actuarial report and financial statement; (D) most recent summary plan description; (E) forms filed with the PBGC within the past year (other than for premium payments); (F) most recent determination letter issued by the IRS; and (G) any Form 5310, Form 5310A, Form 5300 or Form 5330 filed within the past year with the IRS.

(viii) Except as disclosed in the Seller Disclosure Schedule or on Section 3.01(t)(viii) of the Seller Disclosure Schedule, the consummation of the transactions contemplated by this Agreement would not, directly or indirectly (including, without limitation, as a result of any termination of employment prior to or following the Effective Time), reasonably be expected to (A) entitle any Employee, Consultant or Director to any payment (including severance pay or similar compensation) or any increase in compensation, (B) result in the vesting or acceleration of any benefits under any Compensation and Benefit Plan of Seller, or (C) result in any material increase in benefits payable under any Compensation and Benefit Plan of Seller.

(ix) Except as disclosed on Section 3.01(t)(ix) of the Seller Disclosure Schedule, neither Seller nor any Seller Subsidiary maintains any compensation plans, programs or arrangements the payments under which would not reasonably be expected to be deductible as a result of the limitations under Section 162(m) of the Code and the regulations issued thereunder.

(x) Except as disclosed on Section 3.01(t)(x) of the Seller Disclosure Schedule, as a result, directly or indirectly, of the transactions contemplated by this Agreement (including, without limitation, as a result of any termination of employment prior to or following the Effective Time), none of Seller, Buyer or the Surviving Corporation, or any of their respective Subsidiaries will be obligated to make a payment that would be characterized as an “excess parachute payment” to an individual who is a “disqualified individual” (as such terms are defined in Section 280G of the Code) of Seller on a consolidated basis, without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future.

(u) Compliance with Laws.  Except with respect to Environmental Laws (as defined in Section 3.01(y)) Taxes, and Compensation and Benefit Plans (as defined in Section 3.01(t)), which are the subject of Sections 3.01(y), 3.01(m), and 3.01(t), respectively, each of Seller and the Seller Subsidiaries:

(i) has been in compliance with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such business, including, without limitation, the Equal Credit Opportunity Act, as amended, the Fair Housing Act, as amended, the Federal Community Reinvestment Act, as amended, the Home Mortgage Disclosure Act, as amended, and all other applicable fair lending laws and other laws relating to discriminatory business practices, except for failures to be in compliance which, individually or in the aggregate, have not had have a material adverse effect on Seller;

(ii) has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Authorities that are required in order to permit it to own or lease its properties and to conduct its business as presently conducted, except where the failure to obtain any of the foregoing or to make any such filing, application or registration has not had a material adverse effect on Seller; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and to Seller’s actual knowledge, no suspension or cancellation of any of them has been threatened in writing, except where such failure to have such permits, licenses, certificates of authority, order and approvals in full force and effect, individually or in the aggregate, does not have a material adverse effect on Seller;

(iii) has received no written notification or communication from any Governmental Authority since January 1, 2007, (A) asserting that Seller or any of the Seller Subsidiaries is not in compliance with any of the statutes, regulations or ordinances which such Governmental Authority enforces, except for failures to be in compliance that individually or in the aggregate would not have a material adverse effect on Seller, or (B) threatening to revoke any license, franchise, permit or governmental authorization, which revocations, individually or in the aggregate would have a material adverse effect on Seller, which has not been resolved to the satisfaction of the Governmental Authority which sent such notification or communication. There is no event which has occurred that, to the actual knowledge of Seller, would result in the revocation of any such license, franchise, permit or governmental authorization and which would have a material adverse effect on Seller; and

(iv) Seller and the Seller Subsidiaries have been and are in compliance with (i) the applicable provisions of the Sarbanes-Oxley Act and the related rules and regulations promulgated thereunder and (ii) the applicable listing and corporate governance rules and regulations of the Nasdaq; except where such non-compliance would not have a material adverse effect on Seller.

(v) Insurance.

(i) Section 3.01(v) of the Seller Disclosure Schedule lists all of the material insurance policies, binders or bonds maintained by Seller or the Seller Subsidiaries and a description of all material claims filed by Seller or any of the Seller Subsidiaries against the insurers of Seller and the Seller Subsidiaries since December 31, 2005. Seller and the Seller Subsidiaries are insured with reputable insurers against such risks and in such amounts as the management of Seller reasonably has determined to be prudent in accordance with industry practices. All such insurance policies are in full force and effect, Seller and the Seller Subsidiaries are not in material default thereunder and all claims thereunder have been filed in due and timely fashion, except with respect to such policies and claims, the failure to maintain or file would not reasonably be expected to have a material adverse effect on Seller.

(ii) The savings accounts and deposits of Seller Sub are insured up to applicable limits by the FDIC in accordance with the Federal Deposit Insurance Act, and Seller Sub has paid all assessments and filed all reports required by the Federal Deposit Insurance Act, except for such failures as would not reasonably be expected to have a material adverse effect on Seller Sub or the availability of such insurance.

(w) Governmental and Third-Party Proceedings.  No consent, approval, authorization of, or registration, declaration or filing with, any court, Governmental Authority or any other third party is required to be made or obtained by Seller or any of the Seller Subsidiaries in connection with the execution, delivery or performance by Seller or Seller Sub of this Agreement or the consummation by Seller or Seller Sub of the transactions contemplated hereby, except for: (A) filings of applications and notices, as applicable, with and the approval of certain federal and state banking authorities, (B) the filing of the appropriate articles or certificates of merger with the Secretaries of State of West Virginia and Ohio pursuant to the WVBCA and the OGCL, (C) the adoption of this Agreement by the shareholders of the Buyer and Seller, (D) the filing with the SEC of the Joint Proxy Statement/Prospectus (as that term is defined in Section 7.06(a)) and such reports under the Exchange Act, as may be required in connection with this Agreement, the Merger and the other transactions contemplated hereby, (E) any filings required under the rules and regulations of Nasdaq, (F) any notice or filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and (G) such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made individually or in the aggregate would not have a material adverse effect on Seller.

(x) Contracts.  Except for Contracts (as hereinafter defined) filed in unredacted form as exhibits to the Seller SEC Documents and purchase orders entered into in the ordinary course of business, Section 3.01(x) of the Seller Disclosure Schedule sets forth a true and complete list as of the date of this Agreement of all Contracts in existence as of the date of this Agreement (other than those which have been performed completely): (A) which involve the payment by or to Seller or any of the Seller Subsidiaries of more than $250,000 in connection with the purchase of property or goods or the performance of services and (B) which are not in the ordinary course of their respective businesses (such contracts referred to herein as “Contracts”). True, complete and correct copies of all such Contracts have been made available to Buyer. Neither Seller nor any of the Seller Subsidiaries, nor, to the actual knowledge of Seller, any other party thereto, is in default under any such contract, agreement, commitment, arrangement or other instrument to which it is a party, by which its respective assets, business or operations may be bound or affected in any way, or under which it or its respective assets, business or operations receive benefits, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default except, in each case, for defaults that individually or in the aggregate would not reasonably be expected to have a material adverse effect on Seller.

(y) Environmental Matters.  Except as otherwise disclosed in Section 3.01(y) of the Seller Disclosure Schedule: (i) Seller and the Seller Subsidiaries, to their actual knowledge, are and have been at all times in compliance in all material respects with all applicable Environmental Laws (as that term is defined in this Section 3.01(y)), and, to the actual knowledge of Seller, neither Seller nor any of the Seller Subsidiaries has engaged in any activity in violation of any applicable Environmental Law except for failures to be in compliance that individually or in the aggregate would not reasonably be expected to have a material adverse effect on Seller; (ii)(A) to the actual knowledge of Seller, no investigations, inquiries, orders, hearings, actions or other proceedings by or before any court or Governmental Authority are pending or have been threatened in writing in connection with any of Seller’s or any of the Seller Subsidiaries’ activities and any Seller Real Properties or improvements thereon, and (B) to the actual knowledge of Seller, no investigations, inquiries, orders, hearings, actions or other proceedings by or before any court or Governmental Authority are pending or threatened in connection with any real properties in respect of which any of the Seller Subsidiaries has foreclosed or holds a mortgage or mortgages (hereinafter referred to as the “Seller Subsidiary Real Estate Collateral”); (iii) to the actual knowledge of Seller, no claims are pending or threatened by any third party against Seller or any of the Seller Subsidiaries, or with respect to the Seller Real Properties or improvements thereon, or, to the actual knowledge of Seller, the Seller Subsidiary Real Estate Collateral or improvements thereon, relating to damage, contribution, cost recovery, compensation, loss, injunctive relief, remediation or injury resulting from any Hazardous Substance (as that term is defined in this Section 3.01(y)) which have not been resolved to the satisfaction of the involved parties and which have had or are reasonably expected to have a material adverse effect on Seller or any of the Seller Subsidiaries; (iv) to the actual knowledge of Seller, no Hazardous Substances have been integrated into the Seller Real Properties or improvements thereon or any component thereof, or the Seller Subsidiary Real Estate Collateral or improvements thereon or any component thereof in such manner or quantity as may reasonably be expected to or in fact would pose a threat to human health or the value of the real property and improvements; and (v) neither Seller nor any of the Seller Subsidiaries has actual knowledge that (A) any of the Seller Real Properties or improvements thereon, or the Seller Subsidiary Real Estate Collateral or improvements thereon has been used for the treatment, storage or disposal of Hazardous Substances or has been contaminated by Hazardous Substances, (B) any of the business operations of Seller or any of the Seller Subsidiaries have contaminated lands, waters or other property of others with Hazardous Substances, except routine, office-generated solid waste, or (C) any of the Seller Real Properties or improvements thereon, or the Seller Subsidiary Real Estate Collateral or improvements thereon have in the past or presently contain underground storage tanks, friable asbestos materials or PCB (as defined below) containing equipment, which in any event would reasonably be expected to have a material adverse effect on Seller. Seller and the Seller Subsidiaries have delivered to Buyer true and complete copies and results of any reports, studies, analyses, tests, or monitoring possessed or initiated by Seller and the Seller Subsidiaries pertaining to Hazardous Substances in, at, on, under, about, or affecting (or potentially affecting) any Seller Real Properties, or concerning compliance by Seller and the Seller Subsidiaries or any other person for whose conduct they are or may be held responsible, with Environmental Laws.

For purposes of this Agreement, (i) “Environmental Law” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”); the Resource Conservation and Recovery Act of 1976, as amended; the Hazardous Materials Transportation Act, as amended; the Toxic

Substances Control Act, as amended; the Federal Water Pollution Control Act, as amended; the Safe Drinking Water Act, as amended; the Clean Air Act, as amended; the Occupational Safety and Health Act of 1970, as amended; the Hazardous & Solid Waste Amendments Act of 1984, as amended; the Superfund Amendments and Reauthorization Act of 1986, as amended; the regulations promulgated thereunder, and any other federal, state, county, municipal, local or other statute, law, ordinance or regulation which may relate to or deal with human health or the environment, as of the date of this Agreement, and (ii) “Hazardous Substances” means, at any time: (a) any “hazardous substance” as defined in § 101(14) of CERCLA or regulations promulgated thereunder; (b) any “solid waste,” “hazardous waste,” or “infectious waste,” as such terms are defined in any other Environmental Law as of the date of this Agreement; and (c) friable asbestos, urea-formaldehyde, polychlorinated biphenyls (“PCBs”), nuclear fuel or material, chemical waste, radioactive material, explosives, known carcinogens, petroleum products and by-products, and other dangerous, toxic or hazardous pollutants, contaminants, chemicals, materials or substances listed or identified in, or regulated by, any Environmental Law.

(z) Takeover Laws.  Seller has taken all action required to be taken by it in order to exempt this Agreement, the Voting Agreements and the transactions contemplated hereby and thereby from, and this Agreement, the Voting Agreements and the transactions contemplated hereby and thereby are exempt from, the requirements of any “moratorium”, “control share”, “fair price”, “affiliate transaction”, “business combination” or other anti-takeover laws or regulations of any state (collectively, “Takeover Laws”) applicable to it, including without limitation, those of the States of Ohio and West Virginia.

(aa) Seller Information.  True and complete copies of all documents listed in the Seller Disclosure Schedule have been made available or provided to Buyer. Except for the minutes and actions related to the process leading to this Agreement and the transactions contemplated hereunder, which have not yet been prepared, approved, executed and/or placed in Seller’s corporate minute books, the corporate minute books, the books of account, stock record books and other financial and corporate records of the Seller and its Subsidiaries, all of which have been made available to Buyer, are complete and correct in all material respects, including the maintenance of a system of internal accounting controls sufficient to provide reasonable assurance that transactions are executed with its management’s authorizations and such books and records are accurately reflected in all material respects in the Seller Filed SEC Documents.

(bb) Ownership of Buyer Shares.  As of the date hereof, except as otherwise disclosed in Section 3.01(bb) of the Seller Disclosure Schedule, neither Seller nor, to the actual knowledge of Seller, any of its affiliates or associates (as such terms are defined under the Exchange Act), (i) beneficially owns, directly or indirectly, or (ii) is a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, any Buyer Shares.

(cc) Fairness Opinion.  The Seller Board has received the opinion of Seller’s Financial Advisor dated the date of this Agreement to the effect that the Merger Consideration is fair, from a financial point of view, to Seller’s shareholders.

(dd) CRA Compliance.  Neither Seller nor any of the Seller Subsidiaries has received any notice of non-compliance with the applicable provisions of the Federal Community Reinvestment Act, as amended (“CRA”), and the regulations promulgated thereunder. As of the date hereof, Seller is “well-capitalized” (as that term is defined at 12 C.F.R. 325.103) and its most recent examination rating under the CRA was “satisfactory” or better. Seller knows of no fact or circumstance or set of facts or circumstances which would be reasonably likely to cause Seller or Seller Sub to receive any notice of non-compliance with such provisions of the CRA or cause the Seller’s CRA rating to decrease below the “satisfactory” level.

(ee) Intellectual Property Rights.  Seller and the Seller Subsidiaries own or possess all legal rights, or are licensed or otherwise have the right to use, all proprietary rights, including without limitation trademarks, trade names, service marks and copyrights, if any, that are material to the conduct of their existing businesses. Section 3.01(ee) of the Seller Disclosure Schedule sets forth all proprietary rights that are material to the conduct of business of Seller or the Seller Subsidiaries. Neither Seller nor any of the Seller Subsidiaries is bound by or a party to any options, licenses or agreements of any kind with respect to any trademarks, service marks or trade names which it claims to own. Neither Seller nor the Seller Subsidiaries has received any communications alleging that any of them has violated any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or any other proprietary rights of any other person or entity.

(ff) Privacy of Customer Information.  Seller is the sole owner or, in the case of participated loans, a co-owner with the other participant(s), of all individually identifiable personal information (“IIPI”) relating to customers, former customers and prospective customers that will be transferred to Buyer pursuant to this Agreement and the other transactions contemplated hereby. For purposes of this Section 3.01(ff), “IIPI” shall include any information relating to an identified or identifiable natural person. Neither Seller nor the Seller Subsidiaries have any reason to believe that any facts or circumstances exist, which would cause the collection and use of such IIPI by Seller, the transfer of such IIPI to Buyer, and the use of such IIPI by Buyer as contemplated by this Agreement not to comply with all applicable privacy policies, the Fair Credit Reporting Act of 1970, as amended (the “Fair Credit Reporting Act”), the Gramm-Leach-Bliley Act of 1999 (the “Gramm-Leach-Bliley Act”) and all other applicable state, federal and foreign privacy laws, and any contract or industry standard relating to privacy.

(gg) Bank Secrecy Act; Patriot Act; Money Laundering.  Neither Seller nor the Seller Subsidiaries have any reason to believe that any facts or circumstances exist, which would cause Seller or the Seller Subsidiaries to be deemed to be operating in violation in any material respect of the Bank Secrecy Act of 1970, as amended and its implementing regulations (31 C.F.R. Part 103) (the “Bank Secrecy Act”), the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended, and the regulations promulgated thereunder (the “Patriot Act”), any order issued with respect to anti-money laundering by the United States Department of the Treasury’s Office of Foreign Assets Control, or any other applicable anti-money laundering law. Furthermore, the Board of Directors of Seller Sub has adopted and the Seller Sub has implemented an anti-money laundering program that contains adequate and appropriate customer identification verification procedures that has not been deemed ineffective by any Governmental Authority and that meets the requirements of Sections 352 and 326 of the Patriot Act.

(hh) Seller Rights Agreement.  Seller has amended, and Seller and the Seller Board have taken all necessary action to amend, the Seller Rights Agreement to render the Rights inapplicable to the execution and delivery of this Agreement and the Voting Agreements and consummation of the Merger and to ensure that (a) neither Buyer nor any of the Buyer Subsidiaries is an Acquiring Person (as defined in the Seller Rights Agreement) pursuant to the Seller Rights Agreement, and (b) a Distribution Date (as defined in the Seller Rights Agreement) does not occur solely by reason of the execution or public announcement or disclosure of this Agreement, the Merger, or the Voting Agreements. Seller and the Seller Board have taken all actions necessary to ensure that the Rights shall expire immediately prior to the Effective Time, without the payment of any money or other consideration.

(ii) Investment Management and Related Activities.  Except as set forth on Schedule 3.01(ii) of the Seller Disclosure Schedule, none of the Seller, any of the Seller Subsidiaries or the Seller’s or the Seller Subsidiaries’ directors, officers or employees is required to be registered, licensed or authorized under the laws or regulations issued by any Governmental Authority as an investment adviser, a broker or dealer, an insurance agency or company, a commodity trading adviser, a commodity pool operator, a futures commission merchant, an introducing broker, a registered representative or associated person, a counseling officer, an insurance agent, a sales person or in any similar capacity with a Governmental Authority.

(jj) Vote Required.  The only vote of the holders of any class or series of capital stock or other securities of the Seller necessary to adopt this Agreement or consummate the other transactions contemplated hereby is the affirmative vote of the holders of two-thirds of the outstanding Seller Shares entitled to vote thereon in favor of the adoption of this Agreement (the “Required Seller Vote”).

(kk) Disclosure.  No representation or warranty contained in this Agreement, and no statement contained in any certificate, list or other writing, including but not necessarily limited to the Seller Disclosure Schedule and, including, without limitation, the Seller SEC Documents as the same may be updated as of the date hereof, furnished to Buyer pursuant to the provisions hereof, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements herein or therein not misleading.

ARTICLE FOUR

REPRESENTATIONS AND WARRANTIES OF BUYER

4.01.  Representations and Warranties of Buyer

Except as set forth on the Buyer Disclosure Schedule (with specific reference to the Section or Subsection of this Agreement to which the information stated in such disclosure relates, provided that any fact, item, contract, agreement, document or instrument listed or described, and any information disclosed, in any Section or Subsection thereof shall be deemed listed, described, and disclosed in all other applicable Sections and Subsections even though not expressly set forth in such other Section(s) or subsections(s)), Buyer and WB Sub hereby jointly and severally warrant and represent to Seller and Seller Sub that:

(a) Corporate Status.

(i) Buyer is a West Virginia corporation and a bank holding company registered under the BHC Act. WB Sub is a West Virginia corporation. Each of Buyer and WB Sub is duly organized, validly existing and in good standing under the laws of the state of its incorporation and has the full corporate power and authority to own its property, to carry on its business as presently conducted and is duly qualified or licensed to do business and is in good standing in each other jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, other than where the failure to be so organized, existing, qualified or licensed or in good standing individually or in the aggregate could not reasonably be expected to have a material adverse effect on Buyer. Buyer has made available to Seller true and complete copies of its and WB Sub’s certificates of incorporation and bylaws, each as amended to the date of this Agreement.

(ii) Section 4.01(a)(ii) of the Buyer Disclosure Schedule includes a list of all Buyer Subsidiaries, together with the jurisdiction of organization of each Buyer Subsidiary. Each of the Buyer Subsidiaries has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its organization, and is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification necessary, other than where the failure to be so organized, existing, qualified or licensed or in good standing individually or in the aggregate could not reasonably be expected to have a material adverse effect on Buyer.

(b) Corporate Authority.  Assuming the accuracy of the representations and warranties of Seller and Seller Sub set forth in Section 3.01(bb), all corporate actions of Buyer and WB Sub necessary to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, in each case by Buyer and WB Sub, have been duly and validly taken, except for the adoption of this Agreement by the Required Buyer Vote (as defined in Section 4.01(bb)) and subject, in the case of the consummation of the Merger, to the filing and recordation of a certificate of merger as required by the OGCL and the filing and recordation of the articles of merger as required by the WVBCA. The Board of Directors of Buyer has, by unanimous vote of the directors, duly adopted resolutions (i) approving this Agreement, the Merger and the other transactions contemplated hereby and thereby, (ii) declaring that it is in the best interests of Buyer’s shareholders that Buyer enter into this Agreement and consummate the Merger on the terms and subject to the conditions set forth in this Agreement, (iii) declaring that this Agreement is fair to Buyer and Buyer’s shareholders, (iv) directing that this Agreement be submitted to a vote at a meeting of Buyer’s shareholders to be held as promptly as practicable and (v) recommending that Buyer’s shareholders adopt this Agreement. The Board of Directors of WB Sub has, by unanimous vote of the directors, duly adopted resolutions (i) approving this Agreement and (ii) declaring that it is in the best interests of WB Sub’s sole shareholder that WB Sub enter into this Agreement.

(c) Capitalization of Buyer.

(i) As of April 30, 2007, the authorized capital stock of Buyer consisted of 50,000,000 common shares, $2.0833 par value per share, of which 20,899,540 common shares were issued and outstanding and 2,855,939 common shares were held in treasury by Buyer, and 1,000,000 preferred shares, no par value per share, of which no shares were issued or outstanding. The outstanding Buyer Shares have been duly authorized and are validly issued, fully paid and non-assessable, and were not issued in violation of the preemptive rights of any person. All Buyer Shares to be issued hereunder will be issued in compliance with all applicable federal and state securities laws. As of June 30, 2007, 1,000,000 Buyer Shares were reserved for issuance upon the exercise of outstanding stock options granted under Buyer’s stock option plans (the “Buyer Stock Option Plans”) and 264,369 Buyer Shares were available for future grants of stock options under the Buyer Stock Option Plans. As of the date of this Agreement, except for the Buyer Shares issuable pursuant to this Agreement and as disclosed in Section 4.01(c) of the Buyer Disclosure Schedule, Buyer has no other commitment or obligation to issue, deliver or sell, or cause to be issued, delivered or sold, any Buyer Shares. There are no bonds, debentures, notes or other indebtedness of Buyer, and no securities or other instruments or obligations of Buyer the value of which is in any way based upon or derived from any capital or voting stock of Buyer, having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of Buyer may vote. Buyer has issued “trust preferred securities” through the formation of five separate trusts in pooled trust preferred programs namely, Capital Trust II, Capital Statutory Trust III, Capital Trust IV, Capital Trust V and Capital Trust IV through which it issued Junior Subordinated Deferrable Interest Debentures (the “Junior Subordinated Debt”). The Junior Subordinated Debt (i) is not convertible into Buyer Shares, (ii) carries no voting rights with respect to any Buyer Shares, and (iii) contains no dividend limitation provisions upon Buyer Shares except in the event of default in the payments due therein. Except as set forth above, as of the date of this Agreement, there are no material Contracts of any kind to which Buyer is a party or by which Buyer is bound obligating Buyer to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of, or other equity or voting interests in, or securities convertible into, or exchangeable or exercisable for, shares of capital stock of, or other equity or voting interests in, Buyer or obligating Buyer to issue, grant, extend or enter into any such security, option, warrant, call, right or Contract. As of the date of this Agreement, there are no outstanding material contractual obligations of Buyer to repurchase, redeem or otherwise acquire any shares of capital stock of, or other equity or voting interests in, Buyer.

(ii) The Buyer Shares to be issued in exchange for Seller Shares in the Merger, when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and non-assessable, will not be subject to any preemptive or other statutory right of Buyer stockholders and will be issued in compliance with applicable United States federal and state securities laws.

(d) Authorized and Effective Agreement.  This Agreement has been duly executed and delivered by Buyer and WB Sub, and assuming the due authorization, execution and delivery by Seller and Seller Sub, constitutes the legal, valid and binding obligation of Buyer and WB Sub, enforceable against Buyer and WB Sub in accordance with its terms, except as the same may be limited by laws related to safety and soundness of insured depository institutions as set forth in 12 U.S.C. § 1818(b), the appointment of a conservator by the FDIC, bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws relating to or affecting the enforcement of creditors’ rights generally, by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law) and by an implied covenant of good faith and fair dealing. Each of Buyer and WB Sub has the right, power, authority and capacity to execute and deliver this Agreement and, subject to obtaining the Required Buyer Vote, the expiration of applicable regulatory waiting periods, and required filings under federal and state securities laws, to perform its obligations under this Agreement. The Board of Directors of Buyer has the corporate power and authority to take the actions contemplated by Section 6.07(a) of this Agreement.

(e) No Conflict.  Except as disclosed in Section 4.01(e) of the Buyer Disclosure Schedule and subject to the receipt of the required approvals of Regulatory Authorities and Governmental Authorities, the expiration of applicable regulatory waiting periods, the required adoption of this Agreement by the Required Buyer Vote and required filings under federal and state securities laws, the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated by this Agreement by Buyer and WB Sub do not and will not (i) conflict with, or result in a violation of, or result in the breach of or a default (or which with notice or lapse of time would result in a default) under, any provision of: (A) any federal, state or local law, regulation, ordinance, order, rule or administrative ruling of any Governmental Authority applicable to Buyer or WB Sub or any of its or their properties; (B) the certificates of incorporation or bylaws of Buyer or WB Sub; (C) any material agreement, indenture or instrument to which Buyer or WB Sub is a party or by which it or their properties or assets may be bound; or (D) any order, judgment, writ, injunction or decree of any court, arbitration panel or any Governmental

Authority applicable to Buyer or WB Sub; (ii) result in the creation or acceleration of any security interest, mortgage, option, claim, lien, charge or encumbrance upon or interest in any property of Buyer or Buyer Subsidiaries; or (iii) violate the terms or conditions of, or result in the cancellation, modification, revocation or suspension of, any material license, approval, certificate, permit or authorization held by Buyer or any of the Buyer Subsidiaries, other than such violations, cancellations, modifications, revocations or suspensions that individually or in the aggregate would not reasonably be expected to have a material adverse effect on Buyer.

(f) SEC Filings; Sarbanes Oxley.

(i) Buyer and the Buyer Subsidiaries have filed all reports, registration statements, proxy statements and information statements required to be filed by Buyer or any of the Buyer Subsidiaries subsequent to December 31, 2003 under the Securities Act or under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act with the SEC (together with all information incorporated therein by reference, the “Buyer SEC Documents”), except for any reports, registration statements, proxy statements or information statements the failure to file which would not have a material adverse effect upon Seller. All such filings, at the time of filing, complied in all material respects as to form and included all exhibits required to be filed under the applicable rules of the SEC. None of such documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(ii) The records, systems, controls, data and information of Buyer and the Buyer Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of Buyer or the Buyer Subsidiaries or accountants (including all means of access thereto and therefrom), except for any non-exclusive ownership and non-direct control that would not reasonably be expected to have a material adverse effect on Buyer. Buyer (x) has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) under the Exchange Act) to ensure that material information relating to Buyer, including its consolidated Subsidiaries, is made known to the chief executive officer and the chief financial officer of Buyer by others within those entities, and (y) has disclosed, based on its most recent evaluation prior to the date hereof, to Buyer’s outside auditors and the audit committee of Buyer’s Board of Directors (i) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) which are reasonably likely to adversely affect Buyer’s ability to record, process, summarize and report financial information, and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in Buyer’s internal controls over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act). These disclosures were made in writing by management to Buyer’s auditors and audit committee and a copy has previously been made available to Seller. As of the date hereof, there is no reason to believe that Buyer’s outside auditors and its chief executive officer and chief financial officer will not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act, without qualification, when next due.

(iii) Since December 31, 2004, (i) through the date hereof, neither Buyer nor any of the Buyer Subsidiaries has received or otherwise had or obtained actual knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of Buyer or any of the Buyer Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that Buyer or any of the Buyer Subsidiaries has engaged in questionable accounting or auditing practices, and (ii) no attorney representing Buyer or any of the Buyer Subsidiaries, whether or not employed by Buyer or any of the Buyer Subsidiaries, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by Buyer or any of its officers, directors, employees or agents to the Board of Directors of Buyer or any committee thereof or to any director or officer of Buyer.

(iv) The independent registered public accounting firm engaged to express its opinion with respect to the financial statements included in the Seller SEC Documents is, and has been throughout the periods covered thereby “independent” within the meaning of Rule 2-01 of Regulation S-X. Ernst & Young LLP has not

resigned or been dismissed as an independent public accountant of the Buyer as a result of or in connection with any disagreement with the Buyer on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

(g) Financial Statements of Buyer.  Buyer has furnished to Seller consolidated financial statements of Buyer consisting of the consolidated balance sheets as of December 31 for each of the years 2006, and 2005 and the related consolidated statements of income, changes in shareholders’ equity and cash flows for the three years ended December 31, 2006 (the “Buyer Balance Sheet Date”), including accompanying notes and the report thereon of Ernst & Young LLP dated February 28, 2007, as reported in Buyer’s Annual Report on Form 10-K for the year ended December 31, 2006, and the unaudited consolidated balance sheets as of March 31, 2007 and the related consolidated statements of income, shareholders’ equity and cash flows for the three (3) months then ended, as reported in Buyer’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2007 (collectively, all of such consolidated financial statements are referred to as the “Buyer Financial Statements”). The Buyer Financial Statements comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of Buyer and the Buyer Subsidiaries as of the dates thereof and their respective consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

(h) Takeover Laws.  Buyer has taken all action required to be taken by it in order to exempt this Agreement and the transactions contemplated hereby from, and this Agreement and the transactions contemplated hereby are exempt from, the requirements of any Takeover Laws or regulations of any state applicable to it, including, without limitation, those of the States of West Virginia and Ohio.

(i) Brokers, Finders and Others.  Except for the fees paid or payable to Keefe, Bruyette & Woods, Inc., Buyer’s financial advisor (“Buyer’s Financial Advisor”), there are no fees or commissions of any sort whatsoever claimed by, or payable by Buyer or WB Sub to, any broker, finder, intermediary or any other similar person in connection with effecting this Agreement or the transactions contemplated hereby, except for ordinary and customary legal and accounting fees.

(j) Fairness Opinion.  The Board of Directors of Buyer has received the opinion of Buyer’s Financial Advisor dated the date of this Agreement to the effect that the Merger Consideration is fair, from a financial point of view, to Buyer.

(k) Governmental and Third-Party Proceedings.  No consent, approval, authorization of, or registration, declaration or filing with, any court, Governmental Authority or any other third party is required to be made or obtained by Buyer or the Buyer Subsidiaries in connection with the execution, delivery or performance by Buyer or WB Sub of this Agreement or the consummation by Buyer or WB Sub of the transactions contemplated hereby, except for: (A) filings of applications or notices, as applicable, with and the approval of certain federal and state banking authorities, (B) the filing of the appropriate articles or certificates of merger with the Secretaries of State of West Virginia and Ohio pursuant to the WVBCA and OGCL, (C) the adoption of this Agreement by the shareholders of the Buyer and Seller, (D) the filing with the SEC of the Joint Proxy Statement/Prospectus (as that term is defined in Section 7.06(a)) and such reports under the Exchange Act, as may be required in connection with this Agreement, the Merger and the other transactions contemplated hereby, (E) any filings required under the rules and regulations of Nasdaq, (F) any notice or filings under the HSR Act, (G) such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made individually or in the aggregate would not have a material adverse effect on Buyer, and (H) receipt of the approvals set forth in Section 7.07. As of the date hereof, Buyer does not have actual knowledge of any reason why the approvals set forth in Section 7.07 will not be received without the imposition of a condition, restriction or requirement of the type described in Section 7.07.

(l) Absence of Undisclosed Liabilities.  Except as set forth in Buyer SEC Documents filed and publicly available prior to the date of this Agreement (the “Buyer Filed SEC Documents”) (including the financial statements included therein) or in Section 4.01(l) of the Buyer Disclosure Schedule and except as arising hereunder,

Buyer and its subsidiaries (individually “Buyer Subsidiary” or collectively “Buyer Subsidiaries”) have no liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) at March 31, 2007, other than liabilities and obligations that individually or in the aggregate could not reasonably be expected to have a material adverse effect on Buyer. Except as set forth in the Buyer Filed SEC Documents or otherwise disclosed in Section 4.01(l) of the Buyer Disclosure Schedule, all debts, liabilities, guarantees and obligations of Buyer and the Buyer Subsidiaries incurred since the Buyer Balance Sheet Date have been incurred in the ordinary course of business and are usual and normal in amount both individually and in the aggregate.

(m) Absence of Changes.  Except (i) as set forth in the Buyer Filed SEC Documents, (ii) as set forth in Section 4.01(m) of the Buyer Disclosure Schedule, or (iii) in the ordinary course of business consistent with past practice, since the Buyer Balance Sheet Date, there has not been any material adverse change in the business, operations, assets or financial condition of Buyer and the Buyer Subsidiaries taken as a whole, and, to the actual knowledge of Buyer, no fact or condition exists which Buyer believes will cause such a material adverse change in the future.

(n) Loans; Nonperforming and Classified Assets.

(i) Each Loan on Buyer’s or WB Sub’s books and records, was made and has been serviced in accordance with Buyer’s lending standards in the ordinary course of business; is evidenced by appropriate and sufficient documentation; to the extent secured, has been secured by valid liens and security interests which have been perfected; and constitutes the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditor’s rights and to general equity principles. Buyer has previously made available to Seller complete and correct copies of its and WB Sub’s lending policies. The deposit and loan agreements of Buyer and WB Sub comply in material respects with all applicable laws, rules and regulations. The allowance for loan losses reflected in the Buyer SEC Documents and financial statements filed therewith, as of their respective dates, is adequate under GAAP and all regulatory requirements applicable to Buyer or WB Sub.

(ii) Section 4.01(n) of the Buyer Disclosure Schedule discloses as of June 30, 2007: (A) any Loan under the terms of which the obligor is sixty (60) or more days delinquent in payment of principal or interest, or to the actual knowledge of Buyer, in default of any other provision thereof; (B) each Classified Loan of Buyer, the Buyer Subsidiaries or a Governmental Authority; (C) a listing of the real estate owned, acquired by foreclosure or by deed in-lieu thereof, including the book value thereof; and (D) each Loan with any director, executive officer or five percent (5%) or greater shareholder of Buyer, or to the actual knowledge of Buyer, any person controlling, controlled by or under common control with any of the foregoing. All Insider Transactions have been made by Buyer or any of the Buyer Subsidiaries in an arms-length manner made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than normal risk of collectibility or present other unfavorable features.

(iii) Buyer shall promptly after the end of each quarter after the date hereof and upon Closing (as defined in Section 9.01) inform Seller of the amount of Loans subject to each type of classification of the Classified Loans.

(o) Reports and Records.  Buyer and the Buyer Subsidiaries have filed all reports and maintained all records required to be filed or maintained by them under the rules and regulations of the Federal Reserve, the FDIC and the West Virginia Division of Banking, except for such reports and records the failure to file or maintain would not have a material adverse effect on Buyer. All such documents and reports complied in all material respects with applicable requirements of law and rules and regulations in effect at the time such documents and reports were filed and contained in all material respects the information required to be stated therein, except for such documents and records the failure to file or contain such information would not reasonably be expected to have a material adverse effect on Buyer. None of such documents or reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, other than such reports and documents which the failure to file in such fashion would not reasonably be expected to have a material adverse effect on Buyer.

There is no material unresolved violation, criticism or exception by any governmental entity with respect to any report or letter relating to any examinations of Buyer or any of the Buyer Subsidiaries.

(p) Taxes.  Except as set forth in Section 4.01(p) of the Buyer Disclosure Schedule, Buyer and the Buyer Subsidiaries have timely filed all Tax Returns with respect to all material Taxes required to be filed with the appropriate tax authority through the date of this Agreement. Such Tax Returns are and will be true, correct and complete in all material respects. Buyer and the Buyer Subsidiaries have paid and discharged all Taxes shown as due on such Tax Returns, other than such Taxes that are adequately reserved as shown on the Buyer Financial Statements or have arisen in the ordinary course of business since the Buyer Balance Sheet Date. Except as set forth in Section 4.01(p) of the Buyer Disclosure Schedule, neither the IRS nor any other taxing agency or authority, domestic or foreign, has asserted, is now asserting or, to the actual knowledge of Buyer, is threatening to assert against Buyer or any Buyer Subsidiary any deficiency or claim for additional Taxes. There are no unexpired waivers by Buyer or any Buyer Subsidiary of any statute of limitations with respect to Taxes. The accruals and reserves for Taxes reflected in the Buyer Financial Statements are adequate in all material respects for the periods covered. Buyer and the Buyer Subsidiaries have withheld or collected and paid over to the appropriate Governmental Authorities or are properly holding for such payment all Taxes required by law to be withheld or collected, except for such failures to withhold or collect as would not reasonably be expected to have a material adverse effect on Buyer. There are no liens for Taxes upon the assets of Buyer or any Buyer Subsidiary, other than liens for current Taxes not yet due and payable and liens that individually or in the aggregate would not reasonably be expected to have a material adverse effect on Buyer. Neither Buyer nor any Buyer Subsidiary has agreed to make, or is required to make, any adjustment under Section 481(a) of the Code. Except as set forth in the Buyer SEC Documents or in Section 4.01(p) of the Buyer Disclosure Schedule, neither Buyer nor any Buyer Subsidiary is a party to any agreement, contract, arrangement or plan that has resulted, or could result, individually or in the aggregate, in the payment of “excess parachute payments” within the meaning of Section 280G of the Code. Neither Buyer nor any Buyer Subsidiary has ever been a member of an affiliated group of corporations, within the meaning of Section 1504 of the Code, other than an affiliated group of which Buyer is or was the common buyer corporation. No Tax is required to be withheld pursuant to Section 1445 of the Code as a result of the transactions contemplated by this Agreement.

(q) Legal Proceedings.  Except as set forth in the Buyer Filed SEC Documents or Section 4.01(q) of the Buyer Disclosure Schedule, there are no actions, suits, proceedings, claims or investigations pending or, to the actual knowledge of Buyer and the Buyer Subsidiaries, threatened in any court, before any governmental agency or instrumentality or in any arbitration proceeding (i) against Buyer or any Buyer Subsidiary which, if adversely determined against Buyer or any Buyer Subsidiary, could have a material adverse effect on Buyer; or (ii) against or by Buyer or any Buyer Subsidiary which, if adversely determined against Buyer or any Buyer Subsidiary, could prevent the consummation of this Agreement or any of the transactions contemplated hereby or declare the same to be unlawful or cause the rescission thereof.

(r) Regulatory Matters.  Except as set forth in Section 4.01(r) of the Buyer Disclosure Schedule, none of Buyer, the Buyer Subsidiaries and the respective properties of Buyer and the Buyer Subsidiaries is a party to or subject to any order, judgment, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, or extraordinary supervisory letter from, any Regulatory Authorities that individually or in the aggregate could reasonably be expected to have a material adverse effect on Buyer. Neither Buyer nor any Buyer Subsidiary has been advised by any Regulatory Authority that such Regulatory Authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, judgment, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission that individually or in the aggregate could reasonably be expected to have a material adverse effect on Buyer.

(s) Employee Benefit Plans.

(i) Section 4.01(s)(i) of the Buyer Disclosure Schedule contains a complete and accurate list of all bonus, incentive, deferred compensation, pension (including, without limitation, Buyer Pension Plans defined below), retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, severance, welfare (including, without limitation, “welfare plans” within the meaning of Section 3(1) of ERISA, fringe benefit plans, employment, change in control, retention or severance agreements, consulting agreements or arrangements and all similar practices, policies and arrangements maintained or contributed to (currently or within the last two years) by (A) Buyer or any Buyer Subsidiary and in which any employee or former employee (the “Buyer Employees”), consultant or former consultant (the “Buyer Consultants”), officer or former officer (the “Buyer Officers”), or director or former director (the “Buyer Directors”) of Buyer or any subsidiary of Buyer participates or to which any such Buyer Employees, Buyer Consultants, Buyer Officers or Buyer Directors either participate or are parties or (B) any Buyer ERISA Affiliate (as defined below) (collectively, the “Buyer Compensation and Benefit Plans”). Neither Buyer nor any subsidiary of Buyer has any commitment to create any additional Buyer Compensation and Benefit Plan or to modify or change any existing Buyer Compensation and Benefit Plan, except to the extent required by law and as otherwise contemplated by Sections 6.02 and 7.01 of this Agreement.

(ii) Except in a manner that would not reasonably be expected to have a material adverse effect, each Buyer Compensation and Benefit Plan has been operated and administered in accordance with its terms and with applicable law, including, but not limited to, ERISA, the Code, the Securities Act (as defined in Section 5.05(a)), the Exchange Act (as defined in Section 3.01(g)), the Age Discrimination in Employment Act, or any regulations or rules promulgated thereunder, and all filings, disclosures and notices required by ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act and any other applicable law have been timely made. Each Buyer Compensation and Benefit Plan which is an “employee pension benefit plan” within the meaning of Section 3(2) of ERISA (a “Buyer Pension Plan”) and which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter (including a determination that the related trust under such Buyer Compensation and Benefit Plan is exempt from tax under Section 501(a) of the Code) from the IRS and Buyer is not aware of any circumstances likely to result in revocation of any such favorable determination letter. There is no material pending or, to the actual knowledge of Buyer, threatened legal action, suit or claim relating to the Buyer Compensation and Benefit Plans other than routine claims for benefits thereunder. Neither Buyer nor any subsidiary of Buyer has engaged in a transaction, or omitted to take any action, with respect to any Buyer Compensation and Benefit Plan that would reasonably be expected to subject Buyer or any subsidiary of Buyer to a tax or penalty imposed by either Section 4975 of the Code or Section 502 of ERISA, assuming for purposes of Section 4975 of the Code that the taxable period of any such transaction expired as of the date hereof.

(iii) No liability (other than for payment of premiums to the PBGC which have been made or will be made on a timely basis) under Title IV of ERISA has been or is expected to be incurred by Buyer or any subsidiary of Buyer with respect to any ongoing, frozen or terminated “single-employer plan,” within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or any single-employer plan of any entity (a “Buyer ERISA Affiliate Plan”) which is considered one employer with Buyer under Section 4001(a)(14) of ERISA or Section 414(b), (c) or (m) of the Code (a “Buyer ERISA Affiliate”). None of Buyer, any subsidiary of Buyer or any Buyer ERISA Affiliate has contributed, or has been obligated to contribute, to a multi-employer plan under Subtitle E of Title IV of ERISA (as defined in ERISA Sections 3(37)(A) and 4001(a)(3)) at any time since September 26, 1980. No notice of a “reportable event”, within the meaning of Section 4043 of ERISA, for which the 30-day reporting requirement has not been waived, has been required to be filed for any Buyer Compensation and Benefit Plan or by any Buyer ERISA Affiliate Plan within the 12-month period ending on the date hereof, and no such notice will be required to be filed as a result of the transactions contemplated by this Agreement. The PBGC has not instituted proceedings to terminate any Buyer Pension Plan or Buyer ERISA Affiliate Plan and, to Buyer’s actual knowledge, no condition exists that presents a material risk that such proceedings will be instituted. There is no pending investigation or enforcement action by the PBGC, the DOL, the IRS or any other Governmental Authority with respect to any Buyer Compensation and Benefit Plan. Except as disclosed in Section 4.01(s)(iii) of the Buyer

Disclosure Schedule, under each Buyer Pension Plan and Buyer ERISA Affiliate Plan, as of the date of the most recent actuarial valuation performed prior to the date of this Agreement, the actuarially determined present value of all “benefit liabilities”, within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in such actuarial valuation of such Buyer Pension Plan or Buyer ERISA Affiliate Plan), did not exceed the then current value of the assets of such Buyer Pension Plan or Buyer ERISA Affiliate Plan and since such date there has been neither an adverse change in the financial condition of such Buyer Pension Plan or Buyer ERISA Affiliate Plan nor any amendment or other change to such Buyer Pension Plan or Buyer ERISA Affiliate Plan that would increase the amount of benefits thereunder which reasonably could be expected to change such result and that individually or in the aggregate would have a material adverse effect on Buyer.

(iv) All contributions required to be made under the terms of any Buyer Compensation and Benefit Plan or Buyer ERISA Affiliate Plan or any employee benefit arrangements under any collective bargaining agreement to which Buyer or any subsidiary of Buyer is a party have been timely made or have been reflected on the Buyer Financial Statements. Neither any Buyer Pension Plan nor any Buyer ERISA Affiliate Plan has an “accumulated funding deficiency” (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA and all required payments to the PBGC with respect to each Buyer Pension Plan and each Buyer ERISA Affiliate Plan have been made on or before their due dates. None of Buyer, the any subsidiary of Buyer nor any Buyer ERISA Affiliate (x) has provided, or would reasonably be expected to be required to provide, security to any Buyer Pension Plan or to any Buyer ERISA Affiliate Plan pursuant to Section 401(a)(29) of the Code, and (y) has taken any action, or omitted to take any action, that has resulted, or would reasonably be expected to result, in the imposition of a lien under Section 412(n) of the Code or pursuant to ERISA that individually or in the aggregate would have a material adverse effect on Buyer.

(v) Except as disclosed in Section 4.01(s)(v) of the Buyer Disclosure Schedule, neither Buyer nor any Buyer Subsidiary has any obligations to provide retiree health and life insurance or other retiree death benefits under any Buyer Compensation and Benefit Plan, other than benefits mandated by Section 4980B of the Code.

(vi) Buyer and the Buyer Subsidiaries do not maintain any foreign Buyer Compensation and Benefit Plans.

(vii) With respect to each Buyer Compensation and Benefit Plan, if applicable, Buyer has provided or made available to Seller, true and complete copies of existing: (A) Buyer Compensation and Benefit Plan documents and amendments thereto; (B) trust instruments and insurance contracts; (C) most recent actuarial report and financial statement; (D) most recent summary plan description; (E) forms filed with the PBGC within the past year (other than for premium payments); (F) most recent determination letter issued by the IRS; and (G) any Form 5310, Form 5310A, Form 5300 or Form 5330 filed within the past year with the IRS.

(viii) Except as disclosed on Section 4.01(s)(viii) of the Buyer Disclosure Schedule, the consummation of the transactions contemplated by this Agreement would not, directly or indirectly (including, without limitation, as a result of any termination of employment prior to or following the Effective Time), reasonably be expected to (A) entitle any Buyer Employee, Buyer Consultant or Buyer Director to any payment (including severance pay or similar compensation) or any increase in compensation, (B) result in the vesting or acceleration of any benefits under any Buyer Compensation and Benefit Plan or (C) result in any material increase in benefits payable under any Buyer Compensation and Benefit Plan.

(ix) Except as disclosed on Section 4.01(s)(ix) of the Buyer Disclosure Schedule, neither Buyer nor any Buyer Subsidiary maintains any compensation plans, programs or arrangements the payments under which would not reasonably be expected to be deductible as a result of the limitations under Section 162(m) of the Code and the regulations issued thereunder.

(x) Except as disclosed on Section 4.01(s)(x) of the Buyer Disclosure Schedule, as a result, directly or indirectly, of the transactions contemplated by this Agreement (including, without limitation, as a result of any termination of employment prior to or following the Effective Time), none of Buyer, Seller or the Surviving Corporation, or any of their respective Subsidiaries will be obligated to make a payment that would be characterized as an “excess parachute payment” to an individual who is a “disqualified individual” (as such terms are defined in Section 280G of the Code) of Buyer on a consolidated basis, without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future.

(t) Compliance with Laws.  Except with respect to Environmental Laws, Taxes, and Buyer Compensation and Benefit Plans, which are the subject of Sections 4.01(v), 4.01(p), and 4.01(s), respectively, each of Buyer and the Buyer Subsidiaries:

(i) has been in compliance with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such business, including, without limitation, the Equal Credit Opportunity Act, as amended, the Fair Housing Act, as amended, the Federal Community Reinvestment Act, as amended, the Home Mortgage Disclosure Act, as amended, and all other applicable fair lending laws and other laws relating to discriminatory business practices, except for failures to be in compliance which, individually or in the aggregate, have not had or would not have a material adverse effect on Buyer;

(ii) has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Authorities that are required in order to permit it to own or lease its properties and to conduct its business as presently conducted, except where the failure to obtain any of the foregoing or to make any such filing, application or registration has not had or would not have a material adverse effect on Buyer; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and to Buyer’s actual knowledge, no suspension or cancellation of any of them has been threatened in writing;

(iii) has received no written notification or communication from any Governmental Authority since January 1, 2007, (A) asserting that Buyer or any Buyer Subsidiary is not in compliance with any of the statutes, regulations or ordinances which such Governmental Authority enforces, except for failures to be in compliance that individually or in the aggregate would not have a material adverse effect on Buyer, or (B) threatening to revoke any license, franchise, permit or governmental authorization, which revocations, individually or in the aggregate would have a material adverse effect on Buyer, which has not been resolved to the satisfaction of the Governmental Authority which sent such notification or communication. There is no event which has occurred that, to the actual knowledge of Buyer, would reasonably be expected to result in the revocation of any such license, franchise, permit or governmental authorization; and

(iv) Buyer and the Buyer Subsidiaries have been and are in compliance in all material respects with (i) the applicable provisions of the Sarbanes-Oxley Act and the related rules and regulations promulgated thereunder and (ii) the applicable listing and corporate governance rules and regulations of the Nasdaq.

(u) Contracts.  (i) Except for Contracts filed as exhibits to the Buyer Filed SEC Documents, there are no Contracts that are required to be filed as an exhibit to any Buyer Filed SEC Document under the Exchange Act and the rules and regulations promulgated thereunder. Neither Buyer nor any Buyer Subsidiary, nor, to the actual knowledge of Buyer, any other party thereto, is in default under any such contract, agreement, commitment, arrangement or other instrument to which it is a party, by which its respective assets, business or operations may be bound or affected in any way, or under which it or its respective assets, business or operations receive benefits, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default except, in each case, for defaults that individually or in the aggregate would not reasonably be expected to have a material adverse effect on Buyer.

(v) Environmental Matters.  Except as otherwise disclosed in Section 4.01(v) of the Buyer Disclosure Schedule: (i) Buyer and the Buyer Subsidiaries, to their actual knowledge, are and have been at all times in compliance in all material respects with all applicable Environmental Laws as that term is defined in Section 3.01(y), and, to the actual knowledge of Buyer, neither Buyer nor any Buyer Subsidiary has engaged in any activity in violation of any applicable Environmental Law except for failures to be in compliance that individually or in the aggregate could not reasonably be expected to have a material adverse effect on Buyer; (ii)(A) to the actual knowledge of Buyer, no investigations, inquiries, orders, hearings, actions or other proceedings by or before any court or Governmental Authority are pending or have been threatened in writing in connection with any of Buyer’s or any Buyer Subsidiary’s activities and any Buyer Real Properties or improvements thereon, and (B) to the actual knowledge of Buyer, no investigations, inquiries, orders, hearings, actions or other proceedings by or before any court or Governmental Authority are pending or threatened in connection with any real properties in respect of which any Buyer Subsidiary has foreclosed or holds a mortgage or mortgages (hereinafter referred to as the “Buyer Subsidiary Real Estate Collateral”); (iii) to the actual knowledge of Buyer, no claims are pending or threatened by any third party against Buyer or any Buyer Subsidiary, or with respect to the Buyer Real Properties or improvements thereon, or, to the actual knowledge of Buyer, the Buyer Subsidiary Real Estate Collateral or improvements thereon, relating to damage, contribution, cost recovery, compensation, loss, injunctive relief, remediation or injury resulting from any Hazardous Substance (as that term is defined in Section 3.01(y)) (which have not been resolved to the satisfaction of the involved parties and which have had or are reasonably expected to have a material adverse effect on Buyer or any Buyer Subsidiary; (iv) to the actual knowledge of Buyer, no Hazardous Substances have been integrated into the Buyer Real Properties or improvements thereon or any component thereof, or the Buyer Subsidiary Real Estate Collateral or improvements thereon or any component thereof in such manner or quantity as may reasonably be expected to or in fact would pose a threat to human health or the value of the real property and improvements; and (v) neither Buyer nor any Buyer Subsidiary has actual knowledge that (A) any of the Buyer Real Properties or improvements thereon, or the Buyer Subsidiary Real Estate Collateral or improvements thereon has been used for the treatment, storage or disposal of Hazardous Substances or has been contaminated by Hazardous Substances, (B) any of the business operations of Buyer or any Buyer Subsidiary have contaminated lands, waters or other property of others with Hazardous Substances, except routine, office-generated solid waste, or (C) any of the Buyer Real Properties or improvements thereon, or the Buyer Subsidiary Real Estate Collateral or improvements thereon have in the past or presently contain underground storage tanks, friable asbestos materials or PCB-containing equipment, which in any event would reasonably be expected to have a material adverse effect on Buyer.

(w) Buyer Information.  True and complete copies of all documents listed in the Buyer Disclosure Schedule have been made available or provided to Seller. The books of account, stock record books and other financial and corporate records of the Buyer and the Buyer Subsidiaries, all of which have been made available to Buyer, are complete and correct in all material respects, including the maintenance of a system of internal accounting controls sufficient to provide reasonable assurance that transactions are executed with its management’s authorizations and such books and records are accurately reflected in all material respects in the Buyer Filed SEC Documents.

(x) CRA Compliance.  Neither Buyer nor any Buyer Subsidiary has received any notice of non-compliance with the applicable provisions of the CRA and the regulations promulgated thereunder. As of the date hereof, Buyer is “well-capitalized” (as that term is defined at 12 C.F.R. 325.103) and its most and each Buyer Subsidiary has received a CRA rating of satisfactory or better from the Federal Reserve in its most recent examination. Buyer knows of no fact or circumstance or set of facts or circumstances which would be reasonably likely to cause Buyer or any Buyer Subsidiary to receive any notice of non-compliance with such provisions or cause the CRA rating of Buyer or any Buyer Subsidiary to fall below satisfactory.

(y) Ownership of Seller Shares.  As of the date hereof, except as otherwise disclosed in Section 4.01(y) of the Buyer Disclosure Schedule, neither Buyer nor, to the actual knowledge of Buyer, any of its affiliates or associates (as such terms are defined under the Exchange Act), (i) beneficially owns, directly or indirectly, any Seller Shares, (ii) is a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, any Seller Shares, or (iii) has been an “interested shareholder” (as such term in defined in Section 1704.01 of the OGCL) of Seller at any time within the last three years.

(z) Bank Secrecy Act; Patriot Act; Money Laundering.  Neither Buyer or the Buyer Subsidiaries have any reason to believe that any facts or circumstances exist, which would cause Buyer or the Buyer Subsidiaries to be deemed to be operating in violation in any material respect of the Bank Secrecy Act, the Patriot Act, any order issued with respect to anti-money laundering by the United States Department of the Treasury’s Office of Foreign Assets Control, or any other applicable anti-money laundering law. Furthermore, the Board of Directors of WB Sub has adopted and the WB Sub has implemented an anti-money laundering program that contains adequate and appropriate customer identification verification procedures that has not been deemed ineffective by any Governmental Authority and that meets the requirements of Sections 352 and 326 of the Patriot Act.

(aa) Investment Management and Related Activities.  Except as set forth on Schedule 4.01(aa) of the Buyer Disclosure Schedule, none of the Buyer, any of the Buyer Subsidiaries or the Buyer’s or the Buyer Subsidiaries’ directors, officers or employees is required to be registered, licensed or authorized under the laws or regulations issued by any Governmental Authority as an investment adviser, a broker or dealer, an insurance agency or company, a commodity trading adviser, a commodity pool operator, a futures commission merchant, an introducing broker, a registered representative or associated person, a counseling officer, an insurance agent, a sales person or in any similar capacity with a Governmental Authority.

(bb) Vote Required.  The only vote of the holders of any class or series of capital stock or other securities of the Buyer necessary to adopt this Agreement, approve the issuance of Buyer Shares in connection with the Merger or consummate the other transactions contemplated hereby is the affirmative vote of the holders of at least a majority of the Buyer Shares present either in person or by proxy and entitled to vote at the Buyer Meeting, if a quorum exists (the “Required Buyer Vote”).

(cc) Disclosure.  No representation or warranty contained in this Agreement, and no statement contained in any certificate, list or other writing, including but not necessarily limited to the Buyer Disclosure Schedule and, including, without limitation, the Buyer SEC Documents as the same may be updated as of the date hereof, furnished to Buyer pursuant to the provisions hereof, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements herein or therein not misleading.

ARTICLE FIVE

FURTHER COVENANTS OF SELLER

5.01.  Operation of Business

Seller covenants to Buyer that, throughout the period from the date of this Agreement to and including the Closing, except as expressly contemplated or permitted by this Agreement or to the extent that Buyer shall otherwise consent in writing:

(a) Conduct of Business.  Seller’s business, and the business of each of the Seller Subsidiaries, will be conducted only in the ordinary and usual course consistent with past practice. Without the written consent of Buyer, Seller shall not, and shall cause each of the Seller Subsidiaries not to, take any action which would be inconsistent with any representation or warranty of Seller set forth in this Agreement or which would cause a breach of any such representation or warranty if made at or immediately following such action, subject to such exceptions as do not, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Buyer or on the Surviving Corporation following the Effective Time or except, in each case, as may be required by applicable law or regulation.

(b) Changes in Business and Capital Structure.  Except as provided for by this Agreement, as set forth in Section 5.01(b) of the Seller Disclosure Schedule or as otherwise provided in this Agreement or approved expressly in writing by Buyer, which approval shall not be unreasonably withheld, Seller will not, and will cause each of the Seller Subsidiaries not to:

(i) sell, transfer, mortgage, pledge or subject to any lien or otherwise encumber any of the assets of Seller or any Seller Subsidiary, tangible or intangible, which are material, individually or in the aggregate, to Seller except for (A) internal reorganizations or consolidations involving existing subsidiaries that would not be likely to present a material risk of any material delay in the receipt of any required regulatory approval, (B) securitization activities in the ordinary course of business, (C) the sale of loans or loan participations in the ordinary course of business, and (D) other dispositions of assets, including subsidiaries, if the fair market value of the total consideration received therefrom does not exceed in the aggregate, $250,000;

(ii) make any capital expenditure or capital additions or betterments which individually exceed $150,000 or exceed $500,000 in the aggregate or which otherwise are in any manner inconsistent in any material respect with Seller’s capital budget for 2007;

(iii) become bound by, enter into, or perform any material contract, commitment or transaction which if so entered into, would be reasonably likely to (A) have a material adverse effect on Seller,

(B) impair in any material respect the ability of Seller to perform its obligations under this Agreement or (C) prevent or materially delay the consummation of the transactions contemplated by this Agreement;

(iv) declare, pay or set aside for payment any dividends or make any distributions on its capital shares issued and outstanding other than quarterly cash dividends on Seller Shares in respect of each fiscal quarter ending on or after September 30, 2007 in an amount not to exceed $.21 per Seller Share;

(v) purchase, redeem, retire or otherwise acquire any of its capital shares other than pursuant to rights of repurchase granted to Seller, or put rights granted to any of its employees or former employees, pursuant to the Seller Stock Option Plans;

(vi) issue or grant any option or right to acquire any of its capital shares (other than the issuance of Seller Shares pursuant to the exercise of options outstanding as of the date of this Agreement) or effect, directly or indirectly, any share split or share dividend, recapitalization, combination, exchange of shares, readjustment or other reclassification;

(vii) amend or propose to amend its Articles of Incorporation, Code of Regulations or other governing documents except as otherwise expressly contemplated by this Agreement;

(viii) except as otherwise permitted under the provisions of Section 5.03 hereof, merge or consolidate with any other person or otherwise reorganize except for the Merger;

(ix) acquire all or any portion of the assets, business, deposits or properties of any other entity other than (A) by way of foreclosures, (B) acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary and usual course of business consistent with past practice and (C) internal reorganizations or consolidations involving existing subsidiaries that would not be likely to present a material risk of any material delay in the receipt of any required regulatory approval;

(x) other than in the ordinary course of business consistent with past practice, enter into, establish, adopt or amend any pension, retirement, stock option, stock purchase, savings, profit-sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement (or similar arrangement) related thereto, in respect of any Director, Officer or Employee of Seller or any Seller Subsidiary, or take any action to accelerate the vesting or exercisability of stock options, restricted stock or other compensation or benefits payable thereunder; provided, however, that Seller may take such actions in order to satisfy either applicable law or contractual obligations, including those arising under its benefit plans, existing as of the date hereof and disclosed in the Seller Disclosure Schedule or regular annual renewals of insurance contracts;

(xi) announce or pay any general wage or salary increase or bonus, other than normal pay increases and bonuses consistent with past practices, or enter into or amend or renew any employment, consulting, severance or similar agreements or arrangements with any Officer, Director or Employee, except, in each case, for changes which are required by applicable law or to satisfy contractual obligations existing as of the date hereof and disclosed in the Seller Disclosure Schedule;

(xii) incur any long-term indebtedness for money borrowed, guarantee any such long-term indebtedness or issue or sell any long-term debt securities other than (i) in replacement of existing or maturing debt, (ii) indebtedness of one subsidiary of Seller to Seller or another subsidiary of Seller, or (iii) in the ordinary course of business consistent with past practice;

(xiii) except as disclosed in any Seller Filed SEC Document, implement or adopt any change in its accounting principles, practices or methods, other than as may be required by GAAP, or the rules and regulations of the SEC or Nasdaq;

(xiv) change its existing deposit policy or incur deposit liabilities, other than deposit liabilities incurred in the ordinary course of business consistent with past practice, or accept any brokered deposit having a maturity longer than 365 days, other than in the ordinary course of business;

(xv) other than in accordance with Seller’s existing business plans prior to date of this Agreement, copies of which are set forth in Section 5.01(b) of the Seller Disclosure Schedule, sell, purchase, enter into a lease, relocate, open or close any banking or other office, or file any application pertaining to such action with any Regulatory Authority;

(xvi) change any of its commercial or consumer loan policies in any material respect, including credit underwriting criteria, or make any material exceptions thereto, unless so required by applicable law or Governmental Authority;

(xvii) purchase or sell any mortgage loan servicing rights;

(xviii) commence or settle any material claim, action or proceeding except settlements involving only monetary remedies in amounts, in the aggregate, that are not material to Seller and the Seller Subsidiaries;

(xix) adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such a liquidation or dissolution, restructuring, recapitalization or reorganization;

(xx) make or change any Tax election, file any amended Tax Return, fail to timely file any Tax Return, enter into any closing agreement, settle or compromise any liability with respect to Taxes, agree to any adjustment of any Tax attribute, file any claim for a refund of Taxes, or consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment;

(xi) (1) knowingly take any action that would, or would be reasonably likely to, prevent or impede the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code; or (2) knowingly take any action that is intended or is reasonably likely to result in (x) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time prior to the Effective Time, (y) any of the conditions to the Merger set forth in Article VIII not being satisfied, or (z) a material violation of any provision of this Agreement, except, in each case, as may be required by applicable law; or

(xxii) enter into any agreement to do any of the foregoing.

(c) Maintenance of Property.  Seller shall, and shall cause the Seller Subsidiaries to, use commercially reasonable efforts to maintain and keep their respective properties and facilities in their present condition and working order, ordinary wear and tear excepted, except with respect to such properties and facilities, the loss of which would not have a material adverse effect on Seller.

(d) Performance of Obligations.  Seller shall, and shall cause the Seller Subsidiaries to, perform all of their obligations under all agreements relating to or affecting their respective properties, rights and businesses, except where nonperformance would not have a material adverse effect on Seller.

(e) Maintenance of Business Organization.  Seller shall, and shall cause the Seller Subsidiaries to, use commercially reasonable efforts to maintain and preserve their respective business organizations intact, to retain present key Seller Employees and to maintain the respective relationships of customers, suppliers and others having business relationships with them.

(f) Insurance.  Seller shall, and shall cause the Seller Subsidiaries to, maintain insurance coverage with reputable insurers, which in respect of amounts, premiums, types and risks insured, were maintained by them at the Seller Balance Sheet Date, and upon the renewal or termination of such insurance, Seller and the Seller Subsidiaries will use commercially reasonable efforts renew or replace such insurance coverage with reputable insurers, in respect of the amounts, premiums, types and risks insured or maintained by them at the Balance Sheet Date.

(g) Access to Information.  (a) Seller shall, and shall cause each of its Subsidiaries to, afford to Buyer and to Buyer’s officers, employees, investment bankers, attorneys, accountants and other advisors and representatives reasonable and prompt access during normal business hours during the period prior to the Effective Time or the termination of this Agreement to all their respective properties, assets, books, contracts, commitments, directors, officers, employees, attorneys, accountants, auditors, other advisors and representatives and records and, during such period. Seller shall, and shall cause each of the Seller Subsidiaries to, make available to Buyer on a prompt basis (i) a copy of each report, schedule, form, statement and other document filed or received by it during such period pursuant to the requirements of domestic or foreign (whether national, federal, state, provincial, local or otherwise) laws and (ii) all other information concerning its business, properties and personnel as Buyer may reasonably request (including the financial and tax work papers of Grant Thornton, LLP); provided, however, that Buyer shall not unreasonably interfere with Seller’s business operations. Seller and Seller Subsidiaries shall not be required to provide access to or to disclose information where such access or disclosure would result in the loss of the attorney-client privilege of Seller or Seller’s Subsidiaries or contravene any law, rule, regulation, order judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement.

(h) Qualification as a Section 368(a) Reorganization.  Seller shall use reasonable efforts to cause the Merger to qualify as a reorganization with the meaning of Section 368(a) of the Code.

5.02.  Notification

Between the date of this Agreement and the Closing Date, Seller promptly shall notify Buyer in writing if Seller becomes aware of any fact or condition that (a) causes or constitutes a breach in any material respect of any of Seller’s representations and warranties or (b) would (except as expressly contemplated by this Agreement) cause or constitute a breach in any material respect of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the Seller Disclosure Schedule, Seller will promptly deliver to Buyer a supplement to the Seller Disclosure Schedule specifying such change (“Updated Seller Disclosure Schedule”); provided, however, that the disclosure of such change in the Updated Seller Disclosure Schedule shall not be deemed to constitute a cure of any breach of any representation or warranty made pursuant to this Agreement unless consented to in writing by Buyer. During the same period, Seller will promptly notify Buyer of (i) the occurrence of any breach in any material respect of any of Seller’s covenants contained in this Agreement, (ii) the occurrence of any event that may make the satisfaction of the conditions in this Agreement impossible or unlikely in any material respect or (iii) the occurrence of any event that is reasonably likely, individually or taken with all other facts, events or circumstances known to Seller, to result in a material adverse effect with respect to Seller.

5.03.  No Solicitation

(a) Seller shall not and shall cause the Seller Subsidiaries and the respective officers, directors, employees, investment bankers, financial advisors, attorneys, accountants, consultants, affiliates and other agents of Seller and the Seller Subsidiaries (collectively, the “Seller Representatives”) not to, directly or indirectly, (i) initiate, solicit, induce or knowingly encourage, or take any action to facilitate the making of, any inquiry, offer or proposal which constitutes, or could reasonably be expected to lead to, an Acquisition Proposal; (ii) participate in any discussions or negotiations regarding any Acquisition Proposal or furnish, or otherwise afford access, to any person (other than Buyer) any information or data with respect to Seller or any of the Seller Subsidiaries or otherwise relating to an Acquisition Proposal; (iii) release any person from, waive any provisions of, or fail to enforce any confidentiality agreement or standstill agreement to which Seller is a party; (iv) enter into any agreement, agreement in principle or letter of intent with respect to any Acquisition Proposal or approve or resolve to approve any Acquisition Proposal or any agreement, agreement in principle or letter of intent relating to an Acquisition Proposal; or (v) take any action (A) other than as contemplated by this Agreement in connection with the Merger, to render the Rights issued pursuant to the terms of the Seller Rights Agreement inapplicable to an Acquisition Proposal or the transactions contemplated thereby, to exempt or exclude any person from the definition of an Acquiring Person (as defined in the Seller Rights Agreement) under the terms of the Seller Rights Agreement or to redeem the Rights or allow the Rights to expire prior to their expiration date, or (B) to render the provisions of any Takeover Laws inapplicable to any person (other than Buyer or the Buyer Subsidiaries) or group in connection with any Acquisition Proposal. Any violation of the foregoing restrictions by any of the Seller Representatives, whether or not such Seller Representative is so authorized and whether or not such Seller Representative is purporting to act on behalf of Seller or otherwise, shall be deemed to be a breach of this Agreement by Seller. Seller and the Seller Subsidiaries shall, and shall cause each of the Seller Representatives to, immediately cease and cause to be terminated any and all existing discussions, negotiations, and communications with any persons with respect to any existing or potential Acquisition Proposal.

For purposes of this Agreement, “Acquisition Proposal” shall mean any inquiry, offer or proposal (other than an inquiry, offer or proposal from Buyer), whether or not in writing, contemplating, relating to, or that could reasonably be expected to lead to, an Acquisition Transaction. For purposes of this Agreement, “Acquisition Transaction” shall mean (A) any transaction or series of transactions involving any merger, consolidation, recapitalization, share exchange, liquidation, dissolution or similar transaction involving Seller or any of the Seller Subsidiaries; (B) any transaction pursuant to which any third party or group acquires or would acquire (whether through sale, lease or other disposition), directly or indirectly, any assets of Seller or any of the Seller Subsidiaries representing, in the aggregate, twenty percent (20%) or more of the assets of Seller and the Seller Subsidiaries on a consolidated basis; (C) any issuance, sale or other disposition of (including by way of merger, consolidation, share exchange or any similar transaction) securities (or options, rights or warrants to purchase or securities convertible into, such securities) representing twenty percent (20%) or more of the votes attached to the outstanding securities of Seller or any of the Seller Subsidiaries; (D) any tender offer or exchange offer that, if consummated, would result in any third party or group beneficially owning twenty percent (20%) or more of any class of equity securities of Seller or any of the Seller Subsidiaries; or (E) any transaction which is similar in form, substance or purpose to any of the foregoing transactions, or any combination of the foregoing.

(b) Notwithstanding Section 5.03(a), Seller may take any of the actions described in clause (ii) of Section 5.03(a) if, but only if, (i) Seller has received a bona fide unsolicited written Acquisition Proposal that did not result from a breach of this Section 5.03; (ii) the Seller’s Board of Directors (the “Seller Board”) determines in good faith, after consultation with and having considered the advice of its outside legal counsel, it is required to take such actions to avoid violating its fiduciary duties to Seller’s shareholders under applicable law; (iii) Seller has provided Buyer with at least two (2) business days prior notice of such determination; and (iv) prior to furnishing or affording access to any information or data with respect to Seller or any of the Seller Subsidiaries or otherwise relating to an Acquisition Proposal, Seller receives from such person a confidentiality agreement with terms no less favorable to Seller than those contained in the confidentiality agreement between Seller and Buyer. Seller shall promptly provide to Buyer any non-public information regarding Seller or the Seller Subsidiaries provided to any other person which was not previously provided to Buyer, such additional information to be provided no later than the date of provision of such information to such other party.

For purposes of this Agreement, “Superior Proposal” shall mean any bona fide written proposal (on its most recently amended or modified terms, if amended or modified) made by a third party to enter into an Acquisition Transaction on terms that the Seller Board determines in its good faith judgment, after consultation with and having considered the advice of outside legal counsel and a financial advisor of nationally recognized reputation (i) would, if consummated, result in the acquisition of all, but not less than all, of the issued and outstanding shares of Seller common stock or all, or substantially all, of the assets of Seller and the Seller Subsidiaries on a consolidated basis; (ii) would result in a transaction that (A) involves consideration to the holders of the Seller Shares that is more favorable, from a financial point of view, than the consideration to be paid to Seller’s shareholders pursuant to this Agreement, considering, among other things, the nature of the consideration being offered and any material regulatory approvals or other risks associated with the timing of the proposed transaction beyond or in addition to those specifically contemplated hereby, and which proposal is not conditioned upon obtaining additional financing and (B) is, in light of the other terms of such proposal, more favorable to Seller’s shareholders than the Merger and the transactions contemplated by this Agreement; and (iii) is reasonably likely to be completed on the terms proposed, in each case taking into account all legal, financial, regulatory and other aspects of the proposal.

(c) Seller shall promptly (and in any event within twenty-four (24) hours) notify Buyer in writing if any proposals or offers are received by, any information is requested from, or any negotiations or discussions are sought to be initiated or continued with, Seller or the Seller Representatives, in each case in connection with any Acquisition Proposal, and such notice shall indicate the name of the person initiating such discussions or negotiations or making such proposal, offer or information request and the material terms and conditions of any proposals or offers (and, in the case of written materials relating to such proposal, offer, information request, negotiations or discussion, providing copies of such materials (including e-mails or other electronic communications) unless (i) such materials constitute confidential information of the party making such offer or proposal under an effective confidentiality agreement, (ii) disclosure of such materials jeopardizes the attorney-client privilege or (iii) disclosure of such materials contravenes any law, rule, regulation, order, judgment or decree. Seller agrees that it shall keep Buyer informed, on a current basis, of the status and terms of any such proposal, offer, information request, negotiations or discussions (including any amendments or modifications to such proposal, offer or request).

(d) Neither the Seller Board nor any committee thereof shall (i) withdraw, qualify or modify, or propose to withdraw, qualify or modify, in a manner adverse to Buyer in connection with the transactions contemplated by this Agreement (including the Merger), the Seller Board Recommendation (as defined in Section 7.06(f)), or make any statement, filing or release, in connection with the Seller Meeting or otherwise, inconsistent with the Seller Board Recommendation (it being understood that taking a neutral position or no position with respect to an Acquisition Proposal shall be considered an adverse modification of the Seller Board Recommendation); (ii) approve or recommend, or propose to approve or recommend, any Acquisition Proposal; or (iii) enter into (or cause Seller or any of the Seller Subsidiaries to enter into) any letter of intent, agreement in principle, acquisition agreement or other agreement (A) related to any Acquisition Transaction or (B) requiring Seller to abandon, terminate or fail to consummate the Merger or any other transaction contemplated by this Agreement.

(e) Notwithstanding Section 5.03(d), prior to the date of the Seller Meeting, the Seller Board may approve or recommend to the shareholders of Seller a Superior Proposal and withdraw, qualify or modify the Seller Board Recommendation in connection therewith (a “Seller Subsequent Determination”) after the fifth business day following Buyer’s receipt of a notice (the “Notice of Superior Proposal”) from Seller advising Buyer that the Seller Board has decided that a bona fide unsolicited written Acquisition Proposal that it received (that did not result from a breach of this Section 5.03) constitutes a Superior Proposal (it being understood that Seller shall be required to deliver a new Notice of Superior Proposal in respect of any revised Superior Proposal from such third party or its affiliates that Seller proposes to accept) if, but only if, (i) the Seller Board has reasonably determined in good faith, after consultation with and having considered the advice of outside legal counsel and a financial advisor of nationally recognized reputation, that it is required to take such actions to avoid violating its fiduciary duties to Seller’s shareholders under applicable law, (ii) during the three (3) business day period after receipt of the Notice of Superior Proposal by Buyer, Seller and the Seller Board shall have cooperated and negotiated in good faith with Buyer to make such adjustments, modifications or amendments to the terms and conditions of this Agreement as would enable Seller to proceed with the Seller Board Recommendation without a Seller Subsequent Determination; provided, however, that Buyer and Seller shall not have any obligation to propose any adjustments, modifications or amendments to the terms and conditions of this Agreement and (iii) at the end of such five (5) business day period, after taking into account any such adjusted, modified or amended terms as may have been proposed by Buyer since its receipt of such Notice of Superior Proposal, the Seller Board has again in good faith made the determination (A) in clause (i) of this Section 5.03(e) and (B) that such Acquisition Proposal constitutes a Superior Proposal. Notwithstanding the foregoing, the changing, qualifying or modifying of the Seller Board Recommendation or the making of a Seller Subsequent Determination by the Seller Board shall not change the approval of the Seller Board for purposes of causing any Takeover Laws to be inapplicable to this Agreement and the Voting Agreements and the transactions contemplated hereby and thereby, including the Merger.

(f) Nothing contained in this Section 5.03 shall prohibit Seller or the Seller Board from complying with Seller’s obligations required under Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act; provided, however, that any such disclosure relating to an Acquisition Proposal shall be deemed a change in the Seller Board Recommendation unless the Seller Board reaffirms the Seller Board Recommendation in such disclosure.

5.04.  Delivery of Information

Seller shall furnish to Buyer promptly after such documents are available: (a) all reports, proxy statements or other communications by Seller to its shareholders generally; and (b) all press releases relating to any transactions.

5.05.  Affiliates Compliance with the Securities Act

(a) No later than the 15th day prior to the mailing of the Joint Proxy Statement/Prospectus (as defined in Section 7.06(a)), Seller shall deliver to Buyer a schedule of all persons who Seller reasonably believes are, or are likely to be, as of the date of the Seller Meeting, deemed to be “affiliates” of Seller (the “Rule 145 Affiliates”)

within the meaning of Rule 145 under the Securities Act of 1933, as amended (the “Securities Act”). Thereafter and until the Effective Time, Seller shall identify to Buyer each additional person whom Seller reasonably believes to have thereafter become a Rule 145 Affiliate.

(b) Seller shall use its best efforts to cause each person who is identified as a Rule 145 Affiliate pursuant to Section 5.05(a) above (who has not executed and delivered the same concurrently with the execution of this Agreement) to execute and deliver to Buyer on or before the date of mailing of the Joint Proxy Statement/Prospectus, a written agreement, substantially in the form of Exhibit A attached hereto.

5.06.  Takeover Laws

Seller shall take all necessary steps to (a) exempt (or cause the continued exemption of) this Agreement and the Merger from the requirements of any Takeover Laws applicable to it, and (b) assist in any challenge by Buyer to the validity, or applicability to the Merger, of any Takeover Law.

5.07.  No Control

Nothing contained in this Agreement shall give Buyer, directly or indirectly, the right to control or direct the operations of Seller or any Seller Subsidiary prior to the Effective Time. Prior to the Effective Time each of Seller and Buyer shall exercise, consistent with the terms of this Agreement, complete control and supervision over its and its subsidiaries respective operations.

5.08.  Exchange Listing

Seller shall take all necessary actions, and Buyer shall provide reasonable cooperation in connection with same, in order to effect the delisting of the Seller Shares from the Nasdaq effective contemporaneously with the Effective Time.

5.09  Section 16 Votes

Prior to the Effective Time, the Seller shall approve in accordance with the procedures set forth in Rule 16b-3 promulgated under the Exchange Act and the Skadden, Arps, Slate, Meagher & Flom LLP SEC No-Action Letter (January 12, 1999) any disposition of equity securities of the Seller (including derivative securities) resulting from the transactions contemplated by this Agreement by each officer and director of the Seller who is subject to Section 16 of the Exchange Act.

5.10.  Disposition of Certain Loans

Prior to the Effective Time, Seller shall use its commercially reasonable efforts to enter into contracts for the sale of the Loans identified on Schedule 5.10 of the Seller Disclosure Schedule conditioned on the consummation of the Merger in accordance with the terms of this Agreement, which Loans have been selected by Buyer and Seller for potential disposition, on terms reasonably satisfactory to Buyer and Seller, provided however that nothing herein shall require any such sale prior to the consummation of the Merger if Seller determines any such sale to be contrary to safe and sound banking practice. Buyer shall indemnify the Seller and the Seller Subsidiaries for any fees, expenses and charges incurred by Seller in connection therewith if the Merger is not consummated in accordance with the terms of this Agreement.

ARTICLE SIX

FURTHER COVENANTS OF BUYER

6.01.  Access to Information

Buyer shall furnish to Seller promptly after such documents are available: (i) all reports, proxy statements or other communications by Buyer to its shareholders generally; and (ii) all press releases relating to any transactions.

6.02.  Opportunity of Employment; Employee Benefits

(a) Buyer agrees to use its commercially reasonable efforts to continue the employment of at least a majority of the Seller Employees after the Merger. Employees of Seller and the Seller Subsidiaries (other than employees who are otherwise parties to employment, severance or change in control agreements) (i) who are not offered the opportunity to continue as employees following the Effective Time or (ii) who are terminated without cause within one year after the Effective Time, shall be entitled to receive (A) the severance compensation set forth in Section 6.02(a) of the Buyer Disclosure Schedule, (B) outplacement consultation services of a type and nature to be agreed upon by Seller and Buyer prior to the Effective Time and with a cost of up to $1,000 for each employee of Seller or any Seller Subsidiary, (C) accrued benefits, including vacation pay, through the date of separation, and (D) any rights to continuation of medical coverage to the extent such rights are required under applicable federal or state law and subject to the employee’s compliance with all applicable requirements for such continuation coverage, including payment of all premiums or other expenses related to such coverage. Nothing in this section or elsewhere in this Agreement shall be deemed to be a contract of employment or be construed to give said employees any rights other than as employees at will under Ohio law and said employees shall not be deemed to be third-party beneficiaries of this provision. From and after the Effective Time, the Employees of Seller and the Seller Subsidiaries who remain employees of Buyer or its Subsidiaries after the Effective Time (including employees who are parties to employment or change in control agreements) (“Continuing Employees”) shall be provided with employee benefits that are substantially similar to employee benefits provided to other employees under the Buyer Compensation and Benefit Plans (excluding for this purpose any equity-based incentive plans). Each Continuing Employee shall be credited with years of service with Seller, the appropriate Seller Subsidiary and, to the extent credit would have been given by Seller or the appropriate Seller Subsidiary for years of service with a predecessor (including any business organization acquired by Seller or any Seller Subsidiary), years of service with a predecessor of Seller or a Seller Subsidiary, for purposes of eligibility and vesting (but not for benefit accrual purposes) in the employee benefit plans of Buyer, and provided further that the Continuing Employees shall retain the vacation accrual earned under the Seller vacation policy as of the Effective Time so that they shall receive under the Buyer vacation policy a vacation benefit no less than what they had earned under the Seller vacation policy as of the Effective Time, though any future accrual of benefit shall be in accordance with the Buyer vacation policy subject to the carryover minimum. In addition, Continuing Employees who become eligible to participate in a Buyer Compensation and Benefit Plan following the Effective Time (i) shall receive full credit under such plans for any deductibles, co-payment and out-of-pocket expenses incurred by the employees and their dependents under the applicable Seller Compensation and Benefit Plan during the portion of the applicable plan year prior to such participation, and (ii) shall not be subject to any exclusion or penalty for pre-existing conditions that were covered under the Seller Compensation and Benefit Plans immediately prior to the Effective Time, or to any waiting period relating to such coverage. For purposes of clarification, and not by way of limitation, all Continuing Employees shall commence participation in Buyer’s Employee Stock Ownership Plan (the “Employee Stock Ownership Plan”) as of the Effective Time, but such Continuing Employees shall not be eligible to participate in the Buyer’s Defined Benefit Pension Plan (the “Defined Benefit Pension Plan”), participation in which will be frozen effective July 31, 2007. The foregoing covenants shall survive the Merger, and Buyer shall before the Effective Time adopt resolutions that amend its tax-qualified retirement plans to the extent necessary to provide for the Seller or Seller Subsidiary service credits referenced herein.

(b) After the consummation of the Merger, the Surviving Corporation shall cause Seller Sub to (i) pay on the Effective Date or up to one year thereafter, the change in control payments contemplated by the employment agreement in effect as of the date hereof between the Seller and or Seller Sub and Mr. Ralph E. Coffman Jr. and by the Oak Hill Financial, Inc. Key Executive Change Control Plan for certain executive officers covered by Plan without regard to any conditions on payment set forth in such documents; and (ii) the Surviving Corporation also shall cause Seller Sub to enter into employment contracts as of the Effective Date for one year using a form of the employment agreement substantially similar to the Agreement attached to the Buyer Disclosure Schedule as Exhibit 6.02(b), with the individuals and rates set forth in Section 6.02(b) of the Buyer Disclosure Schedule.

(c) Notwithstanding the foregoing, following the Effective Time the Buyer shall merge the Seller’s 401(k) plan with and into the Buyer’s existing 401(k) plan (or any successor to such plan) and the Continuing Employees shall be entitled to accrue benefits under such merged 401(k) plan in accordance with the terms of that plan from and after the Effective Time, subject to any protected benefits accrued with respect to participants in the Seller’s 401(k) plan as of the Effective Time. Subject to the payment provisions thereof, the Seller shall take all actions necessary to terminate its Non-Employee Directors’ Deferred Compensation Plan as of the Effective Time and no further benefits shall accrue to any individuals under such Plan following the Effective Time.

(d) As of the Effective Time, Buyer shall succeed Seller as sponsor and administrator of Seller’s Compensation and Benefit Plans and shall take such action as necessary to effectuate such changes. Subject to Section 6.02(a), Buyer may terminate, merge or amend any Seller Compensation and Benefit Plan or may cease contributions to any Plan to the extent permitted by applicable law; provided, however, that Buyer will provide any benefits to which Seller Employee or spouses, former spouses or other qualifying beneficiaries of any Seller Employee may be entitled by reason of qualifying events occurring prior to, on or after the Effective Time by virtue of any provisions of any employee welfare benefit plan or group insurance contract or any laws, statutes or regulations requiring any continuation of benefit coverage upon the happening of certain events, such as the termination of employment or change in beneficiary or dependent status, including, without limitation, such requirements under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), from and after the Effective Time through the remaining legally- required period of coverage.

6.03.  Exchange Listing

Buyer shall file a listing application with Nasdaq for the Buyer Shares to be issued to the former holders of Seller Shares in the Merger at the time prescribed by applicable Nasdaq rules and regulations, and shall use all commercially reasonable efforts to cause the Buyer Shares to be issued in connection with the Merger to be approved for listing on Nasdaq, subject to official notice of issuance, prior to the Closing Date. In addition, Buyer will use its best efforts to maintain its listing on Nasdaq.

6.04.  Notification

Between the date of this Agreement and the Closing Date, Buyer promptly shall notify Seller in writing if Buyer becomes aware of any fact or condition that (i) causes or constitutes a breach in any material respect of any of Buyer’s or WB Sub’s representations and warranties or (ii) would (except as expressly contemplated by this Agreement) cause or constitute a breach in any material respect of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the Buyer Disclosure Schedule, Buyer promptly shall deliver to Seller a supplement to the Buyer Disclosure Schedule specifying such change (“Updated Buyer Disclosure Schedule”); provided, however, that the disclosure of such change in the Updated Buyer Disclosure Schedule shall not be deemed to constitute a cure of any breach of any representation or warranty made pursuant to this Agreement unless consented to in writing by Seller. During the same period, Buyer promptly shall notify Seller of (i) the occurrence of any breach in any material respect of any of Buyer’s or WB Sub’s covenants contained in this Agreement, (ii) the occurrence of any event that may make the satisfaction of the conditions in this Agreement impossible or unlikely in any material respect or (iii) the occurrence of any event that is reasonably likely, individually or taken with all other facts, events or circumstances known to Buyer, to result in a material adverse effect with respect to Buyer.

6.05.  Takeover Laws

Buyer shall take all necessary steps to (a) exempt (or cause the continued exemption of) this Agreement and the Merger from the requirements of any Takeover Law and from any provisions under its Articles of Incorporation and Bylaws, as applicable, by action of the Board of Directors of Buyer or otherwise, and (b) assist in any challenge by Seller to the validity, or applicability to the Merger, of any Takeover Law.

6.06.  Officers’ and Directors’ Indemnification and Insurance

(a) For a period of six years following the Effective Time, Buyer shall, to the fullest extent permitted by applicable law and the Seller’s Articles of Incorporation and Code of Regulations, indemnify, defend and hold harmless, and provide advancement of expenses to, each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time, a Seller Director or a Seller Officer (each, an “Indemnified Party”) against all costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities (collectively, “Costs”) incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of actions or omissions occurring on or prior to the Effective Time (including, without limitation, matters, acts or omissions occurring in connection with the approval of this Agreement and the consummation of the transactions contemplated hereby), whether asserted or claimed prior to, at or after the Effective Time; provided that any determination required to be made with respect to whether an Indemnified Party’s conduct complies with the standards set forth under applicable law for indemnification shall be made by the court in which the claim, action, suit or proceeding was brought or by independent counsel (which shall not be counsel that provides material services to Buyer) selected by Buyer and reasonably acceptable to such Indemnified Party.

(b) If Buyer, the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger, (ii) transfers or conveys all or substantially all its properties and assets to any person or (iii) transfers, by means of a distribution, sale, assignment or other transaction, all of the stock of the Surviving Corporation or all or substantially all of its assets, to any person, then, and in each such case, Buyer shall cause proper provision to be made so that the successor and assign of Buyer or the Surviving Corporation assumes the obligations set forth in this Section and in such event all references to the Surviving Corporation in this Section shall be deemed a reference to such successor and assign.

(c) For a period of six years from the Effective Time, Buyer shall provide that portion of directors’ and officers’ liability insurance that serves to reimburse the Seller Officers and Seller Directors (determined as of the Effective Time) (as opposed to Seller) with respect to claims against the such Seller Officers and Seller Directors arising from facts or events which occurred before the Effective Time, on terms no less favorable than those in effect on the date hereof; provided, however, that Buyer may substitute therefor policies providing at least comparable coverage containing terms and conditions no less favorable than those in effect on the date hereof; provided, however that in no event shall Buyer be required to expend more than an aggregate of $150,000.00 (the “Insurance Amount”) to maintain or procure such directors’ and officers’ liability insurance coverage; provided, further that if Buyer is unable to maintain or obtain the insurance called for by this Section 6.06(c), Buyer shall obtain as much comparable insurance as, in the good faith judgment of the Surviving Corporation’s board, is available for the Insurance Amount.

(d) Any Indemnified Party wishing to claim indemnification under Section 6.06(a), upon learning of any claim, action, suit, proceeding or investigation described above, shall promptly notify Buyer thereof; provided that the failure so to notify shall not affect the obligations of Buyer under Section 6.06(a) unless and only to the extent that Buyer is actually and materially prejudiced as a result of such failure.

(e) The provisions of this Section 6.06 shall survive consummation of the Merger and are intended to be for the benefit of, and to grant third party rights to, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.

6.07.  Appointment of Seller Directors to Board of Directors; Advisory Board

(a) Buyer shall appoint four of the current directors of Seller (the “Seller Appointees”) to the Board of Directors of Buyer at the first meeting of such board held after the Effective Time. The Seller Appointees shall serve until the next meeting of the shareholders of Buyer and Buyer shall include each Seller Appointee on the list of nominees for which the Buyer’s Board of Directors shall solicit proxies at such meeting and subsequent meetings until each Seller Appointee has served a full three year term, unless such person earlier resigns or is removed for cause. The Seller Appointees will be John D. Kidd, who will serve as Vice Chairman of the Buyer’s Board of Directors, D. Bruce Knox, Neil S. Strawser and Donald P. Wood.

(b) Buyer shall cause Seller Sub to (i) create an advisory board for the Jackson, Ohio market after the Effective Time, (ii) appoint each then current director of Seller to such advisory board, (iii) maintain such advisory board as so composed for at least one year after the Effective Time, and (iv) except for the Seller Appointees, provide such advisory board members with compensation equal, on an annual basis, to that received generally by members of the Board of Directors of Seller Sub in the fiscal year ended December 31, 2006 for service on the Board of Directors of Seller Sub.

6.08.  Operation of Business

Buyer’s business, and the business of each of the Buyer Subsidiaries, will be conducted only in the ordinary and usual course consistent with past practice. Without the written consent of Seller, Buyer shall not, and shall cause each of the Buyer Subsidiaries not to, take any action which would have, individually or in the aggregate, a material adverse effect on Buyer or on the Surviving Corporation or except, in each case, as may be required by applicable law or regulation. In addition, Buyer shall use reasonable efforts to cause the Merger to qualify as a reorganization with the meaning of Section 368(a) of the Code.

6.09.  Buyer Forbearances

From the date hereof until the Effective Time, except as set forth in the Buyer Disclosure Schedule or as expressly contemplated by this Agreement, without the prior written consent of the Seller, Buyer will not, and will cause the Buyer Subsidiaries not to knowingly take any action that would, or would be reasonably likely to, (i) prevent or impede the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code; or (ii) knowingly take any action that is intended or is reasonably likely to result in (x) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time prior to the Effective Time, (y) any of the conditions to the Merger set forth in Article VIII not being satisfied, or (z) a material violation of any provision of this Agreement, except, in each case, as may be required by applicable law.

ARTICLE SEVEN

FURTHER OBLIGATIONS OF THE PARTIES

7.01.  Confidentiality

Except for the use of information in connection with the Registration Statement described in Section 7.06 hereof and any other governmental filings required in order to complete the transactions contemplated by this Agreement, all information (collectively, the “Information”) received by each of Buyer and Seller, and by the directors, officers, employees, advisors and representatives of Buyer and Seller and their respective Subsidiaries (the “Representatives”) pursuant to the terms of this Agreement, shall be kept in strictest confidence; provided that, subsequent to the filing of the Registration Statement with the SEC, this Section 7.01 shall not apply to information included in the Registration Statement or to be included in the Joint Proxy Statement/Prospectus to be sent to the shareholders of Seller and Buyer under Section 7.06. Seller and Buyer agree that the Information will be used only for the purpose of completing the transactions contemplated by this Agreement. Seller and Buyer shall, and shall cause their respective Representatives to, hold the Information in strictest confidence and not use, and not disclose directly or indirectly any of such Information except when, after and to the extent such Information (i) is or becomes generally available to the public other than through the failure of Seller or Buyer to fulfill its obligations hereunder, (ii) was already known to the party receiving the Information on a nonconfidential basis prior to the disclosure or (iii) is subsequently disclosed to the party receiving the Information on a nonconfidential basis by a third party having no obligation of confidentiality to the party disclosing the Information. In the event the transactions contemplated by this Agreement are not consummated, Seller and Buyer agree to return promptly all copies of the Information provided to the other.

7.02.  Necessary Further Action

Each of Seller, Seller Sub, WB Sub and Buyer agrees to use its best efforts to take, or cause to be taken, all necessary actions and execute all additional documents, agreements and instruments required to consummate the transactions contemplated in this Agreement.

7.03.  Cooperative Action

Subject to the terms and conditions of this Agreement, each of Seller, Seller Sub, WB Sub and Buyer agrees to use its best efforts to take, or cause to be taken, all further actions and execute all additional documents, agreements and instruments which may be reasonably required, in the opinion of counsel for Seller and Seller Sub and counsel for Buyer and WB Sub, to satisfy all legal requirements of the States of West Virginia and Ohio and the United States, so that this Agreement and the transactions contemplated hereby will become effective as promptly as practicable. In addition, each party agrees to take such action as may be reasonably required by the other party, if such required action may necessarily and lawfully be taken to reverse the impact of any past action, if such past action would, in the reasonable opinion of each party, adversely impact the ability of the Merger to be characterized as a reorganization under Section 368 of the Code.

7.04.  Satisfaction of Conditions

Each of Buyer, WB Sub, Seller and Seller Sub shall use its best efforts to satisfy all of the conditions to this Agreement and to cause the consummation of the transactions described in this Agreement, including making all applications, notices and filings with Governmental Authorities and Regulatory Authorities and taking all steps to secure promptly all consents, rulings and approvals of Governmental Authorities and Regulatory Authorities which are necessary for the performance by each party of each of its obligations under this Agreement and the transactions contemplated hereby.

7.05.  Press Releases

None of Buyer, WB Sub, Seller or Seller Sub shall make any press release or other public announcement concerning the transactions contemplated by this Agreement without the consent of the other parties hereto as to the form and contents of such press release or public announcement, except to the extent that such press release or public announcement may be required by law or Nasdaq rules to be made before such consent can be obtained.

7.06.  Registration Statements; Proxy Statement; Shareholders’ Meetings

(a) As soon as reasonably practical following the date hereof, Buyer shall prepare, in consultation with Seller and with Seller’s cooperation, mutually acceptable proxy material which shall constitute the joint proxy statement/prospectus relating to the matters to be submitted to the Seller shareholders at the Seller’s shareholders meeting and the matters to be submitted to the Buyer’s shareholders at the Buyer’s shareholders meeting (such joint proxy statement/prospectus and all amendments or supplements thereto, the “Joint Proxy Statement/Prospectus”), and Buyer shall file with the SEC a registration statement on Form S-4 with respect to the issuance of Buyer Shares in the Merger (such registration statement and all amendments or supplements thereto, the “Registration Statement”). Each of Seller and Buyer agrees to use all commercially reasonable efforts to cause the Registration Statement including the Joint Proxy Statement/Prospectus to be declared effective under the Securities Act as promptly as reasonably practicable after the filing thereof. Buyer also agrees to use all reasonable efforts to obtain, prior to the effective date of the Registration Statement, all necessary state securities law or “Blue Sky” permits and approvals required to carry out the transactions contemplated by this Agreement. Seller agrees to promptly furnish to Buyer all information concerning Seller, the Seller Subsidiaries and the Seller Officers, Seller Directors and shareholders of Seller and the Seller Subsidiaries as Buyer reasonably may request in connection with the foregoing. Each of Seller and Buyer shall promptly notify the other upon the receipt of any comments from the SEC or its staff or any request from the SEC or its staff for amendments or supplements to the Registration Statement or the Joint Proxy Statement/Prospectus and shall promptly provide the other with copies of all correspondence between it and its representatives, on the one hand, and the SEC and its staff, on the other hand. Notwithstanding the foregoing, prior to filing the Registration Statement (or any amendment or supplement thereto) or filing or mailing the Joint Proxy Statement/ Prospectus (or any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, each of Seller and Buyer, as the case may be, (i) shall provide the other party with a reasonable opportunity to review and comment on such document or response, (ii) shall include in such document or response all comments reasonably proposed by such other party, and (iii) shall not file or mail such document or respond to the SEC prior to receiving such other’s approval, which approval shall not be withheld, conditioned or delayed unreasonably.

(b) Each of Seller and Buyer agrees, as to itself and its respective Seller Subsidiaries or Buyer Subsidiaries, that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in (i) the Registration Statement will, at the time the Registration Statement and each amendment or supplement thereto, if any, is filed with the SEC and at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made, not misleading, and (ii) the Joint Proxy Statement/Prospectus and any amendment or supplement thereto will, as of the date such Joint Proxy Statement/Prospectus is mailed to shareholders of Seller and Buyer and up to and including the dates of the meetings of Seller’s shareholders and Buyer’s shareholders to which such Joint Proxy Statement/Prospectus relates, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under where they were made not misleading.

(c) Each of Seller and Buyer agrees, if it shall become aware prior to the Effective Time of any information furnished by it that would cause any of the statements in the Registration Statement and the Joint Proxy Statement/Prospectus to be false or misleading with respect to any material fact, or to omit to state any material fact necessary to make the statements therein not false or misleading, to promptly inform the other party thereof and to take the necessary steps to correct the Registration Statement and the Joint Proxy Statement/Prospectus.

(d) Buyer agrees to advise Seller, promptly after Buyer receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of Buyer Shares for offering or sale in any jurisdiction, of the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information.

(e) Seller shall, as promptly as practicable following the effective date of the Registration Statement, establish a record date for, duly call, give notice of, use reasonable best efforts to convene and hold a meeting of its shareholders (the “Seller Meeting”) for the purpose of adopting this Agreement and approving the transactions contemplated hereby, regardless of whether the Seller Board determines at any time that this Agreement or the Merger is no longer advisable or recommends that the shareholders of Seller reject this Agreement or the Merger. Seller shall cause the Seller Meeting to be held as promptly as practicable following the effectiveness of the Registration Statement, and in any event not later than 60 days after the effectiveness of the Registration Statement.

(f) Subject to Section 5.03 hereof, (i) the Seller Board shall recommend that the Seller’s shareholders vote to approve and adopt this Agreement and the transactions contemplated hereby (including the Merger) and any other matters required to be approved by the Seller’s shareholders for consummation of the Merger and the transactions contemplated hereby (the “Seller Board Recommendation”), and (ii) the Joint Proxy Statement/Prospectus shall include the Seller Board Recommendation. Without limiting the generality of the foregoing, Seller agrees that its obligations pursuant to this Section 7.06 shall not be affected by the commencement, public proposal, public disclosure or communication to Seller or any other person of any Acquisition Proposal. Seller shall use commercially reasonable efforts to obtain the Required Seller Vote (including by retaining an outside proxy solicitation firm at its own cost and expense, which cost shall not affect the amount of the Merger Consideration).

(g) Buyer shall, as promptly as practicable following the effective date of the Registration Statement, establish a record date for, duly call, give notice of, and use reasonable best efforts to convene and hold a meeting of its shareholders (the “Buyer Meeting”) for the purpose of adopting this Agreement and approving the transactions contemplated hereby. Buyer shall cause the Buyer Meeting to be held as promptly as practicable following the effectiveness of the Registration Statement, and in any event not later than 60 days after the effectiveness of the Registration Statement. Buyer shall, through its Board of Directors, recommend to its shareholders that they adopt this Agreement, and shall include such recommendation in the Joint Proxy Statement/Prospectus. Buyer shall use commercially reasonable efforts to obtain the Required Buyer Vote.

7.07.  Regulatory Applications

Buyer, WB Sub and Seller and their respective subsidiaries shall cooperate and use their respective best efforts to prepare all documentation, to timely effect all filings and to obtain all permits, consents, approvals and authorizations of all third parties and Governmental and Regulatory Authorities, including, without limitation, those required to be filed pursuant with the Federal Reserve, as well as pre-merger notification forms required by the merger notification or control laws and regulations of any applicable jurisdiction, as agreed to by the parties, in any event which are necessary to consummate the transactions contemplated by this Agreement. Each of Buyer and Seller shall have the right to review in advance, and to the extent practicable, each will consult with the other, in each case subject to applicable laws relating to the exchange of information, with respect to, and shall be provided in advance so as to reasonably exercise its right to review in advance, all material written information submitted to any third party or any Governmental or Regulatory Authority in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto agrees to act reasonably and as promptly as practicable. Each party hereto agrees that it will consult with the other party hereto with respect to the obtaining of all material permits, consents, approvals and authorizations of all third parties and Governmental and Regulatory Authorities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of material matters relating to completion of the transactions contemplated hereby. Each party agrees, upon request, to furnish the other party with all information concerning itself, its subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with any filing, notice or application made by or on behalf of such other party or of its Subsidiaries to any third party or Governmental or Regulatory Authority.

7.08.  Coordination of Dividends

After the date of this Agreement, Seller shall coordinate with Buyer the payment of any dividends authorized under Section 5.01(b)(iv) and the record date and payment dates relating thereto, it being the intention of the parties hereto that the holders of Seller Shares (who will become holders of Buyer Shares following the Closing) shall not receive two dividends, or fail to receive one dividend, from Seller and/or Buyer for any single calendar quarter.

7.09.  Compensation Reporting

Buyer shall properly prepare and furnish to all Seller Employees a Form W-2 that shall reflect all wages and compensation paid for the entire calendar year in which the Closing Date occurs. Buyer shall send to the appropriate Social Security Administration Office a duly completed Form W-3 and accompanying copies of the completed Forms W-2. Buyer shall properly prepare and file a final Form 941 and Schedule D (Form 941) with respect to the calendar year in which the Closing Date occurs. Seller shall use commercially reasonably efforts to furnish to Buyer the Forms W-4 and W-5 of each employee for the portion of the calendar year up to and including the Closing Date. It is the intent of the parties hereunder that the obligations of Buyer and Seller under this Section 7.09 shall be carried out in accordance with Sections 5 and 6 of Revenue Procedure 2004-53.

ARTICLE EIGHT

CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE PARTIES

8.01.  Conditions to the Obligations of Buyer and WB Sub

The obligations of Buyer and WB Sub under this Agreement shall be subject to the satisfaction, or written waiver by Buyer prior to the Closing Date, of each of the following conditions precedent:

(a) The representations and warranties of Seller and Seller Sub set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though such representations and warranties were also made as of the Closing Date, except that those representations and warranties which by their terms speak as of a specific date shall be true and correct as of such date; and Buyer and WB Sub shall have received a certificate, dated the Closing Date, signed on behalf of Seller and Seller Sub, by each of its chief executive officer and chief financial officer, to such effect.

(b) Seller shall have performed in all material respects all of its covenants and obligations under this Agreement to be performed by it on or prior to the Closing Date, including those relating to the Closing, and Buyer and WB Sub shall have received a certificate, dated the Closing Date, signed on behalf of Seller and Seller Sub by each of its chief executive officer and chief financial officer, to such effect.

(c) In the aggregate, an amount of less than ten percent (10%) of the number of Buyer Shares to be issued in the Merger shall be (i) subject to purchase as fractional shares, and (ii) proposed to be issued to Seller’s shareholders who have perfected their appraisal rights under Section 1701.85 of the OGCL in connection with the transactions contemplated by this Agreement.

(d) Buyer shall have received the written opinion of Kirkpatrick & Lockhart Preston Gates Ellis LLP (“K&L”), tax counsel to Buyer, dated the Closing Date, to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code. In rendering its opinion, K&L will require and rely upon customary certificates and representations contained in letters from Buyer and Seller and officers of each that counsel to Buyer reasonably deems relevant. Such certificates and representations shall be delivered at such time or times as may be requested including the effective date of the registration statement and the Effective Time.

(e) Buyer shall have obtained the consent or approval of each person (other than Governmental and Regulatory Authorities) whose consent or approval shall be required in connection with the transactions contemplated hereby under any loan or credit agreement, note, mortgage, indenture, lease, license or other agreement or instrument, except those for which failure to obtain such consents and approvals would not, individually or in the aggregate, have a material adverse effect, after the Effective Time, on the Surviving Corporation.

(f) R. E. Coffman, Jr., D. Bruce Knox, David G. Ratz, Scott J. Hinsch, Jr., and Miles R. Armentrout, shall each have signed an employment agreement with Buyer and/or WB Sub in substantially the form of the employment agreement attached to the Buyer Disclosure Schedule as Exhibit 8.01(f).

(g) Buyer shall be satisfied with the deductibility under the provisions of Section 280G of the Code of the payments to be made to officers and other employees of Seller in connection with the transactions contemplated hereby.

8.02.  Conditions to the Obligations of Seller

The obligations of Seller under this Agreement shall be subject to satisfaction, or written waiver by Seller prior to the Closing Date, of each of the following conditions precedent:

(a) The representations and warranties of Buyer and WB Sub set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though such representations and warranties were also made as of the Closing Date, except that representations and warranties which by their terms speak as of a specific date shall be true and correct as of such date; and Seller shall have received a certificate, dated the Closing Date, signed on behalf of Buyer and WB Sub by Buyer’s chief executive officer and chief financial officer to such effect.

(b) Buyer shall have performed in all material respects all of its covenants and obligations under this Agreement to be performed by it on or prior to the Closing Date, including those related to the Closing, and Seller shall have received a certificate, dated the Closing Date, signed on behalf of Buyer and WB Sub by Buyer’s chief executive officer and chief financial officer to such effect.

(c) Seller shall have received the written opinion of Porter Wright Morris & Arthur LLP, counsel to Seller (“Porter Wright”), dated the Closing Date, to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code. In rendering its opinion, Porter Wright will require and rely upon customary certificates and representations contained in letters from Buyer and Seller and officers of each that counsel to Seller reasonably deems relevant. Such certificates and representations shall be delivered at such time or times as may be requested including the effective date of the registration statement and the Effective Time.

8.03.  Mutual Conditions

The obligations of Seller and Buyer under this Agreement shall be subject to the satisfaction, or written waiver by Buyer and Seller prior to the Closing Date, of each of the following conditions precedent:

(a) The shareholders of Seller shall have duly adopted this Agreement by the Required Seller Vote.

(b) The shareholders of Buyer shall have adopted this Agreement by the Required Buyer Vote.

(c) All approvals of Governmental Authorities and Regulatory Authorities required to consummate the transactions contemplated by this Agreement shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired and no such approvals or statute, rule or order shall contain any conditions, restrictions or requirements which would reasonably be expected to have a material adverse effect after the Effective Time on the present or prospective consolidated financial condition, business or operating results of the Surviving Corporation.

(d) No temporary restraining order, preliminary or permanent injunction or other order issued by a court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect. No Governmental or Regulatory Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced, deemed applicable or entered any statute, rule, regulation, judgment, decree, injunction or other order prohibiting consummation of the transactions contemplated by this Agreement or making the Merger illegal.

(e) The Registration Statement shall have become effective under the Securities Act and no stop-order or similar restraining order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated by the SEC.

(f) Buyer shall have received all state securities and “blue sky” permits and other authorizations and approvals necessary to consummate the Merger and the transactions contemplated hereby and no order restraining the ability of Buyer to issue Buyer Shares pursuant to the Merger shall have been issued and no proceedings for that purpose shall have been initiated or threatened by any state securities administrator.

(g) The Buyer Shares to be issued in the Merger shall have been approved for listing on Nasdaq subject to official notice of issuance.

ARTICLE NINE

CLOSING

9.01.  Closing

The closing (the “Closing”) of the transactions contemplated by this Agreement shall be held at Seller’s main office in Jackson, Ohio, commencing at 9:00 a.m. local time, on a date mutually acceptable to Buyer and Seller, which date shall not be earlier than the third business day to occur after the last of the conditions set forth in Article Eight shall have been satisfied or waived in accordance with the terms of this Agreement (excluding conditions that, by their terms, cannot be satisfied until the Closing Date) or later than the last business day of the month in which such third business day occurs; provided, no such election shall cause the Closing to occur on a date after that specified in Section 11.01(c) of this Agreement or after the date or dates on which any Governmental or Regulatory Authority approval or any extension thereof expires, and provided further, that if Seller has delivered a termination notice pursuant to the provisions of Section 11.01(f), or if Buyer has delivered a termination notice pursuant to the provisions of Section 11.01(e), the Closing Date shall be the third business day following delivery of the Buyer Top-up Notice, as applicable and if any. The date of the Closing is sometimes herein called the “Closing Date.”

9.02.  Closing Transactions Required of Buyer

At the Closing, Buyer shall cause all of the following to be delivered to Seller:

(a) The certificates of Buyer contemplated by Section 8.02(a) and (b) of this Agreement.

(b) Copies of resolutions adopted by the directors of Buyer and WB Sub, approving and adopting this Agreement and authorizing the consummation of the transactions described herein and taking such other actions as Seller may reasonably request, accompanied by a certificate of the secretary or assistant secretary of Buyer and WB Sub, as applicable, dated as of the Closing Date, and certifying (i) the date and manner of adoption of each such resolution; and (ii) that each such resolution is in full force and effect, without amendment or repeal, as of the Closing Date.

(c) The opinions of counsel to Buyer and WB Sub contemplated by Section 8.01 of this Agreement.

(d) Certificate and Articles of merger duly executed by Buyer in accordance with the WVBCA and OGCL and in appropriate form for filing, respectively, with the Secretaries of State of West Virginia and Ohio.

9.03.  Closing Transactions Required of Seller

At the Closing, Seller shall cause all of the following to be delivered to Buyer:

(a) Certificate and Articles of merger duly executed by Seller in accordance with the WVBCA and OGCL and in appropriate form for filing, respectively, with the Secretaries of State of West Virginia and Ohio.

(b) The certificates of Seller contemplated by Sections 8.01(a) and (b) of this Agreement.

(c) Copies of all resolutions adopted by the directors and the shareholders of Seller and Seller Sub approving and adopting this Agreement and authorizing the consummation of the transactions described herein and taking such other actions as Buyer may reasonably request, accompanied by a certificate of the secretary or the assistant secretary of Seller, dated as of the Closing Date, and certifying (i) the date and manner of the adoption of each such resolution; and (ii) that each such resolution is in full force and effect, without amendment or repeal, as of the Closing Date.

(d) The opinions of counsel to Seller contemplated by Section 8.02 of this Agreement.

ARTICLE TEN

NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS

10.01.  Non-Survival of Representations, Warranties and Covenants

The representations, warranties and covenants of Buyer, WB Sub, Seller, and Seller Sub set forth in this Agreement, or in any document delivered pursuant to the terms hereof or in connection with the transactions contemplated hereby, shall not survive the Closing and the consummation of the transactions referred to herein, other than covenants which by their terms are to survive or be performed after the Effective Time (including, without limitation, those set forth in Articles One and Two, and Sections 6.02, 6.06, 6.07, 7.01, and 7.05, this Section 10.01 and Article Twelve); except that no such representations, warranties or covenants shall be deemed to be terminated or extinguished so as to deprive the Surviving Corporation (or any director, officer or controlling person thereof) of any defense in law or equity which otherwise would be available against the claims of any person, including, without limitation, any shareholder or former shareholder of either Seller or Buyer.

ARTICLE ELEVEN

TERMINATION

11.01.  Termination

This Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the shareholders of Seller or shareholders of Buyer:

(a) By mutual written agreement of Seller and Buyer duly authorized by action taken by or on behalf of their respective Boards of Directors;

(b) By either Seller or Buyer, if its respective Board of Directors so determines, upon written notification to the non-terminating party by the terminating party:

(i) at any time after March 31, 2008, if the Merger shall not have been consummated on or prior to such date and such failure to consummate the Merger is not caused by a breach of this Agreement by the terminating party;

(ii) if the shareholders of Seller shall not have adopted this Agreement by reason of the failure to obtain the Required Seller Vote upon a vote held at a Seller Meeting, or any adjournment thereof;

(iii) if the shareholders of Buyer shall not have adopted this agreement by reason of the failure to obtain the Required Buyer Vote upon a vote held at a Buyer Meeting, or any adjournment thereof; or

(iv) if the approval of any Governmental or Regulatory Authority required for consummation of the Merger and the other transactions contemplated by this Agreement shall have been denied by final non-appealable action of such Governmental or Regulatory Authority.

(c) By Buyer, if its Board of Directors so determines, by providing written notice to Seller:

(i) if prior to the Closing Date, any representation and warranty of Seller shall have become untrue such that the condition set forth at Section 8.01(a) would not be satisfied and which breach has not been cured within 30 calendar days following receipt by Seller of written notice of breach or is incapable of being cured during such time period;

(ii) if Seller or Seller Sub shall have failed to comply in any material respect with any covenant or agreement on the part of Seller contained in this Agreement required to be complied with prior to the date of such termination, which failure to comply shall not have been cured within 30 calendar days following receipt by Seller of written notice of such failure to comply or is incapable of being cured during such time period; or

(iii) if (i) the Seller Board (A) modifies, qualifies, withholds or withdraws the Seller Recommendation (it being understood that taking a neutral position or no position with respect to an Acquisition Proposal shall be considered an adverse modification of the Seller Recommendation), or makes any statement, filing or release, in connection with the Seller Meeting or otherwise, inconsistent with the Seller Recommendation, (B) breaches its obligations to call, give notice of and commence the Seller Meeting under Section 7.06(e), (C) approves or recommends an Acquisition Proposal, (D) fails to publicly recommend against a publicly announced Acquisition Proposal within ten (10) business days of being requested to do so by Buyer, (E) fails to publicly reconfirm the Seller Recommendation within ten (10) business days of being requested to do so by Buyer, or (F) resolves or otherwise determines to take, or announces an intention to take, any of the foregoing actions or (ii) there shall have been a material breach by the Seller of Section 5.03.

(d) By Seller, if its Board of Directors so determines, by providing written notice to Buyer:

(i) if prior to the Closing Date, any representation and warranty of Buyer or WB Sub shall have become untrue such that the condition set forth at Section 8.02(a) would not be satisfied and which breach has not been cured within 30 calendar days following receipt by Buyer of written notice of breach or is incapable of being cured during such time period;

(ii) if Buyer or WB Sub shall have failed to comply in any material respect with any covenant or agreement on the part of Buyer or WB Sub contained in this Agreement required to be complied with prior to the date of such termination, which failure to comply shall not have been cured within 30 calendar days following receipt by Buyer of written notice of such failure to comply or is incapable of being cured during such time period;

(iii) in connection with entering into a definitive agreement to effect a Superior Proposal after making a Seller Subsequent Determination in accordance with Section 5.03(e); or

(iv) this Agreement may be terminated any time prior to Closing by the Seller Board at any time during the five-day period ending two days before the Effective Time (the “Seller Walkaway Right”), if:

(1) the Average Closing Price (as defined below) shall be less than the product of 0.80 and the Starting Price (as defined below); and

(2) (a) the number obtained by dividing the Average Closing Price by the Starting Price (such number being referred to herein as the “Buyer Ratio”) shall be less than (b) the number obtained by dividing the Index Price (as defined below) on the Walkaway Determination Date (as defined below) by the Index Price on the Starting Date (as defined below) and subtracting 0.15 from such quotient;

subject to the following. If Seller elects to exercise its termination right pursuant to the immediately preceding sentence, it shall give prompt written notice to Buyer; provided that such notice of election to terminate may be withdrawn by Seller at any time within the aforementioned five-day period. During the five-day period commencing with its receipt of such notice, Buyer shall have the option of increasing the Exchange Ratio in a manner such that the conditions set forth in clauses (1) and (2) above shall be deemed not to exist (the “Buyer Top-up Notice”). For purposes hereof, the condition set forth in clause (1) above shall be deemed not to exist if the Exchange Ratio and/or the Per Share Cash Consideration is increased so that the Per Share Consideration (as defined below) after such increase is not less than the Per Share Consideration that would have been in effect if the condition set forth in clause (1) above did not exist. For purposes hereof, the condition set forth in clause (2) above shall be deemed not to exist if the Exchange Ratio is increased so that the Per Share Consideration after such increase is not less than the Per Share Consideration that would have been in effect if the condition set forth in clause (2) above did not exist. If Buyer makes this election, within such five-day period, it shall give prompt written notice to Seller of such election and the revised Exchange Ratio, whereupon no termination shall have occurred pursuant to this Section 11.01(d)(iv) and this Agreement shall remain in effect in accordance with its terms (except as the Exchange Ratio shall have been so modified), and any references in this Agreement to “Exchange Ratio” shall thereafter be deemed to refer to the Exchange Ratio after giving effect to any adjustment made pursuant to this Section 11.01(d)(iv). For purposes of this Section 11.01(d)(iv), the following terms shall have the following meanings:

“Average Closing Price” means the average of the last reported sale prices per share of the Buyer Shares as reported on the Nasdaq (as reported in The Wall Street Journal or, if not reported therein, in another mutually agreed upon authoritative source) for the 20 consecutive trading days ending seven calendar days before the Effective Time.

“Walkaway Determination Date” shall mean the date which is seven calendar days prior to the Effective Time.

“Index Price” on a given date means the closing value of the Nasdaq Bank Index as reported on Bloomberg.com, or if not reported therein, in another mutually agreed upon authoritative source.

“Per Share Consideration” shall mean the Exchange Ratio multiplied by the Average Closing Price.

“Starting Price” shall mean last reported sale prices per share of Buyer Common Stock as reported on the Nasdaq (as reported in The Wall Street Journal or, if not reported therein, in another mutually agreed upon authoritative source) on the Starting Date.

“Starting Date” shall mean the last full trading day prior to the announcement by press release of the Merger or, if such announcement occurs after the close of trading on any trading day, such trading day.

If Buyer declares or effects a stock dividend, reclassification, recapitalization, split-up, combination, non-acquisitive exchange of shares or similar transaction between the Starting Date and the Walkaway Determination Date (or establishes a record date in respect thereof), the prices for the common stock of Buyer shall be appropriately adjusted for the purposes of applying this Section 11.01(d)(iv).

11.02 Effect of Termination.

(a) If this Agreement is validly terminated by either Seller or Buyer pursuant to Section 11.01, this Agreement will forthwith become null and void and there will be no liability or obligation on the part of either Seller or Buyer, except (i) that the provisions of Sections 7.01, 7.05, and 12.07 and this Article XI will continue to apply following any such termination, (ii) that nothing contained herein shall relieve any party hereto from liability for breach of its representations, warranties, covenants or agreements contained in this Agreement and (iii) as provided in paragraphs (b)-(f) below.

(b) Seller shall promptly pay to Buyer a termination fee of $6.0 million (the “Termination Fee”) if this Agreement is terminated by (i) Buyer pursuant to Section 11.01(c)(iii) or (ii) Seller pursuant to Section 11.01(d)(iii) and prior to the date that is 12 months after the date of such termination, Seller consummates an Acquisition Transaction or enters into any definitive agreement with respect to an Acquisition Transaction.

(c) In the event that this Agreement is terminated by Buyer or Seller pursuant to Section 11.01(b)(ii) or Section 11.01(b)(i) due to the failure to obtain the approval of the Seller’s shareholders required for the consummation of the Merger, and (i) an Acquisition Proposal with respect to the Seller shall have been publicly announced, disclosed or otherwise communicated to the Seller Board prior to the date specified in Section 11.01(b)(i) or prior to the Seller Meeting, and (ii) within twelve (12) months of such termination, the Seller shall have entered into a definitive agreement with respect to, or the Seller shall have consummated, an Acquisition Transaction, then the Seller shall pay to Buyer an amount equal to the Termination Fee.

(d) In the event that this Agreement is terminated by Buyer pursuant to Sections 11.01(c)(i) or (ii) and (A) an Acquisition Proposal with respect to the Seller shall have been publicly announced, disclosed or otherwise communicated to the Seller Board prior to any breach by the Seller of any representation, warranty, covenant or other agreement giving rise to such termination by Buyer or during the cure period therefor provided in Sections 11.01(c)(i) or (ii) and (B) within twelve (12) months of such termination, the Seller shall have entered into a definitive agreement with respect to, or the Seller shall have consummated, an Acquisition Transaction, then the Seller shall pay to Buyer an amount equal to the Termination Fee.

(e) Any payment of the Termination Fee required to be made pursuant to this Section 11.02 shall be made not more than two (2) business days after the date of the event giving rise to the obligation to make such payment, unless the Termination Fee is payable as a result of the termination of this Agreement by the Seller pursuant to Section 11.01(d)(iii), in which case, the Termination Fee shall be payable concurrently with such termination. All payments under this Section 11.02 shall be made by wire transfer of immediately available funds to an account designated by Buyer. No payment of the Termination Fee under this Section 11.02 shall limit in any respect any rights or remedies available to Buyer relating to any breach or failure of the Seller to perform any representation, warranty, covenant or agreement set forth in this Agreement resulting, directly or indirectly, in the right to receive the Termination Fee under this Section 11.02.

(f) Buyer and Seller acknowledge that the agreements contained in this Section 11.02 are an integral part of the transactions contemplated by this Agreement and that, without these agreements, Buyer would not enter into this Agreement. Accordingly, if Seller fails promptly to pay any amount due pursuant to this Section 11.02 and, in order to obtain such payment, Buyer commences a suit which results in a judgment against Seller for the amount set forth in this Section 11.02, Seller shall pay to Buyer its costs and expenses (including reasonable attorneys’ fees and expenses) in connection with such suit, together with interest on the amount of the Termination Fee at The Wall Street Journal prime rate in effect on the date such payment was required to be made.

ARTICLE TWELVE

MISCELLANEOUS

12.01.  Notices

All notices, requests, demands and other communications required or permitted to be given under this Agreement shall be given in writing and shall be deemed to have been duly given (a) on the date of delivery if delivered by hand or by telecopy, upon confirmation of receipt, (b) on the first business day following the date of dispatch if delivered by a recognized next-day courier service, or (c) on the third business day following the date of mailing if sent by certified mail, postage prepaid, return receipt requested. All notices thereunder shall be delivered to the following addresses:

If to Seller, to:

Oak Hill Financial, Inc.
14621 S.R. 93
Jackson, Ohio 45640
Attn: John D. Kidd, Chairman
Facsimile Number: (740) 288-2035

with a copy to:

Porter Wright Morris & Arthur LLP
Huntington Center
41 South High Street

Columbus, OH 43215
Attention: H. Grant Stephenson
Facsimile Number: (614) 227-2100

If to Buyer, to:

WesBanco, Inc.
1 Bank Plaza
Wheeling, WV 26003
Attn: Chief Executive Officer
Facsimile Number: (304) 234-9450

with a copy to:

Phillips, Gardill, Kaiser & Altmeyer, PLLC
61 Fourteenth Street
Wheeling, WV 26003
Attention: James C. Gardill
Facsimile Number: (304) 232-4918

Any party to this Agreement may, by notice given in accordance with this Section 12.01, designate a new address for notices, requests, demands and other communications to such party.

12.02.  Counterparts

This Agreement may be executed in one or more counterparts, each of which shall be deemed to be a duplicate original, but all of which taken together shall be deemed to constitute a single instrument.

12.03.  Entire Agreement; No Third-Party Rights

This Agreement and the related Letter of Confidentiality dated May 10, 2007 as accepted by Seller and Buyer (the “Letter of Confidentiality”) (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and the Letter of Confidentiality and (b) except for the provisions of Article Two, Sections 6.02, 6.06, 6.07(b) and 7.01 of this Agreement, are not intended to confer upon any person other than the parties hereto and thereto (and their respective successors and assigns) any rights or remedies.

12.04.  Successors and Assigns

This Agreement shall inure to the benefit of and be binding upon the respective successors and assigns (including successive, as well as immediate, successors and assigns) of the parties hereto. This Agreement may not be assigned by either party hereto without the prior written consent of the other party.

12.05.  Captions

The captions contained in this Agreement are included only for convenience of reference and do not define, limit, explain or modify this Agreement or its interpretation, construction or meaning and are in no way to be construed as part of this Agreement.

12.06.  Governing Law

This Agreement shall be governed by, and construed in accordance with, the laws of the State of West Virginia without giving effect to principles of conflicts or choice of laws (except to the extent that mandatory provisions of Federal law are applicable).

12.07.  Payment of Fees and Expenses

(a) Except as otherwise agreed in writing, each party hereto shall pay all costs and expenses, including legal and accounting fees, and all expenses relating to its performance of, and compliance with, its undertakings herein. All fees to be paid to Governmental and Regulatory Authorities in connection with the transactions contemplated by this Agreement shall be borne by Buyer.

(b) Each of the parties acknowledges that the agreements contained in this Section are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the other party would not enter into this Agreement; accordingly, if either of the parties fails to pay in a timely manner the amounts due pursuant to this Section and, in order to obtain such payment, the other party makes a claim that results in a judgment against the first party for the amounts set forth in this Section, the first party shall pay to the other party its costs and expenses (including attorneys’ fees and expenses) in connection with such suit, together with interest on the applicable amounts at a rate per annum equal to three-month LIBOR (as reported in The Wall Street Journal (Northeast edition) or, if not reported therein, in another authoritative source selected by the party to which payment is due) on the date such payment was required to be made (or if no quotation for three-month LIBOR is available for such date, on the next preceding date for which such a quotation is available) plus 200 basis. Payment of the fees or the reimbursement of expenses described in this Section shall not be in lieu of damages incurred in the event of intentional breach of the provisions of this Section.

12.08.  Amendment

From time to time and at any time prior to the Effective Time, this Agreement may be amended only by an agreement in writing executed in the same manner as this Agreement, after authorization of such action by the Boards of Directors of the Constituent Corporations; except that after the Seller Meeting, this Agreement may not be amended if it would violate the OGCL or the federal securities laws and after the Buyer Meeting, this Agreement may not be amended if it would violate the WVBCA or the federal securities laws.

12.09.  Waiver

The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege.

12.10.  Disclosure Schedules

In the event of any inconsistency between the statements in the body of this Agreement and those in the Disclosure Schedule (other than an exception expressly set forth as such in the Disclosure Schedule with respect to a specifically identified representation or warranty), the statements in the body of this Agreement will control.

12.11.  Waiver of Jury Trial

Each of the parties hereto irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or related to this Agreement or the transactions contemplated hereby.

12.12.  Severability

If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

[Remainder of page intentionally left blank;

Signature page follows]

IN WITNESS WHEREOF, this Agreement and Plan of Merger has been executed on behalf of Buyer, WB Sub, Seller and Seller Sub to be effective as of the date set forth in the first paragraph above.

ATTEST:	WESBANCO, INC.

/s/ Linda M. Woodfin	By: /s/ Paul M. Limbert
Printed Name: Paul M. Limbert
Title: President and Chief Executive Officer

ATTEST:	WESBANCO BANK, INC.

/s/ Linda M. Woodfin	By: /s/ Paul M. Limbert
Printed Name: Paul M. Limbert
Title: President and Chief Executive Officer

ATTEST:	OAK HILL FINANCIAL, INC.

/s/ David G. Ratz	By: /s/ John D. Kidd
Printed Name: John D. Kidd
Title: Chairman

ATTEST:	OAK HILL BANKS

/s/ David G. Ratz	By /s/ John D. Kidd
Printed Name: John D. Kidd
Title: Chairman

EXHIBIT A

          , 2007

WesBanco, Inc.
1 Bank Plaza
Wheeling, WV 26003
Attn: Chief Executive Officer

Gentlemen:

I have been advised that, as of the date hereof, I may be deemed to be an “affiliate” of Oak Hill Financial, Inc., an Ohio corporation (“Oak Hill”), as the term “affiliate” is (i) defined for purposes of paragraphs (c) and (d) of Rule 145 of the Rules and Regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), and/or (ii) used in and for purposes of Accounting Series Releases 130 and 135, as amended, of the Commission. Pursuant to the terms of the Agreement and Plan of Merger, dated as of July 19, 2007 (the “Merger Agreement”), by and between Oak Hill, Oak Hill Banks, an Ohio state-chartered bank and a wholly-owned subsidiary of Oak Hill, WesBanco, Inc., a West Virginia corporation (“Buyer”), and WesBanco Bank, Inc., a West Virginia banking corporation and a wholly-owned subsidiary of Buyer (“Buyer Sub”), Oak Hill will be merged (the “Merger”) with and into Buyer and the name of the surviving corporation will be WesBanco, Inc., a West Virginia corporation (the “Surviving Corporation”).

As used herein, “Oak Hill Common Shares” means the shares of common stock, without par value, of Oak Hill, and “Buyer Shares” means the shares of the Buyer’s common stock, $2.0833 par value per share.

I represent, warrant and covenant to Buyer that if I receive any Buyer Shares as a result of the Merger:

A. I shall not make any sale, transfer or other disposition of any Buyer Shares (including any securities which may be paid as a dividend or otherwise distributed thereon or received pursuant to the exercise of stock options) acquired by me in the Merger in violation of the Securities Act or the rules and regulations promulgated thereunder.

B. I have carefully read this letter and the Agreement and discussed their requirements and other applicable limitations upon my ability to sell, transfer or otherwise dispose of Buyer Shares (including any securities which may be paid as a dividend or otherwise distributed thereon or received pursuant to the exercise of stock options) to the extent I felt necessary, with my legal counsel or legal counsel for Oak Hill.

C. I have been advised that the issuance of Buyer Shares to me pursuant to the Merger has been or will be registered with the Commission under the Securities Act on a Registration Statement on Form S-4. However, I have also been advised that, because at the time the Merger will be submitted for a vote of the shareholders of Oak Hill, I may be deemed to be an affiliate of Oak Hill, the distribution by me of any Buyer Shares acquired by me in the Merger will not be registered under the Securities Act and that I may not sell, transfer or otherwise dispose of any Buyer Shares (including any securities which may be paid as a dividend or otherwise distributed thereon or received pursuant to the exercise of stock options) acquired by me in the Merger unless (i) such sale, transfer or other disposition has been registered under the Securities Act, (ii) such sale, transfer or other disposition is made in conformity with the volume and other limitations of Rule 145 promulgated by the Commission under the Securities Act, or (iii) in the opinion of counsel reasonably acceptable to the Surviving Corporation, such sale, transfer or other disposition is otherwise exempt from registration under the Securities Act.

D. I understand that Buyer is under no obligation to register under the Securities Act the sale, transfer or other disposition by me or on my behalf of any Buyer Shares acquired by me in the Merger or to take any other action necessary in order to make an exemption from such registration available.

E. I also understand that stop transfer instructions will be given to Buyer’s transfer agent with respect to Buyer Shares (including any securities which may be paid as a dividend or otherwise distributed thereon or received pursuant to the exercise of stock options) and that there will be placed on the certificates for the Buyer Shares acquired by me in the Merger, or any substitutions therefor, a legend stating in substance:

“THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, APPLIES, AND MAY ONLY BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN COMPLIANCE WITH THE REQUIREMENTS OF RULE 145 OR PURSUANT TO A REGISTRATION STATEMENT UNDER SAID ACT OR AN EXEMPTION FROM SUCH REGISTRATION.”

F. I also understand that unless the transfer by me of my Buyer Shares has been registered under the Securities Act or is a sale made in conformity with the provisions of Rule 145, the Surviving Corporation reserves the right to put the following legend on the certificates issued to my transferee:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SHARES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER SAID ACT APPLIES. THE SHARES HAVE BEEN ACQUIRED BY THE HOLDER NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SAID ACT.”

It is understood and agreed that the legends set forth in paragraphs E and F above shall be removed by delivery of substitute certificates without such legends if the undersigned shall have delivered to the Surviving Corporation a copy of a letter from the staff of the Commission, or an opinion of legal counsel in form and substance reasonably satisfactory to the Surviving Corporation, to the effect that such legends are not required for purposes of the 1933 Act.

If the undersigned desires to sell or otherwise transfer Buyer Shares acquired in the Merger in reliance on Rule 145, then upon delivery by the undersigned of customary representation letters to Surviving Corporation’s legal counsel and such legal counsel’s conclusion that the proposed transfer or sale complies with the provisions of Rule 145, Surviving Corporation, at its sole cost, shall cause such legal counsel to provide such opinions as may be necessary to Surviving Corporation’s transfer agent so that the undersigned may complete the proposed transfer or sale. Surviving Corporation shall cause its legal counsel to review such Rule 145 opinion request in a reasonably prompt fashion.

Very truly yours,

Printed Name:

Accepted this           day of
          , 2007

WESBANCO, INC.

By:
Printed Name:

Title:

Annex B

July 19, 2007

The Board of Directors
WesBanco, Inc.
One Bank Plaza
Wheeling, WV 26003

Members of the Board:

You have requested our opinion as investment bankers as to the fairness, from a financial point of view, to WesBanco, Inc. (“WesBanco”) of the merger consideration, as defined below, in the proposed merger (the “Merger”) of Oak Hill Financial, Inc. (“Oak Hill”) into WesBanco, Inc., pursuant to the Agreement and Plan of Merger, dated as of July 19,2007, between Oak Hill and WesBanco (the “Agreement”). Merger Consideration hereinafter means the number of whole shares of WesBanco Common Stock, cash or a combination thereof, plus cash in lieu of any fractional share interest, into which shares of Oak Hill Common Stock shall be converted, as set forth in Article II of the Agreement. The terms and conditions of the Merger are more fully set forth in the Agreement.

Keefe, Bruyette & Woods, Inc., as part of its investment banking business, is continually engaged in the valuation of bank and bank holding company securities in connection with acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for various other purposes. As specialists in the securities of banking companies, we have experience in, and knowledge of, the valuation of the banking enterprises. In the ordinary course of our business as a broker-dealer, we may, from time to time, purchase securities from, and sell securities to, Oak Hill and WesBanco, and as a market maker in securities, we may from time to time have a long or short position in, and buy or sell, debt or equity securities of Oak Hill and WesBanco for our own account and for the accounts of our customers. To the extent we have any such positions as of the date of this opinion it has been disclosed to WesBanco. We have acted exclusively for the Board of Directors of WesBanco in rendering this fairness opinion and will receive a fee from WesBanco for our services.

In connection with this opinion, we have reviewed, analyzed and relied upon material bearing upon the financial and operating condition of Oak Hill and WesBanco and the Merger, including among other things, the following: (i) the Agreement; (ii) the Annual reports to Stockholders and Annual Reports on Form 10-K for the three years ended December 31,2006 of Oak Hill and WesBanco; (iii) certain interim reports to stockholders and Quarterly Reports on Form 10-Q of Oak Hill and WesBanco and certain other communications from Oak Hill and WesBanco to their respective stockholders; and (iv) other Financial information concerning the businesses and operations of Oak Hill and WesBanco furnished to us by Oak Hill and WesBanco for purposes of our analysis. We have also held discussions with senior management of Oak Hill and WesBanco regarding the past and current business operations, regulatory relations, financial condition and future prospects of their respective companies and such other matters as we have deemed relevant to our inquiry. In addition, we have compared certain financial and stock market information for Oak Hill and WesBanco with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the banking industry and performed such other studies and analyses as we considered appropriate.

In conducting our review and arriving at our opinion, we have relied upon the accuracy and completeness of all of the financial and other information provided to us or publicly available and we have not assumed any responsibility for independently verifying the accuracy or completeness of any such information. We have relied upon the management of Oak Hill and WesBanco as to the reasonableness and achievability of the financial and operating forecasts and projections (and the assumptions and bases therefore) provided to us, and we have assumed

Keefe, Bruyette & Woods • 787 Seventh Avenue • New York, NY 10019
212.887.7777 • Toll Free: 800 966 1559

B-1

that such forecasts and projections reflect the best currently available estimates and judgments of such managements and that such forecasts and projections will be realized in the amounts and in the time periods currently estimated by such managements. Our opinion does not address the relative merits of the Merger as compared to any alternative business strategies that might exist for WesBanco, nor does it address the effect of any other business combination in which WesBanco might engage We are not experts in the independent verification of the adequacy of allowances for loan and lease losses and we have assumed, with your consent, that the aggregate allowances for loan and lease losses for Oak Hill and WesBanco are adequate to cover such losses. In rendering our opinion, we have not made or obtained any evaluations or appraisals of the property of Oak Hill and WesBanco, nor have we examined any individual credit files.

We have assumed that, in all respects material to our analyses, the following: (i) the Merger will be completed substantially in accordance with the terms set forth in the Agreement; (ii) the representations and warranties of each party in the Agreement and in all related documents and instruments referred to in the Agreement are true and correct; (iii) each party to the Agreement and all related documents will perform all of the covenants and agreements required to be performed by such party under such documents; (iv) all conditions to the completion of the Merger will be satisfied without any waivers; and (v) in the course of obtaining the necessary regulatory, contractual, or other consents or approvals for the merger, no restrictions, including any divestiture requirements, termination or other payments or arneridments or modifications, will be imposed that will have a material adverse effect on the future results of operations or financial condition of the combined entity or the contemplated benefits of the Merger, including the cost savings, revenue enhancements and related expenses expected to result from the Merger.

We have considered such financial and other factors as we have deemed appropriate under the circumstances, including, among others, the following: (i) the historical and current financial position and results of operations of Oak Hill and WesBanco; (ii) the assets and liabilities of Oak Hill and WesBanco; and (iii) the nature and terms of certain other merger transactions involving banks and bank holding companies. We have also taken into account our assessment of general economic, market and financial conditions and our experience in other similar transactions, as well as our experience in securities valuation and knowledge of the banking industry generally. Our opinion is necessarily based upon conditions as they exist and can be evaluated on the date hereof and the information made available to us through the date hereof.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration is fair., from a financial point of view, to WesBanco.

Very truly yours,

Keefe, Bruyette & Woods, Inc.

B-2

Annex C

OPINION OF STIFEL NICOLAUS & COMPANY

July 19, 2007

Board of Directors
Oak Hill Financial, Inc.
14621 SR 93
Jackson, OH 45640

Members of the Board:

Stifel, Nicolaus & Company, Incorporated (“Stifel Nicolaus” or “we”) has been advised that Oak Hill Financial, Inc. (“Oak Hill” or the “Company”) is considering entering into an Agreement and Plan of Merger (the “Merger Agreement”) with WesBanco, Inc (“WesBanco”), pursuant to which Oak Hill will be merged with and into WesBanco, with WesBanco being the surviving corporation, and each issued and outstanding share of common stock, $0.50 par value per share, of Oak Hill (other than Seller Dissenting Shares (as defined in the Merger Agreement) or shares held directly or indirectly by WesBanco or Oak Hill or any of their respective subsidiaries, except for Trust Account Shares and DPC Shares (each as defined in the Merger Agreement)) (“Shares”), will be converted into and exchangeable for the right to receive, at the election of the holder thereof, either: (a) $38.00 in cash (the “Per Share Cash Consideration”) or (b) 1.256 shares of common stock, $2.0833 par value per share, of WesBanco (the “Per Share Stock Consideration” and, collectively with the Per Share Cash Consideration, the “Merger Consideration”), on terms and conditions more fully set forth in the Merger Agreement (the “Merger”).

You have requested Stifel Nicolaus’ opinion, as investment bankers, as to the fairness, from a financial point of view, to the holders of Shares of the Merger Consideration to be received by such holders of Shares from WesBanco in connection with the Merger pursuant to the Merger Agreement (the “Opinion”).

In rendering our Opinion, we have, among other things:

(i)	reviewed and analyzed a draft copy the Merger Agreement dated July 17, 2007;

(ii)	reviewed and analyzed a draft copy of the form of Voting Agreement dated July 7, 2007, proposed to be entered into by WesBanco and certain shareholders of Oak Hill in connection with the Merger (the “Voting Agreement”);

(iii)	reviewed and analyzed a draft copy of Amendment No. 3 to Rights Agreement dated July 7, 2007, between Oak Hill and Registrar and Transfer Company, as successor to The Fifth Third Bank, as Rights Agent (the “Rights Agent”);

(iv)	reviewed and analyzed the audited consolidated financial statements of Oak Hill contained in its Annual Report on Form 10-K as of December 31, 2006 and 2005 and for the three years ended December 31, 2006 and unaudited consolidated financial statements of Oak Hill contained in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2007 and Oak Hill’s earnings release for the quarter ended June 30, 2007;

(v)	reviewed and analyzed the audited consolidated financial statements of WesBanco contained in its Annual Report on Form 10-K as of December 31, 2006 and 2005 and for the three years ended December 31, 2006 and unaudited consolidated financial statements of WesBanco contained in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2007 and WesBanco’s earnings release for the quarter ended June 30, 2007;

(vi)	reviewed and analyzed certain other publicly available information concerning Oak Hill and WesBanco;

(vii)	held discussions with Oak Hill’s senior management and WesBanco’s senior management, including estimates of certain cost savings, operating synergies, merger charges and the pro forma financial impact on Oak Hill;

(viii)	reviewed certain non-publicly available information concerning Oak Hill and WesBanco, including internal financial analyses and forecasts prepared by their respective management and held discussions with Oak Hill’s senior management and WesBanco’s senior management regarding recent developments;

(ix)	participated in certain discussions and negotiations between representatives of Oak Hill and WesBanco;

(x)	reviewed the reported prices and trading activity of the publicly traded equity securities of Oak Hill and WesBanco;

(xi)	analyzed certain publicly available information concerning the terms of selected merger and acquisition transactions that we considered relevant to our analysis;

(xii)	reviewed and analyzed certain publicly available financial and stock market data relating to selected public companies that we deemed relevant to our analysis;

(xiii)	conducted such other financial studies, analyses and investigations and considered such other information as we deemed necessary or appropriate for purposes of our opinion; and

(xiv)	took into account our assessment of general economic, market and financial conditions and our experience in other transactions, as well as our experience in securities valuations and our knowledge of the banking industry generally.

In rendering our Opinion, we have relied upon and assumed, without independent verification, the accuracy and completeness of all of the financial and other information that was provided to Stifel Nicolaus, by or on behalf of Oak Hill or WesBanco, or that was otherwise reviewed by Stifel Nicolaus and have not assumed any responsibility for independently verifying any of such information. With respect to the financial forecasts supplied to us by Oak Hill and WesBanco (including, without limitation, potential cost savings and operating synergies to be realized by WesBanco post-Merger), we have assumed that they were reasonably prepared on the basis reflecting the best currently available estimates and judgments of the management of Oak Hill and WesBanco as to the future operating and financial performance of Oak Hill and WesBanco, respectively, and that they provided a reasonable basis upon which we could form our opinion. Such forecasts and projections were not prepared with the expectation of public disclosure. All such projected financial information is based on numerous variables and assumptions that are inherently uncertain, including, without limitation, factors related to general economic and competitive conditions. Accordingly, actual results could vary significantly from those set forth in such projected financial information. Stifel Nicolaus has relied on this projected information without independent verification or analyses and does not in any respect assume any responsibility for the accuracy or completeness thereof.

We also assumed that there were no material changes in the assets, liabilities, financial condition, results of operations, business or prospects of Oak Hill or WesBanco since the date of the last financial statements made available to us. We have also assumed, without independent verification and with your consent, that the aggregate allowances for loan losses set forth in the financial statements of Oak Hill and WesBanco, respectively, are in the aggregate adequate to cover all such losses. We did not make or obtain any independent evaluation, appraisal or physical inspection of either Oak Hill’s or WesBanco’s assets or liabilities, the collateral securing any of such assets or liabilities, or the collectibility of any such assets nor did we review loan or credit files of Oak Hill or WesBanco. Estimates of values of companies and assets do not purport to be appraisals or necessarily reflect the prices at which companies or assets may actually be sold. Because such estimates are inherently subject to uncertainty, Stifel Nicolaus assumes no responsibility for their accuracy. We relied on advice of Oak Hill’s counsel as to certain legal and tax matters with respect to Oak Hill, the Merger Agreement and the Merger and other transactions and other matters contained or contemplated therein. We have assumed, with your consent, that there are no factors that would delay or subject to any adverse conditions any necessary regulatory or governmental approval and that all conditions to the Merger will be satisfied and not waived. In addition, we have assumed that the definitive Merger Agreement will not differ materially from the draft we reviewed. We have also assumed that the Merger will be consummated substantially on the terms and conditions described in the Merger Agreement, without any waiver of material terms or conditions by the Company or WesBanco and without the Company’s exercise of its rights pursuant to Article 11 of the Merger Agreement, and that obtaining any necessary regulatory approvals or satisfying any other conditions for consummation of the Merger will not have an adverse effect on the Company or WesBanco.

Our Opinion is limited to whether the Merger Consideration is fair to the holders of Shares, from a financial point of view. Our Opinion does not consider, include or address: (i) any other strategic alternatives currently (or which have been or may be) contemplated by Oak Hill’s Board of Directors (the “Board”) or Oak Hill; (ii) the legal, tax or accounting consequences of the Merger on Oak Hill, WesBanco or their respective shareholders; (iii) any non-solicit, non-compete, employment, severance or similar agreements to which Oak Hill is subject or which are entered into in connection with the Merger as contemplated by the Merger Agreement, or the fairness to Oak Hill or Oak Hill’s shareholders of any payments made in connection with such agreements; (iv) any advice or opinions provided by Keefe, Bruyette & Woods, Inc. or any other advisor to Oak Hill or WesBanco; (v) the election by holders of Shares to receive the Per Share Stock Consideration or the Per Share Cash Consideration, or any combination thereof, or the actual allocation of the Merger Consideration between the Per Share Stock Consideration and the Per Share Cash Consideration among holders of Shares (including, without limitation, any pro rata reduction or cutback of holders’ election to receive the Per Share Cash Consideration pursuant to the Merger Agreement); or (vi) the effect of the Rights Agreement dated as of January 23, 1998, between Oak Hill and the Rights Agent, or any proposed amendment to such Rights Agreement contemplated in connection with the Merger, on Oak Hill, WesBanco or their respective shareholders. Furthermore, we are not expressing any opinion herein as to the prices, trading range or volume at which Oak Hill’s or WesBanco’s securities will trade following public announcement or consummation of the Merger.

Our Opinion is necessarily based on economic, market, financial and other conditions as they exist on, and on the information made available to us as of, the date of this letter. It is understood that subsequent developments may affect the conclusions reached in this Opinion and that Stifel Nicolaus does not have any obligation to update, revise or reaffirm this Opinion except as otherwise provided in Stifel Nicolaus’ engagement letter agreement with Oak Hill. Our Opinion is solely for the information of, and directed to, the Board for its information and assistance in connection with its consideration of the financial terms of the Merger and is not to be relied upon by any shareholder of the Company or WesBanco or any other person or entity. Our Opinion does not constitute a recommendation to the Board as to how the Board should vote on the Merger or to any shareholder of Oak Hill or WesBanco as to how any such shareholder should vote at any shareholders’ meeting at which the Merger is considered, or whether or not any shareholder of Oak Hill or WesBanco should enter into a voting or shareholders’ agreement with respect to the Merger, elect to receive the Per Share Stock Consideration or the Per Share Cash Consideration (or any combination thereof), or exercise any dissenters’ or appraisal rights that may be available to such shareholder. In addition, the Opinion does not compare the relative merits of the Merger with any other alternative transaction or business strategy which may have been available to the Board or the Company and does not address the underlying business decision of the Board or the Company to proceed with or effect the Merger. We were not requested to, and we did not, explore alternatives to the Merger or solicit the interest of any other parties in pursuing transactions with Oak Hill.

Stifel Nicolaus, as part of its investment banking services, is regularly engaged in the independent valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. We have acted as financial advisor to Oak Hill in connection with the Merger and will receive a fee for our services, a substantial portion of which is contingent upon the completion of the Merger (the “Advisory Fee”). We have also acted as financial advisor to the Board and will receive a fee upon the delivery of this Opinion that is not contingent upon consummation of the Merger (the “Opinion Fee”), provided that such Opinion Fee is creditable against any Advisory Fee. In addition, Oak Hill has agreed to indemnify us for certain liabilities arising out of our engagement. In the past, Ryan Beck & Co., Inc., an affiliate of Stifel Nicolaus (“Ryan Beck”), has provided investment banking services to WesBanco, for which Ryan Beck has received customary fees, and Stifel Nicolaus may provide investment banking services to WesBanco in the future. In the ordinary course of business, Stifel Nicolaus and its affiliates (including Ryan Beck) trades each of Oak Hill’s and WesBanco’s securities for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

Except as required by applicable law, including without limitation federal securities laws, our Opinion may not be published or otherwise used or referred to, nor shall any public reference to Stifel Nicolaus be made, without our prior written consent; provided that this Opinion may be included in its entirety in any proxy statement or registration statement filed by WesBanco with the Securities and Exchange Commission with respect to the Merger in accordance with the terms and conditions of Stifel Nicolaus’ engagement letter agreement with Oak Hill.

Based upon and subject to the foregoing, we are of the opinion that, as of the date hereof, the Merger Consideration to be received by holders of Shares from WesBanco in connection with the Merger pursuant to the Merger Agreement is fair to such holders of Shares, from a financial point of view.

Very truly yours,

/s/ Stifel, Nicolaus & Company, Incorporated

STIFEL, NICOLAUS & COMPANY, INCORPORATED

Annex D

1701.85 Dissenting shareholders — compliance with section — fair cash value of shares.

(A)(1) A shareholder of a domestic corporation is entitled to relief as a dissenting shareholder in respect of the proposals described in sections 1701.74, 1701.76, and 1701.84 of the Revised Code, only in compliance with this section.

(2) If the proposal must be submitted to the shareholders of the corporation involved, the dissenting shareholder shall be a record holder of the shares of the corporation as to which the dissenting shareholder seeks relief as of the date fixed for the determination of shareholders entitled to notice of a meeting of the shareholders at which the proposal is to be submitted, and such shares shall not have been voted in favor of the proposal. Not later than ten days after the date on which the vote on the proposal was taken at the meeting of the shareholders, the dissenting shareholder shall deliver to the corporation a written demand for payment to the dissenting shareholder of the fair cash value of the shares as to which the dissenting shareholder seeks relief, which demand shall state the dissenting shareholder’s address, the number and class of such shares, and the amount claimed by the dissenting shareholder as the fair cash value of the shares.

(3) The dissenting shareholder entitled to relief under division (C) of section 1701.84 of the Revised Code in the case of a merger pursuant to section 1701.80 of the Revised Code and a dissenting shareholder entitled to relief under division (E) of section 1701.84 of the Revised Code in the case of a merger pursuant to section 1701.801 of the Revised Code shall be a record holder of the shares of the corporation as to which the dissenting shareholder seeks relief as of the date on which the agreement of merger was adopted by the directors of that corporation. Within twenty days after the dissenting shareholder has been sent the notice provided in section 1701.80 or 1701.801 of the Revised Code, the dissenting shareholder shall deliver to the corporation a written demand for payment with the same information as that provided for in division (A)(2) of this section.

(4) In the case of a merger or consolidation, a demand served on the constituent corporation involved constitutes service on the surviving or the new entity, whether the demand is served before, on, or after the effective date of the merger or consolidation. In the case of a conversion, a demand served on the converting corporation constitutes service on the converted entity, whether the demand is served before, on, or after the effective date of the conversion.

(5) If the corporation sends to the dissenting shareholder, at the address specified in the dissenting shareholder’s demand, a request for the certificates representing the shares as to which the dissenting shareholder seeks relief, the dissenting shareholder, within fifteen days from the date of the sending of such request, shall deliver to the corporation the certificates requested so that the corporation may endorse on them a legend to the effect that demand for the fair cash value of such shares has been made. The corporation promptly shall return the endorsed certificates to the dissenting shareholder. A dissenting shareholder’s failure to deliver the certificates terminates the dissenting shareholder’s rights as a dissenting shareholder, at the option of the corporation, exercised by written notice sent to the dissenting shareholder within twenty days after the lapse of the fifteen-day period, unless a court for good cause shown otherwise directs. If shares represented by a certificate on which such a legend has been endorsed are transferred, each new certificate issued for them shall bear a similar legend, together with the name of the original dissenting holder of the shares. Upon receiving a demand for payment from a dissenting shareholder who is the record holder of uncertificated securities, the corporation shall make an appropriate notation of the demand for payment in its shareholder records. If uncertificated shares for which payment has been demanded are to be transferred, any new certificate issued for the shares shall bear the legend required for certificated securities as provided in this paragraph. A transferee of the shares so endorsed, or of uncertificated securities where such notation has been made, acquires only the rights in the corporation as the original dissenting holder of such shares had immediately after the service of a demand for payment of the fair cash value of the shares. A request under this paragraph by the corporation is not an admission by the corporation that the shareholder is entitled to relief under this section.

(B) Unless the corporation and the dissenting shareholder have come to an agreement on the fair cash value per share of the shares as to which the dissenting shareholder seeks relief, the dissenting shareholder or the corporation, which in case of a merger or consolidation may be the surviving or new entity, or in the case of a conversion may be the converted entity, within three months after the service of the demand by the dissenting shareholder, may file a complaint in the court of common pleas of the county in which the principal office of the corporation that issued the shares is located or was located when the proposal was adopted by the shareholders of the corporation, or, if the proposal was not required to be submitted to the shareholders, was approved by the directors. Other dissenting shareholders, within that three-month period, may join as plaintiffs or may be joined as defendants in any such proceeding, and any two or more such proceedings may be consolidated. The complaint shall contain a brief statement of the facts, including the vote and the facts entitling the dissenting shareholder to the relief demanded. No answer to a complaint is required. Upon the filing of a complaint, the court, on motion of the petitioner, shall enter an order fixing a date for a hearing on the complaint and requiring that a copy of the complaint and a notice of the filing and of the date for hearing be given to the respondent or defendant in the manner in which summons is required to be served or substituted service is required to be made in other cases. On the day fixed for the hearing on the complaint or any adjournment of it, the court shall determine from the complaint and from evidence submitted by either party whether the dissenting shareholder is entitled to be paid the fair cash value of any shares and, if so, the number and class of such shares. If the court finds that the dissenting shareholder is so entitled, the court may appoint one or more persons as appraisers to receive evidence and to recommend a decision on the amount of the fair cash value. The appraisers have power and authority specified in the order of their appointment. The court thereupon shall make a finding as to the fair cash value of a share and shall render judgment against the corporation for the payment of it, with interest at a rate and from a date as the court considers equitable. The costs of the proceeding, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable. The proceeding is a special proceeding and final orders in it may be vacated, modified, or reversed on appeal pursuant to the Rules of Appellate Procedure and, to the extent not in conflict with those rules, Chapter 2505. of the Revised Code. If, during the pendency of any proceeding instituted under this section, a suit or proceeding is or has been instituted to enjoin or otherwise to prevent the carrying out of the action as to which the shareholder has dissented, the proceeding instituted under this section shall be stayed until the final determination of the other suit or proceeding. Unless any provision in division (D) of this section is applicable, the fair cash value of the shares that is agreed upon by the parties or fixed under this section shall be paid within thirty days after the date of final determination of such value under this division, the effective date of the amendment to the articles, or the consummation of the other action involved, whichever occurs last. Upon the occurrence of the last such event, payment shall be made immediately to a holder of uncertificated securities entitled to payment. In the case of holders of shares represented by certificates, payment shall be made only upon and simultaneously with the surrender to the corporation of the certificates representing the shares for which the payment is made.

(C) If the proposal was required to be submitted to the shareholders of the corporation, fair cash value as to those shareholders shall be determined as of the day prior to the day on which the vote by the shareholders was taken and, in the case of a merger pursuant to section 1701.80 or 1701.801 of the Revised Code, fair cash value as to shareholders of a constituent subsidiary corporation shall be determined as of the day before the adoption of the agreement of merger by the directors of the particular subsidiary corporation. The fair cash value of a share for the purposes of this section is the amount that a willing seller who is under no compulsion to sell would be willing to accept and that a willing buyer who is under no compulsion to purchase would be willing to pay, but in no event shall the fair cash value of a share exceed the amount specified in the demand of the particular shareholder. In computing fair cash value, any appreciation or depreciation in market value resulting from the proposal submitted to the directors or to the shareholders shall be excluded.

(D)(1) The right and obligation of a dissenting shareholder to receive fair cash value and to sell such shares as to which the dissenting shareholder seeks relief, and the right and obligation of the corporation to purchase such shares and to pay the fair cash value of them terminates if any of the following applies:

(a) The dissenting shareholder has not complied with this section, unless the corporation by its directors waives such failure;

(b) The corporation abandons the action involved or is finally enjoined or prevented from carrying it out, or the shareholders rescind their adoption of the action involved;

(c) The dissenting shareholder withdraws the dissenting shareholder’s demand, with the consent of the corporation by its directors;

(d) The corporation and the dissenting shareholder have not come to an agreement as to the fair cash value per share, and neither the shareholder nor the corporation has filed or joined in a complaint under division (B) of this section within the period provided in that division.

(2) For purposes of division (D)(1) of this section, if the merger , consolidation, or conversion has become effective and the surviving , new, or converted entity is not a corporation, action required to be taken by the directors of the corporation shall be taken by the partners of a surviving , new, or converted partnership or the comparable representatives of any other surviving , new, or converted entity.

(E) From the time of the dissenting shareholder’s giving of the demand until either the termination of the rights and obligations arising from it or the purchase of the shares by the corporation, all other rights accruing from such shares, including voting and dividend or distribution rights, are suspended. If during the suspension, any dividend or distribution is paid in money upon shares of such class or any dividend, distribution, or interest is paid in money upon any securities issued in extinguishment of or in substitution for such shares, an amount equal to the dividend, distribution, or interest which, except for the suspension, would have been payable upon such shares or securities, shall be paid to the holder of record as a credit upon the fair cash value of the shares. If the right to receive fair cash value is terminated other than by the purchase of the shares by the corporation, all rights of the holder shall be restored and all distributions which, except for the suspension, would have been made shall be made to the holder of record of the shares at the time of termination.

Effective Date: 07-01-1994; 10-12-2006

Annex E

FORM OF
VOTING AGREEMENT

VOTING AGREEMENT (“Agreement”), dated as of          , 2007, by and between WESBANCO, INC., a West Virginia corporation (“Buyer”), and the undersigned holder (“Shareholder”) of common shares, without par value (“Common Stock”), of OAK HILL FINANCIAL, INC., a Ohio corporation (the “Company”).

WHEREAS, concurrently with the execution of this Agreement, Buyer, WB Sub, Jackson Sub and the Company have entered into an Agreement and Plan of Merger (as such agreement may be subsequently amended or modified, the “Merger Agreement”), providing for, among other things, the merger of the Company with and into Buyer (the “Merger”);

WHEREAS, the Shareholder beneficially owns and has sole voting power with respect to the number of shares of Common Stock, and holds stock options or other rights to acquire the number of shares of Common Stock indicated opposite the Shareholder’s name on Schedule 1 attached hereto (as used herein, the term “Shares” means all shares of Common Stock, whether such shares of Common Stock are held by the Shareholder on the date of this Agreement or are subsequently acquired prior to the Expiration Date (as defined in Section 2 below), whether by the exercise of any stock options or otherwise);

WHEREAS, it is a condition to the willingness of Buyer to enter into the Merger Agreement that the Shareholder execute and deliver this Agreement; and

WHEREAS, all capitalized terms used in this Agreement without definition herein shall have the meanings ascribed to them in the Merger Agreement.

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Shareholder and Buyer agree as follows:

1. Agreement to Vote Shares.  The Shareholder agrees that, prior to the Expiration Date (as defined in Section 2 hereof), at any meeting of the shareholders of the Company, or any adjournment or postponement thereof, or in connection with any written consent of the shareholders of the Company, with respect to the Merger, the Merger Agreement or any Acquisition Proposal, the Shareholder shall:

(a) appear at such meeting or otherwise cause the Shares to be counted as present thereat for purposes of calculating a quorum; and

(b) vote (or cause to be voted), or deliver a written consent (or cause a consent to be delivered) covering, all of the Shares that such Shareholder shall be entitled to so vote (i) in favor of adoption and approval of the Merger Agreement and the transactions contemplated thereby, including the Merger; (ii) against any action or agreement that would result in a breach of any covenant, representation or warranty, or any other obligation or agreement of the Company contained in the Merger Agreement or of the Shareholder contained in this Agreement, or that would preclude fulfillment of a condition under the Merger Agreement to the Company’s and Buyer’s respective obligations to consummate the Merger; and (iii) against any Acquisition Proposal, or any agreement or transaction that is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, discourage or adversely affect the consummation of the Merger or any of the transactions contemplated by the Merger Agreement.

Any such vote shall be cast or consent shall be given in accordance with such procedures relating thereto so as to ensure that it is duly counted for purposes of determining that a quorum is present and for purposes of recording the results of such vote or consent.

2. Expiration Date.  As used in this Agreement, the term “Expiration Date” shall mean the earliest to occur of (i) the Effective Time, (ii) the date the Merger Agreement is terminated pursuant to Article XI thereof, or (iii) written notice by Buyer to Shareholder of the termination of this Agreement. Upon termination or expiration of this Agreement, no party shall have any further obligations or liabilities under this Agreement; provided, however, that such termination or expiration shall not relieve any party from liability for any willful breach of this Agreement prior to the termination or expiration hereof.

3. Agreement to Retain Shares.  The Shareholder shall not, except as contemplated by this Agreement or the Merger Agreement, directly or indirectly, sell, assign, transfer, or otherwise dispose of (including, without limitation, by the creation of a Lien (as defined in Section 4(c) below), or enter into any contract, option, commitment or other arrangement or understanding with respect to the sale, transfer, assignment or other disposition of, any Shares beneficially owned by the Shareholder. Notwithstanding the foregoing, the Shareholder may make (a) transfers by will or by operation of law, in which case this Agreement shall bind the transferee, (b) transfers in connection with estate and charitable planning purposes, including transfers to relatives, trusts and charitable organizations, subject to the transferee agreeing in writing to be bound by the terms of, and perform the obligations of the Shareholder under, this Agreement, and (c) transfers as Buyer may otherwise agree in writing in its sole discretion.

4. Representations and Warranties of Shareholder.  The Shareholder hereby represents and warrants to Buyer as follows:

(a) the Shareholder has the complete and unrestricted power and the unqualified right to enter into and perform the terms of this Agreement, and no consent, approval, authorization or filing is required in connection therewith;

(b) this Agreement (assuming this Agreement constitutes a valid and binding agreement of Buyer) is a valid and legally binding agreement with respect to the Shareholder, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles);

(c) the Shareholder beneficially owns the number of Shares indicated opposite such Shareholder’s name on Schedule 1, free and clear of any liens, claims, charges or other encumbrances or restrictions of any kind whatsoever (“Liens”), and has sole, and otherwise unrestricted, voting and investment power with respect to such Shares;

(d) the Shareholder understands that at the Effective Time of the Merger, (i) each outstanding Share listed on Schedule 1 shall be automatically cancelled and converted into the right to receive, subject to the terms and provisions of the Merger Agreement, (A) 1.256 Buyer Shares or (B) a cash amount equal to $38.00 per Share (subject to the provisions of Section 2.03 of the Merger Agreement), and (ii) to the extent not exercised or otherwise terminated in accordance with the terms of the Merger Agreement prior to the Effective Time, each option to purchase Shares listed on Schedule 1 shall be, at the Shareholder’s election, (1) automatically cancelled and converted into the right to receive the product of (x) the number of Shares provided for in such option and (y) the excess, if any, of $38.00 over the exercise price provided for in such option, as further described in the Merger Agreement or (2) converted into an Adjusted Option to purchase a number of Buyer Shares determined in accordance with Section 2.02(a)(ii) of the Merger Agreement; and

(e) the execution and delivery of this Agreement by the Shareholder does not, and the performance by the Shareholder of his, her or its obligations hereunder and the consummation by the Shareholder of the transactions contemplated hereby will not, violate or conflict with, or constitute a default under, any agreement, instrument, contract or other obligation or any order, arbitration award, judgment or decree to which the Shareholder is a party or by which the Shareholder is bound, or any statute, rule or regulation to which the Shareholder is subject or, in the event that the Shareholder is a corporation, partnership, trust or other entity, any bylaw or other organizational document of the Shareholder.

5. Irrevocable Proxy.  Subject to the last sentence of this Section 5, by execution of this Agreement, the Shareholder does hereby appoint Buyer with full power of substitution and resubstitution, as the Shareholder’s true and lawful attorney and irrevocable proxy, to the full extent of the Shareholder’s rights with respect to the Shares, to vote, if the Shareholder is unable to perform his, her or its obligations under this Agreement, each of such Shares that the Shareholder shall be entitled to so vote with respect to the matters set forth in Section 1 hereof at any meeting of the shareholders of the Company, and at any adjournment or postponement thereof, and in connection with any action of the shareholders of the Company taken by written consent. The Shareholder intends this proxy to be irrevocable and coupled with an interest hereafter until the Expiration Date and hereby revokes any proxy previously granted by the Shareholder with respect to the Shares. Notwithstanding anything contained herein to the contrary, this irrevocable proxy shall automatically terminate upon the Expiration Date of this Agreement.

6. No Solicitation.  From and after the date hereof until the Expiration Date, the Shareholder, in his, her or its capacity as a shareholder of the Company, shall not, nor shall such Shareholder authorize any partner, officer, director, advisor or representative of, such Shareholder or any of his, her or its affiliates to (and, to the extent applicable to the Shareholder, such Shareholder shall use reasonable best efforts to prohibit any of his, her or its representatives or affiliates to), (a) initiate, solicit, induce or knowingly encourage, or take any action to facilitate the making of, any inquiry, offer or proposal which constitutes, or could reasonably be expected to lead to, an Acquisition Proposal, (b) participate in any discussions or negotiations regarding any Acquisition Proposal, or furnish, or otherwise afford access, to any person (other than Buyer) any information or data with respect to the Company or any of its Subsidiaries or otherwise relating to an Acquisition Proposal, (c) enter into any agreement, agreement in principle or letter of intent with respect to an Acquisition Proposal, (d) solicit proxies or become a “participant” in a “solicitation” (as such terms are defined in Regulation 14A under the Exchange Act) with respect to an Acquisition Proposal (other than the Merger Agreement) or otherwise encourage or assist any party in taking or planning any action that would compete with, restrain or otherwise serve to interfere with or inhibit the timely consummation of the Merger in accordance with the terms of the Merger Agreement, (e) initiate a shareholders’ vote or action by consent of the Company’s shareholders with respect to an Acquisition Proposal, or (f) except by reason of this Agreement, become a member of a “group” (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of the Company that takes any action in support of an Acquisition Proposal.

7. Specific Enforcement.  The Shareholder has signed this Agreement intending to be legally bound thereby. The Shareholder expressly agrees that this Agreement shall be specifically enforceable in any court of competent jurisdiction in accordance with its terms against the Shareholder. All of the covenants and agreements contained in this Agreement shall be binding upon, and inure to the benefit of, the respective parties and their permitted successors, assigns, heirs, executors, administrators and other legal representatives, as the case may be.

8. No Waivers.  No waivers of any breach of this Agreement extended by Buyer to the Shareholder shall be construed as a waiver of any rights or remedies of Buyer with respect to any other shareholder of the Company who has executed an agreement substantially in the form of this Agreement with respect to Shares beneficially owned by such shareholder or with respect to any subsequent breach of the Shareholder or any other such shareholder of the Company. No waiver of any provisions hereof by either party shall be deemed a waiver of any other provisions hereof by any such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

9. Capacity as Shareholder.  The Shareholder is signing this Agreement solely in the Shareholder’s capacity as a shareholder of the Company, and not in the Shareholder’s capacity as a director, officer or employee of the Company or any of its Subsidiaries or in the Shareholder’s capacity as a trustee or fiduciary of any employee benefit plan or trust. Notwithstanding anything herein to the contrary, nothing herein shall in any way restrict a director and/or officer of the Company in the exercise of his or her fiduciary duties, consistent with the terms of the Merger Agreement, as a director and/or officer of the Company or in his or her capacity as a trustee or fiduciary of any employee benefit plan or trust, or prevent or be construed to create any obligation on the part of any director and/or officer of the Company or any trustee or fiduciary of any employee benefit plan or trust from taking any action in his or her capacity as a director of the Company.

10. Entire Agreement; Amendments.  This Agreement supersedes all prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof and contains the entire agreement among the parties with respect to the subject matter hereof. This Agreement may not be amended, supplemented or modified, and no provisions hereof may be modified or waived, except by an instrument in writing signed by each party hereto.

11. Further Assurances.  From time to time and without additional consideration, the Shareholder shall execute and deliver, or cause to be executed and delivered, such additional transfers, assignments, endorsements, proxies, consents and other instruments, and shall take such further actions, as Buyer may request for the purpose of carrying out and furthering the intent of this Agreement.

12. Severability.  If any term or other provision of this Agreement is determined to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

13. Counterparts.  This Agreement may be executed in one or more counterparts, each of which will be deemed an original but all of which together shall constitute one and the same instrument.

14. Public Disclosure.  The Shareholder shall not issue or cause the publication of any press release or other public announcement (to the extent not previously issued or made in accordance with the Merger Agreement) with respect to this Agreement, the Merger Agreement or the transactions contemplated by the Merger Agreement, without the prior consent of Buyer. The Shareholder hereby permits Buyer to publish and disclose in any document and/or schedule filed by Buyer with the SEC such Shareholder’s identity and ownership of Shares and the nature of such Shareholder’s commitments and obligations pursuant to this Agreement.

15. Governing Law.  This Agreement shall be governed by the laws of the State of West Virginia, without giving effect to the principles of conflicts of laws thereof.

16. No Agreement Until Executed.  Irrespective of negotiations among the parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a contract, agreement, arrangement or understanding between the parties hereto unless and until (a) the Board of Directors of the Company has approved, for purposes of any applicable anti-takeover laws and regulations, and any applicable provision of the Company’s Articles of Incorporation, the possible acquisition of the Shares by Buyer pursuant to the Merger Agreement, (b) the Merger Agreement is executed by all parties thereto, and (c) this Agreement is executed by all parties hereto.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Voting Agreement to be duly executed as of the day and year first written above.

SHAREHOLDER

Name:

WESBANCO, INC.

By:
Name:

Title:

SCHEDULE 1

Shareholder	Shares	Options

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20.	Indemnification of Directors and Officers.

WesBanco’s Bylaws provide, and West Virginia law permits, the indemnification of directors and officers against certain liabilities. Officers and directors of WesBanco and its subsidiaries are indemnified generally against expenses reasonably incurred in connection with proceedings in which they are made parties by reason of their being or having been directors or offices of the corporation, except in relation to matters as to which a recovery may be obtained by reason of an officer or director having been finally adjudged derelict in such action or proceeding in the performance of his duties. Notwithstanding the general indemnification provisions, WesBanco’s Bylaws prohibit certain indemnification payments to any “institution affiliated party” as that term is defined in 12 U.S.C. Section 1813(u). WesBanco does provide indemnity insurance to its officers and directors. Such insurance will not, however, indemnify officers or directors for willful misconduct or gross negligence in the performance of a duty to WesBanco.

I. Article VI of the Bylaws of WesBanco provides:

Indemnification of Directors and Officers

SECTION 1.  Each director and officer, whether or not then in office, shall be indemnified by the corporation against all costs and expenses reasonably incurred by and imposed upon him in connection with or resulting from any action, suit or proceeding, to which he may be made a party by reason of his being or having been a director or officer of the corporation, or of any other company which he served at the request of the corporation, except in relation to matters as to which a recovery shall be had against him by reason of his having been finally adjudged derelict in such action, suit or proceeding, in the performance of his duties as such director or officer, and the foregoing right of indemnification shall not be exclusive of other rights to which he may be entitled as a matter of law.

SECTION 2.  Notwithstanding the provisions of Section 1 of this Article VI, an “institution-affiliated party” may not receive a “prohibited indemnification payment,” which is defined as any payment or agreement to make a payment by the corporation to an institution-affiliated party to pay or reimburse such person for any liability or legal expenses in any administrative proceeding brought by the appropriate federal banking agency that results in a final order or settlement in which the institution- affiliated party is assessed a civil money penalty, is removed or prohibited from banking, or is required to cease an action or take any affirmative action, including making restitution, with respect to the corporation.

SECTION 3.  The corporation may purchase commercial insurance to cover certain costs that the corporation incurs under the indemnification provisions of Section 1 of this Article VI. Costs that may be covered include legal expenses and restitution that an individual may be ordered to make to the corporation. Such insurance may not, however, pay or reimburse an institution-affiliated party for any final judgment or civil money penalty assessed against such individual.

SECTION 4.  The corporation may make or agree to make a reasonable indemnification payment if all of the following conditions are met: (i) the corporation’s board of directors determines in writing that the institution-affiliated party acted in good faith and the best interests of the corporation; (ii) the board of directors determines that the payment will not materially affect the corporation’s safety and soundness; (iii) the payment does not fall within the definition of a prohibited indemnification payment; and (iv) the institution-affiliated party agrees in writing to reimburse the corporation, to the extent not covered by permissible insurance, for payments made in the event that the administrative action results in a final order or settlement in which the institution-affiliated party is assessed a civil money penalty, is removed or prohibited from banking, or is required, under a final order, to cease an action or take any affirmative action.

II. W. Va. Code Section 31D-8-851 through Section 31D-8-856 provides:

Section 31D-8-851. Permissible Indemnification.

(a) Except as otherwise provided in this section, a corporation may indemnify an individual who is a party to a proceeding because he or she is a director against liability incurred in the proceeding if:

(1) (A) He or she conducted himself or herself in good faith; and

(B) He or she reasonably believed: (i) In the case of conduct in his or her official capacity, that his or her conduct was in the best interests of the corporation; and (ii) in all other cases, that his or her conduct was at least not opposed to the best interests of the corporation; and

(C) In the case of any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful; or

(2) He or she engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the articles of incorporation as authorized by subdivision (5), subsection (b), section two hundred two, article two of this chapter.

(b) A director’s conduct with respect to an employee benefit plan for a purpose he or she reasonably believed to be in the interests of the participants in, and the beneficiaries of, the plan is conduct that satisfies the requirement of subparagraph (ii), paragraph (B), subdivision (1), subsection (a) of this section.

(c) The termination of a proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, is not determinative that the director did not meet the relevant standard of conduct described in this section.

(d) Unless ordered by a court under subdivision (3), subsection (a), section eight hundred fifty-four of this article, a corporation may not indemnify a director:

(1) In connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct under subsection (a) of this section; or

(2) In connection with any proceeding with respect to conduct for which he or she was adjudged liable on the basis that he or she received a financial benefit to which he or she was not entitled, whether or not involving action in his or her official capacity.

Section 31D-8-852. Mandatory Indemnification.

A corporation must indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party because he or she was a director of the corporation against reasonable expenses incurred by him or her in connection with the proceeding.

Section 31D-8-853. Advance for Expenses.

(a) A corporation may, before final disposition of a proceeding, advance funds to pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding because he or she is a director if he or she delivers to the corporation:

(1) A written affirmation of his or her good faith belief that he or she has met the relevant standard of conduct described in section eight hundred fifty-one of this article or that the proceeding involves conduct for which liability has been eliminated under a provision of the articles of incorporation as authorized by subdivision (4), subsection (b), section two hundred two, article two of this chapter; and

(2) His or her written undertaking to repay any funds advanced if he or she is not entitled to mandatory indemnification under section eight hundred fifty-two of this article and it is ultimately determined under section eight hundred fifty-four or eight hundred fifty-five of this article that he or she has not met the relevant standard of conduct described in section eight hundred fifty-one of this article.

(b) The undertaking required by subdivision (2), subsection (a) of this section must be an unlimited general obligation of the director but need not be secured and may be accepted without reference to the financial ability of the director to make repayment.

(c) Authorizations under this section are to be made:

(1) By the board of directors:

(A) If there are two or more disinterested directors, by a majority vote of all the disinterested directors, a majority of whom constitute a quorum for this purpose, or by a majority of the members of a committee of two or more disinterested directors appointed by a vote; or

(B) If there are fewer than two disinterested directors, by the vote necessary for action by the board in accordance with subsection (c), section eight hundred twenty-four of this article in which authorization directors who do not qualify as disinterested directors may participate; or

(2) By the shareholders, but shares owned by or voted under the control of a director who at the time does not qualify as a disinterested director may not be voted on the authorization; or

(3) By special legal counsel selected in a manner in accordance with subdivision (2), subsection (b), section eight hundred fifty-five of this article.

Section 31D-8-854. Circuit Court-Ordered Indemnification and Advance for Expenses.

(a) A director who is a party to a proceeding because he or she is a director may apply for indemnification or an advance for expenses to the circuit court conducting the proceeding or to another circuit court of competent jurisdiction. After receipt of an application and after giving any notice it considers necessary, the circuit court shall:

(1) Order indemnification if the circuit court determines that the director is entitled to mandatory indemnification under section eight hundred fifty-two of this article;

(2) Order indemnification or advance for expenses if the circuit court determines that the director is entitled to indemnification or advance for expenses pursuant to a provision authorized by subsection (a), section eight hundred fifty-eight of this article; or

(3) Order indemnification or advance for expenses if the circuit court determines, in view of all the relevant circumstances, that it is fair and reasonable:

(A) To indemnify the director; or

(B) To advance expenses to the director, even if he or she has not met the relevant standard of conduct set forth in subsection (a), section eight hundred fifty-one of this article, failed to comply with section eight hundred fifty-three of this article or was adjudged liable in a proceeding referred to in subdivision (1) or (2), subsection (d), section eight hundred fifty-one of this article, but if he or she was adjudged so liable his or her indemnification is to be limited to reasonable expenses incurred in connection with the proceeding.

(b) If the circuit court determines that the director is entitled to indemnification under subdivision (1), subsection (a) of this section or to indemnification or advance for expenses under subdivision (2) of said subsection, it shall also order the corporation to pay the director’s reasonable expenses incurred in connection with obtaining circuit court-ordered indemnification or advance for expenses. If the circuit court determines that the director is entitled to indemnification or advance for expenses under subdivision (3) of said subsection, it may also order the corporation to pay the director’s reasonable expenses to obtain circuit court-ordered indemnification or advance for expenses.

Section 31D-8-855. Determination and Authorization of Indemnification.

(a) A corporation may not indemnify a director under section eight hundred fifty-one of this article unless authorized for a specific proceeding after a determination has been made that indemnification of the director is permissible because he or she has met the relevant standard of conduct set forth in section eight hundred fifty-one of this article.

(b) The determination is to be made:

(1) If there are two or more disinterested directors, by the board of directors by a majority vote of all the disinterested directors, a majority of whom constitute a quorum for this purpose, or by a majority of the members of a committee of two or more disinterested directors appointed by a vote;

(2) By special legal counsel:

(A) Selected in the manner prescribed in subdivision (1) of this subsection; or

(B) If there are fewer than two disinterested directors, selected by the board of directors in which selection directors who do not qualify as disinterested directors may participate; or

(3) By the shareholders, but shares owned by or voted under the control of a director who at the time does not qualify as a disinterested director may not be voted on the determination.

(c) Authorization of indemnification is to be made in the same manner as the determination that indemnification is permissible, except that if there are fewer than two disinterested directors or if the determination is made by special legal counsel, authorization of indemnification is to be made by those entitled under paragraph (B), subdivision (2), subsection (b) of this section to select special legal counsel.

Section 31D-8-856. Indemnification of Officers.

(a) A corporation may indemnify and advance expenses under this part to an officer of the corporation who is a party to a proceeding because he or she is an officer of the corporation:

(1)To the same extent as a director; and

(2) If he or she is an officer but not a director, to a further extent as may be provided by the articles of incorporation, the bylaws, a resolution of the board of directors or contract except for:

(A) Liability in connection with a proceeding by or in the right of the corporation other than for reasonable expenses incurred in connection with the proceeding; or

(B) Liability arising out of conduct that constitutes:

(i) Receipt by him or her of a financial benefit to which he or she is not entitled;

(ii) An intentional infliction of harm on the corporation or the shareholders; or

(iii) An intentional violation of criminal law.

(b) The provisions of subdivision (2), subsection (a) of this section apply to an officer who is also a director if the basis on which he or she is made a party to the proceeding is an act or omission solely as an officer.

(c) An officer of a corporation who is not a director is entitled to mandatory indemnification under section eight hundred fifty-two of this article and may apply to a court under section eight hundred fifty-four of this article for indemnification or an advance for expenses in each case to the same extent to which a director may be entitled to indemnification or advance for expenses under those provisions.

Certain rules of the Federal Deposit Insurance Corporation limit the ability of certain depository institutions, their subsidiaries and their affiliated depository institution holding companies to indemnify affiliated parties, including institution directors. In general, subject to the ability to purchase directors’ and officers’ liability insurance and to advance professional expenses under certain circumstances, the rules prohibit such institutions from indemnifying a director for certain costs incurred with regard to an administrative or enforcement action commenced by any federal banking agency that results in a final order or settlement pursuant to which the director is assessed a civil money penalty, removed from office, prohibited from participating in the affairs of an insured depository institution or required to cease and desist from or take an affirmative action described in Section 8(b) of the Federal Deposit Insurance Act (12 U.S.C. § 1818(b)).

Item 21.	Exhibits and Financial Statement Schedules.

(a) The following exhibits are filed herewith or incorporated herein by reference as part of this Registration Statement:

Exhibit	Title

2.1	Agreement and Plan of Merger, dated as of July 19, 2007, by and between WesBanco, Inc., WesBanco Bank, Inc., Oak Hill Financial, Inc., and Oak Hill Banks (incorporated by reference to Annex A of the joint proxy statement/prospectus included in this Registration Statement)
5.1	Opinion of Phillips, Gardill, Kaiser & Altmeyer, PLLC as to the legality of the shares of common stock registered hereby (previously filed)
8.1	Opinion of Kirkpatrick & Lockhart Preston Gates Ellis LLP as to certain tax matters (filed herewith)
8.2	Opinion of Porter Wright Morris & Arthur LLP as to certain tax matters (filed herewith)
10.1	Agreement dated July 19, 2007 by and between WesBanco, Inc., Oak Hills Banks and R. E. Coffman, Jr. (previously filed)
10.2	Agreement dated July 19, 2007 by and between WesBanco, Inc., Oak Hills Banks and D. Bruce Knox (previously filed)
10.3	Agreement dated July 19, 2007 by and between WesBanco, Inc., Oak Hills Banks and David G. Ratz (previously filed)
10.4	Agreement dated July 19, 2007 by and between WesBanco, Inc., Oak Hills Banks and Scott J. Hinsch, Jr. (previously filed)
10.5	Agreement dated July 19, 2007 by and between WesBanco, Inc., Oak Hills Banks and Miles R. Armentrout (previously filed)
23.1	Consent of Ernst & Young LLP (filed herewith)
23.2	Consent of Grant Thornton LLP (filed herewith)
23.3	Consent of Phillips, Gardill, Kaiser & Altmeyer, PLLC (included in Exhibit 5.1 to this Registration Statement)
23.4	Consent of Kirkpatrick & Lockhart Preston Gates Ellis LLP (included in Exhibit 8.1 hereto)
23.5	Consent of Porter Wright Morris & Arthur LLP (included in Exhibit 8.2 hereto)
23.6	Consent of Keefe, Bruyette & Woods, Inc. (previously filed)
23.7	Consent of Stifel, Nicolaus & Company, Incorporated (previously filed)
24.1	Power of Attorney (previously filed)
99.1	Form of Proxy for Special Meeting of Oak Hill Financial, Inc. Shareholders (filed herewith)
99.2	Form of Proxy for Special Meeting of WesBanco, Inc. Shareholders (filed herewith)

Item 22.	Undertakings.

The undersigned registrant hereby undertakes as follows:

(a) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

(b) The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933, as

amended, and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(e) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

(f) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(g) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wheeling, State of West Virginia, on October 10, 2007.

WESBANCO, INC.

By:	/s/ Paul M. Limbert
Paul M. Limbert
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

James E. Altmeyer	Director

* Ray A. Byrd	Director	October 10, 2007

* R. Peterson Chalfant	Director	October 10, 2007

* Christopher V. Criss	Director	October 10, 2007

* Robert M. D’Alessandri, MD	Director	October 10, 2007

James D. Entress	Director

* Abigail M. Feinknopf	Director	October 10, 2007

* John W. Fisher, II	Director	October 10, 2007

Ernest S. Fragale	Director

* James C. Gardill	Director	October 10, 2007

* Edward M. George	Director	October 10, 2007

Signature	Title	Date

* Vaughn L. Kiger	Director	October 10, 2007

* Robert E. Kirkbride	Director	October 10, 2007

/s/ Paul M. Limbert Paul M. Limbert	President, Chief Executive Officer & Director (Principal Executive Officer)	October 10, 2007

* Jay T. McCamic	Director	October 10, 2007

Eric Nelson, Jr.	Director

* Henry L. Schulhoff	Director	October 10, 2007

* Joan C. Stamp	Director	October 10, 2007

Reed J. Tanner	Director

/s/ Robert H. Young Robert H. Young	Executive Vice President & Chief Financial Officer (Principal Financial and Accounting Officer)	October 10, 2007

*By:	/s/ Robert H. Young
Robert H. Young, as attorney-in-fact,
pursuant to Powers of Attorney previously filed

EXHIBIT INDEX

Exhibit	Title

2.1	Agreement and Plan of Merger ,dated as of July 19, 2007, by and between WesBanco, Inc., WesBanco Bank, Inc., Oak Hill Financial, Inc., and Oak Hill Banks (incorporated by reference to Annex A of the joint proxy statement/prospectus included in this Registration Statement)
5.1	Opinion of Phillips, Gardill, Kaiser & Altmeyer, PLLC as to the legality of the shares of common stock registered hereby (previously filed)
8.1	Opinion of Kirkpatrick & Lockhart Preston Gates Ellis LLP as to certain tax matters (filed herewith)
8.2	Opinion of Porter Wright Morris & Arthur LLP as to certain tax matters (filed herewith)
10.1	Agreement dated July 19, 2007 by and between WesBanco, Inc., Oak Hills Banks and R. E. Coffman, Jr. (previously filed)
10.2	Agreement dated July 19, 2007 by and between WesBanco, Inc., Oak Hills Banks and D. Bruce Knox (previously filed)
10.3	Agreement dated July 19, 2007 by and between WesBanco, Inc., Oak Hills Banks and David G. Ratz (previously filed)
10.4	Agreement dated July 19, 2007 by and between WesBanco, Inc., Oak Hills Banks and Scott J. Hinsch, Jr. (previously filed)
10.5	Agreement dated July 19, 2007 by and between WesBanco, Inc., Oak Hills Banks and Miles R. Armentrout (previously filed)
23.1	Consent of Ernst & Young LLP (filed herewith)
23.2	Consent of Grant Thornton LLP (filed herewith)
23.3	Consent of Phillips, Gardill, Kaiser & Altmeyer, PLLC (included in Exhibit 5.1 to this Registration Statement)
23.4	Consent of Kirkpatrick & Lockhart Preston Gates Ellis LLP (included in Exhibit 8.1 hereto)
23.5	Consent of Porter Wright Morris & Arthur LLP (included in Exhibit 8.2 hereto)
23.6	Consent of Keefe, Bruyette & Woods, Inc. (previously filed)
23.7	Consent of Stifel, Nicolaus & Company, Incorporated (previously filed)
24.1	Power of Attorney (previously filed)
99.1	Form of Proxy for Special Meeting of Oak Hill Financial, Inc. Shareholders (filed herewith)
99.2	Form of Proxy for Special Meeting of WesBanco, Inc. Shareholders (filed herewith)